UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☒                              Filed by a party other than the Registrant  ☐

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

NeoPhotonics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0025 per share, of NeoPhotonics Corporation
	(2)	Aggregate number of securities to which transaction applies:

Estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate number of securities to which this transaction applies for the purpose of calculating the registration fee is as follows: as of the close of business on November 22, 2021, (i) 53,040,894 shares of common stock, (ii) options to purchase 1,338,676 shares of common stock with exercise prices at or below $16.00 per share, (iii) 150,000 shares of common stock that are subject to stock appreciation units, (iv) restricted stock units to acquire 3,806,368 shares of common stock, and (v) 0 shares of common stock issuable through the end of the current offering period under NeoPhotonics Corporation’s Employee Stock Purchase Plan.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (i) 53,040,894 shares of common stock multiplied by $16.00 per share; (ii) options to purchase 1,338,676 shares of common stock multiplied by $9.54 (the difference between $16.00 and the weighted average exercise price of $6.46 per option); (iii) 150,000 shares of common stock that are subject to stock appreciation units multiplied by $16.00 per share; (iv) 3,806,368 shares of common stock underlying restricted stock units (assuming achievement of all vesting criteria) multiplied by $16.00 per share; and (v) 0 common stock issuable through the end of the current offering period under NeoPhotonics Corporation’s Employee Stock Purchase Plan multiplied by $16.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $ 0.00009270 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction:

$924,727,161.04
	(5)	Total fee paid:

$85,722.21
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED DECEMBER 1, 2021

3081 Zanker Road

San Jose, California 95134 USA

+1-408-232-9200

Dear NeoPhotonics Corporation Stockholder:

You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of NeoPhotonics Corporation (“NeoPhotonics” or the “Company”) to be held virtually on [●], 2022, at [●] Pacific Time at [●].

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated November 3, 2021 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among NeoPhotonics, Lumentum Holdings Inc., a Delaware corporation (“Lumentum” or “Parent”), and Neptune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NeoPhotonics’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into NeoPhotonics, with NeoPhotonics continuing as the Surviving Corporation and a wholly owned subsidiary of Parent (the “Merger”).

If the Merger is completed, you will be entitled to receive $16.00 in cash, without interest thereon and after giving effect to any required tax withholdings, for each share of NeoPhotonics common stock (“common stock”) that you own (unless you have properly exercised your appraisal rights), upon the surrender of (i) certificates representing your shares of common stock and (ii) uncertificated shares of your common stock, in each case, in the manner provided in Section 2.8 of the Merger Agreement (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10 of the Merger Agreement) (For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”)) which represents a premium of approximately: (i) 39% to the closing price of NeoPhotonics’ common stock on November 3, 2021, the last full trading day prior to announcing the Merger; and (ii) 63% to the 30-day volume weighted average price, ending on November 3, 2021, the last full trading day prior to announcing the Merger.

The Company’s Board of Directors (the “Board of Directors”), after considering the reasons more fully described in the enclosed proxy statement, has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of NeoPhotonics and its stockholders, (iii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of NeoPhotonics at the Special Meeting and (v) resolved to recommend that the holders of shares of common stock adopt this Agreement in accordance with Section 251 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

The Board of Directors unanimously recommends, on behalf of NeoPhotonics that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting virtually and vote virtually, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the close of business on [●], 2021, which is the record date for the Special Meeting.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

866-295-4321

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Timothy S. Jenks President, Chief Executive Officer and Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2021 and, together with the enclosed form of proxy card, is first being mailed on or about [●], 2021.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED DECEMBER 1, 2021

3081 Zanker Road

San Jose, California 95134 USA

+1-408-232-9200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2022

Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of NeoPhotonics Corporation, a Delaware corporation (“NeoPhotonics” or the “Company”), to be held virtually on [●], 2022, at [●] Pacific Time at [●], for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated November 3, 2021 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among NeoPhotonics, Lumentum Holdings Inc., a Delaware corporation (“Lumentum” or “Parent”), and Neptune Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into NeoPhotonics, with NeoPhotonics continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

2.

To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NeoPhotonics’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on [●], 2021, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Company’s Board of Directors (the “Board of Directors”) unanimously recommends, on behalf of NeoPhotonics, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

All stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Timothy S. Jenks President, Chief Executive Officer and Chairman of the Board of Directors

Dated: [●], 2021

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED DECEMBER 1, 2021

3081 Zanker Road

San Jose, California 95134 USA

+1-408-232-9200

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2022

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2022

This proxy statement is available on [●]. We intend to mail these proxy materials on or about [●], 2021 to all stockholders of record entitled to vote at the Special Meeting.

A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the 10 days prior to the Special Meeting at our headquarters, located at 3081 Zanker Road, San Jose, California 95134. Stockholders may examine the list for any legally valid purpose related to the Special Meeting. If you would like to examine the list, please contact our General Counsel to schedule an appointment by calling +1-408-678-2370, emailing legal@neophotonics.com or writing to her at the address above. This list also will be available during the Special Meeting at [●].

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal (as defined below).

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

866-295-4321

i

ANNEXES

Annex A Merger Agreement
Annex B Opinion of Union Square Advisors LLC
Annex C Section 262 of the General Corporation Law of the State of Delaware

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Neptune Merger Sub, Inc. with and into NeoPhotonics Corporation (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger and related Merger Agreement, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement (as defined below) is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “NeoPhotonics,” the “Company,” “we,” “our,” “us” and similar words refer to NeoPhotonics Corporation, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Lumentum Holdings Inc. as “Lumentum” or “Parent” and Neptune Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated November 3, 2021, by and among NeoPhotonics, Parent and Merger Sub, as the “Merger Agreement,” our common stock, par value $0.0025 per share, as “common stock” and the holders of our common stock as “stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting

A special meeting of NeoPhotonics stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on [●], 2022, at [●] Pacific Time at [●] (the “Special Meeting”).

At the Special Meeting, stockholders of record as of the close of business on [●], 2021 (the “Record Date”) will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement;

•

a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NeoPhotonics’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of common stock at the close of business on the Record Date. Each holder of common stock will be entitled to one (1) vote for each such share of common stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting. As of the Record Date, there were [●] shares of common stock outstanding and entitled to vote at the Special Meeting. A quorum is necessary to adopt the Merger Agreement and approve the Compensation Proposal. A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under our bylaws and the DGCL. The holders of a majority of the common stock that are issued and outstanding as of the close of business on the Record Date, present virtually or represented by proxy, will constitute a quorum at the Special Meeting. Your shares of common stock will only be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the close of business on the Record Date is required to adopt the Merger Agreement. As of [●], 2021, the Record Date for the Special Meeting, [●] shares constitute a majority of the issued and outstanding shares of common stock. Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the Merger Proposal.

Under our bylaws, approval of Compensation Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, “AGAINST” the approval, on an advisory (non-binding) basis, of the Compensation Proposal and “AGAINST” the Adjournment Proposal. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against such proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. However, because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, NeoPhotonics does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting.

Shares Held by NeoPhotonics’ Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the Record Date (and approximately [●]% of the shares of common stock outstanding when taking into account options to purchase common stock (each, a “Company Option”), restricted stock units covering shares of common stock (each, a “Company RSU”), performance restricted stock units covering shares of common stock (each, a “Company PRSU”) and shares of common stock that are subject to stock appreciation units (each, a “Company SAU”) held, in the aggregate, by our directors and executive officers).

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the approval of the approval of the Adjournment Proposal.

The Merger

Parties Involved in the Merger

NeoPhotonics Corporation

Headquartered in San Jose, California, NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for cloud and hyper-scale data center internet content provider and telecom networks. NeoPhotonics’ common stock is listed on New York Stock Exchange (“NYSE”) under the symbol “NPTN.” The principal executive offices of NeoPhotonics are located at 3081 Zanker Road, San Jose, California 95134, and its telephone number is +1-408-232-9200.

Lumentum Holdings Inc.

Headquartered in San Jose, California, Parent is an industry leading provider of optical and photonic products addressing a range of end market applications including Optical Communications and Commercial Lasers for manufacturing, inspection and life science applications. Parent’s common stock is listed on NASDAQ under the symbol “LITE.” The principal executive offices of Parent are located 1001 Ridder Park Drive, San Jose, California 95131, and its telephone number is +1-408-546-5483.

Neptune Merger Sub, Inc.

Merger Sub, a wholly owned subsidiary of Parent, is a Delaware corporation that was formed for the purpose of effecting the Merger. In the Merger, Merger Sub will be merged with and into NeoPhotonics, with NeoPhotonics continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into NeoPhotonics, with NeoPhotonics continuing as the Surviving Corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, NeoPhotonics’ common stock will no longer be publicly traded, and will be delisted from NYSE. In addition, NeoPhotonics’ common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NeoPhotonics will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree in writing and specify in the certificate of merger).

Effect on NeoPhotonics if the Merger is Not Completed

If the Merger Agreement is not adopted by NeoPhotonics stockholders, or if the Merger is not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;

•

(A) NeoPhotonics will remain an independent public company, (B) NeoPhotonics’ common stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and (C) NeoPhotonics will continue to file periodic reports with the SEC;

•

we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect NeoPhotonics’ business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which NeoPhotonics operates and economic conditions;

•

the price of NeoPhotonics common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the common stock would return to the price at which it trades as of the date of this proxy statement;

•

the Board of Directors will continue to evaluate and review NeoPhotonics’ business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that NeoPhotonics’ business, prospects and results of operations will be adversely impacted);

•

under certain specified circumstances, NeoPhotonics will be required, to pay Parent a termination fee of $27,500,000 (the “Company Termination Fee”) upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”; and

•

under certain specified circumstances, Parent will be required to pay NeoPhotonics a termination fee of $55,100,000 upon the termination of the Merger Agreement and, under certain other specified circumstances, an additional termination fee of $36,700,000. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

NeoPhotonics Common Stock

At the Effective Time, and without any further action on the part of the parties or any NeoPhotonics stockholder, each share of NeoPhotonics common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of NeoPhotonics common stock owned by Parent, NeoPhotonics or any direct or indirect wholly owned subsidiary of Parent or NeoPhotonics, in each case immediately prior to the Effective Time (such shares, “Cancelled Shares”), and (ii) shares of NeoPhotonics common stock that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares, the “Dissenting Shares”)) will be canceled and cease to exist and automatically converted into the right to receive cash in an amount equal to $16.00, in cash (the “Merger Consideration”), without interest thereon and after giving effect to any required tax withholdings upon the surrender of (i) certificates representing your shares of common stock and (ii) uncertificated shares of your common stock, in each case, in the manner provided in Section 2.8 of the Merger Agreement (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10 of the Merger Agreement). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

At or immediately prior to the closing of the Merger, Parent will deposit, or cause to be deposited, sufficient funds to pay the aggregate Merger Consideration with [●] (the “Paying Agent”) for payment of each share of common stock owned by each stockholder.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Section 262 of the DGCL). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs

NeoPhotonics from time to time has granted awards under its equity incentive plans, including Company Options, Company RSUs, Company PRSUs, and Company SAUs. The Merger Agreement provides that (i) each Company RSU (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time or that vests as a result of the consummation of the Merger (each, a “Cancelled Company RSU”) will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such Cancelled Company RSU; (ii) each Company PRSU (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time or that vests as a result of the consummation of the Merger (each, a “Cancelled Company PRSU”) will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such award that would have been issued to the holder pursuant to the terms of the applicable award agreement and the determination of the achievement of the applicable performance objective was not yet determined as of the Effective Time; (iii) each Company Option that is outstanding and vested as of immediately prior to the Effective Time or that vests as a result of the consummation of the Merger (each, a “Cancelled Company Option”) will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company Option, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise price per share of such Cancelled Company Option; and (iv) each Company SAU that is outstanding as of immediately prior to the Effective Time (each, a “Cancelled Company SAU”) will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company SAU, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise or base price per share of such Cancelled SAU. The consideration described in each of the foregoing items (i) – (iv) shall, in each case, be subject to any required withholding of taxes. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs.”

The Merger Agreement provides that (i) each Company RSU (or portion thereof) that is outstanding and unvested as of immediately prior to the Effective Time and which does not vest as a result of the consummation of the Merger (each, an “Assumed Company RSU”), (ii) each Company PRSU (or portion thereof) that is outstanding and unvested as of immediately prior to the Effective Time and which does not vest as a result of the consummation of the Merger (each, an “Assumed Company PRSU”), and (iii) each Company Option that is outstanding and unvested as of immediately prior to the Effective Time and which does not vest as a result of the consummation of the Merger (each, an “Assumed Company Option,” and collectively with the Assumed Company RSUs and the Assumed Company PRSUs, the “Assumed Awards”), in each case (i) through (iii) will be assumed by Parent. Each Assumed Award will be subject to substantially the same terms and conditions as applied to the related award of Company RSU, Company PRSU or Company Option, respectively, immediately prior to the Effective Time, including the vesting schedule applicable thereto, except that: (A) the number of shares of Parent common stock subject to each Assumed Award shall equal the product of (x) the number of shares of NeoPhotonics common stock underlying such award as of immediately prior to the Effective Time (or, with respect to the Assumed Company PRSU, the number of shares of NeoPhotonics common stock underlying such award that is eligible to vest pursuant to the applicable award agreement) multiplied by (y) the quotient obtained by dividing (a) the Merger Consideration by (b) the average closing sale price for a share of Parent common stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the 10 most recent trading days ending on the last trading day immediately prior to the Effective Time (the “Equity Award Exchange Ratio”), rounded down to the nearest whole share; and (B) with respect to each Assumed Company Option only, the per share exercise price shall be equal to the quotient determined by dividing (x) the exercise price per share at which such Assumed Company Option was exercisable immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Each Assumed Company Option will qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent permitted under Section 422 of the Code and to the extent such Assumed Company Option qualified as an incentive stock option prior to the Effective Time. Assumed Awards granted under the Company’s 2010 Equity Incentive Plan (“2010 Equity Plan”) and held by non-employee directors or employees at the employee-director level or above will, per the terms of the 2010 Equity Plan, accelerate vesting by twelve (12) months if the participant is terminated without “cause” or resigns for “good reason” (as such terms are defined in the 2010 Equity Incentive Plan) within twelve (12) months following the Merger. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs.”

Treatment of Purchase Rights under NeoPhotonics’ Employee Stock Purchase Plan

The Merger Agreement generally provides that as soon as practicable following November 3, 2021, the Board of Directors (or a committee thereof) will take action to ensure that under the NeoPhotonics Amended and Restated 2010 Employee Stock Purchase Plan (the “NeoPhotonics ESPP”) there will be no (i) increase in payroll contribution rates; (ii) separate non-payroll contributions to the ESPP, except as may be required by applicable law; or (iii) new Offering (as defined in the NeoPhotonics ESPP). No individual who is not a current participant in the NeoPhotonics ESPP with respect to any current Offering as of November 3, 2021 will be allowed to commence participation in the ESPP. Additionally, prior to the Effective Time, NeoPhotonics will take all actions that may be necessary, effective upon the consummation of the Merger, to (A) cause any Offering that would otherwise be outstanding at the Effective Time to terminate no later than five days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Offering, but otherwise treat any shortened Offering as a fully effective and completed Offering for all purposes pursuant to the NeoPhotonics ESPP; (C) cause the exercise (as of no later than one business day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the NeoPhotonics ESPP; and (D) provide that no further Offering or purchase period will commence pursuant to the NeoPhotonics ESPP after November 3, 2021. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the NeoPhotonics ESPP.

Recommendation of the Board of Directors

After considering various reasons described in this proxy statement under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of NeoPhotonics and its stockholders, (iii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of NeoPhotonics at the Special Meeting and (v) resolved to recommend that the holders of shares of common stock adopt this Agreement in accordance with the DGCL.

The Board of Directors also unanimously recommends that NeoPhotonics stockholders vote:

(i)	“FOR” the adoption of the Merger Agreement;

(ii)	“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and

(iii)	“FOR” the approval of the Adjournment Proposal.

Prior to receipt of the required stockholder approval, under certain specified circumstances, the Board of Directors may withdraw or change the foregoing recommendation if the Board of Directors determines in good faith, after consultation with NeoPhotonics’ outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to NeoPhotonics’ stockholders under applicable legal requirements. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing Parent four business days to propose revisions to the terms of the Merger Agreement or make another proposal (as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”). The termination of the Merger Agreement by Parent following the withdrawal by the Board of Directors of its recommendation that stockholders adopt the Merger Agreement will result in the payment by NeoPhotonics of the Company Termination Fee. The termination of the Merger Agreement by the Company following the Board of Directors’ authorization for the Company to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal (as defined in the section of this proxy statement captioned, “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers”) will result in the payment by NeoPhotonics of the Company Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation.”

Opinion of Union Square Advisors LLC

In connection with the Merger, Union Square Advisors LLC, our financial advisor (which we refer to as “Union Square”), rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, that as of November 3, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Union Square as set forth in the written opinion, the Merger Consideration to be received by the holders of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Union Square to the Board of Directors, dated as of November 3, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Union Square in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Union Square in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Union Square’s opinion carefully and in its entirety. Union Square’s opinion was directed to the Board of Directors, in its capacity as such, and addresses only the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement as of the date of the opinion and does not address any other aspects or implications of the Merger or related transactions. Union Square’s opinion was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at the Special Meeting or any stockholders’ meeting that may be held in connection with the Merger or whether the stockholders should take any other action in connection with the Merger

Interests of NeoPhotonics’ Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, NeoPhotonics stockholders should be aware that NeoPhotonics’ directors and executive officers may have interests in the Merger that are different from, or in addition to, NeoPhotonics stockholders more generally. In (i) evaluating and negotiating the Merger Agreement, (ii) approving the Merger Agreement and the Merger and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

•

at the Effective Time of the Merger, each Company Option, Company RSU, Company PRSU and Company SAU will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger—Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs”;

•

continued eligibility of NeoPhotonics’ executive officers to receive severance payments and benefits (including equity award vesting acceleration) under their retention agreements with NeoPhotonics, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control”;

•

NeoPhotonics’ intention to accelerate the vesting in full of Company Options and Company RSUs held by our non-employee directors prior to the Effective Time, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger—Equity Awards Held by NeoPhotonics’ Executive Officers and Non-Employee Directors”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by NeoPhotonics Directors and Executive Officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger.”

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. Parent and Merger Sub have represented to NeoPhotonics that they will have available to them, together with NeoPhotonics’ cash on hand, sufficient funds necessary to (i) consummate the transactions contemplated by the Merger Agreement and to make all payments to NeoPhotonics stockholders in respect of their NeoPhotonics common stock, Company Options, Company RSUs, Company PRSUs and Company SAUs, (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger, and (iii) prepay or repay any outstanding indebtedness of the Company or any of its Subsidiaries required by the Merger Agreement to be prepaid or repaid at Closing and (iv) satisfy all of the other payment obligations of Parent and Merger Sub contemplated by the Merger Agreement. We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the Closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $[●].

Parent Cash Advances

The Merger Agreement provides that Parent will arrange for up to $50,000,000 in interim debt financing that is unsecured, subordinated to NeoPhotonics’ existing secured credit facility with Wells Fargo, which has a term of up to two years and bears interest at the Prime Rate (the “Seller Loans”). Parent’s obligations to provide the Seller Loans are subject to certain terms and conditions set forth in the Merger Agreement, including entry into definitive loan documentation. For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Financing Cooperation

NeoPhotonics has agreed to use its reasonable best efforts to provide to Parent and Merger Sub such reasonable cooperation necessary and requested in writing by Parent to assist in obtaining and arranging any financing to be obtained by Parent or its affiliates at or prior to the Closing.

Appraisal Rights

If the Merger is consummated and certain conditions are met, NeoPhotonics stockholders who continuously hold shares of NeoPhotonics common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose, their appraisal rights under Section 262 of the DGCL, will be entitled to seek an appraisal by the Delaware Court of Chancery (the “Delaware Court”) of the “fair value” of their shares of NeoPhotonics common stock (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the Delaware Court, as described further below in lieu of receiving the Merger Consideration if the Merger is completed. The amount determined to be fair value by the Delaware Court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration for NeoPhotonics common stock. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

Due to the complexity of the appraisal process, NeoPhotonics stockholders who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review Annex C carefully and are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.

To exercise appraisal rights, NeoPhotonics stockholders must: (i) submit a written demand for appraisal to NeoPhotonics before the stockholder vote is taken on the proposal to adopt the Merger Agreement at the Special Meeting; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold shares of NeoPhotonics common stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court will dismiss appraisal proceedings in respect of NeoPhotonics unless certain stock ownership conditions are satisfied by the NeoPhotonics stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights”, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by U.S. Holders (see the section of this proxy statement captioned, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of NeoPhotonics common stock in the Merger will be a taxable transaction to NeoPhotonics stockholders for U.S. federal income tax purposes. Our stockholders that are U.S. Holders generally will recognize gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S.

Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger by such stockholder. Backup withholding taxes may also apply to the payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

A NeoPhotonics stockholder that is a Non-U.S. Holder (see the section of this proxy statement captioned, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

NeoPhotonics stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

NeoPhotonics stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, NeoPhotonics and Parent have each agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include, for example, approval under, or notifications pursuant to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the U.S. Federal Trade Commission (the “FTC”), the China State Administration for Market Regulation (the “SAMR”) and any other applicable domestic or foreign antitrust laws.

On November 17, 2021, NeoPhotonics and Parent made the necessary filings required to be made under the HSR Act.

For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals.”

Proposal 1: Adoption of the Merger Agreement

Conduct of Business Pending the Merger

No Solicitation of Other Offers

Under the Merger Agreement, during the period between the signing of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement (the “Pre-Closing Period”), NeoPhotonics and its subsidiaries have agreed not to, and to cause its representatives not to directly or indirectly: (i) engage or continue any solicitation, knowing encouragement, knowing facilitation (including by providing non-public information), discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal (as defined below), (ii) solicit, initiate or knowingly facilitate, induce, assist or encourage (including by furnishing non-public information) any Acquisition Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse or recommend an Acquisition Proposal, or (iv) execute or enter into any letter of intent or contract relating to an Acquisition Transaction (other than a confidentiality agreement). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers.”

Notwithstanding the foregoing restrictions, under certain specified circumstances, from the date of the Merger Agreement to the receipt of the required stockholder approval, if NeoPhotonics, its subsidiaries or any of their representatives receives an unsolicited written Acquisition Proposal, which was made on or after the date of the Merger Agreement and did not result from any breach of the non-solicitation obligations in the Merger Agreement (other than unintentional and immaterial breach), NeoPhotonics and its representatives may take certain actions which would otherwise be prohibited if, and only if, the Board of Directors determines in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and the failure to take any such action would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties under applicable legal requirements.

If NeoPhotonics terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, NeoPhotonics must pay a termination fee of $27,500,000 to Parent. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation.”

Conditions to the Closing of the Merger

The obligations of NeoPhotonics Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•	the adoption of the Merger Agreement by the requisite affirmative vote of NeoPhotonics’ stockholders;

•

the expiration or termination of the applicable waiting period under the HSR Act and the expiration of the applicable waiting periods and the expiration of the applicable waiting periods or receipt of the required consents, clearances or approvals required under the Antitrust Laws of the People’s Republic of China and its related Governmental Entities;

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental body;

•	in the case of Parent and Merger Sub, the absence of any Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing as of the Effective Time;

•

the accuracy of the representations and warranties of NeoPhotonics, Parent and Merger Sub in the Merger Agreement, subject to certain qualifications, as of the date of the Merger Agreement, the Closing or the date in respect of which such representation or warranty was specifically made; and

•

the performance and compliance in all material respects by NeoPhotonics, Parent and Merger Sub of their respective covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by NeoPhotonics, Parent and Merger Sub at or prior to the Effective Time.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

In addition to the circumstances described above, Parent and NeoPhotonics have certain rights to terminate the Merger Agreement under customary circumstances, including (i) by mutual agreement, (ii) if NeoPhotonics’ stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof), (iii) if the imposition of laws or final and non-appealable court orders make the Merger illegal or otherwise prohibit the Merger, (iv) an uncured failure of any representations and warranties in the Merger Agreement to be true and accurate that is a condition to Closing, (v) an uncured breach of a covenant in the

Merger Agreement by the other party that is a condition to Closing, or (vi) if the Merger has not been consummated by 11:59 p.m., Eastern Time, on August 3, 2022 (the “Termination Date”) provided however, that if all other conditions to the closing of the Merger have been satisfied or would be capable of being satisfied on August 3, 2022 except for those relating to Antitrust Laws, then the Termination Date will automatically be extended to, 11:59 p.m., Eastern Time, on November 3, 2022 and, if all other conditions to the closing of the Merger have been satisfied or would be capable of being satisfied on November 3, 2022 except for those relating to Antitrust Laws, then the Termination Date will automatically extend again to 11:59 p.m., Eastern Time on February 3, 2023.

Under certain specified circumstances, NeoPhotonics is required to pay Parent a termination fee equal to $27,500,000. Under certain other specified circumstances, Parent is required to pay NeoPhotonics a (i) base termination fee of $55,100,000 (“Base Termination Fee”) and (ii) an additional termination fee of $36,700,000 (the “Additional Parent Termination Fee” together with the Base Parent Termination Fee, the “Parent Termination Fee”). Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned, “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting because you have been identified as a holder of common stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held virtually on [●], 2022, at [●] Pacific Time at [●].

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on:

•

a proposal to adopt the Merger Agreement pursuant to which, subject to the conditions thereof, Merger Sub will merge with and into NeoPhotonics, and NeoPhotonics will become a wholly owned subsidiary of Parent;

•	a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•	a proposal to approve the Adjournment Proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

Stockholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your shares to obtain your Control Number (as defined below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote?

A:

Stockholders of Record and Beneficial Owners. Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a stockholder of record, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting, but to be admitted to the Special Meeting you will need to visit [https://web.lumiagm.com/290418259] and enter the password: neophotonics2022. Once inside the Virtual Meeting Platform, you may vote your shares by clicking on the URL to the left titled “Proxy Voting Site” and entering your 11-digit Voter Control Number located under your Account Number on your proxy card or in the email sending you the Proxy Statement. If you are a beneficial owner and wish to vote during the meeting, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your shares to obtain a ‘Legal Proxy.’ After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote during the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for voting should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for voting must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [seven days prior to meeting date].

You will receive your 11-digit Voter Control Number by email after we receive your voting request.

We encourage you to access the Special Meeting before it begins. Online check-in will start approximately 15 minutes before the Special Meeting is scheduled to begin at [●] Pacific Time on [●], 2022.

Each holder of record of common stock will be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share of NeoPhotonics common stock owned at the close of business on the Record Date.

Attending the Special Meeting as a Guest. Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at [●] and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $16.00 in cash, without interest thereon and after giving effect to any required tax withholdings, for each share of NeoPhotonics common stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the DGCL upon the surrender of (i) certificates representing your shares of NeoPhotonics common stock and (ii) uncertificated shares of your NeoPhotonics common stock, in each case, in the manner provided in Section 2.8 of the Merger Agreement (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10 of the Merger Agreement). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.” For example, if you own 100 shares of common stock, you will receive $1,600.00 in cash in exchange for your shares of common stock, less any required tax withholdings. You will not receive any shares of the capital stock in the Surviving Corporation.

Q:	What will holders of Company stock awards receive if the Merger is consummated?

A:

Effective as of the Effective Time, (i) each Cancelled Company RSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such award; (ii) each Cancelled Company PRSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such award that would have been issued to the holder pursuant to the terms of the applicable award agreement and the determination of the achievement of the applicable performance objective was not yet determined as of the Effective Time; (iii) each Cancelled Company Option will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company Option, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise price per share of such Cancelled Company Option; and

(iv) each Cancelled Company SAU will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company SAU, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise or base price per share of such Cancelled SAU, in each case (i) – (iv) subject to any required withholding of taxes.

Effective as of the Effective Time, (i) each Assumed Company RSU, (ii) each Assumed Company PRSU, and (iii) each Assumed Company Option will be assumed by Parent. Each Assumed Award will be subject to substantially the same terms and conditions as applied to the related Company RSU, Company PRSU or Company Option immediately prior to the Effective Time, including the vesting schedule thereto, except that (A) the number of shares of Parent common stock subject to each Assumed Award shall equal the product of (x) the number of shares of NeoPhotonics common stock underlying such award as of immediately prior to the Effective Time (or, with respect to the Assumed Company PRSU, the number of shares of NeoPhotonics common stock underlying such award that are eligible to vest pursuant to the applicable award agreement) multiplied by (y) the Equity Award Exchange Ratio, rounded down to the nearest whole share; and (B) with respect to each Assumed Company Option only, the per share exercise price shall be equal to the quotient determined by dividing (x) the exercise price per share at which such Assumed Company Option was exercisable immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Each Assumed Company Option will qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Assumed Company Option qualified as an incentive stock option prior to the Effective Time.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs.”

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible. In order to complete the Merger, the Company must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated during the second half of 2022, although the Company cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, NeoPhotonics will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, NeoPhotonics will be required to pay Parent a termination fee of $27,500,000 upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote

“AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A:

The Exchange Act and applicable SEC rules thereunder require NeoPhotonics to seek an advisory (non-binding) vote with respect to certain payments that could become payable to certain of its executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal and the Adjournment Proposal, if necessary or appropriate?

A:

The affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of each of the Compensation Proposal, on an advisory (non-binding) basis, and the Adjournment Proposal. If you fail to submit a proxy or to vote while virtually attending the Special Meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” each of the Compensation Proposal and Adjournment Proposal.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on NeoPhotonics. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to NeoPhotonics’ executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What is a “broker non-vote”?

A:

Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “broker non-votes.” Broker non-votes often occur in meetings where both routine and non-routine matters are voted on, with the nominees submitting votes on the routine matters and not voting on the non-discretionary matters. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the Special Meeting.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:

Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under the DGCL, stockholders of record who continuously hold shares of NeoPhotonics common stock through the Effective Time and do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares as determined by the Delaware Court if the Merger is completed. Appraisal rights will only be available to stockholders who properly deliver, and do not properly withdraw, a written demand for an appraisal to NeoPhotonics prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. For additional information, see the section entitled “The Merger—Appraisal Rights.”

Q:	Should I send in my stock certificates now?

A:

No. A letter of transmittal will be mailed to you as promptly as practicable, and in any event within three business days, after the Effective Time, describing how you should surrender your shares of Company common stock for the Merger Consideration. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	What should I do if I have lost my stock certificate?

A:	If you have lost your stock certificate, please contact our transfer agent, American Stock Transfer & Trust Company, at help@astfinancial.com or +1-800-937-5449 to obtain replacement certificates.

Q:	Should I surrender my book-entry shares now?

A:

No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of common stock represented by such holder’s book-entry shares for Merger Consideration.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies NeoPhotonics in writing of such special arrangements, you will transfer the right to receive the Merger consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by NeoPhotonics.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is only permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the Adjournment Proposal.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the website at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting virtually and voting.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or other nominee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary of NeoPhotonics; or

•	attending the Special Meeting and voting virtually.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, NeoPhotonics may announce preliminary voting results at the conclusion of the Special Meeting. NeoPhotonics intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that NeoPhotonics files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

866-295-4321

FORWARD-LOOKING STATEMENTS

This proxy statement, and any documents to which NeoPhotonics refers to in this proxy statement, including all documents incorporated by reference in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contains not only historical information, but also forward-looking statements, including all statements relating directly or indirectly to the timing or likelihood of completing the Merger, litigation and other information with respect to our plans and strategies, made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent NeoPhotonics’ current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of NeoPhotonics for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the risk that the transaction may not be completed in a timely manner or at all;

•	the ability to secure regulatory approvals on the terms expected in a timely manner or at all;

•	the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally;

•	risks that the proposed transaction disrupts current plans and operations;

•	the risk of litigation and/or regulatory actions related to the proposed transaction;

•	potential impacts of the Covid-19 pandemic;

•	changing supply and demand conditions in the industry; and

•	general market, political, economic and business conditions.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (i) the information contained under this caption; and (ii) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended December 31, 2020 and elsewhere in our most recent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

In addition, any forward-looking statements represent our estimates only as of the date they were made and should not be relied upon as representing our estimates as of any subsequent date. Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting virtually on [●], 2022 at [●] Pacific Time at [●] and, if applicable, at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 3081 Zanker Road, San Jose, California 95134, during regular business hours for a period of no less than 10 days before the Special Meeting and will be available electronically at the Special Meeting.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present virtually or represented by proxy, will constitute a quorum at the Special Meeting. As of the Record Date, there were [●] shares of common stock outstanding and entitled to vote at the Special Meeting, meaning that [●] shares of common stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement. As of the Record Date, [●] shares constitute a majority of the outstanding shares of common stock. Adoption of the Merger Agreement by stockholders is a condition to the Closing of the Merger.

Under our bylaws, the affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

Approval of the Adjournment Proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal. For stockholders who attend the virtual meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against such proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or any Adjournment Proposal. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. However, because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, NeoPhotonics does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting.

Shares Held by NeoPhotonics’ Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the Record Date (and approximately [●]% of the shares of common stock outstanding when taking into account Company Options, Company RSUs, Company PRSUs and Company SAUs held, in the aggregate, by our directors and executive officers).

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the approval of the Adjournment Proposal.

Voting of Proxies

If, at the close of business on the Record Date, your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, on the Record Date, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the Proxy Statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.

If, at the close of business on the Record Date, your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Compensation Proposal or the Adjournment Proposal.

Revocability of Proxies

If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary at NeoPhotonics Corporation, 3081 Zanker Road, San Jose, California 95134, by [●] p.m. Pacific Time on [●], 2022; or

•	virtually attending the Special Meeting and voting virtually.

If you have submitted a proxy, your virtual appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Adjournments and Recess

Although it is not currently expected, the Special Meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or recessed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described in the section of this proxy statement captioned, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable,

(ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of NeoPhotonics and its stockholders, (iii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of NeoPhotonics at the Special Meeting and (v) resolved to recommend that the holders of shares of common stock adopt this Agreement in accordance with the applicable provisions of the DGCL.

Accordingly, the Board of Directors unanimously recommends, on behalf of NeoPhotonics, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by NeoPhotonics. We have retained Georgeson (“Solicitor”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. We will also indemnify Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated during the second half of 2022, although the Company cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Delisting and Deregistration of Company Common Stock

If the Merger is completed, the shares of NeoPhotonics’ common stock will be delisted from NYSE, deregistered under the Exchange Act, and shares of NeoPhotonics’ common stock will no longer be publicly traded. As such, NeoPhotonics will no longer file periodic reports with the SEC on account of NeoPhotonics’ common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 2022

The proxy statement is available at ir.neophotonics.com by clicking on the link titled “Proxy Statements.”

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

866-295-4321

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

NeoPhotonics Corporation

3081 Zanker Road

San Jose, California 95134

+1-408-232-9200

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. NeoPhotonics’ common stock is listed on NYSE under the symbol “NPTN.”

Lumentum Holdings Inc.

1001 Ridder Park Drive

San Jose, California 95131

+1-408-546-5483

Headquartered in San Jose, California, Parent is an industry leading provider of optical and photonic products addressing a range of end market applications including Optical Communications and Commercial Lasers for manufacturing, inspection and life science applications. Parent’s common stock is listed on NASDAQ under the symbol “LITE.” The principal executive offices of Parent are located 1001 Ridder Park Drive, San Jose, California 95131, and its telephone number is +1-408-546-5483.

Neptune Merger Sub, Inc.

1001 Ridder Park Drive

San Jose, California 95131

+1-408-546-5483

Merger Sub, a wholly owned subsidiary of Parent, is a Delaware corporation that was formed for the purpose of effecting the Merger. In the Merger, Merger Sub will be merged with and into NeoPhotonics, with NeoPhotonics surviving as a wholly owned subsidiary of Parent.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into NeoPhotonics, with NeoPhotonics continuing as the Surviving Corporation. As a result of the Merger, NeoPhotonics will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree in writing and specify in the certificate of merger).

Effect on NeoPhotonics if the Merger is Not Completed

If the Merger Agreement is not adopted by NeoPhotonics stockholders, or if the Merger is not completed for any other reason:

•	the NeoPhotonics stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;

•

(A) NeoPhotonics will remain an independent public company, (B) NeoPhotonics’ common stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and (C) NeoPhotonics will continue to file periodic reports with the SEC;

•

we anticipate that (A) NeoPhotonics management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect NeoPhotonics’ business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which NeoPhotonics operates and economic conditions;

•

the price of common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the common stock would return to the price at which it trades as of the date of this proxy statement;

•

the Board of Directors will continue to evaluate and review NeoPhotonics’ business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that NeoPhotonics’ business, prospects and results of operations will be adversely impacted);

•

Under certain specified circumstances, NeoPhotonics will be required to pay Parent a termination fee of $27,500,000. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee”; and

•

Under certain specified circumstances, Parent will be required to pay NeoPhotonics a termination fee of $55,100,000 upon the termination of the Merger Agreement. Further, Parent will be required to pay NeoPhotonics an additional termination fee of $36,700,000 upon under certain other specified circumstances. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

At the Effective Time, and without any further action on the part of the parties or any NeoPhotonics stockholder, each share then outstanding immediately prior to the Effective Time (other than Cancelled Shares, and Dissenting Shares) will be canceled and cease to exist and automatically converted into the right to receive an amount in cash equal to the Merger Consideration upon the surrender of (i) certificates representing your shares of NeoPhotonics common stock and (ii) uncertificated shares of your NeoPhotonics common stock, in each case, in the manner provided in Section 2.8 of the Merger Agreement (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10 of the Merger Agreement) (For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures”), without interest thereon and after giving effect to any required tax withholdings.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement captioned “—Appraisal Rights.”

Background of the Merger

In the ordinary course of business, the Company’s board of directors (the “Board”), together with its senior management, regularly review and assess the Company’s operations, financial performance, and competitive position and relevant industry developments and, in connection with this review and assessment, periodically consider, and have discussed with other parties, potential strategic acquisitions, strategic alliances, joint ventures, business combinations, financing options and other strategic alternatives that might advance the Company’s strategic objectives. In connection with such reviews, on January 13, 2016, the Board had formed a strategic committee (the “Strategic Committee”) to assist with efficient and responsive oversight and management of such strategic matters. The Strategic Committee for the period of time referenced below consisted of Charles J. Abbe, Rajiv Ramaswami and Michael J. Sophie and the Board determined it advisable to engage them to help oversee and manage the discussions with Lumentum and other potential strategic acquirors. Similarly, on January 12, 2016, the Company also engaged Union Square, the Company’s financial advisor, to assist with such ongoing strategic reviews and such engagement was renewed and continued during the period of time referenced below.

Over time, Tim Jenks, President and Chief Executive Officer of the Company, and Alan Lowe, President and Chief Executive Officer of Lumentum, have occasionally had informal discussions regarding trends and developments in their respective industries.

On August 17, 2020, the U.S. Department of Commerce’s Bureau of Industry and Security released a final rule significantly expanding U.S. export controls restrictions on certain items reexported, exported from abroad, or transferred (in-country) in transactions involving Huawei Technologies (the “Huawei Restrictions”), which was the largest volume customer of the Company at that time.

On August 26, 2020, Mr. Lowe contacted Mr. Jenks to discuss recent developments in the industry, including the Huawei Restrictions. These discussions did not include any discussion of a potential strategic acquisition.

On August 31, 2020, the Company held a public teleconference call providing an update on the Company’s views of the potential material impact of the Huawei Restrictions on its business.

On September 2, 2020, Mr. Lowe called Mr. Jenks. During the call, Mr. Lowe expressed Lumentum’s interest in pursuing a strategic acquisition of the Company. During the call, Mr. Lowe sent to Mr. Jenks via email a non-binding preliminary indication of interest letter (the “September 2, 2020 Proposal”), which contemplated an all-cash merger in which the Company would become a wholly owned subsidiary of Lumentum and the Company’s stockholders would receive $10.50 for each share of Company common stock (this corresponded to an implied 45% premium to the $7.23 closing price per share of Company common stock on September 2, 2020).

Later that day, Mr. Jenks shared the September 2020 Proposal and related email with the Strategic Committee and Union Square and Cooley LLP (“Cooley”), the Company’s legal counsel. Mr. Jenks also informed other members of the Board individually regarding the receipt of the September 2, 2020 Proposal and that it would be reviewed with the Strategic Committee.

On September 4, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management reviewed the terms of the September 2, 2020 Proposal. Representatives of Union Square then provided an overview of the Company’s recent performance and outlook, developments in the Company’s industry, and considerations for a review of potential strategic alternatives. The Strategic Committee discussed the possibility of pursuing a sale process and other strategic alternatives, including an equity or convertible capital raise, debt refinancing, divestitures, and the acquisition of non-core assets from competitors. The Strategic Committee also discussed a potential response to the September 2, 2020 Proposal and potential outreach to other third parties. Representatives of Union Square identified potential strategic acquirors for the Company to consider contacting in connection with such outreach. After further discussion, the Strategic Committee directed representatives of Union Square to develop a suggested approach on a response to Lumentum and potential further outreach, and that these matters would be further considered by the Strategic Committee at a subsequent meeting.

On September 7, 2020, the Strategic Committee met, with senior management and representatives of Cooley and Union Square also in attendance. Representatives of Union Square reviewed the financial terms of the September 2, 2020 Proposal with the Strategic Committee. Representatives of Union Square provided an overview of the current financial performance of the Company, which included a discussion of the Company’s stock trading performance over the last 12 months, selected analyst commentary, and the Company’s stock performance against peer companies. Representatives of Union Square then reviewed certain preliminary financial analyses. Based on these presentations and discussions, the Strategic Committee reached the consensus that the September 2, 2020 Proposal undervalued the Company but that engaging with Lumentum could result in an actionable proposal. In addition, members of the Strategic Committee expressed interest in conducting a targeted market check to gauge interest from other logical potential strategic acquirers. The Strategic Committee believed a more targeted market check was appropriate because it balanced the ability to gauge potential interest from those strategic acquirers that would be most likely to submit a competitive offer against the risk of a potential leak and other risks associated with such solicitations, including the effects that a leak could have on the Company’s operations and ability to retain employees and the distraction or disruption to senior management that could result from a public or broader market check. Representatives of Union Square identified a group of potential strategic acquirers to contact, and the Strategic Committee evaluated the list, with input from senior management. In the course of these discussions, the Strategic Committee considered the stated and perceived strategic priorities of these potential parties, prior interest of and past conversations with these parties, strategic fit with the Company, financing capabilities, potential for synergies, and potential regulatory risks. Representatives of Cooley provided an overview of the fiduciary duties attendant to responding to an unsolicited proposal and in connection with a potential strategic process. Following discussion, the Strategic Committee authorized and directed Mr. Jenks and Union Square to engage in further discussions with Lumentum to seek more favorable terms and to contact certain additional counterparties about potentially pursuing a strategic acquisition of the Company.

During the months of September and October 2020, Mr. Jenks and representatives of Union Square contacted and had conversations with certain additional potential counterparties as authorized by the Strategic Committee, including as detailed below. In connection with such solicitations, the Company entered into non-disclosure agreements with certain parties to provide additional due diligence information. Each of the non-disclosure agreements entered into with the counterparties had a standstill agreement; however, none of the standstill agreements would preclude the counterparty from making a confidential acquisition proposal to acquire the Company.

On September 9, 2020, Mr. Jenks had a call with Mr. Lowe to convey the Strategic Committee’s feedback, including that the Strategic Committee believed that the September 2, 2020 Proposal undervalued the Company. Mr. Jenks noted, however, that the Company may be open to providing limited due diligence information about the Company’s business and strategic opportunities in order to allow Lumentum to improve the September 2, 2020 Proposal. Mr. Lowe and Mr. Jenks agreed to schedule a follow up business diligence session for September 15, 2020.

On September 11, 2020, Mr. Jenks had a call with the Chief Executive Officer of Party A to assess the strategic interest of Party A in considering a combination. Later that day, Senior management of the Company and Party A had a meeting. They discussed industry trends, management plans, strategic combination alternatives and structures and potential customer reaction. The parties agreed to schedule additional time for further discussions.

On September 11, 2020, Mr. Jenks also had a call with a senior executive of Party B to assess the strategic interest of Party B in considering a combination. They discussed the strategic direction of the two companies and certain specific areas of interest. Party B agreed to provide additional feedback regarding their interest within two weeks.

Also on September 11, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management provided an update on the Company’s strategic process and the discussions that had taken place since the last meeting. Representatives of Union Square then discussed certain process considerations. Following discussion, the Strategic Committee authorized management to share additional business diligence with Lumentum and to continue the targeted outreach.

On September 14, 2020, Mr. Jenks had a call with a senior executive of Party C to assess the strategic interest of Party C in considering a combination. They discussed the strategic direction of the two companies and certain specific focus areas of interest. Later that day, Mr. Jenks had a call with another executive of Party C to further discuss the interest of Party C in a possible combination and the process to be followed for further discussions. The executive of Party C said that they had strategic interest, but were pursuing another transaction that would preclude timely focus on this inquiry. Mr. Jenks and the executive agreed to keep communications open should directions change between either party.

On September 15, 2020, the Company and Lumentum entered into a non-disclosure agreement, which included a 30-day standstill agreement.

Also on September 15, 2020, the Company’s senior management met with Party A’s management team. During the meeting, the Company’s senior management presented information regarding its recent business performance and certain near- and longer-term strategic opportunities available to it. The Company presented its views on current dynamics and trends that would affect the Company and its financial performance. The representatives of the Company and Party A also discussed the strategic merits of the potential strategic acquisition, including the potential to attract more customers, to combine efforts and invest more in research and development with increased scale. The representatives of the Company and Party A also discussed the strategic fit of the products and technologies of each company.

Later on September 15, 2020, the Company’s senior management met with Lumentum’s management team. During the meeting, the Company’s senior management presented information regarding its recent business performance and certain near- and longer-term strategic opportunities available to it. The Company presented its views on current dynamics and trends that would affect the Company and its financial performance. The representatives of the Company and Lumentum also discussed the strategic merits of the potential strategic acquisition, including the potential to attract more customers, invest more in research and development with increased scale, and the cultural fit between the two companies.

Later that day, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance, to discuss the status of the outreach process and discussions with Lumentum. Representatives of Union Square made a presentation assessing potential strategies for maximizing the valuation of the Company in the strategic process and reviewed approaches for handling potential unsolicited offers. Representatives of Cooley made a presentation on various matters relating to mergers and acquisitions, including a review of the fiduciary duties of directors in the context of potential or actual change in control transactions, typical tactics of prospective acquirers, appropriate reactions by target companies in various scenarios, the role and responsibilities of corporate boards of directors in potential change in control situations, and applicable judicial review standards. Representatives of Cooley also responded to questions from the Board on such matters. Senior management and representatives of Union Square updated the Board on the status of the strategic process, the meeting with Lumentum and Mr. Jenks’ discussions held with Party A, Party B and Party C. The Strategic Committee directed management to continue discussions with Lumentum, as well as with Party A and Party B. Party C was excluded because it had expressed that it would not proceed with a strategic transaction at such time.

On September 16, 2020, representatives of Union Square spoke with representatives of Deutsche Bank Securities Inc. (“Deutsche Bank”), Lumentum’s financial advisor, about the due diligence process, including how to deal with competitively sensitive information.

On September 22, 2020, Mr. Jenks held a call with the Chief Executive Officer of Party A to address questions he posed regarding the Company’s business.

Also on the same day, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management provided the Strategic Committee with an update on the strategic process. Representatives of Union Square then reviewed certain preliminary financial analyses with the Strategic Committee and discussed certain potential strategies for maximizing the valuation of the Company in the strategic process. Following discussion, the Strategic Committee then provided management and its advisors with feedback on the strategic process and directed management to continue to engage in discussions with Lumentum and gauge interest from certain other parties.

On September 23, 2020, Mr. Jenks spoke with the Chief Executive Officer of Party A, who indicated that Party A may be interested in acquiring certain assets of the Company in a multi-party transaction, but that it was not interested in pursuing a strategic acquisition of the Company as a whole.

On September 24, 2020, Mr. Jenks and Mr. Lowe spoke. During the conversation, Mr. Lowe reiterated Lumentum’s desire to transact on the terms set forth in the September 2, 2020 Proposal. Mr. Jenks noted that the Board had considered Lumentum’s interest and its strategic rationale for the transaction, but reiterated that the Board believed that the September 2, 2020 Proposal undervalued the Company and was not actionable.

On or about September 25, 2020, Mr. Jenks spoke with a senior executive of Party B, who indicated that Party B may be interested in acquiring certain assets of the Company if the Company were to pursue such a path, but that it was not interested in pursuing a strategic acquisition of the Company as a whole.

On September 25, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley also in attendance, to discuss the latest updates regarding the strategic process. Senior management provided a further update on the status of discussions, including updates on discussions with Party A and Party B, the ramifications of pursuing a transaction for certain assets of the Company, as well as an update on due diligence discussions with Lumentum. After discussion, the Strategic Committee requested that Union Square contact representatitves of Deutsche Bank to again communicate that the current proposal did not reflect the intrinsic value of the Company.

On September 27, 2020, at the direction of the Strategic Committee, representatives of Union Square spoke with representatives from Deutsche Bank. Representatives of Union Square told representatives of Deutsche Bank that the Strategic Committee had determined that the September 2, 2020 Proposal did not reflect the intrinsic value of the Company and that Lumentum would need to submit a higher proposal in order for discussions to progress. Based upon the direction of Lumentum, the representatives of Deutsche Bank told the representatives of Union Square that Lumentum did not intend to increase the per share price set forth in the September 2, 2020 Proposal and that Lumentum would pursue other alternatives instead.

Following the call, representatives of Union Square provided Mr. Jenks with a summary of their discussions with representatives of Deutsche Bank. Mr. Jenks contacted each member of the Strategic Committee to provide the same update as well. During these calls, members of the Strategic Committee provided Mr. Jenks with feedback, including that senior management should consider sharing confidential information regarding upcoming product and customer related developments to give further context on why the Strategic Committee had determined that the September 2, 2020 Proposal failed to adequately capture the full value of the Company.

On September 28, 2020, Mr. Jenks and Mr. Lowe spoke to discuss the status of the discussions and negotiations between the parties. Mr. Jenks reiterated that the September 2, 2020 Proposal undervalued the Company and outlined why the Company’s upcoming product and customer developments supported that view, including growth in high speed products and progress with new coherent module products. At the end of this conversation, Mr. Lowe told Mr. Jenks that Lumentum would not bid against itself and asked Mr. Jenks to make a counterproposal.

On September 29, 2020, at the direction of Lumentum, representatives of Deutsche Bank told representatives of Union Square that Lumentum would consider increasing its offer price in response to a specific counteroffer that was sanctioned by the Board.

Also on September 29, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley also in attendance, to discuss the feedback from Union Square regarding their conversation with representatives of Deutsche Bank. The Strategic Committee considered the feedback received, the prospects of countering with a price and discussed the pros, cons and other factors to consider in a response. The Strategic Committee asked for certain additional information and scheduled a meeting for the following day.

On September 30, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley also in attendance. Management provided a market overview and discussed its preliminary 2021 operating plan and certain preliminary long-term financial forecasts taking into account the Huawei Restrictions. Representatives of Union Square then discussed certain preliminary financial analyses. The Strategic Committee discussed these matters, with input from management and representatives of Union Squares, which discussion included the risks associated with continuing to operate as a standalone company.

On October 3, 2020, the Board met, with senior management and representatives of Union Square and Cooley. Senior management provided an update on the business and the progress with customers on new products and presented on the impacts on the Company of the tightened Huawei Restrictions. Management further updated the Board on the status of conversations with the potential counterparties to a strategic transaction, including Lumentum, and Lumentum’s requirement for a counterproposal to consider increasing the value of the September 2, 2020 Proposal. Following up on a similar presentation to the Strategic Committee on September 30, 2020, management presented its preliminary 2021 operating plan and certain preliminary long-term financial forecasts taking into account the loss of Huawei revenue. The Board discussed such matters, including the risks associated with operating as a standalone company. Representatives of Union Square reviewed preliminary financial analyses to assist the Board in its consideration of an appropriate counteroffer. The Board discussed the financial analyses, other strategic opportunities available to the Company, the interest from other parties that had been contacted, including interest in parts of the Company, the competitive landscape, including with respect to risk management and technologies, the impact of the Huawei Restrictions on the business, and other risks to the Company’s performance that could develop, including with respect to its business in China. The Board also discussed the merits of including Lumentum stock as part of the consideration but ultimately determined that it made strategic sense to make an all-cash counterproposal and verbally communicate the Board’s willingness to consider a stock component. After discussion, the Board authorized a counterproposal of $12.00 per share in cash, and instructed Union Square to present the counterproposal to representatives of Deutsche Bank, following the Company’s announcement on restructuring initiatives and preliminary third quarter financial results on October 5, 2020. The Board also determined that a price per share of less than $12.00 would not reasonably be expected to be superior to the standalone prospects of the Company, and authorized that message to be communicated to representatives of Lumentum as well, if necessary.

On October 5, 2020, representatives of Union Square presented to representatives of Deutsche Bank the Company’s counterproposal of $12.00 per share in cash (the “October 5, 2020 Counterproposal”) and discussed the October 5, 2020 Counterproposal with representatives of Deutsche Bank. As part of these discussions, representatives of Union Square explained the Company’s rationale for the October 5, 2020 Counterproposal and also noted that the Board may be open to some stock consideration so that the Company’s stockholders could potentially benefit from any future appreciation in the combined company. The representatives of Deutsche Bank affirmed that they would inform Lumentum of the October 5, 2020 Counterproposal.

On October 6, 2020, a representative of Party D reached out to a senior executive at the Company to request that Mr. Jenks schedule a call with Party D’s Chief Executive Officer to discuss strategic directions of both companies. The call was scheduled for October 10, 2020.

Also on October 6, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance, to discuss the outreach of Party D to the Company, and to discuss the prospects of a potential transaction with Party D. The Strategic Committee requested additional information about Party D and directed Mr. Jenks to continue discussions with Party D, in addition to Lumentum.

On October 7, 2020, Lumentum submitted a revised confidential, non-binding indication of interest (the “October 7, 2020 Proposal”), proposing an all-cash merger in which the Company would become a wholly owned subsidiary of Lumentum and the Company’s stockholders would receive $11.00 for each share of Company Common Stock (representing an implied 66% premium to the closing price of $6.64 on October 6, 2020).

On October 8, 2020, Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance, to discuss the October 7, 2020 Proposal and updates to discussions with other strategic parties. Representatives of Union Square reviewed preliminary financial analyses for the October 7, 2020 Proposal and a potential transaction timeline. Management further discussed growth prospects for the Company’s business both independently and with Lumentum, and discussed near term milestones for each of the Company’s new business growth prospects, and which of these should be discussed further with Lumentum. Following discussion, the Strategic Committee reaffirmed, consistent with the discussions at the October 3, 2020 meeting, that the October 7, 2020 proposal undervalued the Company. The Strategic Committee authorized Mr. Jenks to provide Mr. Lowe with the Board’s and the Strategic Committee’s views of and response to the October 7, 2020 Proposal.

On October 9, 2020, Mr. Jenks had a call with Mr. Lowe to discuss the October 7, 2020 Proposal. Mr. Jenks reiterated the Board’s confidence in the Company’s business prospects and expressed that Company’s continuing interest in further dialogue with Lumentum, but the Board believed that October 7, 2020 Proposal undervalued the Company. Mr. Jenks stated that the Board remained open to transaction at $12.00 per share, and asked Mr. Lowe to express additional items about which he would require further information to close the gap on transaction price. Mr. Lowe noted that Lumentum’s standstill agreement with the Company would expire in a week; then indicated he would discuss this update with Lumentum’s board of directors. There were no further communications between the parties or their financial advisors over the course of October.

Also on October 9, 2020, Mr. Jenks received a call from the Chief Executive Officer of Company E, requesting a dinner meeting on October 16, 2020.

On October 10, 2020, Mr. Jenks spoke with the Chief Executive Officer of Party D who expressed interest in exploring a potential strategic acquisition. Mr. Jenks noted that they could have a more detailed discussion following execution of a non-disclosure agreement. The non-disclosure agreement with Party D was executed on October 16, 2020. No provision in the Party D non-disclosure agreement would prevent Party D from making a confidential acquisition proposal.

On October 14, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Senior management and representatives of Union Square updated the Strategic Committee on developments in the strategic process over the past few days, including Mr. Jenks’ conversation with Mr. Lowe. Representatives of Union Square also discussed the implications of the standstill with Lumentum expiring on October 15, 2020. Representatives of Cooley also reviewed the Board’s fiduciary duties in such context.

On October 16, 2020, Mr. Jenks had a call with the Party D’s Chief Executive Officer to further discuss Party D’s interest in a potential strategic combination. They discussed strategic rationale for a combination, as well as certain points relating to industry position and trends, growth prospects, and potential to enhance the rate of innovation in technology while expanding scale available to customers. They also discussed regulatory approval requirements and the time that would be dedicated to such efforts. Party D’s Chief Executive Officer told Mr. Jenks that they would provide more details and related diligence requests quickly. Party D’s Chief Executive Officer further told Mr. Jenks that, although they were interested in a transaction with the Company, such transaction would require a third-party approval that it was not certain Party D could obtain. Mr. Jenks and Party D’s Chief Executive Officer agreed to have a follow up discussion if Party D could proceed with making an offer.

Also on October 16, 2020, Mr. Jenks had a dinner meeting with the Chief Executive Officer of Party E, who was one of the parties that the Strategic Committee authorized management and the Company’s advisors to contact about a potential strategic transaction. During this meeting, they discussed the industry direction, impact of the Huawei Restrictions, recent transactions and ongoing industry trends. The Chief Executive Officer of Party E expressed admiration for the Company while suggesting there may be an occasion for further discussions. No confidential information was shared at this meeting.

On October 19, 2020, Mr. Jenks received an inquiry from an executive of Party C, asking if there were developments that would warrant further discussion and whether the Company would be willing to provide specific information on certain parts of the Company’s business. Mr. Jenks did not commit to providing such additional information, given Party C’s expressed unwillingness to engage with the Company regarding a strategic transaction.

On October 20, 2020, representatives of the Company held a management call with representatives of Party D to further discuss strategic rationale for a combination and address initial diligence questions about the Company’s business, products, programs and operations.

Also on October 20, 2020, the Strategic Committee met, with senior management and representatives of Union Square, and Cooley in attendance, to discuss progress in discussions with Party C, Party D and Party E and the prospects with each of these companies.

On October 27, 2020, the Board met for a regularly scheduled meeting, with senior management and representatives of Union Square and Cooley in attendance. Among other matters discussed at this meeting, the Strategic Committee and management provided the Board with an update on the strategic process since the October 3 Board meeting.

On November 7, 2020, Mr. Lowe called Mr. Jenks. During this conversation, Mr. Lowe expressed Lumentum’s interest in re-engaging with the Company. Mr. Jenks communicated that while the Company was open to discussing the opportunity, the Board and the Strategic Committee had determined that $11.00 per share price was inadequate and that such price as not an appropriate basis upon which to proceed. In addition, Mr. Jenks communicated that the Company’s positive third-quarter earnings results released on November 2, 2020—despite the Huawei Restrictions and the effects of the COVID-19 pandemic—reflected the Company’s commercial momentum. Mr. Jenks also noted that the Board’s belief that the Company’s new products would have commercial success and further accelerate the Company’s growth. In response, Mr. Lowe asked that the Company respond to a list of additional due diligence requests, expressing interest in better understanding the Company’s new products and related commercial opportunities.

On November 10, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management updated the Strategic Committee on developments in the strategic process over the past week, including renewed discussions with Lumentum and the status of communications with other prospective counterparties to a strategic transaction. Representatives of Union Square also presented a summary of preliminary financial analyses to assist the Strategic Committee in its evaluation of the strategic process. Following discussion, the Strategic Committee then provided guidance to management and representatives of Union Square on how to continue negotiations with Lumentum and authorized the sharing of additional due diligence information.

On November 11, 2020, Mr. Jenks spoke with Mr. Lowe and shared certain due diligence materials. Mr. Jenks further expressed the Company’s optimism for growth in high speed products, and underscored the confidence of the Board. Mr. Lowe asked further questions about each of these topics, and discussed potential synergies that could be driven from the geographic proximity of the companies. He further expressed Lumentum’s continued interest in a transaction with the Company, and asked questions about a mix of cash and Lumentum stock being included in an offer.

On November 13, 2020, Lumentum submitted a confidential, non-binding indication of interest (the “November 13, 2020 Proposal”), proposing an all-cash merger in which the Company would become a wholly owned subsidiary of Lumentum and the Company’s stockholders would receive $12.00 for each share of Company Common Stock (representing an implied 52% premium to the closing price of $7.87 per share on November 12, 2020).

On November 15, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management reviewed the terms of the November 13, 2020 Proposal and other developments in the strategic process since the last meeting. Management also updated the Strategic Committee on other commercial and strategic developments at the Company over the past month. Representatives of Union Square also presented a preliminary analysis of the November 13, 2020 Proposal under various financial metrics. The Strategic Committee then discussed the Company’s developments since it had made the $12.00 counterproposal, including the Company’s recent commercial success, expectations around the Company’s new products and related product opportunities, and the potential value that the Company could unlock through certain real estate transactions. Based on this discussion, the Strategic Committee determined that the November 13, 2020 Proposal undervalued the Company because it did not adequately capture the value that the Company could unlock through those certain real estate transactions. In light of this, the Strategic Committee proposed using a contingent value right (“CVR”) that would deliver such value to the Company’s stockholders in a transaction. In connection with these discussions, representatives of Union Square and Cooley answered questions and discussed certain strategic considerations when using CVRs in a strategic transaction. Following discussion, the Strategic Committee authorized management and representatives of Union Square Advisers to make a counterproposal consisting of $12.00 per share in cash and a CVR that would become payable upon the successful divestiture of certain real estate assets.

On November 16, 2020, representatives of Union Square presented to representatives of Deutsche Bank the Company’s counterproposal of $12.00 per share in cash and a CVR that would become payable upon the successful divestiture of certain real estate assets (the “November 16, 2020 Counterproposal”) and discussed the November 16, 2020 Counterproposal with representatives of Deutsche Bank.

On November 17, 2020, Mr. Jenks had a conversation with Mr. Lowe about the November 16 Counterproposal. Mr. Lowe rejected the November 16 Counterproposal and indicated that Lumentum would not pursue a transaction that included a CVR and that Lumentum had already included in its valuation of the Company the value of the Company’s real estate. In light of this position, Mr. Lowe asked Mr. Jenks for a fixed price counterproposal supported by the Board. Mr. Jenks indicated that he would communicate his response to the Board and ask them to consider such a counterproposal.

On November 18, 2020, the Board met, with senior management and representatives of Union Square and Cooley also in attendance. Management and representatives of Union Square updated the Board with respect to the recent negotiations with Lumentum. Representatives of Union Square discussed the terms of the November 13, 2020 Proposal. Management and representatives of Union Square discussed the fact that Lumentum was not interested in using a CVR in the transaction and indicated that they had already included some of the value for the real estate in its offer. The Board discussed what an all cash counterproposal could be. Following discussion, the Board provided input to management and Union Square on preparing a response to Lumentum, with Mr. Abbe (in his role as lead independent director and a member of the Strategic Committee) being authorized to assist in the review of the proposed response. This input included an all-cash share price to be presented to Lumentum.

On November 19, 2020, with Mr. Abbe’s authorization, Mr. Jenks delivered a counterproposal to Mr. Lowe, proposing that Lumentum acquire each outstanding share of Company Common Stock for $12.50 in cash.

On November 20, 2020, Lumentum submitted a written, non-binding indication of interest (the “November 20, 2020 Proposal”), proposing an all-cash merger in which the Company would become a wholly owned subsidiary of Lumentum and the Company’s stockholders would receive $12.50 for each share of Company Common Stock (representing an implied 55% premium to the closing price of $8.07 per share on November 19, 2020).

On November 22, 2020, Mr. Jenks and representatives of Union Square held a call with representatives of Lumentum and Deutsche Bank, during which they discussed diligence items, scheduling of diligence meetings, and the timing of events leading up to a potential announcement of the strategic transaction.

Also on November 22, 2020, Mr. Jenks spoke with Party D’s Chief Executive Officer, who indicated that Party D could not pursue strategic transaction discussions with the Company at the current time.

Between November 24, 2020, and December 12, 2020, representatives of Lumentum, with assistance from representatives of Deutsche Bank, and Wilson Sonsini Goodrich & Rosati (“Wilson Sonsini”), Lumentum’s outside legal counsel, engaged in various due diligence calls with representatives of the Company and Union Square. From the end of November through the beginning of January, the parties negotiated, with the assistance of their advisors, the terms of the proposed merger agreement.

On December 7, 2020, Party F, a technology collaborator of the Company reached out to Mr. Jenks expressing interest to potentially purchase a minority stake of the Company through a strategic investment. Although the Company remained open to discussing such proposal with Party F during the time period set forth below, Party F did not submit a proposal to the Company for consideration.

On December 8, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance, to discuss the status of the diligence process and negotiations with Lumentum. Management provided the Strategic Committee with an update on the transaction process. During the meeting, representatives from Cooley reviewed a number of key topics regarding the draft merger agreement from Lumentum. In addition, after discussion of whether it would make sense to reengage with parties that had previously declined to discuss a strategic transaction with the Company, the Strategic Committee determined that management should contact Party E again to inform them that the Company continued to consider an acquisition and ask Party E if they would like to engage in discussions.

On December 9, 2020, at the direction of the Strategic Committee, Mr. Jenks spoke with the Chief Executive of Party E to discuss its interest in a potential strategic acquisition. The Chief Executive Officer of Party E indicated that it would need to discuss such matter internally and that the Chief Executive Officer of Party E would endeavor to get back to Mr. Jenks by the end of the coming weekend.

On December 13, 2020, the Chief Executive Officer of Party E and Mr. Jenks held a call where the Chief Executive Officer of Party E informed Mr. Jenks that, although Party E was interested in a potential acquisition, they would likely need more time and information, as well as approval from Party E’s board of directors before it could submit a proposal.

Also on December 13, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management provided an update on the overall strategic process, particularly recent discussions with Party E. Management and representatives of Cooley and Union Square updated the Strategic Committee on the Company’s negotiations with Lumentum.

On December 14, 2020, Party E and the Company executed a non-disclosure agreement which did not contain standstill provisions and would not prevent Party E from making an acquisition proposal. Following execution of the non-disclosure agreement with Party E, representatives of the Company and Union Square conducted a number of due diligence meetings with Party E and its financial advisor between December 14, 2020 and December 31, 2020.

On December 15, 2020, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management provided an update on the overall strategic process, including continued activities with Lumentum and recent discussions with Party E. Representatives of Union Square discussed preliminary financial analyses prepared in advance of the meeting. Representatives of Cooley also provided an update to the Strategic Committee on the status of negotiations of a definitive agreement with Lumentum and key open issues.

On December 16, 2020, the Board met, with senior management and representatives of Union Square and Cooley in attendance. As part of this meeting, the Board received an update on the strategic process and the status of negotiations with Lumentum from management. Representatives of Union Square reviewed a summary of the key transaction terms, including items under current negotiation with Lumentum. Representatives of Union Square also presented preliminary financial analyses to the Board to assist with its deliberations regarding the terms of the transaction with Lumentum.

On December 19, 2020, the Board met, with senior management and representatives of Union Square and Cooley in attendance. Management provided an update on market and competitive developments affecting the Company. Management then provided an update on the overall strategic process, including continued negotiations with Lumentum and discussions with Party E. Representatives of Cooley led a discussion concerning the proposed terms of the merger agreement received from Lumentum. Following discussion, the Board directed management and the Board’s advisors to continue conversations and facilitate due diligence with Party E to see if it could facilitate a strategic transaction on the same timeline as Lumentum. The Board also authorized and directed management and the Board’s advisors to continue negotiating the proposed terms of a strategic acquisition with Lumentum.

On January 4, 2021, Party E’s Chief Executive Officer informed Mr. Jenks that Party E would not be submitting a proposal with respect to a strategic acquisition at such time. Following this conversation, the Strategic Committee met, with senior management and representatives of Union Square also in attendance, to discuss both the recent developments regarding Party E and the ongoing negotiations with Lumentum.

Also on January 4, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management provided an update on the recent development regarding Party E and the ongoing negotiations with Lumentum.

On January 5, 2021, Mr. Jenks and Mr. Lowe had a conversation regarding the status of the due diligence and negotiation of the merger agreement between the Company and Lumentum.

On January 13, 2021, the Board met, with senior management and representatives of Union Square and Cooley in attendance. As part of this meeting, management and representatives of Union Square provided an update on the status of negotiations with Lumentum.

On January 19, 2021, Lumentum announced an agreement to acquire Coherent, Inc. Following the announcement, Lumentum halted its strategic conversations, due diligence and merger agreement negotiations with the Company.

Between February 8, 2021 and March 25, 2021, two parties submitted multiple topping bids to acquire Coherent.

On March 4, 2021, Mr. Lowe reached out to Mr. Jenks asking for a call. The next day, Mr. Lowe asked Mr. Jenks whether the Company would be interested in reengaging in strategic acquisition discussions with

Lumentum. Mr. Jenks told Mr. Lowe that he was available to discuss any proposals that Lumentum might have, but the Company was not actively pursuing a transaction at the time. After this call, Mr. Jenks did not have further communications with representatives of Lumentum until June 1, 2021.

On March 25, 2021, Coherent terminated its merger agreement with Lumentum.

On April 27, 2021, the Board met, with representatives of Cooley in attendance. As part of this meeting, the Board discussed developments with respect to the Company’s business and operating plans and the filing of a Form S-3 shelf registration statement for a potential future equity offering. Management also updated the Board on various strategic topics, including recent industry developments and possible opportunities. After discussion, the Board also provided guidance to Mr. Jenks in the event of an unsolicited inbound inquiry from Lumentum, which the Board considered a likely scenario in light of Lumentum’s termination of its acquisition of Coherent and the prior outreach from Mr. Lowe earlier in the year.

On May 29, 2021, at the direction of Lumentum, representatives of Deutsche Bank called representatives of Union Square, stating that Lumentum was interested in having discussions with the Company with respect to a potential strategic acquisition. Representatives of Union Square conveyed that message to Mr. Jenks. A call between Mr. Lowe and Mr. Jenks was then scheduled for June 1, 2021.

On June 1, 2021 Mr. Lowe spoke to Mr. Jenks expressing Lumentum’s interest in a strategic acquisition. Mr. Jenks told Mr. Lowe that the Board would evaluate a proposal should Lumentum decide to submit one.

On June 4, 2021, a senior executive at Lumentum, informed representatives of Union Square that Lumentum would be submitting a strategic acquisition proposal to the Company. He also noted that Lumentum would retain a new financial advisor, Goldman Sachs & Co. LLC, to advise it on the transaction.

Later that day, Mr. Lowe called Mr. Jenks to outline the terms of a new proposal (the “June 4, 2021 Proposal”), which Mr. Lowe then submitted in writing. The revised non-binding indication of interest proposed acquiring the Company in an all-cash merger in which the Company would become a wholly owned subsidiary of Lumentum and the Company’s stockholders would receive $13.00 for each share of Company common stock (the proposal represented an implied 22.1% premium to the closing price of $10.65 per share on June 4, 2021).

On June 6, 2021, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Mr. Jenks reviewed the terms of the June 4, 2021 Proposal with the Strategic Committee. The Strategic Committee discussed, with input from Union Square and management, the Company’s standalone prospects, including its near- and long-term commercial trends and outlook, the potential interest of other strategic acquirors who would be reasonably likely to have an interest in a strategic acquisition with the Company and the Company’s intrinsic value. Based on this discussion, the Strategic Committee determined that the June 4, 2021 Proposal was inadequate and directed Mr. Jenks to update Mr. Lowe accordingly.

On June 8, 2021, Mr. Jenks conveyed the Strategic Committee’s determination to Mr. Lowe, indicating that the June 4, 2021 Proposal did not reflect the Company’s intrinsic value and that the Company was increasingly confident in its standalone prospects. Mr. Lowe requested a business due diligence update and a meeting was subsequently scheduled for June 14, 2021.

On June 14, 2021, senior management of the Company and Lumentum, along with representatives of Union Square, met at Lumentum’s headquarters, in San Jose, California. During this meeting the Company provided an update on the Company and discussed developments affecting its outlook.

On June 22, 2021, representatives of Goldman Sachs called representatives of Union Square to discuss the status of the transaction discussions. Representatives of Goldman Sachs indicated that Lumentum remained interested in the transaction at the $13.00 per share price, but was prepared to pursue other opportunities in the event that the Company would not engage on the June 4, 2021 Proposal. Consistent with the direction of the Strategic Committee, representatives of Union Square reiterated that the June 4, 2021 Proposal was inadequate.

On June 24, 2021, Mr. Lowe reached out to Mr. Jenks expressing Lumentum’s continued interest in pursuing a strategic acquisition. Mr. Lowe outlined the terms of a revised proposal, which was sent to Mr. Jenks in writing. The updated indication of interest (the “June 24, 2021 Proposal”) proposed acquiring the Company in an all-cash merger in which the Company would become a wholly owned subsidiary of Lumentum and the Company’s stockholders would receive $14.25 for each share of Company common stock (representing an implied 33% premium to the closing price of $10.82 per share on June 24, 2021). The revised proposal also indicated certain key provisions that Lumentum was prepared to agree to.

On June 25, 2021, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance, to discuss the June 24, 2021 Proposal. Management reviewed the terms of the June 24, 2021 Proposal with the Strategic Committee. The Strategic Committee also discussed, with input from senior management, the Company’s expected financial performance in the second and third quarters of 2021. After these discussions, the Strategic Committee reached the consensus that the June 24, 2021 Proposal did not provide sufficient value to the Company’s stockholders. The Strategic Committee authorized Mr. Jenks to reject the June 24, 2021 Proposal.

On June 26, 2021, Mr. Jenks spoke with Mr. Lowe and delivered the Strategic Committee’s feedback. Mr. Jenks and Mr. Lowe agreed that their respective financial advisors should discuss the financial terms of the June 24, 2021 Proposal to assist Lumentum in understanding the Strategic Committee’s views.

On June 29, 2021, representatives of Union Square and Goldman Sachs held a discussion regarding the financial terms of the June 24, 2021 Proposal with Union Square reiterating the Strategic Committee’s prior position regarding the price at which the Company would be willing to consider a transaction with Lumentum.

On July 5, 2021, Goldman Sachs revisited their prior discussion with Union Square and asked for the Company to make a counterproposal for Lumentum to consider.

On July 7, 2021, the Strategic Committee met with senior management and representatives of Union Square and Cooley in attendance. Management reviewed the terms of the June 24, 2021 Proposal with the Strategic Committee and provided an update on Mr. Jenks’ conversations with Mr. Lowe. Representatives of Union Square also provided an update on their conversation with representatives of Goldman Sachs. Management then reviewed a proposed draft of a counterproposal with the Strategic Committee. As part of this review, management and representatives of Cooley advised on legal terms set forth in the June 24, 2021 Proposal, and management also discussed the likely capital needs of the Company during the pendency of a merger transaction entered into in 2021. The Strategic Committee then discussed a potential counterproposal, taking into account the all-cash form of consideration, likely timeframe to reach the signing of a definitive agreement, potential regulatory risks, the regulatory provisions, and the need for the Company to secure capital to ensure that it could execute on its business plan during the pendency of the merger. The Strategic Committee also discussed a limited set of additional strategic acquirers that the Company should consider reaching out to determine if there was additional strategic interest in an acquisition. Consistent with the determination made in September 2020, the Strategic Committee believed a more limited market check was appropriate because it balanced the ability to gauge potential interest from those strategic acquirers that would be most likely to submit a competitive offer against the risk of a potential leak and other risks associated with such solicitations, including the effects that a leak could have on the Company’s operations and ability to retain employees and the distraction or disruption to senior management that could result from a public or broader market check. With respect to the Company’s capital needs, the Strategic Committee determined that it was imperative that Lumentum commit to fund up to $50 million for the Company’s capital needs because the Company would likely have difficulty raising either debt or equity while negotiating a significant acquisition. After further discussion, the Strategic Committee instructed Mr. Jenks to send Lumentum a $17.50 per share in cash counterproposal, along with a proposal for a $50 million unsecured loan to fund the Company’s capital needs, and a response on the regulatory provisions. The Strategic Committee also authorized management to reengage in discussions with Lumentum if Lumentum accepted these terms.

On July 8, 2021, Mr. Jenks sent a written counter to Mr. Lowe, proposing an acquisition of the Company for $17.50 per share in cash, along with a specific request for interim debt financing from Lumentum in the form of a $50 million unsecured loan (the “July 8, 2021 Counterproposal”).

On July 17, 2021, representatives of Union Square discussed the terms of the July 8, 2021 Counterproposal with representatives of Goldman Sachs.

On July 26, 2021, Mr. Lowe sent a revised non-binding indication of interest to Mr. Jenks reaffirming Lumentum’s prior proposal of $14.25 per share in cash; however, the revised proposal indicated that Lumentum would be amenable to providing a low-cost working capital loan in connection with entering into a binding definitive agreement (the “July 26, 2021 Proposal”).

On July 27, 2021, the Board met for a regularly scheduled meeting, with senior management and representatives of Union Square and Cooley in attendance. As part of this meeting, the Board continued to consider the filing of a shelf registration statement in connection with a potential equity raise. Senior management reviewed the terms of the July 26, 2021 Proposal with the Board. The Board discussed the fact that the proposed price had not changed despite changes to some of the non-price terms. Management discussed the Company’s second quarter results and the upcoming third quarter guidance in addition to an update on the Company’s prospects, including sales and customer outlook, product strategy and operations. The Board concluded that the July 26, 2021 Proposal undervalued the Company even with the inclusion of the unsecured loan and that the Company would wait until after the Company’s second quarter earnings announcement before responding to the July 26, 2021 Proposal. In light of the status of these discussions, the Board authorized management and representatives of Union Square to contact a select group of strategic acquirers identified by the Strategic Committee to gauge their interest in a strategic acquisition, in the context of the Board and management’s view of the prospects of the business at the time.

Between August 16, 2021 and October 28, 2021, representatives Union Square held calls with Party G, Party H and Party I, to discuss their respective interests in a potential strategic acquisition of the Company. Each of the parties told representatives of Union Square initially that they would need additional time to consider and eventually confirmed that they were not interested in making a proposal at the time.

On August 25, 2021, Mr. Jenks called Mr. Lowe to discuss the July 26, 2021 Proposal and conveyed the Board’s position. Mr. Lowe told Mr. Jenks that he would convey the message back to Lumentum’s board of directors.

On August 26, 2021, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management provided the Strategic Committee with a business update. Representatives of Union Square presented preliminary analyses with respect to the Company’s financial performance, and reviewed the status of outreach to prospective strategic acquirors. The Strategic Committee then reviewed the July 26, 2021 Proposal. The Strategic Committee discussed, with input from management and representatives of Union Square, whether to continue to pursue the Lumentum opportunity and, if so, at what price. After further discussion, the Strategic Committee determined not to accept the July 26, 2021 Proposal and instructed Mr. Jenks to deliver to Lumentum a written counter proposal for $16.25 per share in cash and a $50 million unsecured loan.

On August 27, 2021, Mr. Jenks sent Mr. Lowe of Lumentum a written counterproposal for $16.25 per share in cash with a requirement that Lumentum provide to the Company a $50 million unsecured loan (the “August 27, 2021 Counterproposal”). Mr. Jenks and Mr. Lowe then discussed the August 27 Counterproposal.

On August 30, 2021, Mr. Jenks and a senior executive of Party C held a call to discuss strategic possibilities between the two companies. During the months of September and October 2021, representatives of the Company and Party C held further exploratory and due diligence discussions, with Party C ultimately determining that they were not interested in pursuing a business combination transaction. The Company and Party C entered into a non-disclosure agreement dated September 30, 2021, which did not contain standstill provisions.

On September 4, 2021, Mr. Lowe called Mr. Jenks to preview that Lumentum planned to send a revised proposal.

On September 5, 2021, Mr. Jenks received a non-binding indication of interest (the “September 5, 2021 Proposal”) from Lumentum, offering to acquire the Company for $14.75 per share in cash (representing an implied 51% premium to the closing price of $9.74 on September 3, 2021) and to provide the Company with a $50 million unsecured loan.

On September 7, 2021, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance, to review and discuss the September 5, 2021 Proposal. Management and representatives of Union Square reviewed the terms of the September 5, 2021 Proposal, updated the members of the Strategic Committee on the conversation with other potential strategic parties, and provided an overview of potential near-term positive developments in the Company’s business. Following discussion, the Strategic Committee decided to maintain its $16.25 counterproposal and authorized Mr. Jenks to communicate that decision to Lumentum.

On September 9, 2021, Mr. Jenks called Mr. Lowe to update Mr. Lowe on the Strategic Committee’s response to the September 5, 2021 Proposal. Mr. Jenks informed Mr. Lowe that the Company was maintaining its $16.25 counterproposal, but they would be willing to share additional information that would give Lumentum the opportunity to increase its price to meet the Strategic Committee’s $16.25 counterproposal.

On September 18, 2021, Union Square held a call with representatives of Goldman Sachs. The advisors discussed the proposed price of $14.75 per share in cash, and Union Square reiterated the Company’s $16.25 per share counterproposal and shared the Company’s perspectives on the second half of 2021. Goldman Sachs said Lumentum continued to believe that the Company would continue to face execution risks as it pursues its standalone plans. Goldman Sachs shared some high-level perspectives on valuation, and indicated that they and Lumentum would evaluate the possibility of increasing its proposal.

On September 29, 2021, Mr. Jenks received a call from Mr. Ramaswami, a member of the Board. Mr. Ramaswami informed Mr. Jenks that he was at a dinner earlier that evening with a representative of Goldman Sachs who raised the topic of the Company’s potential transaction with Lumentum and highlighted the current positions of both parties. Mr. Ramaswami informed the representative of Goldman Sachs that the Board was fully supportive of the existing $16.25 counterproposal that had been made.

On September 30, 2021, the Company received a non-binding indication of interest (the “September 30, 2021 Proposal”), offering to acquire the Company for $16.00 per share in cash (representing an implied 83% premium to the closing price of $8.71 on September 30, 2021) and to provide the Company with a $50 million unsecured loan to fund its capital and working capital needs. On the same day, Mr. Lowe called Mr. Jenks to indicate that this would be Lumentum’s “best and final” offer.

On October 3, 2021, the Strategic Committee met , with senior management and representatives of Union Square and Cooley in attendance. The Strategic Committee discussed, with input from management and representatives of Union Square, the terms of the September 30, 2021 Proposal. Representatives of Union Square also presented certain preliminary financial analyses to assist the Strategic Committee in evaluating the September 30, 2021 proposal. Following this discussion, the Strategic Committee unanimously decided to recommend to the Board to accept the September 30, 2021 Proposal and proceed expeditiously with executing a definitive merger agreement.

On October 5, 2021, the Board met, with senior management and representatives of Union Square and Cooley in attendance. The Board reviewed, with input from management, the terms of the September 30, 2021 Proposal. Representatives of Union Square provided an overview of the financial terms of the September 30, 2021 Proposal, recapped the negotiating history with Lumentum and other potential strategic acquirers, and presented certain preliminary financial analyses, including the Long Range Plan prepared by management, to assist the Board in its deliberations. The Board then discussed the September 30, 2021 Proposal, including an overview of the key legal terms with input from management and representatives of Cooley. After further discussion, the Board unanimously authorized management and the Company’s advisors to accept the September 30, 2021 Proposal, including by finalizing the terms of definitive merger agreement and the terms of an unsecured loan term sheet.

On October 6, 2021, representatives of Union Square had a call, in which they informed representatives of Goldman Sachs that the Company had secured the Board approval to proceed, based on the terms of the September 30, 2021 Proposal, with due diligence and parallel negotiation of the definitive merger agreement.

Also on October 6, 2021, Mr. Jenks informed Mr. Lowe that the Board had authorized management to pursue a strategic acquisition with Lumentum on the terms set forth in the September 30, 2021 Proposal.

On October 10, 2021, Mr. Jenks and Mr. Lowe held a call to discuss the parties’ respective positions in the September 30, 2021 Proposal and the response letter of October 6, 2021, and determine a path forward. They discussed next steps and Mr. Jenks noted that the Company would provide a response draft of the definitive agreement.

Between October 10 and November 3, 2021, senior management of the Company and Lumentum negotiated the final terms of the definitive merger agreement and unsecured loan term sheet with the assistance of their respective financial and legal advisors. In addition, during this time period, representatives of the Company, Lumentum, Union Square, Goldman Sachs, Cooley and Wilson Sonsini participated in various due diligence discussions.

On October 15, 2021, in response to a follow up message from representatives of Union Square, which was sent at the direction of the Board, Mr. Jenks received an update from Party C that they were continuing to consider a strategic acquisition internally and would try to respond before the end of October.

On October 19, 2021, Mr. Jenks and Mr. Lowe held a discussion about the ongoing process, deal-related communications and logistics around the companies’ respective earnings releases in connection with a potential announcement before earnings. During the second half of October until November 4, 2021, Mr. Jenks and Mr. Lowe continued to have regular calls to discuss the status of the transaction and related matters.

On October 20 and October 23, 2021, Mr. Jenks and the Chief Executive Officer of Party F held discussions to explore the possibility of a transaction between the Company and Party F, with Party F noting that it would continue to discuss the opportunity internally.

On October 23, 2021, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Representatives of Union Square provided a review of recent developments with respect to the negotiations with Lumentum, including the status of due diligence, transaction discussions, and potential timing. Representatives of Union Square then reviewed the status of discussions and recent activities with several other potential strategic partners. Representatives of Cooley then reviewed the current terms of the merger agreement being negotiated between the parties. The Strategic Committee provided feedback and guidance to management and the Company’s advisors on various matters relating to the negotiations.

On October 26, 2021, the Board met for a regularly scheduled meeting, with senior management and representatives of Union Square and Cooley in attendance. The Board discussed updates on the process with Lumentum and a summary of other strategic conversations. Representatives of Union Square reviewed the status of due diligence and discussions with Lumentum and potential timing of a transaction. Representatives of Cooley then reviewed key terms of the merger agreement, including with respect to operating covenants, regulatory approvals to be obtained and other closing conditions, as well as the proposed terms of the unsecured loan, which had previously been discussed with the Strategic Committee. Following discussion on the foregoing, the Board discussed next steps on the transaction with Lumentum.

On October 27, 2021, Mr. Jenks had a call with Party F where Party F indicated that they were not in a position to pursue an acquisition proposal at such time.

On October 31, 2021, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance. Management and representatives of Cooley provided an overview of the current terms of the merger agreement. Representatives of management then reviewed the proposed line of credit from Lumentum and summary terms. Representatives of Cooley then reviewed certain fiduciary duty considerations with regard to the proposed line of credit in light of the overall proposed transaction, including under the Revlon and Unocal doctrines. Within this context, representatives of Union Square summarized the business reasons for the credit line and the negotiations that led to the agreement. Representatives of Union Square also noted that the loan would be in lieu of the Company’s intention to raise capital as an independent company to support these initiatives, under the Company’s previously-filed Registration Statement on Form S-3 under the Securities Act of 1933, as amended. The Strategic Committee considered whether the terms of the loan would be preclusive and deter other parties that may consider making an acquisition proposal. In this regard, representatives of Union Square advised that in their view the other logical bidders for the Company would not be deterred from making a topping bid as a result of this loan facility because those parties are all large-cap companies with sufficient cash resources to assume or pay off the loan. After discussion, the Strategic Committee expressed support for the overall line of credit proposal and authorized management to continue negotiations on open issues. The Strategic Committee also discussed updates on conversations with other strategic parties. Union Square also reviewed its preliminary views on valuation benchmarks based on the Financial Projections that it had been provided by management—for more information about these forecasts please see the section of this proxy statement captioned “—Financial Projections”.

Between November 1 and November 3, 2021, representatives from the Company, Lumentum, Wells Fargo Bank and their respective legal advisors held follow up discussions to finalize the terms sheet for the $50 million unsecured loan.

On November 2, 2021, the Strategic Committee met, with senior management and representatives of Union Square and Cooley in attendance, to review the status of negotiations with Lumentum, to discuss the range of alternatives that had been considered and assessed, and to assess the ability to complete the Lumentum transaction as planned. With respect to the range of alternatives, management noted that the Company had engaged in conversations regarding each of these alternatives over the past year (and longer), including the Company remaining independent and raising additional equity or debt financing, pursuing a sale of the Company (including the current transaction with Lumentum), a “going-private” transaction with one or more private equity investors and a potential transaction with a special purpose acquisition company (“SPAC”) involving the sale of a portion of the Company’s business. In particular, management noted that a hypothetical SPAC alternative transaction would take substantial time to explore and involve substantial management distraction and execution risk, at a time when the industry was moving very rapidly. The Strategic Committee also expressed a view that the risk-adjusted probability of the speculative value of such alternative transaction was not compelling in light of the certainty of value being offered by Lumentum. It was also noted that such a SPAC transaction, or other take private alternative, would likely involve considerable time, effort and expense and may not be tax-efficient for the Company. As a result, the Committee members unanimously concurred that pursuing the Lumentum transaction remained in the best interests of the Company and its stockholders at the present time.

On November 3, 2021, the Board met, with senior management and representatives of Union Square and Cooley in attendance. Management and the members of the Strategic Committee reviewed its discussion with the Board with respect to the potential alternatives, including a transaction with a SPAC involving the sale of a portion of the Company’s business. The Board then reviewed, and approved for use, the Financial Projections in detail. Management and representatives of Union Square and Cooley reviewed the term sheet for the $50 million unsecured loan (which review included a discussion of the fiduciary matters discussed at the October 31, 2021 Strategic Committee meeting), the terms of the Merger Agreement and the disclosure schedules. Representatives of Union Square reviewed financial analyses of the $16.00 in cash per share of the Company common stock to be paid by Lumentum pursuant to the merger agreement. Representatives of Union Square then rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of November 3, 2021, and based upon and subject to the factors and assumptions set forth therein, the $16.00 per share Merger Consideration to be paid to the holders of Company Common Stock (other than the holders of the Cancelled Shares or the Dissenting Shares), pursuant to the Merger Agreement was fair from a financial point of view to such holders of Company Common Stock. Representatives of management and Cooley reviewed the key terms of the Merger Agreement and the related disclosure schedules with the Board, including (i) key closing conditions such as regulatory approval and a detailed discussion relating to the potential regulatory risks involved with the transaction, (ii) restrictions on the Company’s ability to operate its business between the signing and closing of the Merger Agreement, (iii) the treatment of equity awards, (iv) a “no-shop” restriction requiring the Company to cease all third-party negotiations or discussions and prohibiting the Company from further soliciting other acquisition proposals (subject to a fiduciary out for a superior proposal), (v) Lumentum’s commitment regarding a $50 million unsecured loan between signing and closing, (vi) the termination fee to be paid by the Company in certain circumstances, and (vii) the termination fee (and an enhanced termination fee) payable by Lumentum in certain circumstances. Representatives of Cooley answered questions from members of the Company Board regarding the terms of the merger agreement and reviewed the Board’s fiduciary duties in connection with the transaction. After further discussion with the Company’s advisors, the Board unanimously voted to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and directed the Company management to finalize and execute the definitive agreements.

Thereafter, the parties executed and delivered the Merger Agreement, dated as of November 3, 2021.

On November 4, 2021, prior to the opening of trading, Lumentum and the Company released first quarter 2022 earnings and third quarter 2021 earnings, respectively, and announced the signing of the Merger Agreement.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of NeoPhotonics and its stockholders, (iii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of NeoPhotonics at the Special Meeting and (v) resolved to recommend, on behalf of NeoPhotonics, that the holders of shares of common stock adopt this Agreement in accordance with the applicable provisions of the DGCL.

The Board of Directors unanimously recommends, on behalf of NeoPhotonics, that you vote: (i) “FOR” the adoption the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.

Reasons for the Merger

At its November 3, 2021 meeting held to evaluate the proposed Merger, the Board of Directors unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of NeoPhotonics and its stockholders, (iii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of NeoPhotonics at the Special Meeting and (v) resolved to recommend that the holders of shares of common stock adopt this Agreement in accordance with the applicable provisions of the DGCL. The Board of Directors recommends that NeoPhotonics’ stockholders vote:

1.	“FOR” the Merger Proposal;

2.	“FOR” the Compensation Proposal; and

3.	“FOR” the Adjournment Proposal.

In evaluating the Merger and the Merger Agreement and arriving at its determination, the Board of Directors consulted with NeoPhotonics’ senior management, NeoPhotonics’ financial advisor, Union Square, and NeoPhotonics’ outside legal counsel, Cooley, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Merger to NeoPhotonics and its stockholders. The Board of Directors believed that, taken as a whole, the following factors supported its decision to approve the Merger (which are not in any relative order of importance) and believed that on a risk adjusted basis a transaction at this time could yield the most value to NeoPhotonics stockholders:

•

Merger Consideration. The value of the Merger Consideration of $16.00 per share to be received by NeoPhotonics stockholders in relation to (1) the historical market prices of NeoPhotonics common stock prior to the announcement of the Merger; (2) the Board of Directors’ assessment, based on the Board of Directors’ and NeoPhotonics senior management’s experience and knowledge of the industry and discussions with, and presentations from, representatives of Union Square, of the value of NeoPhotonics as an independent entity; and (3) the value that could potentially be obtained through other strategic alternatives available to NeoPhotonics.

•

Premium to Trading Price of NeoPhotonics Common Stock. The fact that the Merger Consideration of $16.00 per share represented a compelling premium to historical market prices for the shares of NeoPhotonics common stock, including a premium of:

•	approximately 39% to the closing price per share of NeoPhotonics common stock of $11.52 on November 3, 2021, the last full trading day prior to the date of announcement of the Merger Agreement; and

•	approximately 84% to the closing price per share of NeoPhotonics common stock of $8.71 on September 30, 2021, the day when NeoPhotonics received the “September 30, 2021 Proposal” from Parent;

•

approximately 80% to the closing price per share of NeoPhotonics common stock of $8.90 on August 3, 2021, the last full trading day prior to the date of announcement of the Company’s second quarter financial results; and

•	approximately 63% to the 30-day volume weighted average price of $9.80, ending on November 3, 2021, the last full trading day prior to announcing the Merger.

•

Scale of the Business and R&D. NeoPhotonics is a leading designer of advanced hybrid photonic integrated optoelectronic solutions that enable the increased performance, reliability and power efficiency for the highest speed over distance optical communications for cloud, data center and telecom networks. NeoPhotonics’ internet communications technology customers are large and global with a need for global scale and support. Parent has broad and deep manufacturing, R&D and financial assets, which would benefit customers and users of NeoPhotonics’ capabilities. The Board of Directors recognized that the combination of NeoPhotonics and Parent assets could provide the resources and technology to accelerate the implementation of these core technologies in telecom and data center applications, without which, the Company could be subject to additional market and execution risks. Therefore, the Board of Directors believed that the Merger Consideration offered by Parent would likely provide the highest value for the NeoPhotonics stockholders.

•

Consideration of Continuing to Operate as an Independent Company. The Board of Directors considered (i) NeoPhotonics’ business, assets, financial condition, results of operations, management, competitive position and prospects, (ii) NeoPhotonics’ current financial plan as a standalone company, including the initiatives, the likely return and the potential execution risks associated with such plan (iii) NeoPhotonics’ need to be able to continue to innovate and expand its scale and efficiency to be able to service customer needs and current and anticipated industry, international, economic, and stock and credit market conditions, (iv) NeoPhotonics’ competitive position, including the ongoing consolidation of the optical communications industry, which will make it more difficult for NeoPhotonics to compete as a standalone company and to win volume and sustainable revenue with large scale, global customers, and (v) the various additional risks and uncertainties that are described in NeoPhotonics’ most recent annual report on Form 10-K filed with the SEC or subsequently filed quarterly reports on Form 10-Q. In connection with these considerations, the Board of Directors considered that as an independent company that its common stock may not trade at levels equal to or greater than the value of the Merger Consideration in the near term, over an extended period of time, or at all.

•

Negotiations with Parent. The benefits that NeoPhotonics and its advisors were able to obtain during its extended negotiations with Parent, including an increase in Parent’s offer price per share from the beginning of the discussions to the end of the negotiations (as more fully described below under the section of this proxy statement captioned “—Background of the Merger”). The Board of Directors believed that, as a result of an active and thorough negotiating process between the parties and their respective advisors, the consideration reflected in the Merger Agreement was the highest value that could be obtained by NeoPhotonics stockholders from Parent, and there was substantial risk of losing Parent’s best and final offer of $16.00 per share if NeoPhotonics continued to pursue a higher price from Parent or other counterparties.

•

Full Amount of Merger Consideration in Cash. The fact that 100% of the Merger Consideration will be paid in cash, which allows NeoPhotonics stockholders to immediately realize liquidity and certainty of value in respect of their shares of NeoPhotonics common stock, while eliminating for NeoPhotonics’ stockholders the risk of the continued execution of NeoPhotonics’ business on a standalone basis.

•

Financial Analysis and Opinion of Union Square Advisors LLC. The Board of Directors received an oral opinion of Union Square, subsequently confirmed in the written opinion of Union Square to the Board of Directors on November 3, 2021, to the effect that, as of November 3, 2021, and based upon and subject to the various assumptions and qualifications made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth in its opinion, the Merger Consideration to be received by the holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares), pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. You are urged to read Union Square’s written opinion, which is set forth in its entirely in Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety and Union Square’s analyses in the section of this proxy statement captioned “—Opinion of Union Street Advisors LLC”.

•

Regulatory Efforts to Consummate the Merger. The obligation of Parent in the Merger Agreement to use reasonable best efforts to obtain such approvals, consents and clearances of governmental authorities required to consummate the Merger, subject to the terms of the Merger Agreement, and that therefore Parent may be required to comply with conditions or limitations imposed by governmental authorities, subject to certain exceptions.

•	Likelihood of Consummation. The expectation that the closing could be achieved in a timely manner under the terms of the Merger Agreement.

•

Terms of the Merger Agreement. The terms and conditions of the Merger Agreement (as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement”), including:

•

The conditions to the parties’ obligations to complete the Merger being specific and limited, including the requirement that the Merger Agreement be adopted by the holders of at least a majority of the outstanding shares of NeoPhotonics common stock;

•

NeoPhotonics’ right to engage in negotiations with, and provide information to, a third party that makes an unsolicited written bona fide proposal relating to an alternative transaction that is made after November 3, 2021 and prior to the time that the Merger Agreement and the transactions contemplated thereby, including the Merger, are approved by NeoPhotonics’ stockholders, if the Board of Directors has determined in good faith, after consultation with Cooley and Union Square, that such proposal constitutes or would reasonably be expected to lead to a transaction that is superior to the proposed transaction with Parent, subject to compliance with certain procedural requirements;

•

NeoPhotonics’ ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to certain conditions of the Merger Agreement and paying Parent a termination fee of $27,500,000, which the Board of Directors concluded (i) was not likely to unduly discourage competing third-party proposals or reduce the amount of such proposals and (ii) was reasonable in the context of comparable transactions and the risks inherent in undertaking this transaction;

•

The fact that the Merger Agreement provides that under certain specified circumstances Parent will pay NeoPhotonics a termination fee in the amount of $55,100,000 if the Merger Agreement is terminated related to the failure to obtain antitrust approvals and if Parent takes certain other specified actions (including entering into any definitive agreement for an acquisition that causes a material delay in, or results in the failure of, the consummation of the Merger), Parent will pay an additional termination fee in the amount of $36,700,000;

•	NeoPhotonics being entitled to specific performance to prevent breaches of the Merger Agreement;

•

The end date of August 3, 2022 (subject to an automatic extension under certain circumstances first to November 3, 2022 and then to February 3, 2023, in each case, in order to obtain required regulatory approvals), allowing for time that the Board of Directors believes to be sufficient to complete the Merger

•

Strategic Alternatives. The Board of Directors, with the assistance of representatives of Union Square and Cooley, considered the strategic, business and legal considerations relating to a potential transaction with Parent and the risks and benefits of a potential transaction compared to other potential strategic alternatives, including (i) acquiring companies and disposing of non-core assets, (ii) divesting major business or minor businesses of the company, (iii) spinning out or merging parts of the company with other business, (iv) raising capital from strategic investors or from public markets to fuel independent growth, and (v) the continuation of NeoPhotonics’ business plan as an independent enterprise. The Board of Directors concluded that a potential transaction with Parent was more favorable to NeoPhotonics stockholders and would likely deliver immediate value and benefit to NeoPhotonics stockholders that was higher than the risk-adjusted values that could be achieved for NeoPhotonics stockholders with other potential strategic alternatives.

•

Absence of Competing Offers. The fact that, since September 30, 2017, NeoPhotonics (i) engaged in discussions with a number of parties (including Parent), including potential strategic and financial partners in an effort to obtain the best value reasonably available to NeoPhotonics stockholders, and Parent’s proposal was the highest value offer received, reflecting the companies’ complementarity and strategic synergies that should be enabled by the combination. The Board of Directors also believed that the benefits of soliciting interest from other additional potential parties were outweighed by a number of risks, including that such solicitation would further increase market speculation and the potential for leaks, and jeopardize or, at a minimum, delay the proposed transaction with Parent.

•	Financing Strength of Parent. The fact that Parent’s financial strength allows Parent to consummate the Merger without the need for additional financing.

•	Stockholders’ Ability to Reject the Merger. The fact that the Merger is subject to approval by NeoPhotonics stockholders, who would be free to reject the Merger.

•

Parent Cash Advances. The fact that, subject to the terms of the Merger Agreement and the Financing Term Sheet set forth in Exhibit A to the Merger Agreement and the execution and delivery of definitive loan documentation, upon the written request of NeoPhotonics, Parent shall provide unsecured subordinated loans up to $50 million to NeoPhotonics, which would provide NeoPhotonics financing that may be necessary for NeoPhotonics to operate its business during the pendency of the Merger on terms that are, taken as a whole, likely better than those that could otherwise be obtained from an unrelated third party.

•

Appraisal Rights. The fact that, under the applicable DGCL provisions, NeoPhotonics’ stockholders who do not vote in favor of the merger and otherwise comply with the requirements of the DGCL would have the right to pursue their appraisal rights under the DGCL if the Merger is completed.

The Board of Directors also considered certain other uncertainties, risks and potentially negative factors in its deliberations concerning the Merger, including the following (which are not in any relative order of importance):

•

The fact that NeoPhotonics would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of NeoPhotonics, including as a result of projected synergies.

•	The risk that necessary regulatory approvals, which are not entirely within the parties’ control, may be delayed, conditioned or denied.

•

The risks and costs to NeoPhotonics if the Merger does not close or is not completed in a timely manner, including, the diversion of management and employee attention, the potential for increased employee attrition during the period prior to the completion of the Merger, the potential effect of the Merger on NeoPhotonics’ business and relationships with customers, suppliers and strategic partners, any or all of which risks and costs, among other things, could adversely affect NeoPhotonics’ overall competitive position and the trading price of NeoPhotonics’ common stock.

•

The restrictions on the conduct of NeoPhotonics’ business prior to the completion of the Merger, requiring NeoPhotonics to conduct its business and operations in the ordinary course in all material respects and in accordance with past practice, subject to specific exceptions.

•	The risk of non-completion of Parent’s interim financing commitment and the resulting impact on NeoPhotonics ability to raise financing.

•	The failure of NeoPhotonics stockholders to approve the Merger Proposal, and the effect the resulting public announcement of the termination of the Merger Agreement may have on:

•	the trading price of NeoPhotonics common stock; and

•	NeoPhotonics’ business and operating results, particularly in light of the costs incurred in connection with the transaction.

•

The requirement that NeoPhotonics must pay to Parent a termination fee of $27,500,000 under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merge Agreement in order to enter into an agreement with respect to a Superior Proposal (as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—the Board of Directors’ Recommendation; Company Adverse Change Recommendation”).

The fact that, in order to terminate the Merger Agreement to accept a Superior Proposal, the Third Party making such Superior Proposal (or its applicable Affiliate) must either (x) enter into a customary assignment and assumption agreement, providing for the assumption of all of Parent’s and/or its affiliates’ rights and obligations under the Definitive Financing Documentation, become a party to any intercreditor agreement in place between Parent and Wells Fargo Bank (or their respective affiliates) and pay to Parent an amount equal to the Aggregate Cash Advances, together with any accrued and unpaid interested thereon, as of the date of such termination (the “Outstanding Debt Amount”) or (y) pay to Parent an amount equal to the Outstanding Debt Amount.

•

The fact that the terms of the Merger Agreement prohibits NeoPhotonics and its representatives from soliciting third party acquisition proposals until the earlier of the filing of the certificate of merger and the termination of the Merger Agreement. Further, the requirement that NeoPhotonics must pay to Parent a termination fee of $27,500,000 described above may discourage other parties potentially interested in an acquisition of, or combination with, NeoPhotonics from pursuing that opportunity.

•

The fact that, if Parent fails to complete the Merger as a result of a breach of the Merger Agreement in certain circumstances, remedies may be limited to the termination fee payable by Parent described above, which may be inadequate to compensate NeoPhotonics for the damage caused, and if available, other rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain.

•

The significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the retention costs to be incurred in connection with the Merger (many of which are payable regardless of whether the Merger is completed).

•	The fact that an all cash transaction would be generally taxable to NeoPhotonics stockholders that are U.S. persons for U.S. federal income tax purposes.

•	The risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of NeoPhotonics’ common stock.

•	The risk of litigation arising in respect of the Merger Agreement or the transactions contemplated thereby.

•

The fact that NeoPhotonics’ directors and officers may have interests in the Merger that may be different from, or in addition to, those of NeoPhotonics’ stockholders (see the section of this proxy statement captioned “—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger”).

The Board of Directors concluded that the potentially negative factors associated with the Merger were significantly outweighed by the potential benefits that it expected the NeoPhotonics stockholders would achieve as a result of the Merger, including the belief of the Board of Directors that the proposed Merger would maximize the immediate value of NeoPhotonics stockholders’ shares and minimize the risks and uncertainty affecting the future prospects of NeoPhotonics, including the potential execution risks associated with its stand-alone financial plan. Accordingly, the Board of Directors determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of NeoPhotonics and NeoPhotonics stockholders.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but describes the material factors considered by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not consider it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors. In addition, the Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, support or did not support its ultimate determination. The Board of Directors based its recommendation on an overall analysis and on the totality of the information presented to and factors considered by it, including the input from NeoPhotonics’ senior management and its outside legal and financial advisors. After considering this information, the Board of Directors approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended that NeoPhotonics stockholders adopt the Merger Agreement.

In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different form, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of NeoPhotonics.

This explanation of NeoPhotonics’ reasons for the Merger and other information presented in this section is forward-looking in nature and, therefore, should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements”.

Financial Projections

While NeoPhotonics has publicly issued limited short-term guidance concerning aspects of its expected financial performance from time to time, it does not, as a matter of course, publicly disclose forecasts or internal projections as to future financial performance or results of operations due to the inherent unpredictability of the underlying assumptions and projections. However, in connection with the review of potential strategic alternatives, including NeoPhotonics’ evaluation of the Merger, NeoPhotonics’ management, at the direction of the Board of Directors, prepared certain unaudited prospective financial information. NeoPhotonics management provided the Financial Projections (as defined below) to the Board of Directors, and at the direction of the Board of Directors, to Union Square. The Board of Directors directed Union Square to use the Financial Projections as they existed at the applicable time in connection with providing financial analyses in connection with the evaluation by the Board of Directors of potential strategic alternatives, including the Merger.

In June 2021, NeoPhotonics’ management prepared non-public, unaudited prospective financial information for the remainder of the 2021 calendar year and for calendar years 2021 through 2023 (the “Long Range Plan”), and the Long Range Plan was discussed with the Board of Directors in connection with the evaluation of potential strategic alternatives, including the Merger, on October 17, 2021. The Long Range Plan was provided and approved for use by NeoPhotonics’ management to Union Square in summary form on October 4, 2021. A more detailed form of the Long Range Plan was provided by NeoPhotonics’ management on October 16, 2021, as well as to Parent on October 18, 2021, and to Party C on October 8, 2021. As the Long Range Plan was shared with Parent, other potential acquirers, and Union Square, NeoPhotonics also discussed with such parties the risks related to the Long Range Plan, including what portion of the projected revenue and related expenses were driven by product design engagements not yet won. NeoPhotonics’ management subsequently made certain unaudited prospective extrapolations (the “Extrapolated Financials, and collectively with the Long Range Plan, the “Financial Projections”) based on the Long Range Plan for calendar years 2024 through 2026. On November 3, the Extrapolated Financials were discussed with the Board of Directors in connection with the evaluation of potential strategic alternatives, including the Merger, and the Extrapolated Financials and the previously discussed Long Range Plan were approved for use by the Board of Directors. The Extrapolated Financials were provided to Union Square on October 28, 2021 as well as Parent on October 29, 2021.

The Financial Projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, as applied in the United States (“GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The non-GAAP financial measures used in the Financial Projections were relied upon by the Board of Directors in connection with its consideration of the Merger and the Merger Consideration. While NeoPhotonics believes that such non-GAAP financial measures provide useful supplemental information in analyzing NeoPhotonics’ financial results, there are limitations associated with the use of such financial measures. Such non-GAAP measures as used by NeoPhotonics may not be directly comparable to similarly titled measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Board of Directors or NeoPhotonics’ financial advisor in connection with the Merger. Accordingly, NeoPhotonics has not provided a reconciliation of the financial measures included in the Financial Projections to the relevant GAAP financial measures. The Financial Projections may differ from published analyst estimates and forecasts, and do not take into account any events or circumstances after the date they were prepared, including the announcement of the transactions.

The Financial Projections reflect estimates and assumptions made by NeoPhotonics management with respect to general business, economic, competitive, regulatory and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond NeoPhotonics’ control. In particular, the Financial Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions (as described below) that are inherently uncertain. Because the Financial Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on NeoPhotonics’ business and its results of operations. None of NeoPhotonics, Parent or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder regarding the validity, reasonableness, accuracy or completeness of the Financial Projections or the ultimate performance of NeoPhotonics relative to the Financial Projections. The inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation of NeoPhotonics that the Financial Projections or the information contained therein is material. Except as required by applicable law, neither NeoPhotonics nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Financial Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Financial Projections, which were prepared as of an earlier date.

The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding NeoPhotonics in its public filings with the SEC. The Financial Projections were developed by NeoPhotonics management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement, and therefore the Financial Projections do not give effect to the Merger or any changes to NeoPhotonics’ operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Merger. Furthermore, the Financial Projections do not take into account the effect of any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context.

The Financial Projections further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Financial Projections should not be regarded as an indication that NeoPhotonics or anyone who received the Financial Projections then considered, or now considers, the Financial Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. NeoPhotonics management views the Financial Projections as being subject to inherent risks and uncertainties associated with such long-range projections.

Non-GAAP gross profit, non-GAAP operating profit before stock based compensation (“SBC”), adjusted EBITDA, non-GAAP operating profit after SBC, non-GAAP net income, non-GAAP unlevered net income, unlevered free cash flow, pre-tax profit for cash tax provision and tax benefit of net operating losses (“NOL”) contained in the Financial Projections set forth below are each “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The information and table set forth below is included solely to give NeoPhotonics stockholders access to certain of the financial projections that were made available to the Board of Directors and Union Square Advisors and is not included in this proxy statement in order to influence any stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose.

Long Range Plan and Related Extrapolations

CYE December 31 | $ in millions	Q42021E	CY2022E(10)	CY203E(10)	CY2024E	CY2025E	CY2026E
Revenue	$100	$416	$483	$551	$622	$703
Non-GAAP Gross Profit(1)	$28	$122	$153	$190	$232	$281
Non-GAAP Operating Profit before SBC(2)	$5	$18	$33	$58	$89	$120
Adjusted EBITDA(3)	$10	$47	$66	$95	$128	$162
Non-GAAP Operating Profit after SBC(4))	$2	$0	$12	$36	$66	$96
Non-GAAP Net Income(5)	$1	($1)	$8	$27	$51	$75
Non-GAAP Unlevered Net Income(6)	$1	($0)	$9	$28	$52	$76
Unlevered Free Cash Flow(7)	($10)	$1	$2	$18	$38	$57
Pre-tax Profit for Cash Tax Provision(8)	—	$4	$16	$40	$69	$100
Tax Benefit of NOL(9)	—	$1	$3	$8	$15	$21

(1)

Non-GAAP Gross Profit, a non-GAAP financial measure, is calculated as Revenue less total non-GAAP cost of goods sold (adjusted for stock-based compensation, amortization of intangibles, depreciation of acquisition-related fixed asset step-ups, EOL inventory write-downs, accelerated depreciation, and restructuring charges).

(2)

Non-GAAP Operating Profit before SBC, a non-GAAP financial measure, is calculated by starting with Non-GAAP Gross Profit and subtracting total Non-GAAP Operating Expenses and excludes amortized integration, accelerated depreciation, restructuring and other non-recurring charges.

(3)	Adjusted EBITDA, a non-GAAP financial measure, is calculated by starting with Non-GAAP Operating Profit before SBC and adding back depreciation and amortization.
(4)	Non-GAAP Operating Profit after SBC, a non-GAAP financial measure, starts with Non-GAAP Operating Profit before SBC and includes the impact of stock-based compensation.
(5)	Non-GAAP Net Income, a non-GAAP financial measure, is calculated by starting with Non-GAAP Operating Profit after SBC and subtracting interest and other expenses and tax expenses.
(6)

Non-GAAP Unlevered Net Income, a non-GAAP financial measure, is calculated by starting with Non-GAAP Net Income, adding back interest expense and subtracting the impact of the tax shield on interest expense.

(7)

Unlevered free cash flow, a non-GAAP financial measure, is calculated as Non-GAAP Unlevered Net Income less capital expenditures and adding or subtracting (as applicable) the net impact of depreciation, amortization and other adjustments and changes in working capital and deferred taxes. Stock-based compensation is treated as a cash expense to account for future dilution impact and therefore is not added back.

(8)

Pre-tax Profit for Cash Tax Provision is a non-GAAP financial measure that adds back the impact of 33% of SBC in Q4 CY2021, trending down to 21% in CY2026 based on Company management’s view on the non-tax deductible portion of current compensation plans for the purposes of calculating estimated annual NOL usage.

(9)

Tax benefits of NOLs calculated based on a statutory tax rate of 21% as provided by management of the Company. Based on such rate and the amount of NOLs of the Company as provided by the management of the Company, the tax benefits of the NOLs were calculated for each calendar year through 2027 (the last year in which such NOLs would be utilized based on the pre-tax profits), with a $1 million tax benefit arising in CY2027 (such amount not reflected in the table above). With the approval of Company’s management, for purposes of a standalone company analysis, the calculations assumed that the full amount of the Company’s NOLs would be available to be utilized by the Company and not subject to any limitations set forth under any applicable tax law including Section 382 of the Internal Revenue Code.

(10)	Management forecast for 2022E and 2023E revenue includes $60 million of revenue from product design engagement not yet won.

Opinion of Union Square Advisors LLC

The Board of Directors retained Union Square to provide it with financial advisory services and a financial opinion in connection with a possible merger, sale or other strategic business combination. The Board of Directors selected Union Square to act as its financial advisor based on Union Square’s qualifications, expertise and reputation. At the meeting of the Board of Directors on November 3, 2021, Union Square rendered its oral opinion, subsequently confirmed in writing, that as of November 3, 2021, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Union Square, dated as of November 3, 2021, is attached to this proxy statement as Annex B and is incorporated herein by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Union Square in rendering its opinion. We encourage you to read the entire opinion carefully and in its entirety. Union Square’s opinion is directed to the Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement as of the date of the opinion. It does not address any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger. It does not constitute a recommendation to any holder of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) as to how to vote on the Merger or any matter related to the Merger, and does not in any manner address the prices at which our common stock will trade at any time. The summary of the opinion of Union Square set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Union Square, among other things:

(i)

Reviewed the draft of the Merger Agreement, which Union Square assumed to be in substantially final form and the executed copy of which would not vary in any respect material to Union Square’s analysis;

(ii)	Reviewed certain publicly available business and financial information of NeoPhotonics;

(iii)	Reviewed certain internal financial statements and other financial and operating data concerning NeoPhotonics;

(iv)	Reviewed certain financial projections and forecasts prepared by the management of NeoPhotonics and approved for Union Square’s use by NeoPhotonics;

(v)	Reviewed certain financial projections and forecasts prepared by Wall Street research analysts regarding NeoPhotonics;

(vi)	Discussed the past and current operations and financial condition of NeoPhotonics, as well as the prospects of NeoPhotonics, with senior management of NeoPhotonics;

(vii)	Reviewed the reported prices and trading activity for NeoPhotonics common stock;

(viii)

Compared the financial performance of NeoPhotonics and trading activity of NeoPhotonics common stock with that of certain other publicly traded companies comparable with NeoPhotonics and our securities;

(ix)

Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions and compared the proposed financial terms of the Merger with the financial terms of such comparable acquisition transactions;

(x)	Participated in discussions and negotiations among representatives of NeoPhotonics and Parent and their financial and legal advisors; and

(xi)	Performed such other analyses and considered such other factors as Union Square deemed appropriate.

For purposes of conducting its analysis of the fairness of the Merger and rendering its opinion, Union Square assumed with NeoPhotonics’ consent and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available, supplied or otherwise made available to, discussed with, or reviewed by Union Square, and assumed no liability therefor. Union Square further relied upon the assurances of the management of NeoPhotonics that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the Financial Projections provided to Union Square by management of NeoPhotonics, for purposes of Union Square’s opinion, Union Square has assumed with NeoPhotonics’ consent that such Financial Projections (including any extrapolated financial assumptions) were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgment of management of NeoPhotonics as to the future competitive, operating and regulatory environments and related financial performance of NeoPhotonics. Union Square expressed no opinion with respect to such Financial Projections, or any other financial forecasts or the assumptions on which they were based.

For purposes of rendering its opinion, Union Square also assumed, with NeoPhotonics’ consent, that the representations and warranties of each party set forth in the Merger Agreement were true and correct, that each party to the Merger Agreement would perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the consummation of the merger would be satisfied without waiver or modification thereof, except, in each case, as would not be material to Union Square’s analyses. Union Square further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any delay, limitation, restriction or condition that would, in any respect material to Union Square’s analysis, have an adverse effect on Parent, NeoPhotonics or the consummation of the Merger. Union Square assumed that any modification to the structure of the Merger would not vary in any respect material to its analysis. Union Square is not a legal, regulatory, accounting or tax expert and assumed, without independent verification and with the permission of NeoPhotonics, the accuracy and completeness of assessments by NeoPhotonics and its advisors with respect to legal, regulatory, accounting and tax matters.

Union Square’s opinion is necessarily based on economic, market and other conditions as in effect on November 3, 2021, as well as the information publicly available, supplied or otherwise made available to it as of November 3, 2021. Events occurring after the date of the opinion, may affect Union Square’s opinion and the assumptions used in preparing it, and Union Square did not have or undertake any obligation to update, revise or reaffirm its opinion.

Union Square did not make, nor assumed any responsibility for making, any valuation or appraisal of any assets (including real estate) or liabilities (including the unsecured subordinated loans that may be provided by Parent to NeoPhotonics in conjunction with the Merger) of NeoPhotonics, and no such valuations or appraisals were provided to Union Square. Union Square was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date of the opinion, of the Merger Consideration to be received by the holders of NeoPhotonics’ common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement. Union Square expressed no opinion with respect to the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of NeoPhotonics, or as to the fairness of the amounts or nature of any compensation to be paid or payable to any of the officers, directors or employees of NeoPhotonics, or any class of such persons, whether relative to the Merger Consideration or otherwise. Union Square’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to NeoPhotonics, does not address the underlying business decision of NeoPhotonics to engage in the Merger, nor does it address how the NeoPhotonics or Parent stock prices will trade before or after announcement of the Merger, and as such is not intended to be and does not constitute a recommendation to the Board of Directors as to whether it should approve the Merger or accept the Merger Agreement.

Summary of Financial Analysis

The following is a brief summary of the material analyses performed by Union Square in connection with its oral opinion and the preparation of its written opinion dated November 3, 2021. The various analyses summarized below were based on the closing price of $11.52 per share (the “Unaffected Price”) of NeoPhotonics common stock as of November 3, 2021, which is the last full trading day before Parent and NeoPhotonics released earnings and announced the Merger (the “Unaffected Day”). Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Union Square, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

In performing the financial analysis summarized below and arriving at its opinion, Union Square used and relied upon certain financial projections provided by the management of NeoPhotonics and referred to in this proxy statement as the “Management Forecast.” Union Square also used and relied upon certain Wall Street financial projections based on FactSet consensus estimates and referred to in this proxy statement as the “Consensus Estimates.”

Selected Publicly Traded Company Analysis

Union Square performed a selected publicly traded company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Union Square compared certain financial estimates for NeoPhotonics with publicly available consensus estimates for selected companies that, based upon Union Square’s professional judgement and expertise, share similar business characteristics or those that have similar scale and operating characteristics. These companies included the following involving optical communication components, including tunable lasers, chip-based components, modules, wavelength management and switching.

•	II-VI Incorporated

•	Applied Optoelectronics, Inc.

•	Ciena Corporation

•	EMCORE Corporation

•	Infinera Corporation

•	IPG Photonics Corporation

•	Lumentum Holdings Inc.

For purposes of this analysis, Union Square analyzed the following statistics as of November 3, 2021, for each of the selected comparable companies:

•

The enterprise value (which is the market value as of November 3, 2021, plus short and long-term debt less cash and short-term investments) divided by estimated revenue for calendar year 2021, which is referred to below as Enterprise Value/CY2021E Revenue; and

•	The enterprise value divided by estimated revenue for calendar year 2022, which is referred to below as Enterprise Value/CY2022E Revenue.

•	The enterprise value divided by estimated revenue for calendar year 2023, which is referred to below as Enterprise Value/CY2023E Revenue.

•

The enterprise value divided by Adjusted EBITDA (“Adjusted EBITDA” which is estimated future earnings before interest, depreciation and amortization and stock-based compensation and non-recurring items) for calendar year 2022, which is referred to below as Enterprise Value/CY2022E Adjusted EBITDA.

•	The enterprise value divided by Adjusted EBITDA revenue for calendar year 2023, which is referred to below as Enterprise Value/CY2023E Adjusted EBITDA.

The following table summarizes the mean and median Enterprise Value / Revenue multiples of the selected group of publicly traded companies as of November 3, 2021:

Selected Publicly Traded Company Analysis Trading Statistics	Mean	Median
Enterprise Value/CY2021E Revenue	2.7x	2.2x
Enterprise Value/CY2022E Revenue	2.4x	2.0x
Enterprise Value/CY2023E Revenue	2.4x	1.9x

The following table summarizes the mean and median Enterprise Value / Adjusted EBITDA multiples of the selected group of publicly traded companies as of November 3, 2021:

Selected Publicly Traded Company Analysis Trading Statistics	Mean	Median
Enterprise Value/CY2022E Adjusted EBITDA	11.2x	11.7x
Enterprise Value/CY2023E Adjusted EBITDA	10.0x	9.3x

Based on the analysis of the relevant metrics for each of the selected publicly traded companies and upon the application of its professional judgment and expertise, Union Square selected representative ranges of financial multiples and applied these ranges of financial multiples to the relevant financial statistic for NeoPhotonics.

Based on NeoPhotonics’ outstanding shares on a fully diluted basis (including outstanding options and restricted stock units) as of November 3, 2021, which were provided by the management of NeoPhotonics and approved for Union Square’s use, Union Square calculated the estimated implied value per share of our common stock as follows:

Financial Statistics (Revenue)	Selected Publicly Traded Companies Representative Multiples Range	Implied Value Per Share of Our Common Stock
Enterprise Value/CY2021E Revenue (Management Forecast)	2.0x - 2.4x	$11.85 - $13.99
Enterprise Value/CY2022E Revenue (Management Forecast)	1.8x - 2.2x	$14.06 - $16.93
Enterprise Value/CY2023E Revenue (Management Forecast)	1.7x - 2.1x	$15.32 - $18.65

Financial Statistics (Adjusted EBITDA)	Selected Publicly Traded Companies Representative Multiples Range	Implied Value Per Share of Our Common Stock
Enterprise Value/CY2022E Adjusted EBITDA (Management Forecast)	10.7x - 12.7x	$9.79 - $11.41
Enterprise Value/CY2023E Adjusted EBITDA (Management Forecast)	8.3x - 10.3x	$10.66 - $12.96

Union Square noted that the consideration to be received by holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement was $16.00 per share.

No company utilized in the selected publicly traded analysis is identical to NeoPhotonics. In preparing the selected publicly traded company analysis, Union Square made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our businesses and the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Premiums Paid Analysis

Using publicly available information, Union Square analyzed the premiums offered for a broader group of technology deals from 2015 to present, based on data from Thomson SDC, Capital IQ, and FactSet as of November 3, 2021. The data includes 116 announced / completed U.S. technology deals with a public target and transaction value between $100 million and $3 billion, but excludes the following types of transactions: spinoffs, recapitalizations, exchange offers, and repurchases. Premiums are adjusted to reflect unaffected premiums in order to exclude the effects of transaction rumors leading up to the announcement of the transaction.

For all of these transactions, Union Square calculated the premium represented by the offer price over the target company’s volume-weighted average share price one trading day and 30 calendar days prior to the transaction’s announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Premiums Paid: Since 2015

Time Period Prior to Announcement	25th Percentile	75th Percentile	Mean	Median
1 Calendar Day	14%	42%	37%	24%
30 Calendar Days (VWAP)	14%	42%	36%	26%

Union Square observed that our common stock closed at $11.52 on the Unaffected Day. Union Square noted that the Merger Consideration of $16.00 pursuant to the Merger Agreement reflected a 39% premium to the closing price per share of our common stock on the Unaffected Day, and a 63% premium to the average closing price per share of our common stock for the 30 calendar days (volume weighted average) prior to and including the Unaffected Day.

Using a one-day premium reference range of 14% to 42% based on the 25th and 75th percentile of premiums paid, Union Square performed a premiums paid analysis using the closing price per share of our common stock on the Unaffected Day, of $11.52 per share. This analysis indicated a range of implied values per share of our common stock of $13.18 to $16.40 per share.

Using a 30-calendar day (volume weighted average) premium reference range of 14% to 42% based on the 25th and 75th percentile of premiums paid, Union Square performed a premiums paid analysis using the volume-weighted average closing price per share of our common stock for the 30 calendar days prior to and including the Unaffected Day, of $9.80 per share. This analysis indicated a range of implied values per share of our common stock of $11.15 to $13.93 per share.

The following table summarizes Union Square’s analysis:

Selected Share Price Metric	Price	Premium Range	Implied Price per Share
Premium to 1 Day (Unaffected) Price	$11.52	14% - 42%	$13.18 - $16.40
Premium to 30 Day (Unaffected) Average Price	$9.80	14% - 42%	$11.15 - $13.93

Union Square noted that the consideration to be received by holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement was $16.00 per share.

Precedent Transactions Analysis

Union Square performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. In connection with its analysis, Union Square compared publicly available statistics for 27 selected transactions (which we refer to as the selected precedent transactions) announced since December 2007, involving optical communication components, including tunable lasers, chip-based components, modules, wavelength management and switching. Utilizing its professional judgment and expertise, Union Square selected the precedent transactions because, based on Union Square’s professional judgement and expertise, they shared certain characteristics with the Merger. The following is a list of the selected precedent transactions reviewed and the month and year each transaction was announced:

Date Announced	Acquiror	Target
August 2021	Adtran, Inc.	Adva Optical Networking
February 2021	II-VI Incorporated	Coherent, Inc.
January 2021(1)	Cisco Systems, Inc.	Acacia Communications, Inc.
October 2020	Marvell Technology, Inc.	Inphi Corporation
October 2019	Huber+Suhner	Bktel
August 2019	Diodes Incorporated	Lite-On Semiconductor Corporation
November 2018	II-VI Incorporated	Finisar Corporation
March 2018	Lumentum Holdings Inc.	Oclaro, Inc.
July 2017	ADVA Optical Networking SE	MRV Communications, Inc.
November 2016	Inphi Corporation	ClariPhy Communications, Inc.
May 2016	IPG Photonics Corporation	Menara Networks, Inc.
April 2016	Corning Incorporated	Alliance Fiber Optic Products, Inc.
March 2016	Coherent, Inc.	Rofin-Sinar Technologies, Inc.
May 2015	Ciena Corporation	Cyan, Inc.
November 2014	Molex Incorporated	Oplink Communications, Inc.
October 2013	II-VI Incorporated	Oclaro, Inc. (2)
September 2013	II-VI Incorporated	Oclaro, Inc. (3)
April 2013	Avago Technologies Limited	CyOptics, Inc.
January 2013	NeoPhotonics Corporation	Lapis Semiconductor Co, Ltd. (4)
December 2012	Exotic Electro-Optics	Lightworks Optics
March 2012	Oclaro, Inc.	Opnext, Inc.
May 2011	IDEX Corporation	CVI Melles Griot
March 2011	Finisar Corporation	Ignis ASA
July 2010	Oclaro, Inc.	Mintera Corporation
July 2008	Opnext, Inc.	StrataLight Communications, Inc.
May 2008	Finisar Corporation	Optium Corporation
December 2007	Emcore Corporation	Intel Corporation (5)

(1)	Merger agreement amended from $70.00 per share in merger consideration (announced July 2019) to $115.00 per share in merger consideration (announced January 2021)
(2)	Oclaro’s Fiber Amplifier and Micro-Optics Business
(3)	Oclaro’s Switzerland-based Semiconductor Laser Business
(4)	LAPIS Semiconductor’s Semiconductor Optical Business Unit
(5)	Telecom Assets of Intel’s Optical Platform Division

Using publicly available estimates and other information for each of the selected precedent transactions, Union Square analyzed the following statistics for each of the selected precedent transactions:

•

The enterprise value of the target company divided by revenue for the last 12 months prior to the acquisition date (which we refer to as LTM), which is referred to below as Enterprise Value/LTM Revenue; and

•

The enterprise value of the target company divided by estimated revenue for the next 12 months following the acquisition date (which we refer to as NTM), which is referred to below as Enterprise Value/NTM Revenue.

The following table summarizes the mean and median Enterprise Value / Revenue multiples of the selected group of precedent transactions:

Selected Precedent Transactions Financial Statistic	Mean	Median
Enterprise Value/LTM Revenue	3.1x	1.6x
Enterprise Value/NTM Revenue	2.9x	1.5x

Based on the analysis of the relevant metrics and time frame for each selected precedent transaction and upon the application of its professional judgment and experience, Union Square selected representative ranges of implied financial multiples of the selected precedent transactions and applied these ranges of financial multiples to the relevant financial statistic for NeoPhotonics. The LTM and NTM financial statistics for NeoPhotonics were defined as the 12-month period ended on September 30, 2021, and the 12 month period to end on September 30, 2022, respectively.

The following table summarizes Union Square’s analysis:

Selected Precedent Transactions Financial Statistic	Representative Range	Implied Value Per Share of Our Common Stock
Enterprise Value/LTM Revenue	1.6x - 3.1x	$8.77 - $15.79
Enterprise Value/NTM Revenue (Consensus Estimates)	1.5x - 2.9x	$10.61 - $19.42

Union Square noted that the consideration to be received by holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement was $16.00 per share.

No company or transaction utilized in the selected precedent transactions analysis is identical to NeoPhotonics or the Merger. In evaluating the selected precedent transactions, Union Square made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, which are beyond our control, such as the impact of competition on our business or the industry generally, industry growth and the absence of any adverse material change in our financial condition or the industry or in the financial markets in general.

Discounted Cash Flow Analysis

Union Square calculated a range of prices per share for NeoPhotonics based on a discounted cash flow analysis to value NeoPhotonics as a standalone entity. Union Square utilized for its analysis and with NeoPhotonics’ consent, the Management Forecast which consisted of the Financial Projections. Unlevered free cash flow was derived as Non-GAAP Unlevered Net Income after stock-based compensation, excluding non-recurring items adding back depreciation, amortization and other items and subtracting for change in working capital, deferred taxes and capital expenditures. Stock-based compensation was subtracted in order to derive unlevered free cash flow and not added back in order to capture the dilutive impact of future share issuances. Union Square calculated the present value of unlevered free cash flows for the fourth quarter of calendar year 2021 and 2022 through 2026 and terminal values in the calendar year 2026 using discount rates, selected upon the application of Union Square’s professional judgment and experience, ranging from 9.3% to 11.3%, which were based on a weighted average cost of capital calculation. The terminal value was derived by applying perpetuity growth rates, selected upon the application of Union Square’s professional judgment and experience, ranging from 3.5% to 4.5% and applied to the terminal year (2026) estimate of the unlevered free cash flow. The resulting enterprise value ranges based on the present values of the unlevered free cash flows, and terminal value was adjusted to add net cash to derive a range of implied equity values. For the purposes of calculating NeoPhotonics’ use of its federal net operating loss carryforwards, a nominal U.S. corporate tax rate of 21% was assumed, at the consent of management of NeoPhotonics, for calendar years 2021 through 2026 and included adjustment for any expiration of these net operating losses.

To derive an implied share price reference range per share of our common stock, Union Square divided the total implied equity values plus the present value of the net operating losses by the amount of our fully diluted shares of common stock outstanding as of November 1, 2021. This analysis indicated an implied price per share of $10.86 to $17.35, as compared to the Merger Consideration of $16.00 per share of our common stock.

Other Information

Union Square observed additional factors that were not considered part of Union Square’s financial analysis with respect to its opinion, but which were noted as reference data for the Board of Directors, including the following information described under the sections of this proxy statement captioned “—Historical Share Price Analysis,” and “—Research Analyst Price Targets for NeoPhotonics Corporation.”

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of our common stock, Union Square considered the historical data with regard to the trading prices of our common stock over the past 5 years prior to the announcement of the proposed transaction. The table below shows the closing price of our common stock as of November 3, 2021 as Current Share Price, the 30-calendar day volume weighted average price, the 60-calendar volume weighted average price, the volume weighted average price for each of the past 5 years including the high and low for the 1, 2, 3, 4 and 5-year periods. During this time period, our common stock ranged from $3.56 to $14.57 per share. In addition, Union Square noted that the consideration to be received by holders of shares of NeoPhotonics common stock (other than Holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement of $16.00 per share. Union Square calculated the implied premium of the $16.00 per share consideration in comparison to the prices at these different time periods. During this time period, the premium ranged from 9.8% to 349.4%.

Key Share Price Metrics
	Price	Offer	Date
Current Share Price	$11.52	38.9%	11/3/2021
30 Calendar Day VWAP:	$9.80	63.3%
60 Calendar Day VWAP:	$9.46	69.2%
1 Year VWAP:	$10.15	57.6%
1 Year High at Close:	$13.78	16.1%	02/16/2021
1 Year Low at Close:	$6.88	132.6%	11/04/2020
2 Year VWAP:	$8.80	81.9%
2 Year High at Close:	$13.78	16.1%	02/16/2021
2 Year Low at Close:	$4.68	241.9%	03/18/2020
3 Year VWAP:	$7.79	105.3%
3 Year High at Close:	$13.78	16.1%	02/16/2021
3 Year Low at Close:	$3.56	349.4%	05/28/2019
4 Year VWAP:	$7.54	112.1%
4 Year High at Close:	$13.78	16.1%	02/16/2021
4 Year Low at Close:	$3.56	349.4%	05/28/2019
5 Year VWAP:	$7.78	105.7%
5 Year High at Close:	$14.57	9.8%	11/03/2016
5 Year Low at Close:	$3.56	349.4%	05/28/2019

Research Analyst Price Targets for NeoPhotonics Corporation

Union Square reviewed publicly available research on per share price targets for our common stock obtained from equity research brokers. The equity research analysts’ per share price targets ranged from $10.00 to $16.00 per share for NeoPhotonics. The publicly available per share price targets published by equity research firms do not necessarily reflect the current market trading price of our common stock, and these estimates are subject to uncertainties, including future financial performance of NeoPhotonics as well as future market conditions.

General

In connection with the review of the Merger by the Board of Directors, Union Square performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Union Square considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Union Square believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Union Square may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Union Square’s view of the actual value of NeoPhotonics. In performing its analyses, Union Square made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond our control. Any estimates contained in Union Square’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Union Square conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the consideration to be received by holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to the Merger Agreement as of the date, and in connection with the delivery of, its opinion, dated November 3, 2021, to the Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of our common stock or Parent might actually trade.

The Merger Consideration to be received by the holders of shares of NeoPhotonics common stock (other than holders of Cancelled Shares or Dissenting Shares) was determined through arm’s length negotiations between NeoPhotonics and Parent and was approved by the Board of Directors. Union Square provided advice to the Board of Directors during these negotiations. Union Square did not, however, recommend any specific consideration to NeoPhotonics or the Board of Directors or that any specific consideration constituted the only appropriate consideration for the Merger.

Union Square’s opinion and its presentation to the Board of Directors was one of many factors taken into consideration by the Board of Directors in deciding to approve, adopt and authorize the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the Merger Consideration or of whether the Board of Directors would have been willing to agree to different consideration.

The Board of Directors retained Union Square based upon Union Square’s qualifications, experience, and expertise. Union Square is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes. Union Square provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise.

It is understood that this letter and the opinion set forth is for the information of the Board of Directors and the Board of Director’s evaluation of the Merger, and may not be used or relied upon by another person or body or for any other purpose; provided, however, that the opinion may be included in its entirety in any filing NeoPhotonics is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law.

During the two-year period prior to the date of its opinion, Union Square has not been engaged to provide financial advisory or other services to Parent (or any of its affiliates) and has not received any compensation from Parent (or any of its affiliates). other than in connection with the Merger and the transactions related therewith. Union Square may provide financial advisory or other services to NeoPhotonics, Parent or any of their affiliates in the future, and in connection with any such services Union Square may receive compensation.

In the ordinary course of business, Union Square, its successors, its officers and employees and their affiliates may trade securities of Parent or NeoPhotonics for its own accounts and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement letter with Union Square provides that Union Square will receive fees for its financial advisory services, a portion of which was payable upon delivery of its opinion and a substantial portion of which is payable contingent upon the closing of any transaction, such as the Merger, that results in the effective sale, transfer or other disposition of ownership or control over the operations of NeoPhotonics. The engagement letter provides that we will pay Union Square a fee for its services of approximately $9.1 million, $750,000 of which was paid upon delivery of Union Square’s opinion and the remainder of which is payable upon closing of the Merger. We have also agreed to reimburse Union Square for its reasonable expenses, including fees of outside counsel, incurred in connection with its engagement. In addition, we have agreed to indemnify Union Square and its affiliates, their respective members, directors, officers, partners, agents and employees and each person, if any, controlling Union Square or any of its affiliates against certain liabilities relating to or arising out of Union Square’s engagement or any related transactions. Union Square’s opinion was approved by Union Square’s fairness opinion committee in accordance with Union Square’s customary practice.

Interests of NeoPhotonics’ Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were fair to, advisable and in the best interests of the Company and its stockholders, in reaching its decision to approve and adopt the Merger Agreement and in making their recommendation that our stockholders vote in favor of the adoption of the Merger Agreement. For additional information regarding the interests of our directors and executive officers in the Merger, see the section of this proxy statement captioned “—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger”.

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation, Parent or one or more of their affiliates. Prior to and following the Closing of the Merger, however, certain of our executive officers may have discussions, and following the Closing of the Merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of Parent.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the Merger Agreement, for a period of six years following the Effective Time, Parent will cause the Surviving Corporation and its Subsidiaries to honor and fulfill in all respects the obligations of NeoPhotonics and its Subsidiaries under their respective certificates of incorporation and bylaws (and other similar organizational documents) and all agreements for indemnification, exculpation of liability or advancement of expenses, in effect as of the November 3, 2021 between NeoPhotonics and its Subsidiaries current or former directors or officers or any person who becomes a director or officer prior to the Effective Time (the “Indemnified Parties”), all of which agreements will continue in full force and effect in accordance with their terms and will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties. If any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the rights to indemnification and exculpation from liabilities and advancement of expenses referenced in the preceding sentence will continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

Additionally, for a period of six years after the Effective Time, Parent and the Surviving Corporation will maintain in effect NeoPhotonics’ current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of facts, events, acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance immediately prior to the Effective Time, on terms with respect to the coverage and amounts no less favorable to such insured persons than those of the D&O Insurance in effect as of November 3, 2021. The Surviving Corporation may, at its option, substitute therefor policies of Parent, the Surviving Corporation or any of their respective Subsidiaries containing terms with respect to coverage and amounts no less favorable to such persons than the D&O Insurance. Prior to the Effective Time, NeoPhotonics may purchase a six-year “tail” prepaid policy (the “Tail Policy”) on the D&O Insurance on terms and conditions no less favorable to the insured Persons, in the aggregate, than the D&O Insurance and for an amount not to exceed the three hundred fifty percent (350%) of the amount paid by NeoPhotonics for coverage for its last full fiscal year. In the event that the Company does not purchase the Tail Policy, Parent may purchase a Tail Policy on the D&O Insurance on terms and conditions no less favorable to the insured persons, in the aggregate, than the D&O Insurance. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Director and Officer Indemnification and Insurance.”

Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs

NeoPhotonics from time to time has granted awards under its equity incentive plans, including Company Options, Company RSUs, Company PRSUs and Company SAUs.

As of November 22, 2021, there were 1,338,676 shares of common stock subject to outstanding Company Options, 3,432,043 shares of common stock subject to outstanding Company RSUs, 374,325 shares of common stock subject to outstanding Company PRSUs and 150,000 stock appreciation units subject to outstanding Company SAUs, which may only be settled in cash.

The Merger Agreement provides that (i) each Cancelled Company RSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such Cancelled Company RSU; (ii) each Cancelled Company PRSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such award that would have been issued to the holder pursuant to the terms of the applicable award agreement and the determination of the achievement of the applicable performance objective was not yet determined as of the Effective Time; (iii) each Cancelled Company Option will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company Option, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise price per share of such Cancelled Company Option; and (iv) each Cancelled Company SAU will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company SAU, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise or base price per share of such Cancelled Company SAU, in each case (i) – (iv) subject to any required withholding of taxes. The consideration described in each of the foregoing items (i) – (iv) shall, in each case, be subject to any required withholding of taxes.

The Merger Agreement provides that (i) each Assumed Company RSU, (ii) each Assumed Company PRSU, and (iii) each Assumed Company Option will be assumed by Parent. Each Assumed Award will be subject to substantially the same terms and conditions as applied to the related award of Company RSU, Company PRSU and Company Option immediately prior to the Effective Time, including the vesting schedule thereto, except that (A) the number of shares of Parent common stock subject to each Assumed Award shall equal the product of (x) the number of shares of NeoPhotonics common stock underlying such award as of immediately prior to the Effective Time (or, with respect to the Assumed Company PRSU, the number of shares of NeoPhotonics common stock underlying such award that are eligible to vest pursuant to the applicable award agreement) multiplied by (y) the Equity Award Exchange Ratio, rounded down to the nearest whole share; and (B) with respect to each Assumed Company Option only, the per share exercise price shall be equal to the quotient determined by dividing (x) the exercise price per share at which such Assumed Company Option was exercisable immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Each Assumed Company Option will qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Assumed Company Option qualified as an incentive stock option prior to the Effective Time. Assumed Company RSUs, Company PRSUs and Company Options granted under the Company’s 2010 Equity Incentive Plan and held by non-employee directors or employees at the employee-director level or above will accelerate vesting by twelve (12) months if the participant is terminated without “cause” or resigns for “good reason” (as such terms are defined in the 2010 Equity Incentive Plan) within twelve (12) months following the Merger.

Our Board of Directors is expected to approve accelerated vesting in full of outstanding and unvested Company Options and Company RSUs held by our non-employee directors prior to the Effective Time, with such awards being treated as Cancelled Company Options and Cancelled Company RSUs, respectively.

Payments Upon Termination At or Following Change in Control

Executive Severance Benefits Agreements

Timothy S. Jenks

On March 30, 2010, NeoPhotonics entered into an employment letter agreement with Mr. Jenks, pursuant to which he continues to serve, on an at-will basis, as the Company Chairman, Chief Executive Officer, and President. This employment letter agreement provides for an annual base salary which is currently set at $546,312 per year, which the base salary increase became effective July 1, 2021, subject to periodic review and adjustment. The agreement also provides for Mr. Jenks’ general eligibility for annual variable pay based on Company performance, for stock awards and for long-term incentives.

Effective as of August 5, 2016, NeoPhotonics entered into a retention agreement with Mr. Jenks, which replaced a prior severance rights agreement with him dated as of April 30, 2012. The retention agreement provides for the payment of severance benefits to Mr. Jenks in the event of the termination of his employment as described below.

Involuntary Termination Generally. Upon an Involuntary Termination (as defined below) which does not occur on or within 12 months following a Change in Control (as defined below), and subject to his execution of a binding release of claims (the “Release Requirement”), Mr. Jenks would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 200% of his base salary, (B) 100% of his annual target bonus for the year of termination and (C) a cash payment equal to $144,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting of all of Mr. Jenks’s outstanding equity awards as if he had provided continued service over the 18-month period following termination (including a waiver of any performance-based criteria).

Involuntary Termination Following a Change in Control. Upon an Involuntary Termination of Mr. Jenks’s employment within 12 months following a Change in Control, and subject to satisfaction of the Release Requirement, Mr. Jenks would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 200% of his base salary, (B) 200% of his annual target bonus for the year of termination, and (C) a cash payment equal to $144,000 (intended to assist in the payment of, but not required to be used for, continued health insurance); and (2) full vesting of all of Mr. Jenks’s outstanding equity awards (including, a waiver of any performance-based criteria). The retention agreement with Mr. Jenks also provides that if he is involuntarily terminated prior to a Change in Control and he can reasonably demonstrate to the Board of Directors’ satisfaction that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, then he will be entitled to the severance benefits payable on an involuntary termination following a Change in Control.

Change in Control. Pursuant to the retention agreement, in the event of a Change in Control in which the acquirer does not assume unvested equity awards, the vesting of each outstanding equity award will accelerate as if Mr. Jenks had completed an additional 18 months of continuous service following the closing of such Change in Control. Because Parent is assuming the Assumed Awards, this treatment will not apply to the Merger.

Death. The retention agreement provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Mr. Jenks’ employment terminates due to his death while he is outside of his country of residence (for any reason), should the supplement be required in order to provide for total death benefits equal to two times his then-current annual base salary.

Elizabeth Eby

On July 17, 2017, NeoPhotonics entered into an offer letter with Ms. Eby to serve as the Company Senior Vice President, Finance, and Chief Financial Officer, on an at-will basis. This offer letter provided for an annual base salary which is currently set at $376,016 per year, which became effective July 1, 2021, subject to periodic review and adjustment. The letter also provides for Ms. Eby’s general eligibility for annual variable pay based on the Company performance, for stock awards and for long term incentives.

Effective as of August 14, 2017, NeoPhotonics entered into a retention agreement with Ms. Eby, which was amended on November 6, 2017. The retention agreement (as amended) provides for the payment of severance benefits to Ms. Eby in the event of the termination of her employment as described below.

Involuntary Termination Generally. Upon an Involuntary Termination which does not occur on or within 12 months following a Change in Control, and subject to her satisfaction of the Release Requirement, Ms. Eby would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 100% of her base salary and (B) a cash payment equal to $72,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting of all of Ms. Eby’s outstanding time-vesting equity awards as if she had provided continued service over the 18-month period following termination (but no waiver of any performance-based criteria).

Involuntary Termination Following a Change in Control. Upon an Involuntary Termination on or within 12 months following a Change in Control, and subject to her satisfaction of the Release Requirement, Ms. Eby would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 100% of her base salary, (B) 100% of her annual target bonus for the year of termination, and (C) a cash payment equal to $72,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting of all of Ms. Eby’s outstanding time-vesting equity awards as if she had provided continued service to the Company for the 24 month period following the effective date of the Change in Control (but no waiver of any performance-based criteria).

Change in Control. Pursuant to the retention agreement, in the event of a Change in Control in which the acquirer does not assume unvested equity awards, the vesting of each outstanding equity award will accelerate as if

Ms. Eby had completed an additional 18 months of continuous service following the closing of such Change in Control. Because Parent is assuming the Assumed Awards, this treatment will not apply to the Merger.

Death. The retention agreement provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Ms. Eby’s employment terminates due to her death while she is outside of her country of residence (for any reason), should the supplement be required in order to provide for total death benefits equal to two times her then-current annual base salary.

Dr. Raymond Cheung

Dr. Cheung’s current base salary is $395,230, which became effective July 1, 2021, subject to periodic review and adjustment.

Effective as of August 5, 2016, NeoPhotonics entered into a retention agreement with Dr. Cheung. The retention agreement provides for the payment of severance benefits to Dr. Cheung in the event of the termination of his employment as described below.

Involuntary Termination Generally. Under the retention agreement, if Dr. Cheung’s employment terminates as a result of Involuntary Termination which does not occur on or within 12 months following a Change in Control, and subject to Dr. Cheung’s satisfaction of the Release Requirement, Dr. Cheung would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 200% of his base salary and (B) a cash payment equal to $144,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting of all of Dr. Cheung’s outstanding time-vesting equity awards as if he had provided continued service with the Company over the 18 month period following termination (but no waiver of any performance-based criteria).

Involuntary Termination Following a Change in Control. Upon an Involuntary Termination on or within 12 months following a Change in Control, and subject to his satisfaction of the Release Requirement, Dr. Cheung would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 200% his base salary, (B) 200% of his annual target bonus for the year of termination, and (C) a cash payment equal to $144,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting in full of all of Dr. Cheung’s outstanding time-vesting equity awards (but no waiver of any performance-based criteria).

Change in Control. Pursuant to the retention agreement, in the event of a Change in Control in which the acquirer does not assume unvested equity awards, the vesting of each outstanding equity award will accelerate as if Dr. Cheung had completed an additional 18 months of continuous service following the closing of such Change in Control. Because Parent is assuming the Assumed Awards, this treatment will not apply to the Merger.

Death. The retention agreement provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Dr. Cheung’s employment terminates due to his death while he is outside of his country of residence (for any reason), should the supplement be required in order to provide for total death benefits equal to two times his then-current annual base salary.

Dr. Wupen Yuen

In January 2005, NeoPhotonics entered into an offer letter with Dr. Yuen to serve as the Company Director of Business Development on an at-will basis. The offer letter provides for an annual base salary which is currently set at $380,380 per year, which became effective July 1, 2021, subject to periodic review and adjustment.

Effective as of August 5, 2016, NeoPhotonics entered into a retention agreement with Dr. Yuen. The retention agreement provides for the payment of severance benefits to Dr. Yuen in the event of the termination of his employment as described below.

Involuntary Termination Generally. Under the retention agreement, if Dr. Yuen’s employment terminates as a result of Involuntary Termination which does not occur on or within 12 months following a Change in Control , and subject to Dr. Yuen’s satisfaction of the Release Requirement, Dr. Yuen would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 200% of his base salary and (B) a cash payment equal to $144,000 (intended to assist in the payment of, but not required to be used for, continued health insurance); and (2) the vesting of all of Dr. Yuen’s outstanding time-vesting equity awards will accelerate as to the number of shares that would have vested subject to continued service over the 18 month period following termination (but no waiver of any performance-based criteria).

Involuntary Termination Following a Change in Control. Under the retention agreement, if Dr. Yuen’s employment terminates as a result of Involuntary Termination on or within 12 months following a Change in Control, and subject to his satisfaction of the Release Requirement, Dr. Yuen would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 200% his base salary, (B) 200% of his target bonus for the year of termination, and (C) a cash payment equal to $144,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting in full of all of Dr. Yuen’s outstanding time-vesting equity awards (but no waiver of any performance-based criteria).

Change in Control. Pursuant to the retention agreement, in the event of a Change in Control in which the acquirer does not assume unvested equity awards, the vesting of each outstanding equity award will accelerate as if Dr. Yuen had completed an additional 18 months of continuous service following the closing of such Change in Control. Because Parent is assuming the Assumed Awards, this treatment will not apply to the Merger.

Death. The retention agreement provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Dr. Yuen’s employment terminates due to his death while he is outside of his country of residence (for any reason), should the supplement be required in order to provide for total death benefits equal to two times his then-current annual base salary.

Bradford W. Wright

In July 2021, NeoPhotonics entered into an offer letter with Mr. Wright to serve as the Company Senior Vice President of Global Sales on an at-will basis. The offer letter provides for an annual base salary which is currently set at $370,000 per year, subject to periodic review and adjustment.

Effective as of July 27, 2021, NeoPhotonics entered into a retention agreement with Mr. Wright. The retention agreement provides for the payment of severance benefits to Mr. Wright in the event of the termination of his employment as described below.

Involuntary Termination Generally. If Mr. Wright’s employment terminates as a result of Involuntary Termination which does not occur on or within 12 months following a Change in Control, and subject to Mr. Wright’s satisfaction of the Release Requirement, Mr. Wright would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 100% of his base salary and (B) a cash payment equal to $72,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting of all of Mr. Wright’s outstanding time-vesting equity awards as if he had provided continued service to the Company over the 18 month period following termination (but no waiver of any performance-based criteria).

Involuntary Termination Following a Change in Control. If Mr. Wright’s employment terminates as a result of Involuntary Termination on or within 12 months following a Change in Control, and subject to Mr. Wright’s satisfaction of the Release Requirement, Mr. Wright would receive the following severance benefits: (1) a lump sum severance payment equal to the sum of: (A) 100% of his base salary, (B) 100% of his annual target bonus for the year of termination, and (C) a cash payment equal to $72,000 (intended to assist in the payment of, but not required to be used for, premiums for continued health insurance); and (2) accelerated vesting of all of Mr. Wright’s outstanding time-vesting equity awards as if he had provided continued service to the Company over the 24 month period following the effective date of the Change in Control (but no waiver of any performance-based criteria).

Change in Control. Pursuant to the retention agreement, in the event of a Change in Control in which the acquirer does not assume unvested equity awards, the vesting of each outstanding equity award will accelerate as if Mr. Wright had completed an additional 18 months of continuous service following the closing of such Change in Control. Because Parent is assuming the Assumed Awards, this treatment will not apply to the Merger.

Death. The retention agreement provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Mr. Wright’s employment terminates due to his death while he is outside of his country of residence (for any reason), should the supplement be required in order to provide for total death benefits equal to two times his then-current annual base salary.

280G Best-Of Provision

Executive officers participating in the Company’s 2010 Equity Incentive Plan are subject to a provision in the plan intended to mitigate potential adverse tax treatment for participants due to the Internal Revenue Code Section 280G golden parachute rules. The 2010 Equity Incentive Plan provides that any payments received by participants that are excess parachute payments subject to excise tax under Section 4999 of the Code, then such payment will be automatically reduced to either (x) the largest portion of such payment that would result in no amount being subject to such excise tax or (y) the largest portion, up to and including the total payment, which, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax, results in the participant’s receipt of the greater net amount.

Definitions

Except as otherwise expressly set forth above, for purposes of the current retention agreements entered into with the Company’s named executive officers, the following definitions apply:

“Cause” means the occurrence of any of the following events: (i) any act of personal dishonesty taken by the named executive officer in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the named executive officer; (ii) the conviction of a felony; (iii) a willful act by the named executive officer that constitutes gross misconduct and which materially injures the Company; and (iv) following delivery to the named executive officer of a written demand for performance from the Company, which describes the basis for the Company’s belief that the named executive officer has not substantially performed his or her duties, continued violations by him or her of his or her obligations to the Company that are demonstrably willful and deliberate on the named executive officer’s part.

“Change in Control” means the occurrence of any of the following events and includes the Merger: (i) any person becomes the beneficial owner, directly or indirectly, of Company securities representing 50% or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation with any other entity, other than a merger or consolidation that would result in Company voting securities outstanding immediately prior thereto continuing to represent at least 60% of the total voting power represented by Company voting securities or the voting securities of such surviving entity (or its parent) outstanding immediately after such merger or consolidation; or (iv) certain changes affecting the majority of the directors of the Board of Directors.

“Disability” means that the named executive officer has been unable to perform his or her duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or the Company’s insurers and acceptable to the named executive officer or his or her legal representative.

“Good Reason” means the named executive officer’s voluntary resignation from all positions he or she holds with us, effective within 90 days after the occurrence of: (i) a material reduction or other material adverse change in the named executive officer’s job duties, responsibilities, authority or requirements, including the removal of such job duties, responsibilities, authority or requirements (which, for Mr. Jenks, shall include any change which requires him to report to anyone other than our Board of Directors or the board of directors of a successor corporation or an affiliate thereof); (ii) any material diminution (or any diminution with respect to Mr. Jenks) of the named executive officer’s annual base compensation and, with respect to Mr. Jenks only, his annual target bonus; (iii) the Company requiring the named executive officer to move his or her primary work location to a location that increases his or her one-way commute by more than 50 miles (or 25 miles with respect to Mr. Jenks) from the Company’s then-current location; or (iv) the Company’s failure to obtain the assumption, in all material respects, of the retention agreement by any of the Company’s successors; provided that the named executive officer must provide written notice to the Company of the existence of one of these conditions within 60 days after its initial existence, and the Company must be provided with a period of 30 days during which the Company may cure the circumstances giving rise to the condition, in which case no Good Reason will exist.

“Involuntary Termination” means (i) any termination of the named executive officer’s employment by the Company without Cause (other than by reason of death or Disability) or (ii) the named executive officer’s resignation for Good Reason.

Annual Incentive Compensation

In the second-half of December 2021, the Company may pay to each executive officer a cash amount, less applicable tax withholding, not to exceed 50% of such employee’s fiscal 2021 target annual bonus under the Company’s 2021 Incentive Bonus Plan, dated September 2021 (the actual gross amount paid to each such employee, the “2021 Partial Bonus Payment”). If actual achievement will result in any such employee becoming eligible to receive a bonus under this plan in excess of such employee’s 2021 Partial Bonus Payment (the full amount earned by the employee under the plan based on such achievement, the “2021 Actual Bonus”), then the Company may pay to such employee in the first quarter of fiscal year 2022 in the ordinary course of business an amount, less applicable tax withholding, equal to (x) the 2021 Actual Bonus less (y) the 2021 Partial Bonus Payment, subject to the terms and conditions of the Company’s 2021 Incentive Bonus Plan, dated September 2021.

Quantification of Potential Payments to Certain NeoPhotonics Executive Officers in Connection with the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to certain executive officers in connection with the Merger. Please see the section of this proxy statement captioned “—Interest of NeoPhotonics’ Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control” for further information regarding this compensation.

The table below assumes that (i) for the purposes of this table only that, the Closing of the Merger occurs on March 31, 2022 and that the equity treatment occurs as described in the section of this proxy statement captioned “The Merger—Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs”; (ii) the employment of Mr. Jenks, Ms. Eby and Drs. Cheung and Yuen is terminated by us without “cause” or due to the named executive officer’s resignation for “good reason” (each, a “qualifying termination”) immediately following the Closing of the Merger in a manner entitling the named executive officer to receive the severance benefits described in the section of this proxy statement captioned “—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control”; (iii) no named executive officer receives any additional equity grants on or prior to the Closing of the Merger; and (iv) no named executive officer enters into new agreements or is otherwise legally entitled to, prior to the Closing of the Merger, additional compensation or benefits. Pursuant to applicable proxy disclosure rules, the value of the equity award acceleration below is calculated based on the number of shares covered by the applicable Company RSU, Company PRSU, Company Option and Company SAU that are accelerating multiplied by the per share Merger Consideration of $16.00 (less the applicable exercise or base price per share in the case of Company Options and Company SAUs). The amounts shown in the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to the Closing of the Merger, or the value of payments or benefits that are not based on or otherwise related to the Merger.

In addition to the assumptions described in the preceding paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. The assumptions based upon which we have estimated the amounts in the table below may or may not actually occur. Accordingly, the ultimate amounts to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name(1)	Cash ($)(2)	Equity ($)(3)	Other ($)(4)	Total ($)
Timothy S. Jenks	2,329,248	6,194,656	273,156	8,797,060
Elizabeth Eby	673,626	1,975,456	112,805	2,761,887
Raymond Cheung, Ph.D.	1,408,736	2,590,656	118,569	4,117,961
Wupen Yuen, Ph.D.	1,361,216	2,737,856	114,114	4,213,186

(1)

Under relevant SEC rules, we are required to provide information in this table with respect to our “named executive officers,” who are generally the individuals whose compensation was required to be reported in the summary compensation table of our most recent annual proxy statement. One named executive officer whose compensation was required to be reported in this proxy statement, Yang Chiah Yee, terminated employment with us in 2021 and therefore will not receive payments or benefits in connection with the Merger.

(2)

The amounts listed in this column for Mr. Jenks, Ms. Eby and Drs. Cheung and Yuen represent the “double-trigger” cash severance payments to which each of these named executive officers may become entitled under their retention agreement in the event of their involuntary termination on or within 12 months after a Change in Control (which includes the Merger), all as defined above and described in more detail in the section of this proxy statement captioned “—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control. (for the purposes of the table above, a “Qualifying CIC Termination”).

Of the amounts listed in this column:

•

a portion represents salary severance based on the applicable named executive officer’s salary in effect as of November 22, 2021, which for Mr. Jenks is $546,312, for Ms. Eby is $376,016, for Dr. Cheung is $395,230, and for Dr. Yuen is $380,380;

•

a portion represents the cash bonus severance to which each executive may become entitled, based on each such executive’s target bonus opportunity in effect as of November 22, 2021, which for Mr. Jenks is $546,312, for Ms. Eby is $225,610, for Dr. Cheung is $237,138, and for Dr. Yuen is $228,228; and

•

the remaining portion represents cash which each executive may but is not required to use to obtain continued health insurance coverage, which for Mr. Jenks, and Drs. Cheung and Yuen is $144,000, and for Ms. Eby is $72,000.

(3)

For each of Mr. Jenks, Ms. Eby and Drs. Cheung and Yuen the amount listed in this column represents, in part, the estimated value of “double-trigger” vesting acceleration benefits to which they may become entitled under their respective retention agreement, in the event of a Qualifying CIC Termination, as described in more detail in the section of this proxy statement captioned “—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control”.

For each of the named executive officers, the amount listed in this column also represents, in part, the aggregate of the Merger Consideration that will be paid in cancellation of each Cancelled Company RSU,

Cancelled Company PRSU, Cancelled Company Option and Cancelled Company SAU held by the named executive officer immediately prior to the Closing of the Merger, determined as described in the section of this proxy statement captioned “—Treatment of Company Option, Company RSUs, Company PRSUs and Company SAUs”, and which is as follows: for Mr. Jenks $6,194,656 (of which $4,327,456 relates to Company RSUs, $1,867,200 relates to Company PRSUs, $0 relates to Company Options, and $0 Company SAUs), Ms. Eby $1,975,456 (of which $1,161,856 relates to Company RSUs, $813,600 relates to Company PRSUs, $0 relates to Company Options, and $0 Company SAUs), for Dr. Cheung $2,590,656 (of which $1,777,056 relates to Company RSUs, $813,600 relates to Company PRSUs, $0 relates to Company Options, and $0 Company SAUs), and for Dr. Yuen $2,737,856 (of which $1,887,456 relates to Company RSUs, $850,400 relates to Company PRSUs, $0 relates to Company Options, and $0 Company SAUs). No outstanding equity awards will vest on the Change in Control because the Parent will be assuming all unvested awards. The table below sets forth the amounts payable in connection with the Merger with respect of awards that were unvested prior to the Merger.

Name	Number of Unvested RSUs	Value of Unvested RSUs ($)	Number of Unvested PRSUs	Value of Unvested PRSUs ($)	Number of Unvested Options	Value of Unvested Options ($)	Number of Unvested SAUs	Value of Unvested SAUs ($)
Timothy S. Jenks	270,466	4,327,456	116,700	1,867,200	—	—	—	—
Elizabeth Eby	72,616	1,161,856	50,850	813,600	—	—	—	—
Raymond Cheung, Ph.D.	111,066	1,777,056	50,850	813,600	—	—	—	—
Wupen Yuen, Ph.D.	117,966	1,887,456	53,150	850,400	—	—	—	—

(4)	The amounts in this column represent the “single-trigger” 2021 Partial Bonus Payment amounts, which the named executive officers may receive in December 2021.

Equity Awards Held by NeoPhotonics’ Executive Officers and Non-Employee Directors

As discussed above at “The Merger—Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs”, at the Effective Time, (i) each Cancelled Company RSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such award; (ii) each Cancelled Company PRSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such award that would have been issued to the holder pursuant to the terms of the applicable award agreement and the determination of the achievement of the applicable performance objective was not yet determined as of the Effective Time; (iii) each Cancelled Company Option will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company Option, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise price per share of such Cancelled Company Option; and (iv) each Cancelled Company SAU will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company SAU, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise or base price per share of such Cancelled SAU. The consideration described in each of the foregoing items (i) – (iv) shall, in each case, be subject to any required withholding of taxes.

Effective as of the Effective Time, each Assumed Award will be assumed by Parent. Each Assumed Award will be subject to substantially the same terms and conditions as applied to the related award of Company RSU, Company PRSU and Company Option immediately prior to the Effective Time, including the vesting schedule thereto, except as otherwise provided in the Merger Agreement and described above at “—Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs”.

Each of our executive officers will receive, or is eligible to receive, the applicable vesting acceleration benefits with respect to his or her equity awards described above under the heading “—Payments Upon Termination At or Following Change in Control”.

Our Board of Directors is expected to approve accelerated vesting in full of outstanding and unvested Company Options and Company RSUs held by our non-employee directors prior to the Effective Time, with such awards being treated as Cancelled Company Options and Cancelled Company RSUs, respectively.

Equity Interests of NeoPhotonics’ Executive Officers and Non-Employee Directors

The following table sets forth (i) the number of shares of NeoPhotonics common stock and (ii) the number of shares of NeoPhotonics common stock underlying Cancelled Company Options, Cancelled Company RSUs, Cancelled Company PRSUs and Cancelled Company SAUs held by each of NeoPhotonics’ executive officers and non-employee directors that are outstanding as of November 22, 2021. The table also sets forth the values of these equity awards, determined as described above at “—Equity Awards Held by NeoPhotonics’ Executive Officers and Non-Employee Directors,” as well as the value of shares of common stock held outright by NeoPhotonics’ executive officers and non-employee directors, determined as described above at “—NeoPhotonics Common Stock.” No additional shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Equity Interests of NeoPhotonics’ Executive Officers and Non-Employee Directors

Name	Shares #(1)	Shares $	Options #	Options $	RSUs #	RSUs $	PRSUs Target	PRSUs Target $	SAUs #	SAUs $	Total
Timothy S. Jenks	557,334	8,917,344	289,573	2,323,216	270,466	4,327,456	116,700	1,867,200	—	—	$17,435,216
Elizabeth Eby	366,334	5,861,344	23,063	233,167	111,066	1,777,056	50,850	813,600	—	—	8,685,167
Raymond Cheung, Ph.D.	—	—	—	—	111,066	1,777,056	50,850	813,600	75,000	816,750	3,407,406
Wupen Yuen, Ph.D.	166,897	2,670,352	217,000	2,069,150	117,966	1,887,456	53,150	850,400	—	—	7,447,358
Bradford Wright	—	—	—	—	135,900	2,174,400	—	—	—	—	2,174,400
Charles J. Abbe	135,063	2,161,008	32,748	225,379	4,621	73,936	—	—	—	—	2,460,323
Bandel L. Carano	16,082	257,312	78,691	739,953	4,621	73,936	—	—	—	—	1,071,201
Kimberly Y. Chainey	—	—	7,641	44,547	4,621	73,936	—	—	—	—	118,483
Yanbing Li, Ph.D.	15,983	255,728	35,266	328,283	4,621	73,936	—	—	—	—	657,947
Rajiv Ramaswami, Ph.D.	40,438	647,008	68,292	628,764	4,621	73,936	—	—	—	—	1,349,708
Michael J. Sophie	11,662	186,592	11,373	72,313	4,621	73,936	—	—	—	—	332,841
Ihab Tarazi	29,746	475,936	53,320	459,010	4,621	73,936	—	—	—	—	1,008,882
Sheri L. Savage	—	—	7,457	44,518	4,685	74,960	—	—	—	—	119,478

(1)

This number includes shares of common stock beneficially owned, excluding shares of common stock issuable upon exercise of Company Options or Company SAUs or settlement of Company RSUs or Company PRSUs. The value of such shares is determined as the aggregate number of underlying shares multiplied by the Merger Consideration (less, if applicable, any exercise or base price), as described above at “The Merger—NeoPhotonics Common Stock.”

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. Parent and Merger Sub have represented to NeoPhotonics that, as of November 3, 2021 they do have, and at the Closing, they will have available to them, together with NeoPhotonics’ cash on hand, sufficient funds necessary to (i) consummate the transactions contemplated by the Merger Agreement and to make all payments to NeoPhotonics stockholders in respect of their NeoPhotonics common stock, Company Options, Company RSUs, Company PRSUs and Company SAUs, (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger, and (iii) prepay or repay any outstanding Indebtedness of the Company or any of its Subsidiaries required by the Merger Agreement to be prepaid or repaid at Closing and (iv) satisfy all of the other payment obligations of Parent and Merger Sub contemplated by the Merger Agreement. We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the Closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $[●].

Interim Financing Arrangement

Parent has agreed to arrange for up to $50,000,000 in interim debt financing that is unsecured, subordinated to NeoPhotonics’ existing secured credit facility with Wells Fargo, which has a term of up to two years and bears interest at the Prime Rate, subject to certain terms and conditions and entry into definitive loan documentation.

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders of the Company (i) who continuously hold shares of NeoPhotonics common stock through the Effective Time, (ii) who did not vote their shares in favor of the adoption of the Merger Agreement; (iii) who are entitled to demand appraisal rights under Section 262 of the DGCL, (iv) who otherwise properly comply with the applicable requirements and procedures of Section 262 of the DGCL; and (v) who do not thereafter withdraw their demand for appraisal of such shares, fail to perfect or otherwise lose their appraisal rights, in each case in accordance with Section 262 of the DGCL, will be entitled to demand appraisal of their shares and receive, in lieu of the Merger Consideration, an amount in cash equal to the “fair value” of their shares (as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any), as determined by the Delaware Court, in accordance with Section 262 of the DGCL. Stockholders should be aware that the fair value of their shares could be more than, the same as or less than the Merger Consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL. Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights attached to this proxy as Annex C.

The following is a summary of the procedures to be followed by stockholders that wish to exercise their appraisal rights under Section 262 of the DGCL, the full text of which is attached to this proxy as Annex C. This summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares immediately prior to the Effective Time of the Merger as to which appraisal rights are asserted. A person holding a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the stockholder of record to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. Failure to follow any of the procedures of Section 262 of the DGCL may result in termination or waiver of appraisal rights under Section 262 of the DGCL. Stockholders should assume that the Company will take no action to perfect any appraisal rights of any stockholder.

Any stockholder who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that Company stockholders exercise appraisal rights under Section 262 of the DGCL.

Under Section 262 of the DGCL, where a merger is approved under Section 251, either a constituent corporation before the effective date of the merger, or the surviving corporation within 10 days thereafter, will notify each of the stockholders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262.

This proxy statement constitutes the formal notice of appraisal rights under Section 262 of the DGCL, and the required copy of Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.

If a stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:

•

deliver to the Company a written demand for appraisal of your shares of NeoPhotonics common stock prior to the later of (i) the taking of the vote to adopt the Merger Agreement and (ii) 20 days after the mailing of this proxy statement. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL;

•	not vote, or abstain from voting, his, her or its shares in favor of the adoption of the Merger Agreement;

•	continuously hold of record the shares from the date on which the written demand for appraisal is made through the Effective Time of the Merger; and

•

comply with the procedures of Section 262 of the DGCL for perfecting appraisal rights thereafter, including filing of a petition in the Delaware Court requesting a determination of the fair value of your shares of common stock within 120 days after the Effective Time of the Merger.

Within 10 days after the Effective Time of the Merger, the Surviving Corporation will provide notice of the effective date of the Merger to those stockholders of the Company who (i) have properly made a written demand for appraisal pursuant to the first bullet above, as required by Section 262 of the DGCL, (ii) have not voted in favor of the adoption of the Merger Agreement and (iii) have not withdrawn or otherwise lost the right to appraisal. If the Merger is consummated, a failure to make a written demand for appraisal in accordance with the time periods specified in the first bullet above (or to take any of the other steps specified in the above bullets) will be deemed to be a waiver or a termination of your appraisal rights. At any time within 60 days after the Effective Time of the Merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the Merger Consideration, without interest, specified by the Merger Agreement for his, her or its shares. Any attempt to withdraw made more than 60 days after the Effective Time of the Merger will require the written approval of the Surviving Corporation and no appraisal proceeding before the Delaware Court as to any stockholder will be dismissed without the approval of the Delaware Court. Such approval may be conditioned upon any terms the Delaware Court deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time of the Merger. If the Surviving Corporation does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the Merger Consideration.

Written Demand by the Stockholder

All written demands for appraisal should be addressed to NeoPhotonics, 3081 Zanker Road, San Jose, California, 95134, Attention: General Counsel. The demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stockholder’s certificates (whether in book entry or on physical certificates) evidencing such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record, but such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares.

A beneficial owner of shares held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the stockholder of record. If shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee, and must identify the depository nominee as the stockholder of record. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the stockholder of record. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the stockholder of record of the shares, which may be a central securities depository nominee if the shares have been so deposited.

A record stockholder, such as a broker, bank, fiduciary, depository or other nominee, who holds shares as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, such demand will be presumed to cover all shares held in the name of such stockholder.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal rights who did not vote their shares in favor of the Merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The Company is under no obligation to and has no present intention to file a petition and stockholders should not assume that the Company will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which NeoPhotonics has received demands for appraisal, and the aggregate number of stockholders of such shares. Such statement must be mailed within 10 days after a written request therefor has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation the statement described in this paragraph.

If a petition for appraisal is duly filed by any stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after receiving service of a copy of the petition to file with the Delaware Register in Chancery a duly verified list (the “Verified List”)

containing the names and addresses of all stockholders who have demanded an appraisal for their shares (the “Dissenting Stockholders”) and with whom agreements as to the value of their shares has not been reached. Upon the filing of a petition by a Dissenting Stockholder, the Delaware Court may order a hearing and that notice of the time and place fixed for the hearing on the petition will be mailed to the Surviving Corporation and all the Dissenting Stockholders shown on the Verified List. Notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication deemed advisable by the Delaware Court. The costs relating to these notices will be borne by the Surviving Corporation.

If a hearing on the petition is held, the Delaware Court is empowered to determine which Dissenting Stockholders have complied with the provisions of Section 262 of the DGCL and are entitled to an appraisal of their shares. The Delaware Court may require that Dissenting Stockholders submit their Share certificates, if any, to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement. Accordingly, Dissenting Stockholders are cautioned to retain their Share certificates after the Effective Time and thereafter comply with all orders of the Delaware Court in respect of such certificates. In addition, assuming the shares remain listed on a national securities exchange immediately before the Effective Time, which we expect to be the case, the Delaware Court is required to dismiss the appraisal proceedings as to all Dissenting Stockholders unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. However, at any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid by the Surviving Corporation and the fair value of the shares as determined by the Delaware Court, and (ii) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.

Upon application by the Surviving Corporation or by stockholder entitled to participate in the appraisal proceeding, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted such stockholder’s stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the stockholders entitled thereto, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders of their stock certificates. The Delaware Court’s decree may be enforced as other decrees in the Delaware Court may be enforced. The Delaware Court may also (i) determine the costs of the proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and tax such costs upon the parties as the Delaware Court deems equitable and (ii) upon application of a stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

Stockholders considering whether to seek appraisal should bear in mind that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration to be paid in the Merger. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court. Neither Parent nor the Company anticipates offering more than the Merger Consideration to any Dissenting Stockholder, and each of Parent and the Company reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of the shares is less than the Merger Consideration.

The process of dissenting and exercising appraisal rights requires compliance with technical prerequisites. Stockholders wishing to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.

Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to stockholders as of a date prior to the Effective Time.

If any stockholder who demands appraisal of shares under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such stockholder’s right to appraisal, such stockholder’s shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. Inasmuch as the Company has no obligation to file such a petition and has no present intention to do so, any stockholder who desires such a petition is advised to file it on a timely basis. In addition, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration by delivering to the Company a written withdrawal of such stockholder’s demand for appraisal and acceptance of the terms of the Merger either within 60 days after the effective date of the Merger or thereafter with the written approval of the Company. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware

Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, that the limitation set forth in this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within 60 days after the effective date of the Merger.

STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.

The foregoing summary of the rights of the stockholders of the Company to seek appraisal rights under the DGCL does not purport to be a complete statement of the procedures to be followed by the stockholders of the Company desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex C to this Proxy.

Accounting Treatment

In accordance with GAAP, the Merger will be accounted for using the acquisition method of accounting for financial reporting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a stockholder in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider estate or gift taxes, the Medicare tax on net investment income, the alternative minimum tax, special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any other aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts;

•	S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors therein);

•

insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts;

•	controlled foreign corporations; passive foreign investment company; corporations that accumulate earnings to avoid U.S. federal income tax;

•	certain former citizens or long-term residents of the United States;

•	except as noted below, persons that own or have owned (directly, indirectly or constructively) five percent or more of NeoPhotonics’ common stock (by vote or value);

•	persons who hold our common stock as part of a hedge, constructive sale or conversion, straddle or other risk reduction transaction;

•

persons whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code or who acquired shares pursuant to the tax deferred rollover provisions of Section 1045 of the Code;

•	persons that received their shares of common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	persons who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar; or

•

persons that do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL or that entered into a support agreement as part of the transaction described in this proxy statement.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is (or is treated as) a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate taxpayers are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes, not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (unless otherwise prescribed by an applicable income tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (unless otherwise prescribed by an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

NeoPhotonics is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock (the “Relevant Period”) and, if shares of NeoPhotonics’ common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that our shares are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code and that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code (“FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% that otherwise would apply to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the Merger.

Regulatory Approvals

The HSR Act, prohibits us from completing the Merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and any required waiting period under the HSR Act (and any extension thereof) has expired or been terminated. The waiting period under the HSR Act is 30 calendar days unless the waiting period is terminated earlier or extended through the issuance of a request for additional information and documentary material. The completion of the Merger is subject to compliance with the HSR Act, and the expiration or termination of the waiting period applicable to the completion of the Mergers under the HSR Act. NeoPhotonics and Parent filed the notifications required under the HSR Act with the Antitrust Division and the FTC on November 17, 2021.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination or expiration of the waiting period under the HSR Act, states or foreign governments could take such action under the antitrust laws as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

The completion of the Mergers is also subject to obtaining clearance under the Antimonopoly Law (the “AML”) of the People’s Republic of China (the “PRC”). Under the AML transactions involving parties with sales above certain revenue amounts in the PRC cannot be completed until they are reviewed and approved by the SAMR. NeoPhotonics and Parent have sufficient revenues to exceed AML’s statutory thresholds for review, and completion of the merger is therefore conditioned upon the SAMR approval.

Under the Merger Agreement, NeoPhotonics and Parent have each agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Legal Proceedings

As of the filing of this proxy statement, there were no legal proceedings pending related to the Merger or the transactions.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by NeoPhotonics, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between NeoPhotonics, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of NeoPhotonics, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of NeoPhotonics, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding NeoPhotonics, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding NeoPhotonics and its business.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time: (i) Merger Sub will be merged with and into NeoPhotonics, with NeoPhotonics continuing as the Surviving Corporation; and (ii) the separate existence of Merger Sub will cease. From and after the Effective Time, all properties, rights, privileges, powers and franchises of NeoPhotonics and Merger Sub will become the properties, rights, privileges, powers and franchises of NeoPhotonics as the Surviving Corporation, and all of the debts, liabilities and duties of NeoPhotonics and Merger Sub will become the debts, liabilities and duties of NeoPhotonics as the Surviving Corporation.

At the Effective Time, the certificate of incorporation and bylaws of NeoPhotonics as the Surviving Corporation will be amended and restated to read identically to the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name). Immediately after the Effective Time, the directors of NeoPhotonics as the Surviving Corporation will be the directors of Merger Sub immediately prior to the Effective Time. Immediately after the Effective Time, the officers of NeoPhotonics as the Surviving Corporation will be the officers of Merger Sub immediately prior to the Effective Time.

Closing and Effective Time

The Closing of the Merger will take place no later than the third business day after the satisfaction or waiver of all of the closing conditions of the Merger (see the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing of the Merger) or at such time as Parent, Merger Sub and the Company shall mutually agree upon in writing. On the Closing Date, the parties will file a certificate of merger in customary form and substance with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective upon the date and time of the filing of the certificate of merger or such later date and time as is agreed upon in writing by the parties and specified in the certificate of merger.

Merger Consideration

Common Stock

At the Effective Time, and without any further action on the part of the parties or any NeoPhotonics stockholder, each share then outstanding immediately prior to the Effective Time (except for (i) shares held by NeoPhotonics, (ii) shares held by Parent or any other direct or indirect wholly owned subsidiary of Parent or NeoPhotonics, and (iii) any Dissenting Shares) will be canceled and cease to exist and automatically converted into the right to receive cash, upon the surrender of (a) certificates representing your shares of NeoPhotonics common stock and (b) uncertificated shares of your NeoPhotonics common stock, in each case, in the manner provided in Section 2.8 of the Merger Agreement (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10 of the Merger Agreement) (For more information, please see the section of this proxy statement captioned “—Exchange and Payment Procedures”)), in an amount equal to the Merger Consideration, without interest thereon, subject to any withholding of taxes required by applicable law

Treatment of Company Options, Company RSUs, Company PRSUs and Company SAUs

The Merger Agreement provides that (i) each Cancelled Company RSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such Cancelled Company RSU; (ii) each Cancelled Company PRSU will be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of NeoPhotonics common stock underlying such award that would have been issued to the holder pursuant to the terms of the applicable award agreement and the determination of the achievement of the applicable performance objective was not yet determined as of the Effective Time; (iii) each Cancelled Company Option will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company Option, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise price per share of such Cancelled Company Option; and (iv) each Cancelled Company SAU will be cancelled and terminated and converted into the right to receive, with respect to each share of NeoPhotonics common stock underlying such Cancelled Company SAU, a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise or base price per share of such Cancelled Company SAU, in each case (i) – (iv) subject to any required withholding of taxes. The consideration described in each of the foregoing items (i) – (iv) shall, in each case, be subject to any required withholding of taxes.

The Merger Agreement provides that (i) each Assumed Company RSU, (ii) each Assumed Company PRSU, and (iii) each Assumed Company Option will be assumed by Parent. Each Assumed Award will be subject to substantially the same terms and conditions as applied to the related award of Company RSU, Company PRSU and Company Option immediately prior to the Effective Time, including the vesting schedule thereto, except that (A) the number of shares of Parent common stock subject to each Assumed Award shall equal the product of (x) the number of shares of NeoPhotonics common stock underlying such award as of immediately prior to the Effective Time (or, with respect to the Assumed Company PRSU, the number of shares of NeoPhotonics common stock underlying such award that are eligible to vest pursuant to the applicable award agreement) multiplied by (y) the Equity Award Exchange Ratio, rounded down to the nearest whole share; and (B) with respect to each Assumed Company Option only, the per share exercise price shall be equal to the quotient determined by dividing (x) the exercise price per share at which such Assumed Company Option was exercisable immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Each Assumed Company Option will qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Assumed Company Option qualified as an incentive stock option prior to the Effective Time.

Assumed Company RSUs, Company PRSUs and Company Options granted under the Company’s 2010 Equity Incentive Plan and held by non-employee directors or employees at the employee-director level or above will accelerate vesting by twelve (12) months if the participant is terminated without “cause” or resigns for “good reason” (as such terms are defined in the 2010 Equity Incentive Plan) within twelve (12) months following the Merger.

Our Board of Directors is expected to approve accelerated vesting in full of outstanding and unvested Company Options and Company RSUs held by our non-employee directors prior to the Effective Time, with such awards being treated as Cancelled Company Options and Cancelled Company RSUs, respectively.

Treatment of Purchase Rights under the Employee Stock Purchase Plan

The Merger Agreement generally provides that after November 3, 2021, no new Offerings will begin under the NeoPhotonics ESPP, no NeoPhotonics employee may become a new participant in the NeoPhotonics ESPP and no NeoPhotonics ESPP participant may increase the percentage amount of his or her payroll contribution rate from the rate in effect as of November 3, 2021 or make a separate non-payroll contribution, except as may be required by applicable law. Furthermore, the last day of any offering periods for the NeoPhotonics ESPP still in effect at the Effective Time will be accelerated to occur no later than five days prior to the Effective Time and NeoPhotonics will make any pro rata adjustments that may be necessary to reflect the shortened Offering and cause the exercise of each outstanding purchase right pursuant to the ESPP. Subject to the Closing of the Merger, the NeoPhotonics ESPP will terminate effective immediately prior to the Effective Time.

Exchange and Payment Procedures

The Paying Agent will act as agent to NeoPhotonics stockholders to receive the Merger Consideration payments. At or prior to the Closing, Parent will deposit or cause to be deposited with the Paying Agent cash sufficient to pay the aggregate Merger Consideration to NeoPhotonics stockholders.

Promptly after the Effective Time (and in any event within three business days), the Surviving Corporation will mail or cause to be mailed to each holder of record of any shares entitled to receive the Merger Consideration a customary form of letter of transmittal and instructions for surrendering any certificates or book-entry shares in exchange for the Merger Consideration for each share formerly evidenced by such certificates or book-entry shares.

If any funds deposited with the Paying Agent is not claimed within six (6) months after the Closing Date, the Parent may require the Paying Agent to deliver such unclaimed funds to the Parent or the Surviving Corporation, as determined by Parent, at which point, holders of shares entitled to the unclaimed funds may look to the Parent or the Surviving Corporation (subject to abandoned property, escheat and other similar legal requirements) only as general creditors with respect to the Merger Consideration that may be payable upon due surrender of the certificates or book-entry shares held by such holders. Notwithstanding the foregoing, any portion of the Merger Consideration that remains undistributed to NeoPhotonics stockholders immediately prior to the date on which the Merger Consideration would otherwise escheat to or become the property of any governmental entity, shall, to the extent permitted by applicable law, become the property of the Surviving Corporation.

The Paying Agent, Surviving Corporation, Parent and Merger Sub may deduct and withhold any applicable taxes.

Representations and Warranties

The Merger Agreement contains representations and warranties of NeoPhotonics, Parent and Merger Sub. Some of the representations and warranties in the Merger Agreement made by NeoPhotonics are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, occurrence, circumstance, change or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that exist at the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, operations, assets and liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that in no event shall any Effect resulting from or arising out of any of the following, either alone or in combination, be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

(a) general economic conditions, general conditions in the financial markets (including any commodity or currency market), social conditions or general political conditions in the United States or any other country or region in the world, including any changes interest rates, tariffs or sanctions or the occurrence, worsening, or escalation of any trade wars;

(b) general conditions affecting the industries in the which the Company or any of its Subsidiaries operate or conduct business;

(c) changes in applicable laws, orders or GAAP (or the interpretation thereof);

(d) acts of war, terrorism, or sabotage (or any escalation with respect thereto), calamities, earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, or other force majeure events;

(e) COVID-19, any outbreak of illness or public health event, any Applicable Law, Order, directive, guideline or recommendation issued or promulgated by any industry group or Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization providing for business closures, changes to business operations “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Applicable Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the Company’s or any of its Subsidiaries’ compliance therewith;

(f) any failure by the Company to meet published analysts’ estimates, internal or external projections or forecasts of revenues, earnings or other financial or business metrics, in and of itself (it being understood that the underlying cause(s) of any such failure may be taken into account unless otherwise excluded by this definition);

(g) any decline in the market price or change in the trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause(s) of any such decline or change may be taken into account unless otherwise excluded by this definition);

(h) any actions or omissions required to be taken or not taken by the Company under this Agreement or taken at the request of Parent or any of its affiliates; or

(i) the identity of Parent or any of its Subsidiaries or the public announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, in each case, including any impact thereof on relationships, contractual or otherwise, with customers, lessors, suppliers, vendors, investors, lenders, partners, contractors or employees of the Company or any of its Subsidiaries, or the performance of this Agreement and the transactions contemplated by this Agreement.

(j) Provided, however, in the case of each of clauses (a), (b), (c), and (d), such Effects may be taken into account when determining whether a Company Material Adverse Effect has occurred to the extent (and solely to the extent) such Effects have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries conduct business.

In the Merger Agreement, NeoPhotonics has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, including as to “materiality” or “Company Material Adverse Effect”. These representations and warranties, among other things, relate to:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to NeoPhotonics and its Subsidiaries;

•	the certificate of incorporation and bylaws of NeoPhotonics and its Subsidiaries;

•	ownership and capital structure of NeoPhotonics and its Subsidiaries;

•	NeoPhotonics’ corporate power and authority to enter into, deliver and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against NeoPhotonics;

•	the Board of Director’s approval of the Merger Agreement and the Merger

•	the necessary vote of NeoPhotonics’ stockholders to adopt the Merger Agreement and approve the transactions;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement;

•	the preparation, compliance, accuracy and timely filing of NeoPhotonics’ SEC filings, including NeoPhotonics’ maintenance of disclosure controls and procedures;

•	the preparation, compliance and accuracy of NeoPhotonics’ financial statements, including NeoPhotonics’ maintenance of internal controls and procedures with respect to financial reporting;

•	compliance with the Sarbanes-Oxley Act and the applicable listing and other rules and regulations of NYSE;

•	this proxy statement;

•	the absence of undisclosed liabilities of NeoPhotonics

•

the absence of any event, change, action, failure to act or transaction has occurred that had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since June 30, 2021;

•

the operation in all material respects in the ordinary course of business consistent with past practice by NeoPhotonics and its Subsidiaries, and the absence of any action which NeoPhotonics and its Subsidiaries would otherwise be prohibited from taking during the Pre-Closing Period (as defined below), in each case since January 1, 2021;

•

the Material Contracts of NeoPhotonics and the existence and enforceability of specified categories of NeoPhotonics’ material contracts, and the absence of any notices with respect to termination or intent not to renew the material contracts;

•	compliance with Law and permits, licenses, authorizations, consents approvals and franchises from Governmental Entities;

•	litigation by or against NeoPhotonics;

•	the significant suppliers and customers of NeoPhotonics;

•	tax matters;

•	environmental matters;

•	employee benefit plans and related matters;

•	labor matters;

•	NeoPhotonics’ real property and leased real property;

•	good and valid title to tangible assets owned by NeoPhotonics;

•	trademarks, patents, copyrights and other intellectual property matters including data security requirements and privacy as well as inbound and outbound licenses;

•	the absence of violations of export and reexport control laws and regulations;

•	insurance matters;

•	anti-corruption laws, anti-money laundering laws and similar rules and regulations;

•	the absence of any contract, transaction, arrangement or understanding between NeoPhotonics or any of its Subsidiaries, on the one hand, and any affiliate or related person, on the other hand

•	related party transactions;

•	payment of fees to brokers, financial advisors or similar other persons in connection with the Merger Agreement;

•	the rendering of Union Square’s opinion to NeoPhotonics; and

•	the inapplicability of Section 203 of the DGCL and the absence of other anti-takeover measures.

Some of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of the Merger Agreement, a “Parent Material Adverse Effect” is an Effect that, individually or in the aggregate, would or would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to satisfy its obligations under this Agreement, including the satisfaction of the conditions precedent to the Merger and consummating the Merger and the other transactions contemplated by this Agreement.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to NeoPhotonics that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties, among other things, relate to:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to each of Parent and Merger Sub;

•

Parent’s and Merger Sub’s corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement;

•	litigation matters;

•	the accuracy of information supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries specifically for inclusion or incorporation by reference in this proxy statement;

•	the formation of Merger Sub solely for the purpose of engaging in the Transactions and activities incidental thereto;

•	sufficiency of funds;

•	payment of fees to brokers, financial advisors or similar other persons in connection with the Merger Agreement;

•	absence of ownership of NeoPhotonics shares;

•	Parent’s and Merger Sub’s non-reliance on any representations and warranties not set forth in the Merger Agreement;

The representations and warranties made by NeoPhotonics, Parent and Merger Sub in the Merger Agreement will not survive the Effective Time.

Conduct of Business Pending the Merger

The Merger Agreement provides that during the period commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement and the Effective Time (the “Pre-Closing Period”), except as: (i) may be required by Applicable Law, any Governmental Entity of competent jurisdiction or the rules and regulation of NYSE, (ii) expressly required or permitted by the Merger Agreement, (iii) set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter, or (d) approved in advance by Parent in writing, not to be unreasonably withheld, conditioned or delayed, NeoPhotonics and each of its subsidiaries will use commercially reasonable efforts to ensure that NeoPhotonics and its Subsidiaries conduct their business in the ordinary course in all material respects, keep available the services of its key employees, and maintain relationships and goodwill with Governmental Entities and significant customers, suppliers, distributors and others with which NeoPhotonics has significant business dealings; provided, for the avoidance of doubt, that any reasonable action or omission taken by or on behalf of the Company or any of its Subsidiaries in response to COVID-19, any actual or anticipated COVID-19 Measures, including the establishment of any policy, procedure or protocol, other calamity or actual or anticipated changes in applicable law will not be deemed to violate or breach the Merger Agreement and shall be deemed to constitute an action taken in the ordinary course of business and no such actions or failure to take such actions shall serve as a basis for Parent to assert that any of the conditions to the Closing have not been satisfied; provided, however, before taking any action or omission in reliance upon the immediately preceding proviso, NeoPhotonics will use reasonable efforts to consult with Parent to the extent permitted by applicable law and practicable.

Additionally, the Merger Agreement provides that during the Pre-Closing Period, except as: (i) may be required by Applicable Law, any Governmental Entity of competent jurisdiction or the rules and regulation of NYSE, (ii) expressly required or permitted by the Merger Agreement, (iii) set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter, or (iv) approved in advance by Parent in writing, not to be unreasonably withheld, conditioned or delayed, NeoPhotonics and its Subsidiaries will not, among other things:

•	amend its certificate of incorporation or bylaws or comparable organizational documents;

•

issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of Neophotonics or its Subsidiaries, other than (i) grants of Company Compensatory Awards to employees subject to the terms as set forth on the Company Disclosure Letter and (ii) the issuance and sale of shares of NeoPhotonics common stock pursuant to (A) the exercise of Company Options or Company Stock Appreciation Units or the vesting or settlement of other Company Compensatory Awards, in all cases in the ordinary course of business consistent with past practice and pursuant to the Company Employee Plans in effect as of the date of the Merger Agreement or (B) purchases of shares of NeoPhotonics common stock under the ESPP in accordance with its terms;

•

acquire or redeem, directly or indirectly, or amend any securities of Neophotonics or its Subsidiaries other than (i) in full or partial payment of the exercise price and any applicable taxes pursuant to any exercise, vesting or settlement of Company Compensatory Awards, (ii) the purchase of shares of NeoPhotonics common stock under the ESPP in accordance with its terms, or (iii) pursuant to the forfeiture of any Company Compensatory Awards;

•	other than dividends or distributions made by any direct or indirect wholly owned subsidiary of NeoPhotonics to NeoPhotonics or one of its Subsidiaries, split, combine, subdivide, amend the terms of or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock;

•

merge or consolidate with any other person (except for the transactions contemplated hereby, including the Merger and any such transactions solely among wholly owned subsidiaries of NeoPhotonics), or restructure, reorganize or completely or partially liquidate;

•	acquire, directly or indirectly, by merger, consolidation, acquisition of stock or assets or otherwise), any person or equity interest therein;

•

incur any indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (i) incurring indebtedness in replacement of existing indebtedness in the ordinary course of business, (ii) letters of credits issued to NeoPhotonics and its Subsidiaries in the ordinary course of business, (iii) loans or advances to or from direct or indirect wholly owned subsidiaries, (iv) indebtedness incurred under revolving credit facilities and bank lines of credit in the ordinary course of business, (v) trade credit or trade payables in the ordinary course of business, (vi) loans, advances or capital contributions to or investments in any other person in the ordinary course of business and (vii) purchase money financings and capital leases entered into in the ordinary course of business with a value of less than $1,000,000 individually and $5,000,000 in the aggregate;

•

except as may be required by applicable law, the terms of the Merger Agreement, the terms of any Employee Plan or as set forth on the Company Disclosure Letter, (i) enter into, adopt, amend (including the acceleration of vesting), modify or terminate any Employee Plan (other than employment agreements or offer letters entered into in the ordinary course of business consistent with past practice for employees below the vice president level that provide for no severance or change in control benefits other than those required by applicable law) or (ii) increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or independent contractor or pay any special bonus or special renumeration to any director, officer, employee, consultant or independent contractor;

•	forgive any loans to any employees, officers or directors of NeoPhotonics or its Subsidiaries, or any of their respective affiliates;

•

make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the Employee Plans or agreements subject to the Employee Plans or any other Contract of NeoPhotonics or any of its subsidiaries other than deposits and contributions that are required pursuant to the terms of the Employee Plans or any agreements subject to the Employee Plans in effect as of the date of the Merger Agreement;

•	enter into, amend, or extend any collective bargaining agreement;

•

hire, terminate, demote or promote or offer to hire, or promote any employee or potential employee with the title of vice president or above, or encourage any employees with a title of vice president or above to resign from or terminate his relationship with NeoPhotonics or any of its Subsidiaries, in each case, other than as expressly contemplated by the Merger Agreement;

•

sell, acquire, lease, license or dispose of any property or assets, in any case, that are material to NeoPhotonics and its Subsidiaries, taken as a whole, in any single transaction or series of related transactions (by merger, consolidation, or acquisition of stock or assets) (which, for the avoidance of doubt, will not restrict non-exclusive licenses granted in the ordinary course of business consistent with past practice);

•	except as may be required as a result of a change in applicable law or in GAAP or SEC rules and regulations, make any material change in any of the accounting principles or practices used by it;

•

(i) make or change any material tax election, (ii) amend any material tax return, (iii) settle or compromise any material liability for taxes, (iv) adopt or change any tax accounting method (other than as otherwise required by applicable law) or (v) consent to any extension or waiver of any limitation period with respect to any material claim or assessment for taxes;

•

(i) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or (ii) materially modify, amend or exercise any right to renew any lease or sublease of real property or waive or violate any term or condition thereof or grant any consents thereunder or (iii) purchase any interest in real property;

•	abandon, cancel or allow to lapse or fail to maintain or protect any material Company IP, except pursuant to the exercise of good faith business judgment by NeoPhotonics following notice to Parent;

•

other than with respect to material contracts related to indebtedness, enter into any contract that would have been a material contract had it been entered into prior to the Merger Agreement, other than contracts entered into in the ordinary course of business consistent with past practices;

•

other than with respect to material contracts related to Indebtedness, terminate or materially amend or otherwise materially modify or waive, or assign or otherwise transfer, in whole or in part, any material rights or interests pursuant to or in, any material contract other than expirations or non-renewals of any such contract in the ordinary course of business consistent with past practices, non-exclusive licenses, covenants not to sue, releases, waivers or other rights under intellectual property rights owned or purported to be owned by NeoPhotonics or any of its Subsidiaries, in each case, granted in the ordinary course of business consistent with past practices;

•	fail to maintain insurance policies in such amounts and against such risks and losses as are consistent with past practice;

•

other than capital expenditures set forth on the Company Disclosure Letter (the “Disclosed Capital Expenditures”), incur any new capital expenditure(s) that, individually or in the aggregate, would create obligations to NeoPhotonics or any of its Subsidiaries in excess of $5,000,000;

•

settle or compromise any pending or threatened legal proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement or compromise of a legal proceeding (i) reflected or reserved against in full in the balance sheet or (ii) that does not include any obligation (other than the payment of money of $200,000 or less) to be performed by NeoPhotonics or its Subsidiaries following the Effective Time that is or would reasonably be expected to be material to NeoPhotonics and its Subsidiaries taken as a whole;

•

except as required by applicable law or GAAP, revalue in any material respect any of its properties or assets including writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

•

(i) grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment, lien or charge affecting any real property or any part thereof, other than permitted liens, or (ii) convey any interest in any real property;

•

sell, lease, license or transfer to any person or entity any rights to any Company IP except for non-exclusive licenses granted in the ordinary course of business consistent with past practice and sales, transfers and dispositions of inventory and products in the ordinary course of business consistent with past practice;

•

amend any Company Privacy Policy in any material respect, publish any new Company Privacy Policy, or announce any pending material amendment to any Company Privacy Policy or any new Company Privacy Policy; and

•	authorize, commit or enter into a contract to do any of the foregoing.

Notwithstanding the foregoing, nothing contained in the Merger Agreement will give Parent, directly or indirectly, rights to control or direct the operations of NeoPhotonics or its Subsidiaries prior to the Effective Time. NeoPhotonics will not be required to obtain advance approval from Parent to do any of the foregoing if in the reasonable opinion of the Company’s legal counsel obtaining such advance approval may violate applicable law; and (ii) nothing herein shall prevent NeoPhotonics or any of its Subsidiaries from taking any reasonable action or omission in connection with any COVID-19 Measures or in light of any changes (or anticipated changes) in applicable laws; provided that, NeoPhotonics Corporation will use reasonable efforts to consult with Parent to the extent permitted by applicable law and to the extent practicable before taking any such action or omission. Prior to the Effective Time, each of Parent and NeoPhotonics will exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ operations.

No Solicitation of Other Offers

For purposes of this proxy statement and the Merger Agreement:

“Acquisition Proposal” means any offer, proposal or indication of interest from any third party relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) involving: (a) any acquisition or purchase by any third party, directly or indirectly, of fifteen percent (15%) or more of any class of outstanding voting or equity securities of NeoPhotonics, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning fifteen percent (15%) or more of any class of outstanding voting or equity securities of NeoPhotonics; (b) any merger, consolidation, share exchange, business combination, joint venture or other similar transaction involving NeoPhotonics pursuant to which the stockholders of NeoPhotonics immediately preceding such transaction hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction; (c) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of fifteen percent (15%) or more of the assets of NeoPhotonics and its subsidiaries on a consolidated basis, including any equity interests in NeoPhotonics’ subsidiaries (measured by the fair market value thereof as of the last day of NeoPhotonics’ last fiscal year); or (d) any liquidation, dissolution, recapitalization, or other significant corporate reorganization of NeoPhotonics which would result in any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act), beneficially owning more than fifteen percent (15%) of the voting power or equity securities of NeoPhotonics.

“Confidentiality Agreement” means the Confidentiality Agreement, by and between Parent and NeoPhotonics, dated September 15, 2020.

“Superior Proposal” means any bona fide, written Acquisition Proposal (except that, for purposes of this definition, each reference in the definition of “Acquisition Transaction” to “15%” or “85%” shall be “50%”) that includes with it a bona fide Assumption Proposal or Termination Proposal from the same third party making such Acquisition Proposal, and which the NeoPhotonics Board has determined in good faith would be more favorable, from a financial point of view, to the holders of NeoPhotonics common stock in their capacities as such than the transactions contemplated by the Merger Agreement, taking into account the financial, legal, regulatory and other aspects of such Acquisition Proposal (including the sources, availability and terms of any financing, financing market conditions, the existence of a financing contingency, the likelihood of closing and the identity of the person or persons making the proposal) and all of the terms and conditions of such Acquisition Proposal as NeoPhotonics’ Board determines to be appropriate (including any termination or break-up fees, and expense reimbursement provisions), as well as any counter-offer or proposal made by Parent made in accordance with Section 6.2(c)(i) of the Merger Agreement.

During the Pre-Closing Period, NeoPhotonics and its Subsidiaries have agreed not to, and to cause its Representatives not to directly or indirectly:

•

solicit, initiate, or knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of an Acquisition Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal;

•

with the intent to assist or facilitate a third party to make an Acquisition Proposal, furnish to any third party any non-public information relating to NeoPhotonics or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of NeoPhotonics or any of its Subsidiaries to any third party, or take any other similar action, in any such case, with the intent to assist or facilitate the making of an Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal(other than in response to an unsolicited inquiry or submitted Acquisition Proposal, to refer the inquiring or submitting person to this restrictions);

•

participate or engage in discussions or negotiations with respect to an Acquisition Proposal with any third party that is seeking to make or has made an Acquisition Proposal (other than in response to an unsolicited inquiry or submitted Acquisition Proposal, to refer the inquiring or submitting person to these restrictions);

•	fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of NeoPhotonics or any of its Subsidiaries;

•	approve, endorse or recommend an Acquisition Proposal; or

•	execute or enter into any letter of intent, memorandum of understanding or contract contemplating or otherwise relating to an Acquisition Transaction (other than a Confidentiality Agreement).

In addition, as of the date of the Merger Agreement, NeoPhotonics and its subsidiaries agree to direct their respective representatives to (i) cease any solicitations, discussions, communications or negotiations with any persons that may be ongoing with respect to any Acquisition Proposal and (ii) promptly deliver a written ‘return or destroy confidential information’ notice to any third party that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within the year.

If at any time after the date of the Merger Agreement and prior to the receipt of the required stockholder approval, if NeoPhotonics, its Subsidiaries or any of their representatives receives an unsolicited written Acquisition Proposal from any person or group of persons, which was made on or after the date of the Merger Agreement and did not result from any breach of the non-solicitation obligations in the Merger Agreement (other than unintentional and immaterial breach), NeoPhotonics and its representatives may take the actions listed below if, and only if, the Board of Directors determines in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and the failure to take any of the following actions would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties under applicable legal requirements (a “Qualifying Acquisition Proposal”), then NeoPhotonics and its representatives may prior to (but not after) receipt of the required stockholder approval, subject to compliance with the non-solicitation obligations, (i) furnish, pursuant to (but only pursuant to) a confidentiality agreement (containing confidentiality and use terms which are no less favorable in the aggregate to NeoPhotonics than those contained in the Confidentiality Agreement), information (including non-public information) with respect to NeoPhotonics and its Subsidiaries to the person or group of persons who has made such Qualifying Acquisition Proposal (including its potential financing sources), provided that NeoPhotonics will concurrently provide to Parent any non-public information concerning NeoPhotonics and its Subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representatives, and (ii) engage in discussions and negotiations with the person or group of persons (including such person’s potential sources of financing) making such Qualifying Acquisition Proposal with respect to such Qualifying Acquisition Proposal, provided that, NeoPhotonics will notify Parent of such discussions and if such Qualifying Acquisition Proposal is in written form, NeoPhotonics will provide Parent with a copy thereof.

Relatedly, following the date of the Merger Agreement, NeoPhotonics has also agreed to provide prompt written notice (and in any event within 24 hours) to Parent in the event any Acquisition Proposals (including non-public information requests related to any Acquisition Proposals or inquiries) are received by NeoPhotonics, its Subsidiaries or any of their Representatives or any discussions or negotiations relating to or in connection with any inquiry or Acquisition Proposal are sought, requested or continued, which notice will include (i) the identity of the third party making the inquiry, providing the Acquisition Proposal or requesting non-public information, (ii) a summary of the material terms and conditions of any Acquisition Proposal or inquiry, and (iii) copies of all draft acquisition agreements and other documents or materials with respect to such Acquisition Proposal or inquiry. NeoPhotonics has also agreed to keep Parent reasonably informed, on a current basis, on the status and terms of any such Acquisition Proposal or inquiry and any negotiations or amendments related thereto, including providing drafts of financing commitments and other agreements and other documents relating to such Acquisition Proposal or inquiry and notifying Parent as promptly as practicable of any non-public information requests.

As described below, see the section of this proxy statement captioned “—Termination Fee”, if NeoPhotonics terminates the Merger Agreement after the date of the Merger Agreement but prior to the adoption of the Merger Agreement by NeoPhotonics’ stockholders for the purpose of entering into an agreement in respect of a Superior Proposal , NeoPhotonics must pay a $27,500,000 termination fee to Parent by wire transfer of immediately available funds

The Board of Directors’ Recommendation; Company Adverse Change Recommendation

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of NeoPhotonics common stock vote “FOR” adoption of the Merger Agreement in accordance with the applicable provisions of the DGCL the “Company Board Recommendation”). The Merger Agreement provides that the Board of Directors will not effect a Company Adverse Change Recommendation (as defined below) except as described below.

During the Pre-Closing Period, the Board of Directors may not take any of the following actions (any such action, a “Company Adverse Change Recommendation”):

•	withdraw, amend, or modify (or publicly propose to withhold, withdraw, amend or modify) in a manner adverse to Parent or Merger Sub, the Company Board Recommendation;

•	approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal;

•

fail to recommend against acceptance by the Company’s stockholders of any tender offer or exchange offer for the Company Common Stock that constitutes an Acquisition Proposal within ten Business Days after the commencement of such offer;

•	resolve to take any of the foregoing actions;

•

fail to reaffirm (publicly, if so requested by Parent or Merger Sub) the Company Board Recommendation within five (5) Business Days of Parent or Merger Sub delivering to the Company a request in writing to do so after an Acquisition Proposal shall have been publicly announced or shall have become publicly known

The Board of Directors also agreed not to approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow NeoPhotonics to execute or enter into any Alternative Acquisition Agreements.

Notwithstanding anything to the contrary in the Merger Agreement, the Company Board may effect a Company Board Recommendation Change at any time prior to obtaining the Requisite Stockholder Approval and, if applicable, authorize the Company to terminate the Merger Agreement to enter into a definitive agreement providing for an Acquisition Transaction, if and only if (i) NeoPhotonics has received a bona fide written Acquisition Proposal that did not result from a material breach (or deemed material breach) of the Merger Agreement that the Company Board has determined in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes a Superior Proposal, (ii) the Board of Directors determines in good faith (after consultation with NeoPhotonics outside legal counsel) that the failure to effect such Company Board Recommendation Change would likely be inconsistent with its fiduciary duties under the DGCL, and (iii) prior to making such determination, the Company shall have (a) given Parent at least four Business Days’ notice (the “Notice Period”) of its intention to take such action (which notice shall include a copy of the most current version of the proposed definitive agreement and, to the extent not included therein, all material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal) and (b) negotiated with Parent in good faith during the Notice Period and taken into account any modifications to the terms and conditions of this Agreement proposed by Parent, in its discretion.

NeoPhotonics may issue any “stop, look and listen” communication pursuant to Rule 14d-9(f) to the extent such communication expressly reaffirms the Board of Directors’ recommendation, which under the Merger Agreement is not, in and of itself, considered a Company Adverse Change Recommendation and will not require a Determination Notice.

Additionally, the Board of Directors may make a Company Adverse Change Recommendation in response to an Intervening Event that is continuing at the time of determination, if and only if

•	the Board of Directors determines in good faith, after consultation with NeoPhotonics’ outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties under the DGCL;

•	NeoPhotonics provides Parent a Determination Notice at least four (4) business days prior to making any such Company Adverse Change Recommendation;

•	NeoPhotonics specifies the Intervening Event in reasonable detail; and

•

unless Parent declines to negotiate, negotiated with Parent in good faith during such four (4) Business Day notice period and taken into account any modifications to the terms of this Agreement proposed by Parent, in its discretion.

For the purposes of this proxy statement and the Merger Agreement, “Intervening Event” means any material event, change, development, circumstance, fact or effect with respect to NeoPhotonics and its Subsidiaries or the business of NeoPhotonics and its Subsidiaries, in each case taken as a whole, that was not known or reasonably foreseeable by the Board of Directors (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Board of Directors); provided that any event, change, development, circumstance, fact or effect (i) that involves or relates to an Acquisition Proposal or Superior Proposal, (ii) that relates to the fact that NeoPhotonics fails to meet, meets or exceeds any internal or analysts’ expectations or projections or (iii) that results from the market price or trading volume of the shares of NeoPhotonics common stock, individually or in the aggregate, shall not be deemed to constitute an Intervening Event; provided further that the underlying facts contemplated by the foregoing clauses (ii) and (iii) of this definition may be taken into account in determining whether an Intervening Event has occurred to the extent not otherwise excluded under this definition (an “Intervening Event”)..

Employee Benefits

Pursuant to the Merger Agreement, NeoPhotonics will terminate, effective as of the day immediately preceding the date NeoPhotonics becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the “401(k) Termination Date”), any and all 401(k) plans maintained by NeoPhotonics or any of its Subsidiaries, unless Parent provides written notice to NeoPhotonics that such 401(k) plan(s) will not be terminated at least (10) business days prior to the Closing Date. As soon as practicable following the 401(k) Termination Date, Parent will permit each NeoPhotonics employee who is employed by NeoPhotonics as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any affiliate thereof) during such period (each, a “Continuing Employee”) who was eligible to participate in any 401(k) plan maintained by NeoPhotonics or any of its Subsidiaries immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan, and will permit each such Continuing Employee to elect to transfer his or her account balance when distributed from any terminated 401(k) plan maintained by NeoPhotonics or any of its Subsidiaries, including any outstanding participant loans from such 401(k) plans, to Parent’s 401(k) plan, except to the extent Parent determines that accepting such transfers could adversely affect the tax-qualified status of the Parent 401(k) plan, or as may be prohibited by Parent’s 401(k) plan.

Further, the Merger Agreement provides that, for a period of up to one-year following the Closing, Parent will provide, or will cause the Surviving Corporation to provide, to each Continuing Employee (i) a base salary (or base wages, as the case may be) and short-term cash incentive compensation opportunities that are no less favorable than the base salary (or base wages, as the case may be), and short-term cash incentive compensation opportunities provided to similarly situated employees of Parent, (ii) other employee benefits (excluding equity or equity based compensation or severance) that are no less favorable in the aggregate to the employee benefits (excluding equity or equity based compensation or severance) provided to similarly situated employees of Parent, and (iii) severance benefits not less favorable in amount or with regard to terms and conditions to receive such severance benefits than those provided to such Continuing Employee as of the date of the Merger Agreement and as disclosed on Section 6.12(b) of the Company Disclosure Letter and that were contained in Employee Plans made available; provided, that whether an employee of Parent is similarly situated shall be determined on the basis of each employee’s duties and responsibilities and not title or other metric.

Each Continuing Employee will be given service credit under each applicable welfare benefit plan, program or arrangement of Parent or the Surviving Corporation, including for eligibility to participate, benefit levels (including levels of benefits under Parent’s and/or the Surviving Corporation’s vacation, sick and/or PTO policies) and eligibility for vesting under Parent and/or the Surviving Corporation’s employee benefit plans and arrangements with respect to his or her length of service with NeoPhotonics and its Subsidiaries and predecessors prior to the Closing Date that was credited under a similar benefit arrangement of NeoPhotonics, so long as the foregoing does not result in the duplication of benefits or to benefit accrual under any pension plan or vesting under any equity compensation arrangement. From and after the Effective Time, Parent shall, to the extent permitted by applicable law and the terms of the applicable plans, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any U.S. group health plans of Parent or its Subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents and (ii) give each of the Continuing Employee in the U.S. credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out of pocket limits for expenses incurred prior to the Effective Time for which payment has been made.

Additionally, Parent will, or will cause the Surviving Corporation to, and instruct its affiliates to, as applicable (and without duplication of benefits), assume the liability for accrued but unused personal sick or vacation time to which any Continuing Employee is entitled to pursuant to the applicable policies immediately prior to the Effective Time and allow Continuing Employees to use such accrued personal, sick or vacation time in accordance with the practice and policies of NeoPhotonics as in effect or amended from time to time.

Parent will, or will cause the Surviving Corporation to, honor and perform the individual severance arrangements and any arrangements required to be maintained by applicable law, as disclosed in the Company Disclosure Letter to the Merger Agreement.

Notwithstanding the foregoing, nothing in the Merger Agreement prohibits the parties and their affiliates from amending, modifying or terminating any or all compensation or benefit plans, programs, policies, practices, agreements and arrangements sponsored or maintained by the parties, including each employee plan, and nothing in the Merger Agreement requires the parties and their affiliates to continue any particular compensation or benefit plan, program, policy, practice, agreement or arrangement after the Effective Time or to employ any particular person on any particular terms.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and NeoPhotonics agreed to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger, defend against any Legal Proceeding challenging the Merger Agreement or the Merger, obtain all necessary waivers, consents or approvals, cooperate and coordinate in obtaining approvals from a Governmental Entity required to transfer Export and Import Approvals, and execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by the Merger Agreement.

Cooperation with the Financing

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition under the Merger Agreement, and Parent and Merger Sub are obligated to consummate the transactions irrespective and independently of the availability of the Financing or any alternative financing, subject to the fulfilment or waiver of the closing conditions.

Under the Merger Agreement and prior to Closing, NeoPhotonics agreed to use reasonable best efforts to provide to Parent, at Parent’s sole expense, reasonable cooperation requested by Parent in connection with the Financing, including:

•

at reasonable times and upon reasonable notice, preparation for and participation in a reasonable number of meetings, conference calls, presentations, due diligence sessions, drafting sessions and sessions with rating agencies and prospective financing sources or prospective equity financing or other reasonable and customary debt or equity financing activities, in each case, by officers of customary seniority and expertise;

•

cooperating with the marketing efforts of Parent and the financing sources relating to the Financing, including providing reasonable assistance with the preparation of materials for rating agency presentations, information memoranda and packages, a confidential information memorandum and similar documents provided, any such documents in relation to securities shall not be issued by NeoPhotonics or any of its Subsidiaries; provided, further, that any rating agency presentations, offering documents, bank information memoranda, private placement memoranda, prospectuses and similar documents required in connection with the Financing shall reflect the Surviving Corporation and/or their subsidiaries (and not NeoPhotonics or its Subsidiaries) as the obligors;

•

cooperating with the marketing efforts of Parent and the financing sources relating to the Financing, including providing reasonable assistance with the preparation of pro forma financial statements and forecasts of the Surviving Corporation for one or more periods following the Closing Date;

•

assisting Parent in connection with the preparation and registration of any pledge and security documents, supplemental indentures, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested in writing by Parent or the financing sources (including using reasonable best efforts to facilitate obtaining from NeoPhotonics’ auditors consents of such auditors for use of their reports in any materials relating to the Financing and comfort letters from such auditors, in each case as reasonably requested in writing by Parent or the financing sources), and otherwise reasonably facilitating the pledging of collateral, including using reasonable best efforts to arrange for the delivery of stock certificates, and the granting of security interests in respect of the Financing, it being understood that such documents will not take effect until the Closing Date;

•

cooperating with Parent or any of its Subsidiaries to facilitate the pledging of collateral on the Closing Date and obtain customary and corporate and facilities ratings, consents, landlord waivers, and other customary deliverables required in connection with the Financing;

•

furnishing Parent with such financial and other information required by financing sources relating to NeoPhotonics and its Subsidiaries as may be reasonably requested to close the Financing, including, the required financial information and such other information with respect to NeoPhotonics’ and its Subsidiaries’ current and historical operations, assets and business activities and financial statements and other financial reports and information, as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in a bank information memoranda and is historically prepared by NeoPhotonics and its Subsidiaries and customary and reasonable assistance (but not preparation of) in the preparation by Parent of pro forma financial information and pro forma financial statements (it being understood that Parent will be responsible for the preparation of any pro forma calculations, any post-Closing or other pro forma cost savings, capitalization, ownership or other pro forma adjustments that may be included therein);

•

furnishing Parent promptly, and in any event prior to the Closing Date with all documentation and other information that the Financing Sources determine is required by any governmental body under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations

•	executing and delivering customary authorization letters authorizing the distribution of confidential information to prospective lenders with respect to the Financing.

However, NeoPhotonics and its Subsidiaries may decline to cooperate to the extent such cooperation would interfere unreasonably with the business or other operations of NeoPhotonics and its Subsidiaries, and neither NeoPhotonics nor its Subsidiaries will be required to commit to take any action that is not contingent upon the Closing (including the entry into any agreement) or that would be effective prior to the Closing (other than customary authorization letters).

Furthermore, neither NeoPhotonics nor any of its Subsidiaries will be required (other than in respect of customary authorization letters) to (i) take any action that would subject it to liability, (ii) bear any cost or expense, pay any commitment or other similar fee or make any payment (other than reasonable out-of-pocket costs), (iii) provide or agree to provide any indemnity in connection with the Financing, in each case for which it has not received prior reimbursement by or on behalf of Parent or is subject to reimbursement under the Merger Agreement, (iv) provide any information the disclosure of which is prohibited or restricted under applicable law, is legally privileged or would result in the violation of NeoPhotonics’ or its Subsidiaries organizational documents or the violation or breach of any material agreement or confidentiality agreement to which NeoPhotonics or any of its Subsidiaries is a party, (v) take any action that would cause any representation or warranty in the Merger Agreement to be breached or become inaccurate (unless waived by Parent), (vi) cause any director, officer, employee or stockholder of NeoPhotonics or its Subsidiaries to incur any personal liability; (I) require NeoPhotonics or its Subsidiaries or any of their representatives to deliver any legal opinions or reliance letters, (viii) file or furnish any reports or information with the SEC in connection with the Financing, except, after consultation between Parent and NeoPhotonics and their representatives, (ix) prepare, pro forma financial information or projections, or (x) change any fiscal period or accelerate NeoPhotonics’ preparation of its SEC reports or financial statements to align with Parent’s fiscal periods.

In accordance with the Merger Agreement, Parent will indemnify and hold harmless NeoPhotonics and its Subsidiaries and their respective representatives from and against, and will pay and reimburse NeoPhotonics and its Subsidiaries and their respective representatives for, any and all losses incurred or sustained by, or imposed upon, any of them in connection with the arrangement of the Financing and any information utilized in connection therewith, subject to customary exceptions.

Director and Officer Indemnification and Insurance

The Merger Agreement provides that all existing rights to indemnification, advancement of expenses and exculpation, for acts and omissions occurring prior to the Effective Time, in favor of those current and former directors and officers of NeoPhotonics and its Subsidiaries, as provided in the certificate of incorporation, bylaws, or applicable governing documents of NeoPhotonics or its Subsidiaries and as provided in the indemnification agreements between NeoPhotonics and its Subsidiaries and each Indemnified Person, will (i) survive the Merger, (ii) not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons, and (iii) be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under the DGCL for a period of six (6) years from the Effective Time.

Additionally, from the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain in effect the existing policy of D&O insurance maintained by NeoPhotonics and its Subsidiaries as of the date of the Merger Agreement for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of NeoPhotonics and its Subsidiaries (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy (or at or prior to the Effective Time, Parent or NeoPhotonics may (through a nationally recognized insurance broker) purchase a six-year “tail” policy for the existing policy effective as of the Effective Time) and if such “tail policy” has been obtained, it will be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to the Merger Agreement. In no event, however, will the Surviving Corporation be required to expend in any one year an amount in excess of 350% of the annual premium currently payable by NeoPhotonics and its Subsidiaries with respect to such current policy, and if the annual premiums payable for such insurance coverage exceeds such amount, Parent will cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.

For more information, please see the section of this proxy statement captioned “The Merger—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger.”

Other Covenants

Special Meeting

NeoPhotonics has agreed to take all actions necessary under applicable legal requirements, its certificate of incorporation and bylaws and the rules of the NYSE to duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable after the date on which the mailing of this proxy statement to NeoPhotonics stockholders is complete for the purpose of voting upon the adoption of the Merger Agreement.

NeoPhotonics shall use commercially reasonable efforts to (i) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports) and (ii) give written notice to Parent one day prior to the Special Meeting and on the day of, but prior to the Special Meeting, indicating whether as of such date, sufficient proxies representing the Requisite Stockholder Approval have been obtained.

Stockholder Litigation

NeoPhotonics has agreed to promptly notify Parent of any litigation against NeoPhotonics and/or its directors by and stockholder relating to the Transactions and to keep Parent informed on a reasonably current basis with respect thereto. NeoPhotonics has also agreed to give Parent the right to review and comment on all filings or responses to be made by NeoPhotonics in connection with such stockholder litigation, and the right to consult on the settlement with respect to such stockholder litigation, and NeoPhotonics will consider Parent’s views with respect to such stockholder litigation. NeoPhotonics may not enter into a settlement without Parent’s prior written consent which will not to be unreasonably withheld, conditioned or delayed.

Director Resignations

Prior to the Closing Date, unless Parent instructs NeoPhotonics otherwise, NeoPhotonics shall use reasonable best efforts to obtain resignation letters in customary form of each individual serving as a director (or comparable position) of NeoPhotonics and its Subsidiaries as of immediately prior to the Effective Time and effective upon the Effective Time. For the avoidance of doubt, such resignation letters shall not (a) prejudice in any manner any contractual rights such person may have with NeoPhotonics or any of its Subsidiaries, (b) constitute a termination of employment from NeoPhotonics or its Subsidiaries, or (c) cause such officer to forfeit or waive any rights or entitlements under any Employee Plan to which he or she would otherwise be entitled to in his or her position as an officer.

Delisting and Deregistration

Prior to the Closing Date, NeoPhotonics shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on its part under applicable law, including the rules and polices of the NYSE to enable the delisting by the Surviving Corporation of the shares of NeoPhotonics common stock from the NYSE and the deregistration of the shares of NeoPhotonics common stock under the Exchange Act as promptly as practicable after the Effective Time.

Parent Cash Advances

During the period from Financing Signing Date (as defined below) until the earlier of the Effective Time and termination of the Merger Agreement, upon the written request of NeoPhotonics, Parent shall provide unsecured subordinated loans (the “Seller Loans”) to NeoPhotonics from time to time in accordance with the terms and conditions of the Financing Term Sheet set forth in Exhibit A to the Merger Agreement. As promptly as reasonably practicable following the date of the Merger Agreement, the parties shall use reasonable best efforts to negotiate and enter into definitive documentation (the “Definitive Financing Documentation”) reflecting the terms and conditions applicable to the Seller Loans and evidencing such Seller Loans (the date on which the Definitive Financing Documentation is executed and delivered being referred to herein as the “Financing Signing Date”). The Definitive Financing Documentation shall be reasonably acceptable to Parent, NeoPhotonics, and Wells Fargo Bank (the aggregate amounts so advanced to the Company, the “Aggregate Cash Advance”); provided, for the avoidance of doubt, that Parent shall not have any obligation to make Seller Loans or any other advances or loans to NeoPhotonics until the Financing Signing Date and then only in accordance with the Definitive Financing Documentation.

Conditions to the Closing of the Merger

The obligations of NeoPhotonics, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) prior to the Effective Time of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of NeoPhotonics’ stockholders;

•

the expiration or termination of the applicable waiting period (and extensions thereof) under the HSR Act and the expiration of the applicable waiting periods or receipt of the required consents or clearances from the governmental entities set forth under Schedule 7.1(b) of the Company Disclosure Letter; and

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental body.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

•

the representations and warranties of NeoPhotonics relating to certain aspects of NeoPhotonics’ capitalization being accurate in all respects (other than for de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•

the representations and warranties of NeoPhotonics relating to due organization, subsidiaries, certificate of incorporation and bylaws; certain aspects of NeoPhotonics’ capitalization, authority, binding nature of the agreement; merger approval, certain aspects of NeoPhotonics’ fairness opinions and financial advisors being accurate in all material respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•

the representations and warranties of NeoPhotonics relating to the absence of certain changes being accurate in all respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•

the representations and warranties of NeoPhotonics set forth in the Merger Agreement (other than those referred to in the three preceding bullets) being accurate in all respects as of the date of the Merger Agreement and as of the Closing Date as if made on and as of such time, except where the failure of such representation or warranty to be accurate in all respects has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	NeoPhotonics having complied with or performed in all material respects all of NeoPhotonics’ covenants that NeoPhotonics is required to comply with or perform at or prior to the Closing Date;

•	the absence of any Company Material Adverse Effect having occurred or existed since the date of the Merger Agreement that is continuing as of the Effective Time; and

•

the receipt by Parent and Merger Sub of a certificate of NeoPhotonics, validly executed for and on behalf of NeoPhotonics and in its name by the Chief Executive Officer and Chief Financial Officer of NeoPhotonics, certifying that the conditions set forth in the preceding six bullets have been satisfied.

The obligation of NeoPhotonics to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) of each of the following conditions prior to the Effective Time, any of which may be waived exclusively by NeoPhotonics:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement (other than related to Authorization and Sufficient Funds) being true and correct as of the date of the Merger Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent, materially delay or materially impair the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement, including the satisfaction of the conditions precedent to the Merger;

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement regarding Authorization and Sufficient Funds being true and correct as of the date of the Merger Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date;

•

Parent and Merger Sub having performed or complied in all material respects with all covenants of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing Date; and

•

the receipt by NeoPhotonics of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding three bullets have been satisfied.

Termination of the Merger Agreement

For purposes of this proxy statement and the Merger Agreement:

“Triggering Event” shall be deemed to have occurred if, prior to the Effective Time, any of the following shall have occurred: (A) NeoPhotonics shall have breached the provisions of Section 6.1(a), Section 6.1(b) or

Section 6.2 of the Merger Agreement (or be deemed, pursuant to the terms thereof, to have breached such provisions) in any material respect (without regard to whether such breach results in an Acquisition Proposal), except in the case where (1) such breach is a result of an action by a representative of NeoPhotonics (other than a director, officer, or financial or legal adviser of NeoPhotonics) and (2) Parent is not significantly harmed as a result thereof); (B) NeoPhotonics’ Board or any committee thereof shall have for any reason effected a Company Board Recommendation Change; (C) NeoPhotonics shall have failed to include the Company Board Recommendation in the Proxy Statement; (D) NeoPhotonics shall have entered into a letter of intent, memorandum of understanding or contract (other than a confidentiality agreement contemplated by Section 6.1(b)) in respect of an Acquisition Transaction (whether or not a Superior Proposal) other than in accordance with the Merger Agreement; or (E) NeoPhotonics has failed to convene the Stockholders’ Meeting to consider and vote upon the Merger Agreement three business days prior to the Termination Date.

The Merger Agreement may be terminated, and the Merger and the other transactions may be abandoned, at any time prior to the Effective Time, as follows:

•	by mutual written consent of Parent and NeoPhotonics at any time prior to the Effective Time;

•	by either Parent or NeoPhotonics if:

•	the NeoPhotonics stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof;

•

a court of competent jurisdiction or other governmental body issues a final and non-appealable order, decree, ruling, or takes any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger or making the consummation of the transactions illegal (except that a party will not be permitted to terminate the Merger Agreement in accordance with this bullet if such a final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such party to perform, or comply, in any material respect with such party’s obligations under the Merger Agreement prior to the Effective Time);

•

if the Merger has not been consummated on or before August 3, 2022 (the “Termination Date”) (provided, however, that if on the Termination Date all of the conditions to the Closing other than (i) those conditions that by their terms are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time, and (ii) any or all of the conditions to Closing related to obtaining regulatory consents and lack of legal constraints on the consummation of the Merger (but solely to the extent the matter giving rise to the failure of such condition is related to antitrust laws), have been satisfied or waived, then the Termination Date will automatically be extended to November 3, 2022 (the “First Antitrust Termination Date”); provided, further, that if on the First Antitrust Termination Date all of the conditions to the Closing other than (i) those conditions that by their terms are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time, and (ii) any or all of the conditions to Closing related to obtaining regulatory consents and lack of legal constraints on the consummation of the Merger (but solely to the extent the matter giving rise to the failure of such condition is related to antitrust laws), have been satisfied or waived, then the First Antitrust Termination Date will automatically be extended to February 3, 2023 (the “Second Antitrust Termination Date”).

•	by Parent if:

•

Parent is not in material breach of any representations, warranties or covenants that are conditions to Closing and (i) any of the representations or warranties of NeoPhotonics in the Merger Agreement are untrue or inaccurate as of the date of the Merger Agreement or become untrue or inaccurate or (ii) NeoPhotonics breaches or fails to perform any covenants or other agreements contained in the Merger Agreement, and in each case of clauses (i) and (ii), such untruth, inaccuracy, breach or failure to perform, as applicable, would result in a failure of a closing condition if measured as of the time Parent asserts a right of termination and such untruth, inaccuracy breach or failure to perform is incapable of being cured, or is not cured, at least 30 days prior to such termination; or

•

in the event that a Triggering Event shall have occurred prior to the receipt of NeoPhotonics’ required stockholder approval, except that Parent’s right to terminate the Merger Agreement will expire at the time that NeoPhotonics’ requisite stockholder approval is obtained.

•	by NeoPhotonics if:

•

NeoPhotonics is not in material breach any representations, warranties or covenants that are conditions to Closing and (i) any of the representations or warranties of Parent or Merger Sub in the Merger Agreement are untrue or inaccurate as of the date of the Merger Agreement or become untrue or inaccurate or (ii) Parent or Merger Sub breaches or fails to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, and in each case of clauses (i) and (ii), such untruth, inaccuracy, breach or failure to perform, as applicable, would result in a failure of a closing condition if measured as of the time NeoPhotonics asserts a right of termination and such untruth, inaccuracy breach or failure to perform is incapable of being cured, or is not cured, at least 30 days prior to such termination; or

•

at any time prior to the receipt of the required stockholder approval, in order to accept a Superior Proposal and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”) if (i) NeoPhotonics complies with its non-solicitation obligations and certain obligations with respect to the Board of Directors’ recommendation with respect to such Superior Proposal (other than any non-compliance that was both immaterial and unintentional); (ii) the Board of Directors, as permitted by the Merger Agreement, has authorized NeoPhotonics to enter into a Specified Agreement to consummate the Superior Proposal; (iii) prior to or substantially concurrently with the termination of the Merger Agreement, NeoPhotonics pays the Company Termination Fee due to Parent in accordance with the Merger Agreement; (iv) prior to or substantially concurrently with the termination of the Merger Agreement, the third party making the Superior Proposal either (x) enters into an assignment and assumption agreement assuming all of Parent’s rights and obligations under the Definitive Financing Documentation becomes a party to any intercreditor agreement in place between Parent and Wells Fargo Bank and pays to Parent an amount equal to the aggregate cash advances, together with any accrued and unpaid interested thereon, as of the date of such termination (the “Outstanding Debt Amount”) or (y) pays to Parent an amount equal to the Outstanding Debt Amount, in which case the Definitive Financing Documentation shall terminate and be of no further force and effect, provided that the payment of the Outstanding Debt Amount to Parent must be permitted under the agreement with Wells Fargo without any attendant right of turnover or other payment obligation by Parent or its affiliates in favor of Wells Fargo Bank; and (v) substantially concurrently with such termination, NeoPhotonics enters into a Specified Agreement to consummate such Superior Proposal.

In the event that the Merger Agreement is terminated pursuant to the termination rights discussed immediately above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms (including, among other things, the payment of the Company Termination Fee or Parent Termination Fee). Notwithstanding the foregoing, nothing in the Merger Agreement will relieve NeoPhotonics, Parent or Merger Sub from any liability for any willful and material breach of, or fraud in connection with, the Merger Agreement. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement.

Termination Fee

Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, NeoPhotonics will be required to pay Parent a termination fee of $27,500,000 by wire transfer of immediately available funds. Specifically, the Company Termination Fee is payable to Parent by NeoPhotonics if the Merger Agreement is terminated due to NeoPhotonics accepting a Superior Proposal after a Company Board Recommendation change. The Company Termination Fee will also be payable if (x) the Merger Agreement is terminated because (i) NeoPhotonics does not obtain the requisite stockholder approval, (ii) the Effective Time does not occur on or before August 3, 2022 and the Termination Date is not extended to the First Antitrust Termination Date, or (iii) NeoPhotonics materially breaches any representation, warranty or covenant in the Merger Agreement that is a condition to Closing and such breach is not curable within 30 days, and (y) prior to such termination, an Acquisition Proposal is publicly disclosed or otherwise made known to the Board of Directors or management or NeoPhotonics and, within twelve (12) months of the termination, an Acquisition Proposal is consummated or a definitive agreement in respect to an Acquisition Proposal is entered into.

The Merger Agreement further provides that Parent will be required to pay NeoPhotonics a termination fee of $55,100,000 (the “Base Termination Fee”) by wire transfer of immediately available funds in the event that the Merger Agreement is terminated under certain specified circumstances. Specifically, the Parent Termination Fee is payable by Parent to NeoPhotonics if the Merger Agreement is terminated by:

•

NeoPhotonics or Parent following a final and nonappealable order issued by a court of competent jurisdiction or other governmental body having the effect of permanently prohibiting the Merger or making consummation of the transactions illegal under applicable antitrust laws;

•

by Neophotonics due to Parent’s material breach of the covenants contained in Sections 6.5(a) or 6.5(d) of the Merger Agreement, to the extent relating to antitrust laws, that would cause the failure of a closing condition to be satisfied; or

•

by NeoPhotonics or Parent if the Effective Time does not occur on or before the Termination Date, as may be extended from time to time in accordance with the Merger Agreement, due to failure to obtain the required HSR approvals and government consents or expiration or a law or order of a government body rendering the consummation of the Merger illegal under antitrust laws.

An additional fee equal to $36,700,000 (the “Additional Parent Termination Fee” together with the Base Parent Termination Fee, the “Parent Termination Fee”), in the event that (A) the Base Parent Termination Fee is payable and (B) between the date of the Merger Agreement and the termination of the Merger Agreement, Parent or any of its affiliates enters into any agreement, letter of intent or other similar agreement for an acquisition of any ownership interest or assets of any person that has caused a material delay in, or resulted in the failure of, the consummation of the Merger.

The amount of any Parent Termination Fee payable shall be automatically reduced by the amount of the Aggregate Cash Advance plus all accrued and unpaid interest and after giving effect to the reduction of the Parent Termination Fee, the Definitive Financing Documentation shall terminate and be of no further force and effect and all obligations thereunder shall be deemed satisfied and discharged in full.

Specific Performance

Notwithstanding anything to the contrary in the Merger Agreement, Parent, Merger Sub and NeoPhotonics are entitled to an injunction, specific performance or other equitable relief, except that, although each of Parent, Merger Sub and NeoPhotonics in its sole discretion, may determine the choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, the Merger Agreement, under no circumstances will Parent, Merger Sub or NeoPhotonics be permitted or entitled to receive both payment of the Company Termination Fee or Parent Termination Fee, as applicable, and specific performance contemplated elsewhere in the Merger Agreement.

Limitations of Liability

If the Merger Agreement is terminated and the Parent Termination Fee is paid pursuant to the Merger Agreement, the Parent Termination Fee will be Neophotonics’ sole and exclusive recourse and remedies against Parent arising out of or in connection with the Merger Agreement, any agreement executed in connection with the transactions, the termination of the Merger Agreement, the failure to consummate the Merger or any of the transactions or any claims or actions under applicable legal requirements arising out of or in connection with any breach, termination or failure or any matter forming the basis thereof, other than any liability or damages resulting from fraud or willful and material breach (other than a breach of Section 6.5 of the Merger Agreement in the case where the Additional Parent Termination Fee is paid in full) (it being understood that under certain circumstances NeoPhotonics may be entitled to payment of both the Base Parent Termination Fee and the Additional Parent Termination Fee).

If the Merger Agreement is terminated and the Company Termination Fee is paid pursuant to the Merger Agreement, the Company Termination Fee will be Parent’s and Merger Sub’s sole and exclusive remedies against NeoPhotonics arising out of or in connection with the Merger Agreement, the Merger, any agreement executed in connection with the transactions, the termination of the Merger Agreement, the failure to consummate the Merger or any of the transactions or claims or actions under applicable legal requirements arising out of or in connection with any breach, termination or failure or any matter forming the basis thereof, other than any liability or damages resulting from fraud or willful and material breach.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees and expenses, except that Parent or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent and Parent will pay or cause to be paid all (i) transfer, stamp and documentary taxes or fees; and (ii) sales, use, real property transfer and other similar taxes or fees arising out of or in connection with entering into the Merger Agreement and the consummation of the Merger.

Amendment

The Merger Agreement may generally be amended at any time with the approval of Parent, Merger Sub, and the Company and in writing signed by each of the parties. However, any modification, waiver or termination of certain sections of the Merger Agreement that would be adverse to any financing sources will not be effective without the prior written consent of such financing sources.

Governing Law

The Merger Agreement is governed by the DGCL.

The Board of Directors unanimously recommends, on behalf of NeoPhotonics,

that you vote “FOR” this proposal.

PROPOSAL 2: THE NEOPHOTONICS COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, NeoPhotonics is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NeoPhotonics’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger.” The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, the Company is asking you to approve the following resolution:

“RESOLVED, that the stockholders of NeoPhotonics approve, on a non-binding, advisory basis the compensation that will or may become payable to NeoPhotonics’ named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ‘The Merger—Interest of NeoPhotonics’ Directors and Executive Officers in the Merger’.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on this Compensation Proposal is advisory only, it will not be binding on NeoPhotonics. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Vote Required and Board of Directors Recommendation

Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the outstanding shares of NeoPhotonics’ common stock representing a majority of the voting power of such outstanding shares present at the meeting virtually or by proxy, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the Compensation Proposal and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of NeoPhotonics common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a NeoPhotonics stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of NeoPhotonics common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory (non-binding) basis, of this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

NeoPhotonics is asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Board of Directors determines that it is necessary or appropriate, NeoPhotonics will ask its stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or the approval, on an advisory (non-binding) basis, of the Compensation Proposal.

In the Adjournment Proposal, NeoPhotonics is asking its stockholders to approve a proposal to authorize the Board of Directors, in its discretion, to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the Special Meeting. If stockholders approve the Adjournment Proposal, NeoPhotonics could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if NeoPhotonics had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, NeoPhotonics could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, NeoPhotonics may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Approval of the Adjournment Proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

The Board of Directors unanimously recommends, on behalf of NeoPhotonics, that you vote “FOR” approval of this proposal.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NYSE under the symbol “NPTN.” As of [●], 2021, there were [●] shares of common stock outstanding held by approximately [●] stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. We have never declared or paid any cash dividends on our common stock.

On [●], 2021, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NYSE was $[●] per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock and it will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our capital stock as of November 22, 2021 by:

•	each person or group of affiliated persons, who we know to beneficially own more than 5% of our outstanding common stock, each of whom we refer to as a 5% owner;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current named executive officers and directors as a group.

Information given below regarding beneficial owners of more than 5% of NeoPhotonics’ outstanding capital stock is based solely on information provided by such persons in filings with the SEC on Schedules 13D or 13G. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include (i) shares of common stock issuable pursuant to the exercise of Company Options that are currently exercisable or are exercisable within 60 days of November 22, 2021, and (ii) shares of common stock issuable upon vesting of Company RSUs within 60 days of November 22, 2021, each of which are deemed to be outstanding for the purpose of computing the percentage ownership of outstanding shares of common stock owned by the person holding these securities, but they are not treated as outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o NeoPhotonics Corporation, 3081 Zanker Road, San Jose, California 95134. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Beneficial Ownership
Name of Beneficial Owner:	Number of Shares	Percent of Total
5% Stockholders:
The Vanguard Group, Inc. (1)	3,612,349	6.8%
BlackRock, Inc. (2)	3,559,566	6.7%

Named executive officers and directors:
Timothy S. Jenks (3)	846,907	1.5%
Elizabeth Eby (4)	389,397	*
Bradford W. Wright (5)	0	—
Dr. Raymond Cheung (6)	0	—
Dr. Wupen Yuen (7)	383,897	*
Charles J. Abbe (8)	164,627	*
Bandel L. Carano (9)	91,589	*
Kimberly Y. Chainey (10)	4,457	*
Dr. Yanbing Li (11)	48,065	*
Dr. Rajiv Ramaswami (12)	105,546	*
Michael J. Sophie (13)	19,851	*
Ihab Tarazi (14)	79,882	*
Sheri L. Savage (15)	3,728	*
All executive officers and directors as a group (13 people) (16)	2,137,946	3.9%

*	Represents less than 1%
(1)

Based on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2021, The Vanguard Group, Inc. has sole voting power with respect to zero shares and sole dispositive power with respect to 3,586,593 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, V 26, Malvern, PA 19355-2331.

(2)

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021, BlackRock, Inc. has sole voting power with respect to 3,452,453 shares and sole dispositive power with respect to 3,523,787 shares. The address for The BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Consists of 289,573 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 557,334 shares of common stock. 3,200 of these shares are held in a trust of the Jenks family where Mr. Jenks became sole trustee of such trust upon the death of his mother on March 28, 2016. The trust is a generation-skipping trust for the benefit of certain descendants of Mr. Jenks’ parents.

(4)	Consists of 23,063 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 366,334 shares of common stock.
(5)

Consists of 0 shares of common stock issuable upon the exercise of options exercisable or restricted stock units that may be settled in shares within 60 days of November 22, 2021 and 0 shares of common stock. Bradford Wright joined as the Company Senior Vice President of Global Sales on July 21, 2021.

(6)

Consists of 0 shares of common stock issuable upon the exercise of options exercisable or restricted stock units that may be settled in shares within 60 days of November 22, 2021 and 0 shares of common stock.

(7)	Consists of 217,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 166,897 shares of common stock.
(8)	Consists of 29,564 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 135,063 shares of common stock.
(9)	Consists of 75,507 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 16,082 shares of common stock.
(10)

Consists of 4,457 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 0 shares of common stock. Kimberly Chainey joined as a director on March 25, 2021.

(11)	Consists of 32,082 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 15,983 shares of common stock.
(12)	Consists of 65,108 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 40,438 shares of common stock.
(13)	Consists of 8,189 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 11,662 shares of common stock.
(14)	Consists of 50,136 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 29,746 shares of common stock.
(15)

Consists of 3,728 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 0 shares of common stock. Sheri Savage joined as a director on July 2, 2021.

(16)	Consists of 798,407 shares of common stock issuable upon the exercise of options exercisable within 60 days of November 22, 2021 and 1,339,539 shares of common stock.

OTHER MATTERS

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Future Stockholder Proposals

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of NeoPhotonics. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Stockholder Proposals for 2022 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is March 3, 2022 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Secretary at NeoPhotonics Corporation, 3081 Zanker Road, San Jose, California 95134 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2022 Annual Meeting of Stockholders

Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Stockholders only by or at the direction of our Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. For our 2022 Annual Meeting of Stockholders, a stockholder notice must be received by our Secretary at NeoPhotonics Corporation, 3081 Zanker Road, San Jose, California 95134, no earlier than November 3, 2021 and no later than March 3, 2022 being. However, if the date of our 2022 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of our 2021 Annual Meeting of Stockholders, then, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Please note that if we hold our regular annual stockholders meeting in 2022, and we do so more than 30 days before or after June 1, 2022 (the one-year anniversary date of the 2021 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at our 2022 Annual Meeting of Stockholders meeting in 2022 (if held), rather than for inclusion in the proxy materials, the stockholder must follow certain procedures contained in our bylaws.

In no event will any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice under our bylaws. A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a stockholder of record, you may contact us by writing to NeoPhotonics’ Investor Relations at 3081 Zanker Road, San Jose, California 95134. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors section of our website, ir.neophotonics.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.

•

NeoPhotonics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), filed with the SEC on February 25, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from NeoPhotonics’ definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2021;

•	NeoPhotonics’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on April 29, 2021;

•	NeoPhotonics’ Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 3, 2021; and

•	NeoPhotonics’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 4, 2021; and

•	NeoPhotonics’ Current Reports on Form 8-K, filed with the SEC on October 1, 2021, November 4, 2021 and November 8, 2021.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

You may obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to the Company’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents

NeoPhotonics Corporation

Attention: Investor Relations

3081 Zanker Road

San Jose, California 95134 USA

+1-408-239-9200

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

866-295-4321

MISCELLANEOUS

NeoPhotonics has supplied all information relating to NeoPhotonics, and Parent has supplied, and NeoPhotonics has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

LUMENTUM HOLDINGS INC.

NEPTUNE MERGER SUB, INC.

and

NEOPHOTONICS CORPORATION

Dated as of November 3, 2021

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 3, 2021, by and among Lumentum Holdings Inc., a Delaware corporation (“Parent”), Neptune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and NeoPhotonics Corporation, a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Article I.

W I T N E S S E T H:

WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, and each share of common stock, par value $0.0025 per share, of the Company (the “Company Common Stock”) that is then outstanding will thereupon be cancelled and converted into the right to receive the Merger Consideration, all upon the terms and subject to the conditions set forth herein.

WHEREAS, the Board of Directors of the Company (the “Company Board”) unanimously has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iv) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company at the Company Stockholder Meeting, and (v) resolved to recommend that the Company’s stockholders adopt this Agreement in accordance with the applicable provisions of Delaware Law.

WHEREAS, the Boards of Directors of Parent and Merger Sub unanimously have (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub, and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Acquisition Proposal” means any offer, proposal or indication of interest from any Third Party relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase by any Third Party, directly or indirectly, of fifteen percent (15%) or more of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning fifteen percent (15%) or more of any class of outstanding voting or equity securities of the Company; (b) any merger, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction; (c) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of fifteen percent (15%) or more of the assets of the Company and its Subsidiaries on a consolidated basis, including any equity interests in the Company’s Subsidiaries (measured by the fair market value thereof as of the last day of the Company’s last fiscal year); or (d) any liquidation, dissolution, recapitalization, or other significant corporate reorganization of the Company which would result in any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act), beneficially owning more than fifteen percent (15%) of the voting power or equity securities of the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means any applicable federal, state, local, foreign or multinational antitrust, competition, premerger notification or trade regulation law, statute, code, rule, regulation or Order that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and antitrust, competition or trade regulation laws of any jurisdiction other than the United States.

“Applicable Law” means, with respect to any Person, any international, national, federal, state, local, municipal or other law (statutory, common or otherwise), constitution, treaty, convention, resolution, ordinance, directive, code, edict, decree, rule, regulation, ruling or other similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Assumed Award” means an Assumed PRSU, Assumed RSU or Assumed Option.

“Assumption Proposal” means any offer or proposal by any Third Party (or its Affiliates) making an Acquisition Proposal to assume all rights and obligations of Parent and/or its Affiliates under the Definitive Financing Documentation and pay to Parent an amount equal to the Outstanding Debt Amount.

“Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2021 that is set forth in the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2021 filed with the SEC.

“Business Day” means any day, other than a Saturday, Sunday or any day that is a legal holiday under the Laws of the State of California or Delaware or is a day on which banking institutions located in such States are authorized or required by Applicable Law or other action by a Governmental Entity to close.

“Business Facility” means any real property including the land, improvements, soil, soil gas, indoor air, groundwater, and surface water that is or at any time has been owned, operated, or leased by the Company, its Subsidiaries or any of their predecessors in connection with the operation of their respective business.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Company Capital Stock” means the Company Common Stock, the Company Preferred Stock and any other shares of capital stock of the Company.

“Company Compensatory Awards” means Company Options, Company Stock Appreciation Units, Company Performance Restricted Stock Units, and Company Restricted Stock Units.

“Company IP” means all of the Intellectual Property Rights owned by or purported by the Company to be owned by, subject to an obligation of assignment to, filed by, held in the name of, the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, occurrence, circumstance, change or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that exist at the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, operations, assets and liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that in no event shall any Effect resulting from or arising out of any of the following, either alone or in combination, be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur: (a) general economic conditions, general conditions in the financial markets (including any commodity or currency market), social conditions or general political conditions in the United States or any other country or region in the world, including any changes interest rates, tariffs or sanctions or the occurrence, worsening, or escalation of any trade wars; (b) general conditions affecting the industries in the which the Company or any of its Subsidiaries operate or conduct business; (c) changes in Applicable Laws, Orders or GAAP (or the interpretation thereof); (d) acts of war, terrorism, or sabotage (or any escalation with respect thereto), calamities, earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, or other force majeure events; (e) COVID-19, any outbreak of illness or public health event, any Applicable Law, Order, directive, guideline or recommendation issued or promulgated by any industry group or Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization providing for business closures, changes to business operations “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Applicable Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the Company’s or any of its Subsidiaries’ compliance therewith; (f) any failure by the Company to meet published analysts’ estimates, internal or external projections or forecasts of revenues, earnings or other financial or business metrics, in and of itself (it being understood that the underlying cause(s) of any such failure may be taken into account unless otherwise excluded by this definition); (g) any decline in the market price or change in the trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause(s) of any such decline or change may be taken into account unless otherwise excluded by this definition); (h) any actions or omissions required to be taken or not taken by the Company under this Agreement or taken at the request of Parent or any of its Affiliates, or (i) the identity of Parent or any of its Subsidiaries or the public announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, in each case, including any impact thereof on relationships, contractual or otherwise, with customers, lessors, suppliers, vendors, investors, lenders, partners, contractors or employees of the Company or any of its Subsidiaries, or the performance of this Agreement and the transactions contemplated by this Agreement; provided, however, in the case of each of clauses (a), (b), (c), and (d), such Effects may be taken into account when determining whether a Company Material Adverse Effect has occurred to the extent (and solely to the extent) such Effects have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries conduct business.

“Company Options” means any options to purchase shares of Company Common Stock outstanding, whether granted under any of the Company Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted.

“Company Plans” means the Company’s 2020 Equity Incentive Plan, 2011 Inducement Award Plan, 2010 Equity Incentive Plan, as amended, 2007 Stock Appreciation Grants Plan, and 2004 Stock Option Plan, as amended, and any other plan or arrangement under which Company Compensatory Awards have been issued, including any sub-plans for non-U.S. employees and consultants.

“Company Performance Restricted Stock Unit” means any unit or award granted (whether granted by the Company pursuant to the Company Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) (i) denominated in units, (ii) pursuant to which the holder thereof is or may become entitled to acquire one or more shares of Company Common Stock or the cash equivalent thereof upon the achievement of one or more performance goals and/or such holder’s continued service with or employment by the Company or any Subsidiary of the Company. For clarity, Company Performance Restricted Stock Unit excludes any Company Restricted Stock Unit.

“Company Preferred Stock” means shares of the preferred stock, par value $0.0025 per share, of the Company.

“Company Privacy Policy” means each external or internal, past or present privacy, data protection-, or security-related policy, statement, or notice of the Company or any of its Subsidiaries.

“Company Products” means any and all products and services (including firmware, drivers, and other Software), including any of the foregoing currently in development, from which the Company or any of its Subsidiaries has derived during the three (3) years preceding the date hereof, is currently deriving, or is scheduled to derive within six (6) months after the date hereof, fees from the sale, license, maintenance, subscription, support or provision thereof.

“Company Restricted Stock Unit” means any unit or award granted (whether granted by the Company pursuant to the Company Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) (i) denominated in units, (ii) pursuant to which the holder thereof is or may become entitled to acquire one or more shares of Company Common Stock or the cash equivalent thereof solely upon such holder’s continued service with or employment by the Company or any Subsidiary of the Company. For clarity, Company Restricted Stock Unit excludes any Company Performance Restricted Stock Unit.

“Company Stock Appreciation Unit” means any Stock Appreciation Unit related to Company Common Stock (whether such right will be settled in shares, cash or otherwise), whether granted by the Company pursuant to Company Plans, assumed by the Company in connection with any merger, acquisition or similar transaction, or otherwise issued or granted.

“Continuing Employees” means all employees of the Company or its Subsidiaries who are employed by Parent or any Subsidiary of Parent immediately after the Effective Time.

“Contract” means any written or binding oral contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense, permit, franchise or other instrument, obligation or binding arrangement or understanding of any kind or character.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety measure adopted pursuant to any Applicable Law, directive, guideline or recommendation promulgated by any industry group or Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.

“Delaware Law” means the DGCL and any other Applicable Law of the State of Delaware.

“DGCL” means General Corporation Law of the State of Delaware, as amended.

“DOJ” means the United States Department of Justice, or any successor thereto.

“DOL” means the United States Department of Labor, or any successor thereto.

“DTC” means The Depository Trust Company.

“Employee Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) all other employment, consulting and independent contractor agreement, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, holiday, vacation, incentive, deferred compensation (including non-qualified plans of deferred compensation), savings, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreements, contracts, policies, payroll practices or arrangements (whether or not in writing), in each case, currently maintained or contributed to for the benefit of any current or former employee, consultant or independent contractor or director of the Company, any of its Subsidiaries or any ERISA Affiliate, or with respect to which the Company or any of its Subsidiaries has or is reasonably expected to have any Liability.

“Environmental Law” means any Applicable Law that relates to pollution, protection of human health or safety, the environment, natural resources, or that prohibits, regulates or controls any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Occupational Safety and Health Act, the European Union (“EU”) Directive 2012/19/EU on waste electrical and electronic equipment (“WEEE Directive”), the EU Directive 2011/65/EU on the restriction on the use of certain hazardous substances (the “EU RoHS Directive”), the Administrative Measures on the Control of Pollution Caused by Electronic Information Products (“China RoHS”), and the European Commission Regulation 1907/2006 (“REACH”), or any successor statutes, rules and regulations thereto.

“Environmental Permit” means any approval, permit, registration, certification, license, clearance or consent required by Environmental Law to be obtained from any Governmental Entity.

“Equity Award Exchange Ratio” means the quotient obtained by dividing (i) the Merger Consideration by (ii) the Parent Average Closing Price.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“ERISA Affiliate” means any Person under common control with the Company or that, together with the Company or any of its Subsidiaries, would be treated as a single employer with the Company or any of its Subsidiaries under Section 4001(b)(1) of ERISA or Section 414 of the Code and the regulations promulgated thereunder.

“ESPP” means the Company’s Amended and Restated 2010 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Financing Sources” means the Persons (including any agents, arrangers, lenders and other entities) (other than Parent and its Subsidiaries) that have committed to provide or arrange all or any part of the Financing in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto (but excluding Parent and its Subsidiaries), together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns.

“fraud” means actual fraud (as defined under Delaware Law).

“FTC” means the United States Federal Trade Commission, or any successor thereto.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Entity” means any government or any governmental or regulatory entity or body, department, commission, board, agency, division or instrumentality, legislative body or committee, political party, royal family, government-owned or controlled enterprise, organization, and any court, tribunal or judicial body, including any arbitrator or arbitration panel thereof, in each case whether federal, state, county, provincial, and whether local, foreign or supra-national (and including public international organizations (e.g., the World Bank, the Red Cross, etc.)).

“Governmental Official” means (i) an officer, agent or employee of a Governmental Entity or (ii) a candidate for government or political office.

“Hazardous Material” means any material, chemical, emission, substance or waste for which liability or standards of conduct may be imposed or that has been designated by any Governmental Entity of competent jurisdiction to be radioactive, toxic, hazardous, a pollutant, or a contaminant.

“Hazardous Materials Activity” means the transportation, transfer, recycling, collection, labeling, packaging, storage, use, treatment, manufacture, removal, disposal, arranging for the disposal, remediation, release, exposure of others to, sale, labelling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any requirement pursuant to Environmental Law for labeling of Hazardous Materials, payment of waste fees or charges (including so-called e-waste fees), recycling, product take-back, or product content.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Indebtedness” means, with respect to any Person, without duplication, all obligations (i) for borrowed money (including deposits or advances of any kind to such Person), (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) for capitalized leases (as determined in accordance with GAAP) or to pay the deferred and unpaid purchase price of property or equipment, (iv) pursuant to securitization or factoring programs or arrangements, (v) to maintain or cause to be maintained the financing, financial positions or covenants of others or to purchase the obligations or property of others, (vi) for net cash payment obligations of such Person under swaps, options, forward sales contracts, derivatives and other hedging Contracts, financial instruments or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), (vii) for letters of credit, bank guarantees, performance bonds, sureties and other similar Contracts entered into by or on behalf of such Person, (viii) for deferred purchase price, including earn-outs or (ix) pursuant to guarantees and arrangements having the economic effect of a guarantee of any obligation, liability or undertaking of any other Person contemplated by the foregoing clauses (i) through (viii) of this definition, in each case including all interest, penalties and other payments due with respect thereto, but excluding intercompany indebtedness, obligations, liabilities or undertakings (including any guarantees or arrangements having the economic effect of a guarantee) solely between or among Parent and any of its Wholly Owned Subsidiaries or solely between or among the Company and any of its Wholly Owned Subsidiaries (as applicable).

“Insurance Policies” means any fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies maintained by the Company or any of its Subsidiaries.

“Intellectual Property Rights” means all statutory and/or common law rights throughout the world in any of the following: (i) all United States and foreign patents and utility models, including utility patents and design patents, and all registrations and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, re-examinations, provisionals, continuations and continuations in part thereof, and equivalent or similar rights anywhere in the world in or to inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application) (collectively, “Patents”); (ii) all trade secrets, know-how, and confidential or proprietary information (collectively, “Trade Secrets”); (iii) all works of authorship, copyrights (registered or otherwise, including in Software), mask works, copyright and mask work registrations and applications and all other rights corresponding thereto throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Copyrights”); (iv) all industrial designs and any registrations and applications therefore; (v) all trade dress, trademarks and service marks, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (collectively, “Trademarks”); (vi) all rights in data, databases, and data collections; (vii) all rights to Uniform Resource Locators, Web site addresses and Internet domain names and applications and registrations therefore (collectively, “Domain Names”); and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

“International Employee Plan” means any Employee Plan that is maintained in a jurisdiction outside of the United States for the benefit of employees, independent contractors, consultants and/or directors located in such jurisdiction.

“Intervening Event” means any material event, change, development, circumstance, fact or effect with respect to the Company and its Subsidiaries or the business of the Company and its Subsidiaries, in each case taken as a whole, that was not known or reasonably foreseeable by the Company Board (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Company Board); provided that any event, change, development, circumstance, fact or effect (i) that involves or relates to an Acquisition Proposal or Superior Proposal, (ii) that relates to the fact that the Company fails to meet, meets or exceeds any internal or analysts’ expectations or projections or (iii) that results from the market price or trading volume of the shares of Company Common Stock, individually or in the aggregate, shall not be deemed to constitute an Intervening Event; provided further that the underlying facts contemplated by the foregoing clauses (ii) and (iii) of this definition may be taken into account in determining whether an Intervening Event has occurred to the extent not otherwise excluded under this definition.

“IRS” means the United States Internal Revenue Service, or any successor thereto.

“Knowledge of the Company” means the actual knowledge of the individuals identified in Section 1.1(a) of the Company Disclosure Letter.

“Legal Proceeding” means any action, claim, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, public or private), hearing, audit, examination or investigation by or before any Governmental Entity.

“Liabilities” means any liability, Indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, option, right of first refusal, preemptive right, community property interest, restriction on the voting of any security, restriction on the transfer of any security or other asset, or restriction on the possession, exercise or transfer of any other attribute of ownership of any asset or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute.

“Merger Consideration” means $16.00.

“Nasdaq” means the Nasdaq Global Select Market.

“NYSE” means the New York Stock Exchange.

“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Entity that is binding on or applicable to such Person or its property.

“Parent Average Closing Price” means the average closing sale price for a share of Parent Common Stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the ten most recent trading days ending on the last trading day immediately prior to the Effective Time.

“Parent Common Stock” means shares of common stock, par value $0.001 per share, of Parent.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, would or would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to satisfy its obligations under this Agreement, including the satisfaction of the conditions precedent to the Merger and consummating the Merger and the other transactions contemplated by this Agreement.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or Taxes being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the Balance Sheet, (ii) mechanics’, carriers’, workmen’s, repairmen’s, landlord’s or other like Liens or other similar Liens arising or incurred in the ordinary course of business for amounts not in default, (iii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practices, (iv) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable real property owned, leased, used or held for use by the Company or any of its Subsidiaries, (v) with respect to Intellectual Property Rights, non-exclusive licenses granted in the ordinary course of business and consistent with past practice, (vi) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or (vii) Liens relating to intercompany borrowings among a Person and its Wholly Owned Subsidiaries.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Public Software” means any Software that is distributed or made available under the terms of a license that meets the definition of “Open Source” promulgated by the Open Source Initiative (“OSI”), available online at http://www.opensource.org/osd.html, or that is otherwise OSI-approved or categorized by the Free Software Foundation as free (each, an “Open Source License”).

“Registered IP” means all United States, international and foreign Intellectual Property Rights that are the subject of an application certificate, filing, or registration issued, filed with, or recorded by any state, government or other public legal authority, including Patents, registered Trademarks, registered Copyrights, and Domain Names.

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in Source Code or other form and (ii) computerized databases and compilations.

“Source Code” means computer software and code in human readable form, including related programmer’s comments and annotations, help text, instructions and other code that is stored or otherwise accessible in human readable form.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means any bona fide, written Acquisition Proposal (except that, for purposes of this definition, each reference in the definition of “Acquisition Transaction” to “15%” or “85%” shall be “50%”) that includes with it a bona fide Assumption Proposal or Termination Proposal from the same Third Party making such Acquisition Proposal, and which the Company Board has determined in good faith would be more favorable, from a financial point of view, to the holders of Company Common Stock in their capacities as such than the transactions contemplated by this Agreement, taking into account the financial, legal, regulatory and other aspects of such Acquisition Proposal (including the sources, availability and terms of any financing, financing market conditions, the existence of a financing contingency, the likelihood of closing and the identity of the Person or Persons making the proposal) and all of the terms and conditions of such Acquisition Proposal as the Company Board determines to be appropriate (including any termination or break-up fees, and expense reimbursement provisions), as well as any counter-offer or proposal made by Parent made in accordance with Section 6.2(c)(i).

“Tax” means (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, goods and services, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any Liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group for any period (including any Liability under Treasury Regulation Section 1.1502-6 or any comparable provision of Applicable Law (including any arrangement for group or consortium relief or similar arrangement)) and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including nay Liability for taxes of a predecessor or transferor or otherwise by operation of law.

“Tax Returns” means all returns, declarations, estimates, reports, statements and other documents filed or required to be filed in respect of any Taxes, including any attachments thereto or amendments thereof.

“Termination Proposal” means any bona fide offer or proposal by any Third Party (or its Affiliates) making an Acquisition Proposal to pay Parent an amount equal to the Outstanding Debt Amount (determined as of the date of the termination of this Agreement) in connection with the termination of all of Parent’s and/or its Affiliates’ rights and obligations under the Definitive Financing Documentation in accordance with Section 8.1(e)(ii).

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“WARN Act” means the Worker Adjustment Retraining Notification Act of 1988, as amended, or any successor statute, rules and regulations thereto.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

“willful and material breach” means a deliberate act or a deliberate failure to act, which act or deliberate failure to act was undertaken with the intent or knowledge (actual or constructive) that such act or failure to act would be, or would reasonably be expected to cause, a material breach of this Agreement.

1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acquisition Proposal	1.1
Acquisition Transaction	1.1
Additional Parent Termination Fee	8.3(c)(ii)
Affiliate	1.1
Aggregate Cash Advance	6.21
Agreement	Preamble
Anti-Bribery Laws	3.25
First Antitrust Termination Date	8.1(d)
Antitrust Laws	1.1
Applicable Law	1.1
Assets	3.21
Assumed Award	1.1
Assumed Options	6.11(c)(ii)
Assumed PRSU	6.11(b)(ii)
Assumed RSU	6.11(a)(ii)
Balance Sheet	1.1
Base Parent Termination Fee	8.3(c)(i)
Business Day	1.1
Business Facility	1.1
Cancelled Option	6.11(c)(i)
Cancelled PRSU	6.11(b)(i)
Cancelled PRSU Consideration	6.11(b)(i)
Capitalization Reference Date	3.4(a)
Capitalization Representation	7.2(a)(iii)
Cancelled RSU	6.11(a)(i)
Cancelled RSU Consideration	6.11(a)(i)

Term	Section Reference
Cancelled SAU	6.11(d)
Cancelled Shares	2.7(a)(i)
Cause	6.11(e)
Certificate of Merger	2.2
Certificates	2.7(a)(i)
Closing	1.1
Closing Date	2.3
Collective Bargaining Agreements	3.19(b)
Code	1.1
Company	Preamble
Company Board	Recitals
Company Board Recommendation	6.2(a)
Company Board Recommendation Change	6.2(b)
Company Common Stock	Recitals
Company Compensatory Awards	1.1
Company Data	3.22(n)
Company Disclosure Letter	Article III
Company IP	1.1
Company IP Agreements	3.22(e)
Company IT Systems	3.22(p)
Company Material Adverse Effect	1.1
Company Options	1.1
Company Registered IP	3.22(a)
Company Performance Restricted Stock Unit	1.1
Company Plans	1.1
Company Preferred Stock	1.1
Company Privacy Policy	1.1
Company Products	1.1
Company Restricted Stock Unit	1.1
Company Securities	3.4(d)
Company Stock Appreciation Unit	1.1
Company Stockholders’ Meeting	6.3(a)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	6.9
Continuing Employees	1.1
Contract	1.1
Consent	3.5(b)
COVID-19	1.1
COVID-19 Measures	1.1
Data Incidents	3.22(n)
Data Processing Obligations	3.22(n)
Definitive Financing Documentation	6.21
Delaware Secretary of State	2.2
Delaware Law	1.1
Delisting Period	6.19
DGCL	1.1
Disclosed Capital Expenditures	5.2(v)
Dissenting Shares	2.7(c)(i)
DOJ	1.1
DTC	1.1
D&O Insurance	6.13(b)

Term	Section Reference
EAR	3.23
Effect	1.1
Effective Time	2.2
Employee Plans	1.1
Enforceability Limitations	3.3(a)
Equity Award Exchange Ratio	1.1
ERISA	1.1
ERISA Affiliate	1.1
Environmental Law	1.1
Environmental Permit	1.1
Exchange Act	1.1
Exchange Fund	2.8(b)(i)
Excluded Shares	2.7(a)(i)
Export and Import Approvals	3.23
Export Controls	3.23
401(k) Termination Date	6.12(a)
Fee Enhancing Transaction	8.3(c)(ii)
Financing	6.17(a)
Financing Signing Date	6.21
Financing Sources	1.1
Financing Term Sheet	6.21
First Antitrust Termination Date	8.1(d)
Fraud	1.1
FTC	1.1
GAAP	1.1
Governmental Entity	1.1
Governmental Official	1.1
Hazardous Material	1.1
Hazardous Material Activity	1.1
HSR Act	1.1
Indebtedness	1.1
Insurance Policies	1.1
Intellectual Property Rights	1.1
International Employee Plan	1.1
Intervening Event	1.1
IRS	1.1
Import Restrictions	3.23
Indemnified Parties	6.13(a)
Intercreditor Agreement	8.3(e)(ii)
Knowledge of the Company	1.1
Labor Organization	3.19(b)
Leased Real Property	3.20(b)
Leases	3.20(b)
Legal Proceeding	1.1
Legal Restraint	7.1(c)
Liabilities	1.1
Lien	1.1
Material Contract	3.11(a)
Maximum Annual Premium	6.13(b)
Merger Consideration	1.1
Merger Sub	Preamble

Term	Section Reference
NASDAQ	1.1
NYSE	1.1
Notice Period	6.2(c)(i)
Option Consideration	6.11(c)(i)
Order	1.1
Original Date	6.3(b)
Outstanding Debt Amount	8.3(e)(ii)
Owned Real Property	3.20(a)
Parent	Preamble
Parent Average Closing Price	1.1
Parent Common Stock	1.1
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	1.1
Parent Termination Fee	8.3(c)(ii)
Paying Agent	2.8(a)
Permits	3.13
Permitted liens	1.1
Person	1.1
Pre-Closing Director	6.17(b)
Public Software	1.1
Real Property	3.20(b)
Registered IP	1.1
Relevant Matters	9.10
Representatives	1.1
Required Antitrust Regulatory Approvals	7.1(b)
Requisite Stockholder Approval	3.3(c)
Sarbanes-Oxley Act	1.1
SEC	1.1
SEC Reports	3.6(a)
Second Antitrust Termination Date	8.1(d)
Securities Act	1.1
Seller Loans	6.21
Shrink-Wrap Code	1.1
Significant Customer	3.15(a)
Significant Supplier	3.15(b)
Software	1.1
Source Code	1.1
Specified Representations	7.2(a)(ii)
Stock Appreciation Unit Consideration	6.11(d)
Subsidiary	1.1
Subsidiary Securities	3.2(f)
Superior Proposal	1.1
Surviving Corporation	2.1
Tail Policy	6.13(b)
Takeover Law	3.29(a)
Tax	1.1
Tax Returns	1.1
Third party	1.1
Termination Date	8.1(d)
Trade Secrets	1.1
Trademarks	1.1

Term	Section Reference
Triggering Event	8.1(f)(ii)
Uncertificated Shares	2.7(a)(i)
WARN Act	1.1
Warranties	3.22(s)
Wholly Owned Subsidiary	1.1
willful and material breach	1.1

1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Sections, Articles, Annexes, Exhibits or Schedules, shall be deemed to refer to Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. Article, Section, clause and Schedule references contained in this Agreement are references to Articles, Sections, clauses and Schedules in or to this Agreement, unless otherwise specified.

(e) The rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

(f) As used in this Agreement, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.”

(g) The word “or” is disjunctive but not exclusive.

(h) The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa, and words importing the masculine gender shall include the feminine and neutral genders and vice versa.

(i) All accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP.

(j) References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(k) The term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source mutually agreed to by Parent and the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny.

(l) Whenever any reference is made in this Agreement to the Company having “made available” any document or information, such phrase shall include the Company having made such document or information available one day prior to the execution of this Agreement in the electronic data room utilized in connection with the transactions contemplated by this Agreement named “Project Lychee” hosted by DFS Venue data room (dfsvenue.com).

(m) When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified.

(n) All references to any (i) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (ii) Applicable Law shall be a reference to such Applicable Law as amended, re-enacted, except, in the case of (i) and (ii), for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any statute or Applicable Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.

(o) All references to (i) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference and (ii) this Agreement mean this Agreement (taking into account the provisions of Section 9.4) as amended or otherwise modified from time to time in accordance with Section 8.4.

(p) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Delaware Law, at the Effective Time, Merger Sub shall be merged with and into the Company in the Merger, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving entity. The Company, as the surviving entity of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation.”

2.2 The Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under Delaware Law by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of Delaware Law (the time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The Closing shall take place by remote communications and by the exchange of signatures by electronic transmission or, if or to the extent such exchange is not practicable, at a Closing to occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, One Market Street, Spear Tower, San Francisco, California, 94105, on a date and at a time to be agreed upon by Parent, Merger Sub and the Company, which date shall be no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder), of such conditions) or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date”.

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.13, the certificate of incorporation of the Company shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name), and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of Delaware Law and such certificate of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.13, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation (except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name) until thereafter amended in accordance with the applicable provisions of Delaware Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors of the Surviving Corporation. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the certificate of incorporation of the Surviving Corporation, its bylaws and/or Applicable Law.

(b) Officers of the Surviving Corporation. Except as otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the certificate of incorporation of the Surviving Corporation, its bylaws and/or Applicable Law.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) shares of Company Common Stock owned by Parent, the

Company or any direct or indirect Wholly Owned Subsidiary of Parent or the Company, in each case immediately prior to the Effective Time (such shares, “Cancelled Shares”), and (B) Dissenting Shares (and together with Cancelled Shares, the “Excluded Shares”)) shall be canceled and extinguished and automatically converted into the right to receive the Merger Consideration, without interest thereon, upon the surrender of (A) certificates representing shares of Company Common Stock (the “Certificates”) and (B) uncertificated shares of Company Common Stock (the “Uncertificated Shares”), in each case, in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

(ii) Owned Company Common Stock. Each Cancelled Share shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(iii) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(b) Adjustment to Merger Consideration. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, or any record date for any such purpose shall be established, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares) shall not be converted into, or represent the right to receive, the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, other than the right to receive the fair market value of such Dissenting Shares to the extent afforded by Section 262 of the DGCL); provided that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration in accordance with Section 2.7(a)(i), without any interest thereon, upon surrender of the Certificate or Uncertificated Shares that formerly evidenced such share in the manner provided in Section 2.8.

(ii) The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawals of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Delaware Law that relates to such demand, and Parent shall have the opportunity, at Parent’s expense, and right to participate in and direct all negotiations and proceedings with respect to such demands, including any determination to make any payment or deposit with respect thereto. Except with the prior written consent of

Parent, the Company shall not make any payment or deposit with respect to, or offer to settle or settle, any such demands.

(d) Company Compensatory Awards. At the Effective Time, each Company Compensatory Award then outstanding under any of the Company Plans shall be treated in accordance with the provisions of Section 6.11.

2.8 Exchange of Certificates.

(a) Paying Agent. Not less than three (3) Business Days prior to the anticipated Closing Date, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Paying Agent”). The Paying Agent shall also act as the agent for the Company’s stockholders for the purpose of receiving and holding their Certificates and Uncertificated Shares and shall obtain no rights or interests in the shares of Company Common Stock represented thereby.

(b) Exchange Fund.

(i) At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to the holders of shares of Company Common Stock pursuant to the provisions of this Article II, by transfer of immediately available funds, an amount of cash sufficient to pay the aggregate Merger Consideration (such amount, the “Exchange Fund”).

(ii) Pursuant to the terms and conditions of this Agreement and the Paying Agent Agreement, the Paying Agent shall, among other things, (A) act as the paying agent for the payment and delivery of the aggregate Merger Consideration and (B) invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a nationally recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level sufficient to make prompt payment and delivery of the aggregate Merger Consideration, or to the extent the Exchange Fund is not sufficient to make prompt payment and delivery of the aggregate Merger Consideration in respect of any Dissenting Shares that have been converted into, and have become exchangeable for, the right to receive the Merger Consideration, Parent shall promptly deposit or cause to be deposited such additional amounts in cash in immediately available funds with the Paying Agent for the Exchange Fund so as to ensure that the Exchange Fund is maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable in respect of the aggregate Merger Consideration shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement.

(c) Payment Procedures.

(i) As promptly as practicable after the Effective Time (but in any event within three (3) Business Days thereafter), Parent shall instruct the Paying Agent to mail or otherwise provide each holder of record of shares of Company Common Stock (other than Excluded Shares) that are (A) represented by Certificates or (B) Uncertificated Shares, and are not held, directly or indirectly, through DTC, notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Uncertificated Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.10) or the surrender of such Uncertificated Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Uncertificated Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable, and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.10) or such Uncertificated Shares to the Paying Agent in exchange for the Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to this Article II.

(ii) With respect to Uncertificated Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent shall transmit to DTC or its nominees on the first Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Excluded Shares) held of record by DTC or such nominee immediately prior to the Effective Time, multiplied by (B) the Merger Consideration.

(iii) Upon surrender to the Paying Agent of the shares of Company Common Stock (other than Excluded Shares) that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.10) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the Paying Agent, (B) are Uncertificated Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Uncertificated Shares (or such other reasonable evidence, if any, of surrender with respect to such Uncertificated Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each case of the foregoing clauses (A) and (B) of this Section 2.8(c)(iii), pursuant to such materials and instructions contemplated by Section 2.8(c)(i), and (C) are Uncertificated Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 2.8(c)(ii), the holder of such Certificate or Uncertificated Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.8(e)) equal to the product obtained by multiplying (1) the number of shares of Company Common Stock represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.10) or such Uncertificated Shares by (2) the Merger Consideration. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate or Uncertificated Share.

(d) Transfers of Ownership. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other similar Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e) Required Withholding. Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under applicable Tax laws. To the extent that such amounts are so deducted or withheld, such amounts (i) shall be remitted by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, to the applicable Governmental Entity and (ii) shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) Termination of Exchange Fund.

(i) Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Company Common Stock (other than Excluded Shares) for six (6) months from and after the Closing Date shall, upon Parent’s demand, be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Company Common Stock (other than Excluded Shares) who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 2.8 shall thereafter look only to Parent or the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required Tax withholdings as provided in Section 2.8(e)) in respect thereof.

(ii) Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any abandoned property, escheat or similar Applicable Law. Any other provision of this Agreement notwithstanding, any portion of the Merger Consideration or the cash to be paid in accordance with this Article II that remains undistributed to the holders of Certificates and Uncertificated Shares immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

2.9 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Share theretofore representing any shares of Company Common Stock (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article II.

2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.7; provided, however, as a condition precedent to the payment of such Merger Consideration, if required by Parent or the Paying Agent, the Paying Agent may require the owners of such lost, stolen or destroyed Certificates to furnish a bond in form satisfactory to the Paying Agent as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed. The value of the bond of indemnity shall be reasonably calculated by the Paying Agent, based on the value of lost, stolen or destroyed Certificates.

2.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Surviving Corporation shall take all such lawful and necessary action on behalf of the Company and Merger Sub.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Section of the disclosure letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”) that relates to such Section or in another Section of the Company Disclosure Letter to the extent it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such Section and (b) as disclosed in the SEC Reports filed prior to the date of this Agreement (but excluding, in each case, any disclosures set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) (it being acknowledged that nothing disclosed in the SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.4), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing under Delaware Law. The Company has the requisite corporate power and authority to carry on its business as it is presently being conducted in all material respects, and to own, lease or operate its respective material properties and material assets in all material respects. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to prevent or materially impair or delay the consummation of the Merger in accordance with the terms hereof.

(b) The Company has filed with the SEC complete and correct copies of its certificate of incorporation and bylaws, as amended to date. The Company is not in violation of its certificate of incorporation or bylaws.

3.2 Subsidiaries.

(a) Section 3.2(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and accurate list of the name of each Subsidiary of the Company, and with respect to each Subsidiary (i) its jurisdiction of organization; (ii) whether such Subsidiary is a Wholly Owned Subsidiary (any Subsidiary that is not a Wholly Owned Subsidiary, a “Non-Wholly Owned Subsidiary”), and (iii) for each Non-Wholly Owned Subsidiary (A) the percentage of the Company’s ownership interest, direct or indirect, and the number and type of capital stock or other securities owned by the Company, directly or indirectly, in each such Subsidiary, and (B) the percentage of such other Person or Persons’ ownership interest and the number and type of shares of capital stock or other securities owned by such other Person or Persons in each such Subsidiary, and the name and jurisdiction of organization of such other Person or Persons.

(b) Except for the Company’s Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in any Person, other than equity securities in a publicly traded company or other entity held for investment by the Company or any of its Subsidiaries and consisting of less than one percent of the outstanding capital stock or other equity interest of such company or other entity.

(c) Each of the Company’s Subsidiaries is (i) duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), (ii) has the requisite power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, and (iii) is in compliance with its respective certificate of incorporation, bylaws or other applicable constituent documents, except for any deviation from any of the foregoing clauses (i), (ii) or (iii) that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except for any deviations that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole and would not reasonably be expected to prevent or materially impair or delay the consummation of the Merger in accordance with the terms hereof.

(d) The Company has delivered or made available to Parent complete and correct copies of the certificates of incorporation and bylaws or other constituent documents, as amended to date, of each of the Company’s Subsidiaries.

(e) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable, (ii) as of the date of this Agreement, are owned, directly or indirectly, by the Company or Wholly Owned Subsidiary of the Company, free and clear of all Liens (other than Permitted Liens and restrictions on transfer imposed by Applicable Law) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary’s business as presently conducted.

(f) As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, stock appreciation units, warrants, restricted stock units, subscriptions, convertible securities, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”) or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Subsidiary Securities. As of the date hereof, are no Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. As of the date hereof, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

3.3 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject in the case of the Merger to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (including the Merger), other than in the case of the Merger, obtaining the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Law affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity (the “Enforceability Limitations”).

(b) At a meeting duly called and held prior to the execution of this Agreement, the Company Board unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iv) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company at the Company Stockholder Meeting and (v) resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement in accordance with the applicable provisions of Delaware Law.

(c) Assuming that the representations of Parent and Merger Sub set forth in Section 4.9 are accurate, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock necessary (under Applicable Law or the Company’s certificate of incorporation or bylaws) to consummate the Merger.

3.4 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Company Preferred Stock. As of November 1, 2021 (the “Capitalization Reference Date”), (A) 52,695,368 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding or held by the Company as treasury shares and (C) no shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Capital Stock have been issued and granted in compliance in all material respects with all applicable Laws and all requirements set forth in any applicable Contract. Since the Capitalization Reference Date and through the date of this Agreement, no Company Plan has been amended or otherwise modified and no shares of Company Capital Stock or shares of Company Preferred Stock have been repurchased or redeemed or issued (other than with respect to the exercise, vesting or settlement of Company Compensatory Awards outstanding prior to the Capitalization Reference Date and pursuant to the terms of the applicable Company Plan in effect on the Capitalization Reference Date), and no shares of Company Capital Stock have been reserved for issuance and no Company Compensatory Awards have been granted, except pursuant to the terms of the applicable Company Plan in effect on the Capitalization Reference Date.

(b) Section 3.4(b) of the Company Disclosure Letter sets forth, as of the Capitalization Reference Date, (i) the aggregate number of shares of Company Common Stock that are subject to Company Options, (ii) the aggregate number of shares of Company Common Stock that are subject to Company Stock Appreciation Units, (iii) the aggregate number of shares of Company Performance Restricted Stock Units assuming maximum achievement, and (iv) the aggregate number of shares of Company Common Stock that are subject to Company Restricted Stock Units. With respect to each holder of a Company Compensatory Award, Section 3.4(b) of the Company Disclosure Letter sets forth, as of the Capitalization Date, (A) the name or identification number of each such holder, (B) the number of shares of Company Common Stock subject to each Company Compensatory Award, (C) the grant date of each Company Compensatory Award, (D) the award type of each Company Compensatory Award, (E) the exercise price for each Company Compensatory Award that is a Company Option or an award of Company Stock Appreciation Units, (F) the expiration date, if any, of each Company Compensatory Award, (G) for any Company Compensatory Award that is a Company Option, whether such Company Option is an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option, (H) the vesting schedule, including a description of the vesting criteria for performance-based awards, (I) a description of any vesting acceleration provisions applicable to such Company Compensatory Award, and (J) the Company Stock Plan under which each Company Compensatory Award was issued. As of the Closing Date, Parent will have a complete and correct list that sets forth, as of a date within five (5) Business

Days of the Closing Date, with respect to all holders of Company Compensatory Awards on a holder-by-holder basis, (I) the name of each holder, (II) the number of shares of Company Common Stock subject to each Company Compensatory Award, (III) the grant date of each Company Compensatory Award, (IV) the exercise price for each Company Compensatory Award that is a Company Option or an award of Company Stock Appreciation Units, (V) the award type of each Company Compensatory Award, (vi) the expiration date, if any, of each Company Compensatory Award, (VII) for any Company Compensatory Award that is a Company Option, whether such Company Option is an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option, (VIII) the vesting schedule, including a description of the vesting criteria for performance-based awards, (IX) a description of any vesting acceleration provisions applicable to such Company Compensatory Award and (X) the Company Stock Plan under which each Company Compensatory Award was issued. As of the Capitalization Reference Date, 2,606,269 shares of Company Common Stock were reserved for future issuance pursuant to stock awards not yet granted under the Company Plans. All Company Compensatory Awards have been granted and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in accordance in all material respects with all Applicable Laws and all of the terms and conditions of the Company Plans, and all Company Compensatory Awards have been properly accounted for in accordance in all material respects with GAAP on the consolidated audited financial statements of the Company and its Subsidiaries filed in or furnished with the SEC Reports.

(c) All of the outstanding shares of Company Capital Stock or other securities of the Company have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any Lien (other than restrictions on transfer imposed by Applicable Law) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest). Upon the issuance of any shares of Company Common Stock in accordance with the terms of the Company Plans in effect on the Capitalization Reference Date, such shares of Company Common Stock will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Lien (other than restrictions on transfer imposed by Applicable Law) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest).

(d) Except as set forth in this Section 3.4, and except for changes resulting from the exercise, settlement or vesting of Company Compensatory Awards in accordance with their respective terms, in each case issued on or after the Capitalization Reference Date as permitted under this Agreement and Company Securities granted or issued in compliance with Section 5.2, there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, stock appreciation units, warrants, restricted stock units, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Company Securities. There are no outstanding Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(e) Other than the Company’s certificate of incorporation, the Company’s bylaws or this Agreement, neither the Company nor any of its Subsidiaries is a party to any Contracts restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any securities of the Company.

3.5 Non-contravention; Required Consents.

(a) Assuming the Requisite Stockholder Approval is obtained, the execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby (including the Merger) and the compliance by the Company with any of the provisions hereof do not and will not (i) violate or conflict with any provision of its certificate of incorporation or bylaws, (ii) subject to obtaining the Consents set forth in Section 3.5(a)(ii) of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the loss of any material benefit or the imposition of any additional payment or other material Liability under, any Material Contract, (iii) assuming compliance with the matters referred to in Section 3.5(b) and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, breaches, conflicts, defaults, terminations, losses, payments, Liabilities, accelerations or Liens which have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to prevent or materially impair or delay the consummation of the Merger in accordance with the terms hereof.

(b) Assuming the accuracy of the representations and warranties set forth in Section 4.3(b), no consent, approval, clearance, waiver, expiration or termination of an applicable waiting period, Order or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger), except (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (ii) such filings and approvals as may be required by the NYSE or any federal or state securities or Takeover Laws, including compliance with any applicable requirements of the Securities Act or the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws and (iv) the Requisite Stockholder Approval, and (v) such other Consents, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to prevent or materially impair or delay the consummation of the Merger in accordance with the terms hereof.

3.6 SEC Reports.

(a) Since January 1, 2019 through the date of this Agreement, the Company has filed or furnished (as applicable) all forms, reports, schedules, statements and documents with the SEC that have been required to be so filed or furnished (as applicable) and, after the date of this Agreement and until the Effective Time, the Company will file all forms, reports, schedules, statements and documents with the SEC that are required to be filed by it prior to the time so required (all such forms, reports, schedules, statements and documents, together with any other forms, reports, schedules, statements or other documents filed or furnished (as applicable) by the Company with the SEC after January 1, 2019, and at or prior to the Effective Time that are not required to be so filed or furnished, the “SEC Reports”).

(b) Each SEC Report complied, or will comply, as the case may be, as of its filing date (or, if amended or superseded by a filing, on the date of such amended or superseded filing), as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and with all applicable provisions of the Sarbanes-Oxley Act, each as in effect on the date such SEC Report was, or will be, filed.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each SEC Report did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the SEC Reports or any registration statement filed by the Company with the SEC and (ii) no SEC Report nor any registration statement filed by the Company with the SEC is, to the Knowledge of the Company, the subject of ongoing SEC review.

(e) No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(f) Since January 1, 2019, no executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SEC Report, except as disclosed in certifications filed with the SEC Reports, and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. Since January 1, 2019, neither the Company nor any of its executive officers has received any written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

3.7 Financial Statements.

(a) The consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the SEC Reports have been or will be, as the case may be, prepared in accordance with GAAP consistently applied by the Company during the periods and at the dates involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements as may be permitted by the SEC for Quarterly Reports on Form 10-Q), and fairly present in all material respects, or will fairly present in all material respects, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements that will not be material in amount or effect).

(b) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance (i) of the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that receipts and expenditures are executed in accordance with the authorization of management and the Company Board, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, and that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner and (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(d) The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2020, and such assessment concluded that such control was effective. Since such date, there have been no changes in the Company’s internal control over financial reporting that, individually or in the aggregate, have materially and adversely affected or would reasonably be expected to materially and adversely affect, the Company’s internal control over financial reporting.

(e) Since January 1, 2019, neither the Company nor any of its Subsidiaries (including any director, officer and employee thereof), nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(f) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any its Subsidiaries in the Company’s consolidated financial statements.

(g) Since January 1, 2019, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant, consultant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Since January 1, 2019, no current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or executive officer of the Company.

(h) Since January 1, 2019, to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Since January 1, 2019, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

3.8 Proxy Statement. The Proxy Statement, when filed with the SEC and on the date first mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting, and any amendments or supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their officers, directors, representatives, agents or employees in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

3.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities other than (a) Liabilities reflected or otherwise reserved against in the Balance Sheet (or disclosed in the notes thereto), (b) Liabilities under this Agreement or in connection with the transactions contemplated hereby, including the Merger, (c) fees and expenses payable to any accountant, outside legal counsel or financial advisor which are incurred in connection with the negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement (including the Merger), (d) executory obligations under any Contract, other than any such obligations that arose as a result of an existing breach or default (with or without notice or lapse of time or both) thereunder, (e) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, and (f) Liabilities that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

3.10 Absence of Certain Changes.

(a) Except for actions expressly contemplated by this Agreement, since the date of the Balance Sheet through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practices, and (ii) the Company has not taken any action that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of subclauses (a), (b), (c), (d), (e), (f), (k), (l), (m), (n), (o), (q), (t), (v), (w), (y), or, as it relates to any of the foregoing, (aa) of Section 5.2;

(b) Since the date of the Balance Sheet through the date of this Agreement, there has not been or occurred a Company Material Adverse Effect.

3.11 Material Contracts.

(a) For purposes of this Agreement, a “Material Contract” means each of the following Contracts (other than any Employee Plan) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound:

(i) any Contract that has been or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed as a “material contract” on a Current Report on Form 8-K or has been or would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act;

(ii) any Collective Bargaining Agreement or other similar Contract with a Labor Organization;

(iii) any Contract with any Significant Customer or any Significant Supplier, other than non-disclosure agreements or purchase orders issued by such Significant Customers or to such Significant Suppliers in the ordinary course of business consistent with past practices;

(iv) any Contract providing for material indemnification or any material guaranty (in each case, under which the Company has continuing obligations as of the date hereof), other than any guaranty by the Company of any of its Subsidiary’s obligations or any Contract providing for indemnification ancillary to a related commercial arrangement entered into in the ordinary course of business;

(v) any Contract that is material to the Company and its Subsidiaries, taken as a whole, containing any covenant, commitment or other obligation (A) limiting the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person in any line of business, or to make use of any Company IP, (B) granting any exclusive rights to any third party, (C) containing a “most favored nation” or similar provision, (D) including any “take or pay” or “requirements” obligation, (E) prohibiting the Company or any of its Subsidiaries (or, after the Effective Time, Parent) from engaging in business with any Person or levying a fine, charge or other payment for doing so (other than any prohibition pertaining to the non-solicitation of employees) or (F) otherwise prohibiting or limiting the right of the Company or its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies, in each case other than any such Contracts that may be cancelled without liability to the Company or its Subsidiaries upon notice of ninety (90) days or less;

(vi) any Contract (A) relating to the license, disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets other than in the ordinary course of business, (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than the Company’s Subsidiaries or (C) relating to the formation, control or operation of any joint venture;

(vii) any Company IP Agreement;

(viii) any Contract containing an obligation (contingent or otherwise) to provide Source Code for any Company Product to any third party, including to put such Source Code in escrow with a third party;

(ix) any Contract (A) containing any material financial penalty for the failure by the Company or any of its Subsidiaries to comply with any support or maintenance obligation, or (B) containing any obligation to provide support or maintenance for the Company Products during any period that is after five (5) years from the date hereof, in each case other than any such Contracts that may be cancelled without liability to the Company or its Subsidiaries (and without the survival of such support, or maintenance obligations) and upon notice of thirty (30) days or less;

(x) any Contract for the acquisition or disposition of any business containing any continuing (A) profit sharing arrangements or “earn-out” arrangements or (B) indemnification or similar contingent payment obligations;

(xi) any joint venture or development agreements, or any outsourcing Contracts (including Contracts to assemble, manufacture and package any Company Product);

(xii) based upon amounts paid or received thereunder during the most recent completed fiscal year of the Company, the top ten (10) Contracts authorizing a third party to sell, license or distribute any Company Products;

(xiii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to relating to Indebtedness for borrowed money or the deferred purchase price of property, other than (A) accounts receivables and payables in the ordinary course of business consistent with past practice and (B) loans among the Company and any direct or indirect Wholly Owned Subsidiaries;

(xiv) any mortgage, lease, loan or other material Contract relating to any sale leaseback transaction of any real property previously owned by the Company or any of its Subsidiaries;

(xv) any Contract with any Governmental Entity;

(xvi) any Leases and any contract for the purchase or sale of any real property;

(xvii) any Contract entered into since January 1, 2019 to settle a Legal Proceeding other than (A) releases immaterial in nature and amount entered into with former employees or independent contractors of the Company in the ordinary course of business or (B) settlement agreements for cash only (which has been paid) and does not exceed $500,000 as to such settlement;

(xviii) any data processing agreement or other Contract relating primarily to privacy, data protection, or data security obligations in connection with the creation, collection, use, disclosure, storage, access or other processing of Company Data; or

(xix) other Contract that provides for payment obligations by the Company or any of its Subsidiaries of $2,500,000 or more in any individual case and is not required to be disclosed pursuant to the other clauses of this Section 3.11(a), other than purchase orders issued by the Company to existing suppliers in the ordinary course of business consistent with past practices.

(b) Except for any Material Contract filed by the Company on EDGAR prior to the date hereof (which exception will only modify Section 3.11(a)(i)), (x) Section 3.11(a) of the Company Disclosure Letter contains a list that is complete and accurate as of the date hereof of all Material Contracts, and identifies each subsection of Section 3.11(a) that describes such Material Contract, and (y) the Company has delivered or made available to Parent complete and correct copies of each such Material Contract.

(c) Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company, as the case may be) subject to the Enforceability Limitations and is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any written notice or other written communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify in a manner adverse to the Company, any Material Contract, in each case, except, with respect to any of the foregoing matters, as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.12 Compliance with Law. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, their respective properties (the Assets and the Real Property) are and, since January 1, 2019, have been, in compliance with all Applicable Laws and Orders, except (x) for such instances of non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or (y) as would not, or would not reasonably be expected to, prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and Applicable Law. Since January 1, 2019, neither the Company nor any of its Subsidiaries (a) has received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Entity relating to the Company or any of its Subsidiaries, (b) has received any written notice from any Governmental Entity alleging any violation by the Company or any of its Subsidiaries of any Applicable Law or Order nor (c) has provided any written notice to any Governmental Entity regarding any violation by the Company or any of its Subsidiaries of any Applicable Law or Order, and no such notice referred to in clauses (a), (b) or (c) of this Section 3.12 remains outstanding or unresolved as of the date of this Agreement, except in each case as has not been or would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) or rules of the SEC, since January 1, 2019, neither the Company nor any of its Affiliates has made, arranged or modified (in any material respect) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

3.13 Permits. The Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with the terms of all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to occupy and operate each Real Property and to conduct their businesses as currently conducted (“Permits”), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that, individually or in the aggregate, (x) have not or would not reasonably be expected to result in a material Liability to the Company and its Subsidiaries, taken as a whole, or (y) would not, or would not be reasonably be expected to, prevent, materially delay or prevent the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and Applicable Law. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding (A) any violation by the Company or any of its Subsidiaries of any Permits or the failure to have any required Permits, or (B) any revocation, cancellation or termination of any Permits held by the Company or any of its Subsidiaries, and no such notice in either case remains outstanding or unresolved as of the date of this Agreement, except in each case (1) as has not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (2) as would not, or would not be reasonably expected to, prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and Applicable Law.

3.14 Litigation. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened (a) against the Company or any of its Subsidiaries that (i) seeks damages in excess of $200,000 or could reasonably be expected to result in liability to the Company or any of its Subsidiaries in amount of $200,000 or more, (ii) seeks material injunctive relief, or (iii) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or (b) against any current or former director or officer of the Company or any of its Subsidiaries (in their respective capacities a such), whether or not naming the Company or any of its Subsidiaries, or (c) by the Company or any of its Subsidiaries against any third party that (i) seeks damages in excess of $200,000, (ii) seeks material injunctive relief, or (iii) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or would be reasonably be expected to prevent, materially delay or materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and Applicable Law. Despite the foregoing, no representation or warranty is made in this Section 3.14 with respect to any Legal Proceeding pursuant to, arising out of, or relating to any Antitrust Law concerning the Merger that is threatened or commenced after the date hereof.

3.15 Customers and Suppliers.

(a) Neither the Company nor any of its Subsidiaries has any outstanding material disputes concerning any Company Products with any customer who during calendar year 2020 or the period from January 1, 2021 through the date of this Agreement was one of the ten (10) largest customers of Company Products based on amounts paid or payable to the Company or its Subsidiaries by such customers during each such period (each, a “Significant Customer”). Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from any Significant Customer that such Significant Customer shall not continue as a customer of the Company or any of its Subsidiaries or that such Significant Customer intends to terminate or materially modify any existing Contracts with the Company or any of its Subsidiaries. Since January 1, 2019 through the date of this Agreement, the Company has not had any material quantity of Company Products returned by a purchaser thereof except for normal warranty returns in the ordinary course of business consistent with past practice.

(b) Neither the Company nor any of its Subsidiaries has any outstanding material dispute concerning products and/or services provided by any supplier who during calendar year 2020 or the period from January 1, 2021 through the date of this Agreement was one of the ten (10) largest other suppliers of products and/or services to the Company and its Subsidiaries, in each case, based on amounts paid or payable by the Company and its Subsidiaries to such supplier during each such period (each, a “Significant Supplier”). Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, bona fide oral notice from any Significant Supplier that such Significant Supplier shall not continue as a supplier to the Company or any of its Subsidiaries or that such Significant Supplier intends to terminate or materially modify existing Contracts with the Company or any of its Subsidiaries. The Company and its Subsidiaries have access in all material respects and on commercially reasonable terms to all products and services reasonably necessary to carry on the Company’s business.

3.16 Taxes.

(a) Each of the Company and its Subsidiaries has prepared and timely filed (taking into account all applicable extensions) all income and other material Tax Returns required to be filed by Company or any of its

Subsidiaries or with respect to their respective operations, and such Tax Returns in all material respects are true and correct and have been completed in accordance with Applicable Law in all material respects.

(b) Each of the Company and its Subsidiaries has (i) paid all material Taxes it is required to pay (whether or not shown on a Tax Return), and (ii) paid or withheld (and timely paid over any withheld amounts to the appropriate Taxing authority, or is otherwise withholding such amounts for timely payment) all material federal and state income Taxes, Federal Insurance Contribution Act and Federal Unemployment Tax Act amounts, and other Taxes (including all Taxes required to be reported and withheld on any U.S or non-U.S. Company Compensatory Awards) required to be paid or withheld.

(c) Neither the Company nor any of its Subsidiaries had any Liabilities for material unpaid Taxes as of the date of the Balance Sheet that had not been accrued or reserved on the Balance Sheet in accordance with GAAP, and neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Balance Sheet other than in the ordinary course of business consistent with past practice.

(d) Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax that will be outstanding as of the Closing Date.

(e) No audit or other examination of any income or material Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination. No material adjustment relating to any Tax Return filed by the Company or any of its Subsidiaries has been proposed in writing by any Governmental Entity. No written claim has ever been made by any Governmental Entity that the Company or any of its Subsidiaries is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(f) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company or any of its Subsidiaries relating or attributable to Taxes, other than Permitted Liens.

(g) Neither the Company nor any of its Subsidiaries has (i) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company or any of its Subsidiaries owe any amount under any such agreement (other than pursuant to commercial Contracts with customary terms entered into in the ordinary course of business the principal purposes of which is unrelated to Taxes), (iii) any Liability for the Taxes of any person other than the Company and its Subsidiaries under Treas. Reg. § 1.1502-6 (or any similar provision of Applicable Law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract (other than pursuant to commercial Contracts with customary terms entered into in the ordinary course of business the principal purposes of which is unrelated to Taxes), or otherwise by operation of law or (iv) been a party to any joint venture, partnership or other agreement that would reasonably be expected to be treated as a partnership for Tax purposes.

(h) Neither the Company nor any of its Subsidiaries will be required to include any material income or gain or exclude any material deduction or loss from Taxable income for any period or portion thereof after the Effective Time as a result of any (i) change in method of accounting made prior to the Effective Time, (ii) closing agreement under Section 7121 of the Code entered into prior to the Effective Time (or under any similar provision of Applicable Law), (iii) deferred intercompany gain or excess loss account under Section 1502 of the Code attributable to transactions occurring prior to the Effective Time (or under any similar provision of Applicable Law), (iv) installment sale or open transaction disposition made prior to the Effective Time, to the extent not reflected in the Balance Sheet, (v) prepaid amount received outside the ordinary course of business prior to the Effective Time, (vi) income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto, or (vii) election made under Section 108(i) of the Code (or under any similar provision of Applicable Law) prior to the Effective Time.

(i) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the three (3) year period ending on the date hereof or otherwise in connection with this Agreement.

(j) Neither the Company nor any of its Subsidiaries has engaged in any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2).

(k) The Company is not, and has not been at any time during the applicable period, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(l) The Company and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order. Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in that country.

(m) The prices for any property or services (or for the use of any property) provided by or to the Company or any of its Subsidiaries are arm’s length prices for purposes of the relevant transfer pricing Applicable Laws, including Treasury Regulations promulgated under Section 482 of the Code

(n) The Company has made available to Parent or its legal counsel or accountants copies of all income, franchise and other material Tax Returns and all ASC 740-10 work papers of the Company and each of its Subsidiaries for all periods from and including January 1, 2017.

3.17 Environmental Matters.

(a) (i) The Company and its Subsidiaries are and, since January 1, 2019, have been, in compliance with all applicable Environmental Laws, which compliance will be deemed to include obtaining and maintaining all of the Environmental Permits necessary for the continued conduct of the operations of the Company or any Subsidiary as such activities are currently being conducted, except for any instances of non-compliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; (ii) to the Knowledge of the Company, all Company Products comply with the restricted substance requirements set forth in Annex II of the EU RoHS Directive; and (iii) all Company Products comply with all customer environmental, health and safety requirements and specifications.

(b) Except as has not and would not reasonably be material to the Company and its Subsidiaries, taken as a whole, (i) as of the date hereof no Legal Proceeding is pending, or to the Knowledge of the Company, threatened, concerning or relating to any Environmental Law, Environmental Permit, or any Hazardous Materials Activity of the Company or any Subsidiary and neither the Company nor any Subsidiary has received any written information request from any Governmental Entity pursuant to Environmental Law, and (ii) except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as whole, since January 1, 2019, neither the Company nor any of its Subsidiaries has engaged in any Hazardous Material Activity that would reasonably be expected to result in a Legal Proceeding under Environmental Law or a requirement for investigation or material remedial activity under Environmental Law.

(c) Except as has not and would not reasonably be material to the Company and its Subsidiaries, taken as a whole, (i) no Hazardous Materials are present on any Business Facility currently owned, operated, or leased by the Company or any Subsidiary or were present on any other Business Facility at the time it ceased to be owned, operated, or leased by the Company, any Subsidiary, or any of their predecessors; and (ii) there are no underground storage tanks, asbestos which is friable or likely to become friable or polychlorinated biphenyls present on any Business Facility currently owned, operated, or leased by the Company or any of its Subsidiaries. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no lien imposed pursuant to Environmental Law is present on any Owned Real Property.

(d) To the Knowledge of the Company, as of the date of this Agreement, there is no fact or circumstance which could result in any Liability arising under Environmental Law that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has, either through Contract or by operation of law, assumed or agreed to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to any material Liabilities arising under Environmental Laws.

(e) The Company has delivered or made available to Parent all material environmental, health and safety records in the Company’s and its Subsidiaries’ possession concerning the Hazardous Materials Activities of the Company and its Subsidiaries, including all notices of non-compliance or violation of Environmental Laws and all Environmental Permits, environmental audits and environmental assessments of any Business Facility.

3.18 Employee Benefit Plans.

(a) Section 3.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of all material Employee Plans as of the date of this Agreement (excluding for this purpose all employment agreements, offer letters, consulting agreements and forms of equity award agreements, in each case, that do not materially deviate from the Company’s standard forms which have been made available to Parent). With respect to each material Employee Plan, to the extent applicable, the Company has made or will make available to Parent no later than thirty (30) Business Days following the date of this Agreement complete and accurate copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto for the last three years; (ii) the most recent opinion letter or determination letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (iii) the current plan documents and summary plan descriptions, if any, including any amendments or statements of material modifications thereto, or a written description of the terms of any Employee Plan that is not in writing; (iv) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (v) any material non-routine notices to or from the IRS or any office or representative of the DOL or any similar Governmental Entity since January 1, 2015, relating to any compliance issues in respect of any such Employee Plan; (vi) with respect to each International Employee Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (A) the most recent annual report or similar compliance documents required to be filed with any Governmental Entity with respect to such plan, if any, and (B) any document comparable to the determination letter referenced under clause (ii) above issued by a Governmental Entity, if any; and (vii) all other material Contracts directly relating to each Employee Plan, including administrative service agreements.

(b) Each Employee Plan has been maintained, operated and administered in compliance in all material respects with its terms and with all Applicable Law, including the applicable provisions of ERISA and the Code.

(c) Each Employee Plan that is intended to be “qualified” under Section 401 of the Code may rely on an unrevoked favorable prototype opinion letter or has received a favorable determination letter from the IRS with respect to such Employee Plan’s tax-qualified status under the Code and, to the Knowledge of the Company, nothing has occurred or exists since the date of such determination or opinion letter that would reasonably be expected to affect the qualified status of any such Employee Plan.

(d) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for. Except as required by Applicable Law or the terms of an Employee Plan, neither the Company nor any of its Subsidiaries has any plan or commitment to establish any new material Employee Plan or amend in any material respect an existing Employee Plan that is not curable without material cost.

(e) There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(f) None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code. Each Employee Plan that provides medical, dental, life insurance or disability benefits is fully insured through an insurance Contract.

(g) Neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has in the six (6) years prior to the date hereof maintained, participated in or contributed to (or been obligated to contribute to) (i) an Employee Plan subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” as defined in Section 210 of ERISA or Section 413(c) of the Code, (iv) a “funded welfare plan” within the meaning of Section 419 of the Code or (v) a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code.

(h) Except as otherwise required by Applicable Law, no Employee Plan that is not an International Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, other than pursuant to Section 4980B of the Code or any similar Applicable Law.

(i) Each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been maintained, operated and administered in compliance with the applicable requirements of Section 409A of the Code. Each Company Option, Company Stock Appreciation Unit, or other similar right to acquire Company Common Stock or other equity of the Company, granted to or held by an individual or entity who is or may reasonably be subject to United States taxation has an exercise price that is not less than the fair market value of the underlying equity as of the date such Company Option, Company Stock Appreciation Unit or other similar right was granted.

(j) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (including the Merger) will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of the Company or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee, consultant or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any current or former employee or other disqualified individual for excise taxes which may be required pursuant to Section 4999 of the Code or any Taxes required by Section 409A of the Code.

(k) No International Employee Plan has Liabilities, other than those Liabilities that would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, that as of the Closing Date will not be offset in full by insurance or otherwise be fully accrued.

(l) Each Employee Plan (not including any Employee Plan which is an individual employment Contract) can be amended, terminated or otherwise discontinued following the Effective Time for any reason without material Liability to Parent or the Surviving Corporation or any of its Subsidiaries (other than ordinary administration expenses or routine claims for benefits).

3.19 Labor Matters.

(a) The Company has made available a table entitled “Schedule 3.19(a)” listing the name, department, job title, hiring date, annual salary or base wages, commissions, bonus target or entitlement (as applicable), classification as exempt or non-exempt for overtime purposes (and classification relied upon), and state or country of residence of each current employee of the Company or any Subsidiary as of the date hereof. Such Schedule 3.19(a) contains an accurate and complete list of all Persons that have a consulting, advisory, or similar service provider relationship with the Company or any Subsidiary with annual payments in excess of $150,000 per year, indicating the state or country of residence of such Person (as applicable).

(b) Neither the Company nor any of its Subsidiaries is a party to any Contract or arrangement between or applying to, one or more employees or other service providers and a union, trade union, works council, group of employees or any other employee representative body, for collective bargaining or other negotiating or consultation purposes or reflecting the outcome of such collective bargaining or negotiation or consultation with respect to their respective employees with any labor organization, union, group, association, works council or other employee representative body, or is bound by any equivalent national or sectoral agreement (“Collective Bargaining Agreements”). There are no pending material activities or proceedings or, to the Knowledge of the Company, threatened or reasonably anticipated by any works council, union, trade union, or other labor-relations organization or entity (“Labor Organization”) to organize any such employees or other service providers. There are no lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of the Company, threats thereof by or with respect to any employees or other service providers of the Company or any of its Subsidiaries nor, in the past three (3) years prior to the date hereof have there been any such lockouts, strikes, slowdowns or work stoppages or threats thereof with respect to any employees or other service providers of the Company or any of its Subsidiaries, except in each case as would not be material to the Company. The consummation of the transactions contemplated by this Agreement (including the Merger) will not entitle any Person (including any Labor Organization) to any payments under any Collective Bargaining Agreement, or require the Company or any of its Subsidiaries to consult with, provide notice to, or obtain the consent or opinion of any Labor Organization. Except as would not be expected to result in a material liability, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any of their respective representatives or employees, has committed any material unfair labor practice in connection with the operation of their respective businesses of the Company or any of its Subsidiaries, and, there is no charge, complaint or other action against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or to the Knowledge of the Company threatened.

(c) The Company and its Subsidiaries have complied in all material respects with all Applicable Laws and Orders relating to employment, employment practices, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and as exempt or non-exempt for overtime purposes), leased and seconded employees, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work. Neither the Company nor any of its Subsidiaries is a party to any material conciliation agreement, consent decree or other employment-related agreement or order with any Governmental Entity. The Company and its Subsidiaries are not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to withhold all amounts required by Applicable Law to be withheld from the wages and other payments to their respective employees. The Company and its Subsidiaries have paid in full to all employees, directors, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due to be paid to or on behalf of such employees, directors, independent contractors and consultants prior to the date hereof. Neither the

Company nor its Subsidiaries have any material Liability with respect to any misclassification of: (i) any employees as an independent contractor, consultant, advisor, or other similar service provider rather than as an employee, or (ii) any employee currently or formerly classified as exempt from overtime wages. Neither the Company nor its Subsidiaries are liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for their respective employees (other than routine payments to be made in the normal course of business consistent with past practice).

(d) Each of the Company and its Subsidiaries is in compliance in all material respects with the WARN Act or any related state laws. In the past three years, (i) neither the Company nor any of its Subsidiaries has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of any similar state, local or foreign law or regulation. Neither the Company nor its Subsidiaries has caused any of their respective employees to suffer an “employment loss” (as defined in the WARN Act) during the ninety (90) day period prior to the date hereof.

3.20 Real Property.

(a) Section 3.20(a) of the Company Disclosure Letter sets forth a true and complete list of all of the real property owned by the Company or any of its Subsidiaries as of the date hereof (the “Owned Real Property”), including street address, legal description and use. Other than the Owned Real Property, neither the Company nor any of its Subsidiaries nor any of their predecessors owns or has ever owned any other real property. As of the date of this Agreement, neither Company nor any of its Subsidiaries is party to any pending agreement to purchase or sell real property. Except as set forth in Section 3.20(a) of the Company Disclosure Letter, the Company owns the Owned Real property free and clear of all Liens, other than Permitted Liens.

(b) Section 3.20(b)(i) of the Company Disclosure Letter contains a complete and accurate list as of the date of this Agreement of all of the existing leases, subleases, licenses, or other agreements (collectively, the “Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (such real property, the “Leased Real Property” and, collectively with the Owned Real Property, the “Real Property”) including, with respect to each Lease, the name of the lessor, or the master lessor and sublessor, the date and term of the Lease and each amendment thereto, the square footage of the premises leased thereunder, and the aggregate annual rental payable thereunder. The Company has heretofore made available to Parent true and correct copies of all Leases (including all modifications, amendments, supplements, thereto). Neither the Company nor any of its Subsidiaries has received any written notice or other written communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Lease. Section 3.20(b)(ii) of the Company Disclosure Letter contains a complete and accurate list of all of the existing leases, subleases, licenses, or other agreements granting to any Person, other than the Company or any of its Subsidiaries, any material right to use or occupy, now or in the future, any of the Real Property. Neither the Company nor any of its Subsidiaries owes broker commissions with respect to any Real Property or is party to any real estate broker agreement or subject to any claims for real estate broker commissions. The Company or its Subsidiaries have valid leasehold estates in the Leased Real Property, subject to no Liens other than Permitted Liens. Neither the Company nor any of its Subsidiaries would be reasonably required to expend more than $50,000 in causing any Real Property to comply with the surrender conditions set forth in the applicable Lease. The Company and each of its Subsidiaries has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the rights of the Company or any of its Subsidiaries or alter the rights or obligations of the landlord under, or give to others any rights of termination, amendment, acceleration or cancellation of any Leases, or otherwise adversely affect the continued use and possession of any Real Property for the conduct of business as presently conducted. The Company and its Subsidiaries as of the date hereof occupy all of the Real Property for the operation of their business and there are no other parties occupying or with a right to occupy the Real Property. Except for the Company and its Subsidiaries, there are no other parties occupying or with a right to occupy the Real Property.

(c) Each Real Property and all of its operating systems are in good operating condition and repair in all material respects and free from material structural, physical, mechanical, electrical, plumbing, roof or other defects or deferred maintenance.

(d) To the Knowledge of the Company, the Company has no information that there are any Applicable Laws or any change contemplated therein, or any action by adjacent landowners, or natural or artificial conditions upon any Real Property, or any other facts or conditions which could, in the aggregate, have a material adverse effect upon any Real Property, the use thereof or its value which have not been disclosed in the Company Disclosure Letter.

(e) Neither the operations of the Company or any of its Subsidiaries on the Real Property nor, to the Knowledge of the Company, any Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or other Applicable Law relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

(f) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there (i) is no pending or, to the Knowledge of the Company, threatened condemnation or similar proceeding affecting any Real Property or any portion thereof, and to the Knowledge of the Company, no such action is currently contemplated, (ii) are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company, or, to the Knowledge of the Company, against third parties affecting any Real Property, and the Company is not aware of any facts which might result in any such Legal Proceeding and (iii) are no pending or, to the Knowledge of the Company, threatened special assessments or improvements or activities of any public or quasi-public body either planned, in process, or completed which may give rise to any special assessment against any Real Property.

3.21 Assets; Personal Property. The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Assets”) are in good operating condition and repair in all material respects (ordinary wear and tear and ongoing maintenance excepted), except as would not be material to the Company or its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract, to all Assets owned or leased by them, in each case, free and clear of all Liens, other than Permitted Liens.

3.22 Intellectual Property.

(a) To the Knowledge of the Company, with respect to each item of Company IP that is Registered IP (“Company Registered IP”), all necessary registration, maintenance and renewal fees have been paid, and all necessary documents and certificates have been filed, in each case to or with the relevant patent, copyright, trademark, domain registrars or other authorities in the United States or foreign jurisdictions, as may be required for the purposes of maintaining such Company Registered IP.

(b) To the Knowledge of the Company, the Company Registered IP is valid and enforceable. The Company has not claimed “small entity” status, or knowingly misrepresented or failed to disclose, any facts or circumstances in any application or proceedings for any Company Registered IP that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the enforceability of any Company Registered IP.

(c) The Company and its Subsidiaries exclusively own, and following the Closing, Surviving Corporation will have, all right, title and interest in the Company IP, free and clear of all Liens other than Permitted Liens, and including the exclusive right to bring actions against any Person that is infringing any Company IP and to retain for themselves any damages in any such action. All Company IP is fully transferable, alienable or licensable without restriction (other than Permitted Liens) and without payment of any kind to any other Person.

(d) In each case in which the Company or any of its Subsidiaries have acquired ownership of any material Company Registered IP, the Company or one of its Subsidiaries has recorded each such acquisition with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in the applicable jurisdiction, in each case in accordance with Applicable Laws.

(e) Section 3.22(e) the Company Disclosure Letter contains a complete and accurate list of all Contracts (i) under which any third party has granted the Company or any of its Subsidiaries any license, non-assert, covenant not to sue, or other immunity from or under any Intellectual Property Rights, the loss of which would have a material adverse impact on the operation of the Company’s and its Subsidiaries’ businesses, taken as a whole or (ii) under which the Company or any of its Subsidiaries has granted any unrelated third party a license under any Company IP, other than licenses granted incidental to the purchase of Company Products, rights to use confidential information in nondisclosure or confidentiality agreements, and rights granted to third parties for the sole purpose of enabling such third party to provide services for or on behalf of Company or its Subsidiaries, in each case in the ordinary course consistent with past practice (collectively, the “Company IP Agreements”). The Company has made available to Parent complete and correct copies of each such Company IP Agreement.

(f) Neither the operation of the business of the Company nor the use, provision, support, reproduction, making, distribution, marketing, sale, license or display of the Company Products by Company or its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction in which the Company or its Subsidiaries operate their business (nor to the Knowledge of the Company is there any reasonable basis therefor).

(g) Neither the Company nor any of its Subsidiaries have transferred ownership of, let lapse or enter into the public domain, granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, Intellectual Property Rights that would, but for such transfer, lapse, or retention, be material Company IP, other than in the ordinary course of business consistent with past practice.

(h) The Company and each of its Subsidiaries have taken reasonable steps to protect the confidentiality of the material Trade Secrets that comprise any part of the Company IP, and to the Knowledge of the Company, there is no unauthorized use, disclosure or misappropriation of any such Trade Secrets by any Person that would be reasonably expect to be material to the business of the Company and its Subsidiaries. To the Knowledge of the Company, all use and disclosure of Trade Secrets owned by another Person by the Company or any of its Subsidiaries have been pursuant to the terms of a written agreement with such Person or such use and disclosure by the Company or any of its Subsidiaries was otherwise lawful. Without limiting the foregoing, the Company and its Subsidiaries have and enforce a policy requiring employees, consultants and contractors to execute a confidentiality and assignment agreement substantially in the Company’s standard form previously provided to Parent which (i) assigns to the Company or one of its Subsidiaries all right, title and interest in any Intellectual Property Rights created by such persons within the scope of their involvement with the Company or applicable Subsidiary and (ii) provides reasonable protection for Trade Secrets of the Company and its Subsidiaries. All

current or former employees, consultants and contractors of the Company or any Subsidiary that have created any material Company IP have executed such agreements.

(i) Neither the Company nor any of its Subsidiaries have, in the three years prior to the date hereof, brought (or asserted or threatened in writing) any claim against any Person alleging that such Person is infringing or misappropriating any Company IP, that is outstanding and unresolved as of the date of this Agreement.

(j) There is no and has not been in the prior six (6) years any Legal Proceeding brought by a third party against the Company or any of its Subsidiaries (or against another Person who has sought indemnification from the Company or any of its Subsidiaries in connection with such Legal Proceeding) with respect to any alleged infringement or other violation by the Company or any of its Subsidiaries or any of its or their current products or services or other operation of the Company’s or any of its Subsidiaries’ business of the Intellectual Property Rights of such third party, that is outstanding and unresolved as of the date of this Agreement, or which, if resolved, has not resulted in any material liability or obligation (including ongoing payment), or the resolution of which required granting any license under any Company IP. To the Knowledge of the Company, the Company and its Subsidiaries are not subject to any Order of any Governmental Entity that restricts or impairs the use, transfer or licensing of any Company IP.

(k) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) will not result in any of the following events that, but for the consummation of the transactions contemplated hereby, would not have occurred: (i) the Company or its Subsidiaries granting to any third party any rights or licenses to any material Company IP, (ii) any payment of fees, penalties or royalties under any Company IP Agreement that would not have been payable absent this Agreement and the consummation of the transactions contemplated hereby, (iii) a change in the scope or nature of any Intellectual Property Rights granted to, or by, the Company or its Subsidiaries that is, in either case, material to the operation of the Company’s and its Subsidiaries’ business, or (iv) the imposition of any Lien on any Company IP. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) will not result in (except pursuant to Contracts to which Parent or any of its Subsidiaries or Affiliates are a party) Parent or any of its Subsidiaries or Affiliates being (A) required to grant any third party any rights, licenses to or under, or immunities (including any covenant not to sue relating to) any of Parent’s or any of its Subsidiaries’ or Affiliates’ Intellectual Property Rights, (B) bound by, or subject to, any noncompetition, non-solicitation, exclusivity or other material restriction on the operation or scope of their respective business, or (C) obligated to pay any incremental royalties or other material amounts, offer any incremental discounts or being bound by any “most favored pricing” terms to any third party.

(l) The Company and its Subsidiaries have not taken any action with respect to Public Software that has required the Company or any of its Subsidiaries under any applicable Open Source License, to (i) grant to any other Person any license under any Patent included in the Company IP, (ii) license, disclose, or distribute any material Software included in the Company IP in Source Code form, for the purpose of preparing derivative works, or for little or no fee.

(m) Neither the Company nor any of its Subsidiaries have published, provided, or disclosed, nor are the Company or its Subsidiaries under any present or contingent obligation to do publish, provide, or disclose, any material Source Code for any Company Product or, to the Knowledge of the Company, any other Source Code that constitutes material Company IP (including through or in connection with any escrow or similar arrangement), except to their employees, contractors, customers or advisers pursuant to non-disclosure agreements, commercial agreements or license agreements subject to confidentiality obligations. The consummation of the transactions contemplated hereby (including the Merger) will not (i) result in any release of such Source Code or the grant or effectiveness of any license to any such Source Code, or (ii) otherwise entitle any third party to have rights or access to such Source Code for any Company Product or other Source Code that is material to the business of the Company or its Subsidiaries.

(n) All data collected, stored, maintained, used, or otherwise processed by or for the Company and its Subsidiaries (“Company Data”) is, and at all times in the past four (4) years has been, collected, stored, maintained, used and otherwise processed by or for the Company and its Subsidiaries in accordance in all material respects with all Company Privacy Policies, Applicable Laws, Orders, obligations under Contracts, and generally adopted industry standards relating to privacy, data protection, systems or data security, or the collection, storage, maintenance, use, and other processing of Company Data (collectively, “Data Processing Obligations”). Neither the Company nor any of its Subsidiaries has at any time in the past four (4) years received a written (or to the Knowledge of the Company, other) notice of actual or alleged noncompliance with, or any actual or threatened Legal Proceeding relating to, any Data Processing Obligation. The Company and each of its Subsidiaries have at all times in the past four (4) years implemented and maintained reasonable measures and policies, compliant in all material respects with applicable Data Processing Obligations, designed to protect and maintain the confidentiality, security, and integrity of all Company Data, including appropriate safeguards designed to protect it against loss, theft, damage, destruction, and unauthorized use, access, alteration, disclosure, or other processing (collectively, “Data Incidents”). In the past four (4) years, no material actual or reasonably suspected Data Incident has occurred. With respect to each Person performing services for the Company or any of its Subsidiaries and permitted to access or otherwise process Company Data during the past four (4) years, the Company or such Subsidiary has bound such Person to comply in all material respects with applicable Data Processing Obligations and to implement reasonable means for protecting such Company Data from Data Incidents, in each case except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Neither the execution, delivery and performance of this Agreement nor the performance of the transactions contemplated by this Agreement (including the Merger), will result in a material breach or violation of, or require any material consent under or pursuant to, any Data Processing Obligation.

(o) To the Knowledge of the Company, there are no defects or errors in the Company Products, and no undisclosed “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other disabling or malicious codes, including any software routines or hardware components that permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of such Company Product or data or software of users of Company Products, in each case that (i) have led or would reasonably be expected to lead to any recall of Company Products, or (ii) materially and adversely affect the safety, functionality or use of Company Products for their intended purposes.

(p) The Company and its Subsidiaries have at all times in the past four (4) years taken reasonable steps and implemented and maintained reasonable procedures and policies designed to prevent viruses and other disabling or malicious codes from entering Company Products and any information technology systems, networks, and facilities owned or controlled by or for the Company or any of its Subsidiaries (the “Company IT Systems”), and to protect the availability, security, and integrity of the Company Products and Company IT Systems. In the past four (4) years, there have been no unauthorized intrusions, disruptions, security incidents, or breaches of the security of any Company Products or Company IT Systems, in each case except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have remediated all material security gaps and vulnerabilities identified by or to the Company or any of its Subsidiaries, including in any review or assessment conducted by or for the Company or any of its Subsidiaries. The Company and its Subsidiaries have reasonable disaster recovery and business continuity plans, procedures, and facilities for the business of the Company and its Subsidiaries.

(q) Except as set forth in Section 3.22(q) of the Company Disclosure Letter, there is no obligation to license any Company IP, and no Company IP is currently licensed, to any third party as a result of the Company’s or any of its Subsidiaries’ participation or membership in or utilization of any work of any standards body or similar organization. To the Knowledge of the Company, the Company and its Subsidiaries are in material compliance with their obligations with respect to membership in such organizations.

(r) No rights have been granted to any Governmental Entity with respect to any Company Product or Company IP other than substantially the same standard commercial rights as are granted by the Company to commercial end users of the Company Products in the ordinary course of business consistent with past practices.

(s) To the Knowledge of the Company, there exist no facts, and no events have occurred, that might reasonably form the basis of any present or future claim against the Company or its Subsidiaries, whether or not fully covered by insurance, for Liability on account of negligence or product liability or on account of any breach of Warranties other than any such claim that would not exceed $100,000 individually and any such claims that would not exceed $500,000 in the aggregate. “Warranties” shall mean all obligations to service, repair (including, without limitation, to provide fixes to program errors), replace, credit, refund and other obligations based upon or arising out of express or implied (to the extent not subject to express exclusions thereof) warranties made or deemed made in connection with the provision, license or sale of Company Products.

3.23 Export Control and Import Laws. Since January 1, 2016: (i) the Company and each of its Subsidiaries have been in compliance with all Applicable Laws regarding export and reexport control (“Export Controls”), including the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control and the International Traffic in Arms Regulations maintained by the Department of State and any applicable anti-boycott compliance regulations and (ii) the Company and its Subsidiaries have been in compliance with all Applicable Laws regarding import (“Import Restrictions”), including Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations. Without limiting the foregoing: (i) each of the Company and its Subsidiaries have obtained and is in compliance with the terms of all applicable export licenses, license exceptions, consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings, from or with any Governmental Entity, that are required for compliance with Export Controls or Import Restrictions (“Export and Import Approvals”); (ii) there are no pending or, to the Knowledge of the Company, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company or any of its Subsidiaries with respect to such Export and Import Approvals; and (iii) there are no actions, conditions or circumstances pertaining to the Company’s or its Subsidiaries’ export or import transactions that would reasonably be expected to give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under Export Controls or Import Restrictions. The Company has provided in writing true, correct and complete export control classifications applicable to the Company’s and its Subsidiaries’ products and technologies required to support such products.

3.24 Insurance. All Insurance Policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar risks. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement), with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, in each case except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole.

3.25 Anti-Bribery Laws. Since January 1, 2016, neither the Company nor any of its Subsidiaries or controlled Affiliates (including any of their respective officers, employees or directors, or, to the Knowledge of the Company, agents or other Person authorized to act on behalf of the Company, all while acting on behalf of the Company, its Subsidiaries, or its controlled Affiliates) has, directly or indirectly, (i) taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, the U.K. Bribery Act 2010, as amended, the Criminal Law of the People’s Republic of

China (including any rules or regulations thereunder), or any other applicable comparable domestic or foreign law or statute concerning or relating to public sector or private sector bribery or corruption (collectively “Anti-Bribery Laws”); (ii) used any corporate funds for unlawful contributions, loans, gifts, entertainment or other unlawful expenses; (iii) made, offered, promised or authorized any unlawful payment to, or requested, received or agreed to receive any unlawful payment from, any Person, including any Governmental Official; or (iv) made or taken any action in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment; (v) or otherwise taken any action which would cause it to be in violation of the Anti-Bribery Laws. Since January 1, 2016, none of the Company, its Subsidiaries or controlled Affiliates (including any of their officers, employees or directors, or, to the Knowledge of the Company, agents or other Person authorized to act on behalf of the Company, all while acting on behalf of the Company, its Subsidiaries, or its controlled Affiliates) has offered, made, promised to make, or authorized the making of any gift or payment of money or anything of value either directly or indirectly to any Person, or to any Governmental Official, or to any Person acting in an official capacity for or on behalf of any Governmental Entity, for purposes of (A) influencing any act or decision of any Person, or such Governmental Official in his or her official capacity, (B) inducing any Person or such Governmental Official to do or omit to do any act in violation of the lawful duty of such Person or Governmental Official, (C) inducing such Person or Governmental Official to use his or her influence improperly including with a Governmental Entity to affect or influence any act or decision, including of a Governmental Entity, in order to obtain, retain or direct or assist in obtaining, retaining or directing business to any Person, or (D) securing an improper advantage. Since January 1, 2016, no officer, employee or director, or, to the Knowledge of the Company, holder of any financial interest in the Company, its Subsidiaries or controlled Affiliates is currently a Governmental Official. None of the Company, its Subsidiaries or its controlled Affiliates (including their officers, employees or directors, or, to the Knowledge of the Company, agents or other Person authorized to act on behalf of the Company, all while acting on behalf of the Company, its Subsidiaries, or its controlled Affiliates) has ever employed or retained a Governmental Official as a consultant or advisor in connection with the business of the Company, its Subsidiaries or its controlled Affiliates. There are no pending or, to the Knowledge of the Company, threatened, claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company or any of its Subsidiaries or its controlled Affiliates with respect to the Anti-Bribery Laws. There are no actions, conditions, or circumstances (including whistleblower allegations) pertaining to the Company’s (including any of its Subsidiaries, controlled Affiliates and each of their respective, officers, directors, employees, or, to the Knowledge of the Company, agents or other Person authorized to act on behalf of the Company, all while acting on behalf of the Company, its Subsidiaries, or its controlled Affiliates) activities that would reasonably be expected to give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under the Anti-Bribery Laws. The Company, its Subsidiaries and controlled Affiliates have maintained policies, procedures, and internal controls reasonably intended to promote compliance by the Company, its Subsidiaries and its controlled Affiliates (including any of their officers, directors, employees or agents or other Person authorized to act on behalf of the Company, its Subsidiaries, or its controlled Affiliates) with Anti-Bribery Laws.

3.26 Related Party Transactions. Except as set forth in the SEC Reports or compensation or other employment arrangements in the ordinary course of business, there are no transactions, agreements, arrangements or understandings currently in effect that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

3.27 Brokers; Fees and Expenses. Except for Union Square Advisors LLC (true and correct copies of whose engagement letter has been furnished or made available to Parent), there is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby (including the Merger).

3.28 Opinion of Financial Advisor. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of Union Square Advisors LLC to the effect that, as of the date of this Agreement, and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than the holders of the Excluded Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Common Stock (it being understood and agreed that such opinion is for the benefit of the Company Board only and may not be relied upon by Parent or Merger Sub).

3.29 State Anti-Takeover Statutes; No Rights Plan.

(a) Assuming the accuracy of Parent and Merger Sub’s representations in Section 4.9, the Company and the Company Board has taken all action necessary to exempt the Merger, this Agreement and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of the DGCL. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Applicable Law (such Applicable Law a “Takeover Law”) applies to the Merger, this Agreement or any of the other transactions contemplated hereby or thereby.

(b) The Company has no rights plan, “poison-pill” or other comparable agreement or arrangement designed to have the effect of delaying, deterring or discouraging any Person from acquiring control of the Company. To the Knowledge of the Company, no Contract entered into by the Company prohibits any Person from making any Acquisition Proposal following the execution and announcement of this Agreement.

3.30 No Other Representations and Warranties. Except for the representations and warranties made by the Company in this Article III (as qualified by the Company Disclosure Letter and the SEC Reports), neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or its Representatives or made available to Parent or its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. The Company and its Subsidiaries disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (a) as set forth in the Section of the disclosure letter delivered by Parent to the Company on the date of this Agreement (“Parent Disclosure Letter”) that relates to such Section or in another Section of such disclosure letter to the extent it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such Section, and (b) except as disclosed in the Annual Report on Form 10-K of Parent for the fiscal year ended July 3, 2021 and the Current Report on Form 8-K of Parent filed on August 18, 2021 and the Schedule 14A of Parent for the annual stockholders’ meeting held on November 19, 2020, (but excluding, in each case, any disclosures set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk Section or in any other Section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub is a corporation duly organized, validly existing and in good standing under Delaware Law and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.2 Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no additional corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (including the Merger). This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, subject to the Enforceability Limitations.

4.3 Non-contravention; Required Consents.

(a) The execution, delivery or performance by Parent and Merger Sub of this Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) and the compliance by Parent and Merger Sub with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the certificates of incorporation or bylaws or other constituent documents of Parent or Merger Sub, (ii) violate, conflict with or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or materially accelerate the performance required by, or result in a right of termination or material acceleration under, or result in the loss of any material benefit or the imposition of any additional material payment or other material Liability under, any Contract to which Parent or Merger Sub is a party or by which Parent or any of their respective properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 4.3(b), violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, breaches, conflicts, defaults, terminations, losses, payments, Liabilities, accelerations or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Assuming the accuracy of the representations and warranties set forth in Section 3.5(b), no Consent any Governmental Entity is required on the part of Parent or Merger Sub or any of their Subsidiaries in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger), except (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (ii) such filings and approvals as may be required by the NYSE or any federal or state securities or Takeover Laws, including compliance with any applicable requirements of the Securities Act or the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and the Antitrust Laws and (iv) such other Consents, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

4.4 Litigation. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their Affiliates that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, neither Parent nor Merger Sub nor any of their Affiliates is subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.5 Proxy Statement. The information supplied or to be supplied by Parent and Merger Sub or their respective officers, directors, representatives, affiliates, agents or employees in writing for inclusion in Proxy

Statement, will not, at the time the Proxy Statement is filed with the SEC or at the time of any amendment or supplement thereto, or on the date the Proxy Statement is first sent to stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by Parent or Merge Sub with respect to information supplied by the Company or any of its officers, directors, or Representatives in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

4.6 Operations of Merger Sub. Merger Sub has engaged in no other business activities other than those related to the transactions contemplated by this Agreement. Merger Sub is a Wholly Owned Subsidiary of Parent.

4.7 Sufficient Funds. Parent has available to it, and will have on the Closing Date, the funds (including the Company’s cash on hand), necessary to (i) consummate the transactions contemplated by this Agreement and to make all of the payments contemplated by Article II in connection with the Merger, including any amounts required to be paid in connection with the treatment of the Company Compensatory Awards pursuant to Section 2.7(d), (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger, (iii) prepay or repay any outstanding Indebtedness of the Company or any of its Subsidiaries required by this Agreement to be prepaid or repaid at Closing and (iv) satisfy all of the other payment obligations of Parent and Merger Sub contemplated hereunder.

4.8 Brokers and Finders. Except for Goldman Sachs & Co LLC and Deutsche Bank Securities Inc., neither Parent nor Merger Sub nor any of their respective directors or employees (including any officers) has employed any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

4.9 No Ownership of Company Capital Stock. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company within the meaning of Section 203 of the DGCL.

4.10 No Reliance. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties made by the Company in Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter and the SEC Reports), neither the Company nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Company or any of its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or any of its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent, Merger Sub or their Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated by this Agreement. Parent and Merger Sub are not relying and specifically disclaim that they are relying upon or have relied upon any such other representations or warranties or other information that may have been made or communicated by any Person (whether written or oral), and acknowledge and agree that the Company, its Affiliates and Representatives have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Parent and Merger Sub have conducted their own independent investigation of the Company and its Subsidiaries and the transaction contemplated by this Agreement, and have had an opportunity to discuss and ask questions regarding the Company’s and its Subsidiaries’ businesses with management of the Company; provided, that nothing in this Section 4.10 shall limit Parent’s or Merger Sub’s remedies with respect to claims of fraud in respect of the express written representations and warranties made by the Company in Article III (as qualified by the Company Disclosure Letter and the SEC Reports).

ARTICLE V

INTERIM CONDUCT OF BUSINESS

5.1 Affirmative Obligations of the Company. Except as (a) may be required by Applicable Law, any Governmental Entity of competent jurisdiction or the rules and regulation of NYSE, (b) expressly required or permitted by this Agreement, (c) set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter, or (d) approved in advance by Parent in writing, not to be unreasonably withheld, conditioned or delayed, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and each of its Subsidiaries shall use commercially reasonable efforts to (i) carry on its business in the ordinary course of business in all material respects, (ii) keep available the services of its key employees, and (iii) maintain its relationships and goodwill with Governmental Entities and significant customers, suppliers, distributors and others with which it has significant business dealings (it being agreed, however, that with respect to the matters specifically addressed by any provision of Section 5.2, such specific provisions shall govern over the more general provision of Section 5.1); provided, for the avoidance of doubt, that any reasonable action or omission taken by or on behalf of the Company or any of its Subsidiaries in response to COVID-19, any actual or anticipated COVID-19 Measures, including the establishment of any policy, procedure or protocol, other calamity or actual or anticipated changes in Applicable Law will not be deemed to violate or breach this Agreement in any way, all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and no such actions or failure to take such actions shall serve as a basis for Parent to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied; provided, however, before taking any action or omission in reliance upon the immediately preceding proviso, the Company will use reasonable efforts to consult with Parent to the extent permitted by Applicable Law and to the extent practicable.

5.2 Negative Obligations of the Company. Except as (v) may be required by Applicable Law, any Governmental Entity of competent jurisdiction or the rules and regulation of NYSE, (w) expressly required or permitted by this Agreement, (x) set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter, or (y) approved in advance by Parent in writing, not to be unreasonably withheld, conditioned or delayed, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

(a) amend its certificate of incorporation or bylaws or comparable organizational documents;

(b) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, other than (i) grants of Company Compensatory Awards to employees subject to the terms as set forth on Section 5.2(b) of the Company Disclosure Letter and (ii) the issuance and sale of shares of Company Common Stock pursuant to (A) the exercise of Company Options or Company Stock Appreciation Units or the vesting or settlement of other Company Compensatory Awards, in all cases in the ordinary course of business consistent with past practice and pursuant to the Company Employee Plans in effect as of the date of this Agreement or (B) purchases of shares of Company Common Stock under the ESPP in accordance with its terms;

(c) acquire or redeem, directly or indirectly, or amend any Company Securities or Subsidiary Securities other than (i) in full or partial payment of the exercise price and any applicable Taxes pursuant to any exercise, vesting or settlement of Company Compensatory Awards, (ii) the purchase of shares of Company Common Stock Under the ESPP in accordance with its terms, or (iii) pursuant to the forfeiture of any Company Compensatory Awards;

(d) other than dividends or distributions made by any direct or indirect Wholly Owned Subsidiary of the Company to the Company or one of its Subsidiaries, split, combine, subdivide, amend the terms of or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock;

(e) merge or consolidate with any other Person (except for the transactions contemplated hereby, including the Merger and any such transactions solely among Wholly Owned Subsidiaries of the Company), or restructure, reorganize or completely or partially liquidate;

(f) acquire, directly or indirectly, by merger, consolidation, acquisition of stock or assets or otherwise), any Person or equity interest therein;

(g) incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (i) incurring Indebtedness in replacement of existing Indebtedness for borrowed money in the ordinary course of business, (ii) letters of credits issued to the Company and its Subsidiaries in the ordinary course of business, (iii) loans or advances to or from direct or indirect Wholly Owned Subsidiaries, (iv) Indebtedness incurred under revolving credit facilities and bank lines of credit either as provided for in Section 6.21 or as in effect as of the date hereof in the ordinary course of business, (v) trade credit or trade payables in the ordinary course of business, (vi) loans, advances or capital contributions to or investments in any other Person in the ordinary course of business and (vii) purchase money financings and capital leases entered into in the ordinary course of business with a value of less than $1,000,000 individually and $5,000,000 in the aggregate;

(h) except as may be required by Applicable Law, the terms of this Agreement, the terms of any Employee Plan or as set forth on Section 5.2(h) of the Company Disclosure Letter, (i) enter into, adopt, amend (including acceleration of vesting), modify or terminate any Employee Plan (other than employment agreements or offer letters entered into in the ordinary course of business consistent with past practice for employees below the vice president level that provide for no severance or change in control benefits other than those required by Applicable Law) or (ii) increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or independent contractor or pay any special bonus or special remuneration to any director, officer, employee, consultant or independent contractor;

(i) forgive any loans to any employees, officers or directors of the Company or any of its Subsidiaries, or any of their respective Affiliates;

(j) make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the Employee Plans or agreements subject to the Employee Plans or any other Contract of the Company or any of its Subsidiaries other than deposits and contributions that are required pursuant to the terms of the Employee Plans or any agreements subject to the Employee Plans in effect as of the date hereof;

(k) enter into, amend, or extend any Collective Bargaining Agreement;

(l) hire, terminate, demote or promote or offer to hire, or promote any employee or potential employee with the title of vice president or above, or encourage any employees with a title of vice president or above to resign from or terminate his relationship with the Company or any of its Subsidiaries, in each case, other than as expressly contemplated by this Agreement;

(m) sell, acquire, lease, license or dispose of any property or assets, in any case, that are material to the Company and its Subsidiaries, taken as a whole, in any single transaction or series of related transactions (by merger, consolidation or acquisition of stock or assets) (which, for the avoidance of doubt, will not restrict non-exclusive licenses granted in the ordinary course of business consistent with past practice);

(n) except as may be required as a result of a change in Applicable Law or in GAAP or SEC rules and regulations, make any material change in any of the accounting principles or practices used by it;

(o) (i) make or change any material Tax election, (ii) amend any material Tax Return, (iii) settle or compromise any material Liability for Taxes, (iv) adopt or change any Tax accounting method (other than as otherwise required by Applicable Law) or (v) consent to any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes;

(p) (i) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or (ii) materially modify, amend or exercise any right to renew any lease or sublease of real property or waive or violate any term or condition thereof or grant any consents thereunder or (iii) purchase any interest in real property (or enter any agreement to do so);

(q) abandon, cancel or allow to lapse or fail to maintain or protect any material Company IP, except pursuant to the exercise of good faith business judgment by the Company following notice to Parent;

(r) other than with respect to Material Contracts related to Indebtedness, which shall be governed by Section 5.2(g) and Section 6.16, enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, other than Contracts entered into in the ordinary course of business consistent with past practices (except that this ordinary course business exception will not apply to any Contract of the nature described in clauses (i), (ii), (v), (vi), (viii), (ix), (x), (xi), (xiv), (xv), (xvi), or (xvii) of Section 3.11) and, for the avoidance of doubt, any Contracts entered into in connection with an action expressly permitted by any of the Subsections of this Section 5.2, including any amendment, modification or supplement to an existing Contract, which are governed by Section 5.2(s);

(s) other than with respect to Material Contracts related to Indebtedness, which shall be governed by Section 5.2(g) and Section 6.16, terminate or materially amend or otherwise materially modify or waive, or assign, convey, encumber or otherwise transfer, in whole or in part, any material rights or interests pursuant to or in, any Material Contract other than expirations or non-renewals of any such Contract in the ordinary course of business consistent with past practices, non-exclusive licenses, covenants not to sue, releases, waivers or other rights under Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries, in each case, granted in the ordinary course of business consistent with past practices;

(t) fail to maintain insurance policies in such amounts and against such risks and losses as are consistent with past practice;

(u) other than capital expenditures set forth in Section 5.2(u) of the Company Disclosure Letter (the “Disclosed Capital Expenditures”), incur any new capital expenditure(s) that, individually or in the aggregate, would create obligations to the Company or any of its Subsidiaries in excess of $5,000,000;

(v) settle or compromise any pending or threatened Legal Proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, Liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement or compromise of a Legal Proceeding (i) reflected or reserved against in full in the Balance Sheet or (ii) that does not include any obligation (other than the payment of money of $200,000 or less) to be performed by the Company or its Subsidiaries following the Effective Time that is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(w) except as required by Applicable Law or GAAP, revalue in any material respect any of its properties or assets including writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

(x) (i) grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment, Lien or charge affecting any real property or any part thereof, other than Permitted Liens, or (ii) convey any interest in any Real Property;

(y) sell, lease, license or transfer to any person or entity any rights to any Company IP except for non-exclusive licenses granted in the ordinary course of business consistent with past practice and sales, transfers and dispositions of inventory and products in the ordinary course of business consistent with past practice;

(z) amend any Company Privacy Policy in any material respect, publish any new Company Privacy Policy, or announce any pending material amendment to any Company Privacy Policy or any new Company Privacy Policy; and

(aa) authorize, commit or enter into a Contract to do any of the foregoing.

Notwithstanding the foregoing: (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time, and the Company shall not be required to obtain advance approval from Parent to do any of the foregoing if in the reasonable opinion of the Company’s legal counsel obtaining such advance approval may violate Applicable Law; and (ii) nothing herein shall prevent the Company or any of its Subsidiaries from taking any reasonable action or omission in connection with any COVID-19 Measures or in light of any changes (or anticipated changes) in Applicable Laws, and no such actions or omissions shall be deemed to violate or breach this Agreement in any way or serve as a basis for Parent to terminate this Agreement or assert that any of the conditions to the Closing (including Section 7.2(b)) contained herein have not been satisfied; provided, however, before taking any action or omission in reliance upon clause (ii) of this paragraph, the Company will use reasonable efforts to consult with Parent to the extent permitted by Applicable Law and to the extent practicable before taking any such action or omission. Notwithstanding Section 9.2 of this Agreement, with respect to any consent required to be obtained by the Company from Parent in writing pursuant to Section 5.1 or Section 5.2 of this Agreement, (x) such request may be made by email to the General Counsel of Parent (with a copy to neptuneconsent@lumentum.com) from the General Counsel of the Company and (y) such approval may be granted via email from the General Counsel of Parent to the General Counsel of the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) The Company and its Subsidiaries shall, and shall cause their respective Representatives to, immediately cease and cause to be terminated, and shall not authorize or knowingly permit any of the Company’s or its Subsidiaries’ Representatives to continue, any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Acquisition Proposal. The Company shall promptly (and in any event within five (5) Business Days following the date hereof) request in writing that each Third Party that has executed a confidentiality agreement since the date which is one year prior to the date of this Agreement in connection with its consideration of a possible Acquisition Transaction return or destroy all confidential information heretofore furnished to such Third Party by or on behalf of the Company.

(b) Except as expressly permitted by this Section 6.1 or Section 6.2, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not (and shall cause their respective Representatives not to), directly or indirectly, (i) solicit, initiate, or knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of an Acquisition Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) with the intent to assist or facilitate such Third Party to make an Acquisition Proposal, furnish to any Third Party any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Third Party, or take any other similar action, in any such case, with the intent to assist or facilitate the making of an Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with respect to an Acquisition Proposal with any Third Party that is seeking to make or has made an Acquisition Proposal (other than, in the case of both clauses (ii) and (iii) of this Section 6.1(b), in response to an unsolicited inquiry or submitted Acquisition Proposal, to refer the inquiring or submitting person to this Section 6.1), (iv) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (v) approve, endorse or recommend an Acquisition Proposal or (vi) execute or enter into any letter of intent, memorandum of understanding or Contract contemplating or otherwise relating to an Acquisition Transaction (other than a confidentiality agreement pursuant to this Section 6.1(b)).

(c) Notwithstanding anything to the contrary set forth herein, prior to obtaining the Requisite Stockholder Approval, the Company Board may, directly or indirectly through any Representative, with respect to any Third Party that has made (and not withdrawn) a bona fide written Acquisition Proposal after the date of this Agreement that (x) did not result from a material breach (or deemed material breach) of Section 6.1(b) and (y) the Company Board determines in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes or would reasonably be expected to lead to a Superior Proposal and the failure to take such action described in clauses (i) and (ii) would likely be inconsistent with its fiduciary duties under Delaware Law: (i) engage or participate in discussions or negotiations with such Third Party, its Representatives and its potential sources of financing regarding such Acquisition Proposal; and (ii) furnish to such Third Party and its Representatives (including its potential financing sources) any information (including non-public information) relating to the Company or any of its Subsidiaries, and provide access to the Company’s and its Subsidiaries assets, properties and Business Facilities pursuant to a confidentiality agreement the confidentiality and use terms of which are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (provided that such confidentiality agreement need not contain any “standstill” or similar provision that would prohibit such Third Party from making any Acquisition Proposal) and containing additional provisions that expressly permit the Company to comply with the terms of this Section 6.1 (which confidentiality agreement shall be provided to Parent for informational purposes promptly following the execution and delivery thereof); provided, that in the case of any action taken pursuant to the foregoing clauses (i) or (ii), (A) the Company shall provide Parent with the written notice required by Section 6.1(d) (and if such Acquisition Proposal is in written form, the Company shall give Parent a copy thereof) and (B) contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such information has not been previously furnished or made available by the Company to Parent or any of its Representatives).

(d) The Company shall promptly, and in all cases within twenty-four (24) hours of its receipt of an Acquisition Proposal or any request for information or inquiry with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, advise Parent in writing of its receipt thereof, including the identity of the Person or group making such Acquisition Proposal, request or inquiry, and provide Parent (i) with a copy of any written materials provided to the Company by such Person or group making such Acquisition Proposal, request or inquiry, and (ii) a written summary of the material terms and conditions or request for information or inquiry provided orally. Thereafter, the Company shall keep Parent reasonably informed of the status of discussions and negotiations with respect to, and the material terms and conditions (including all material amendments or proposed material amendments) of, any such Acquisition Proposal and promptly (and in no event later than twenty-four (24) hours thereafter) (x) upon delivery by or on behalf of the Company or receipt by or on behalf of the Company of any written amendment or written proposed amendment of, or other material proposal with respect to, any such Acquisition Proposal, the Company shall give Parent a copy thereof, (y) upon acceptance by or on behalf of the Company of, or receipt by or on behalf of the Company of any material oral amendment to, any such Acquisition Proposal, the Company shall give Parent a written summary thereof, and (z) if any other written communication, or material oral communication, in each case in respect of the Acquisition Proposal is made or had between the Company and the Person making such Acquisition Proposal or any of their respective Representatives and such communication is provided to, summarized for, or otherwise conveyed to the Company Board (or committee thereof), then the Company shall promptly (and in no event later than twenty-four (24) hours thereafter) give Parent a copy of any such written communication or a written summary of any such oral communication. Despite the foregoing, nothing in clause (z) of this Section 6.1(d) will be deemed to require the Company to provide Parent with any information that is subject to attorney-client privilege.

(e) Without limiting the generality of the foregoing, Parent, Merger Sub and the Company acknowledge and hereby agree that any action taken by any Representative of the Company or any of its Subsidiaries that would be a breach of the restrictions set forth in this Section 6.1(a) or Section 6.1(b) if taken by the Company shall be deemed to be a breach of such provision by the Company for all purposes of and under this Agreement.

6.2 Company Board Recommendation; Intervening Events.

(a) Subject to the terms of this Section 6.2, the Company Board shall (i) unanimously recommend that the Company’s stockholders adopt this Agreement in accordance with the applicable provisions of Delaware Law (the “Company Board Recommendation”) and (ii) include the Company Board Recommendation in the Proxy Statement.

(b) Subject to the terms of this Section 6.2, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, neither the Company Board nor any committee thereof shall (i) withdraw, amend or modify (or publicly propose to withhold, withdraw, amend or modify) in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal, (iii) fail to recommend against acceptance by the Company’s stockholders of any tender offer or exchange offer for the Company Common Stock that constitutes an Acquisition Proposal within ten (10) Business Days after the commencement of such offer, (iv) resolve to take any of the foregoing actions, or (v) fail to reaffirm (publicly, if so requested by Parent or Merger Sub) the Company Board Recommendation within five (5) Business Days of Parent or Merger Sub delivering to the Company a request in writing to do so after an Acquisition Proposal shall have been publicly announced or shall have become publicly known (provided, however, that Parent may make such request only once with respect to each such Acquisition Proposal in any ten (10) Business Day period unless such Acquisition Proposal is subsequently publicly modified in any material respect in which case Parent may make such request once each time such modification is made in any subsequent ten (10) Business Day period) (any of the foregoing, a “Company Board Recommendation Change”; provided that, for the avoidance of doubt, the Company’s making of any determination contemplated by, or the authorizing and delivering to Parent of any notice contemplated by Section 6.2(d) shall not be deemed to be a Company Board Recommendation Change or a breach of Section 6.1 or Section 6.2).

(c) Notwithstanding anything to the contrary set forth in this Agreement, the Company Board may effect a Company Board Recommendation Change at any time prior to obtaining the Requisite Stockholder Approval and, if applicable, authorize the Company to terminate this Agreement to enter into a definitive agreement providing for an Acquisition Transaction, if and only if:

(i) (A) the Company has received a bona fide written Acquisition Proposal that did not result from a material breach (or deemed material breach) of Section 6.1(b) that the Company Board has determined in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes a Superior Proposal, (B) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to effect such Company Board Recommendation Change would likely be inconsistent with its fiduciary duties under Delaware Law, and (C) prior to making such determination, the Company shall have (1) given Parent at least four (4) Business Days’ notice (the “Notice Period”) of its intention to take such action (which notice shall include a copy of the most current version of the proposed definitive agreement and, to the extent not included therein, all material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal) and (2) negotiated with Parent in good faith during the Notice Period and taken into account any modifications to the terms and conditions of this Agreement proposed by Parent, in its discretion (it being understood that (x) any material revision to the material terms of a Superior Proposal, including any revision in the merger consideration, shall require a new notice (for each material revision) pursuant to clause (C) above except that the four (4) Business Day Notice period referred to in clause (C) above shall instead be three (3) Business Days); or

(ii) (A) an Intervening Event shall have occurred and be continuing at the time of determination referred to in clause (C), (B) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to effect such Company Board Recommendation Change would likely be inconsistent with its fiduciary duties under Delaware Law, and (C) prior to making such determination, the Company shall have (1) given Parent at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall include a reasonably detailed written description of the Intervening Event) and (2) unless Parent declines to negotiate, negotiated with Parent in good faith during such four (4) Business Day notice period and taken into account any modifications to the terms of this Agreement proposed by Parent, in its discretion.

(iii) For the avoidance of doubt, notwithstanding any Company Board Recommendation Change, until the termination of this Agreement in accordance with its terms, (A) in no event may the Company (I) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement or other similar instrument in respect of or in connection with an Acquisition Proposal, (II) unless compelled by a Governmental Entity having competent jurisdiction, submit any registrations, declarations, submissions, forms, or other filings to any Governmental Entity in connection with the transactions contemplated by any Acquisition Proposal, (III) seek any Third Party consents in connection with the transactions contemplated by any Acquisition Proposal, and (B) the Company shall otherwise remain subject to all of its obligations under this Agreement.

(d) Nothing in this Agreement shall prohibit the Company Board from (i) taking and disclosing to stockholders of the Company a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 under the Exchange Act (including by issuing a “stop, look and listen” statement), (ii) making any disclosure to its stockholders if the Company Board has determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would likely cause it to violate its fiduciary duties under Delaware Law or (iii) directing any person (or the representative of that person) that makes an Acquisition Proposal to the provisions of Section 6.1 or this Section 6.2; provided that any statement(s) made by the Company Board pursuant to Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act (other than a “stop, look and listen” communication of the type contemplated by Section 14d-9(f) of the Exchange Act) or any communication to stockholders of the Company shall be deemed to be a Company Board Recommendation Change (including any disclosures made under clauses (i) or (ii) above) unless the Company Board expressly publicly reaffirms, or expressly provides that the Company Board is not changing, the Company Board Recommendation in such communication.

(e) The Company shall not take any action to (i) exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the provisions on “business combinations” contained in any Takeover Law or (ii) otherwise cause such restrictions not to apply, in each case unless such actions are taken concurrently with a termination of this Agreement by the Company in accordance with the terms hereof.

6.3 Company Stockholders’ Meeting.

(a) Subject to Section 6.2, the Company shall take, in accordance with Applicable Law, the rules and regulations of the NYSE and the Company’s certificate of incorporation and bylaws, all action necessary to (i) duly convene and hold meeting of the stockholders of the Company (the “Company Stockholders’ Meeting”) as soon as reasonably practicable after the preliminary Proxy Statement is filed and (ii) cause a vote upon the adoption of this Agreement to be taken thereat.

(b) The Company Stockholders’ Meeting shall not be postponed, recessed or adjourned by the Company without Parent’s prior written consent; provided that: (i) the Company may recess or adjourn without Parent’s prior written consent, and at the direction of Parent, shall recess or adjourn the Company Stockholders’ Meeting: (A) if the Company Board (or a committee thereof) determines in good faith after consultation with its outside legal counsel, or Parent reasonably determines in good faith, that such recess or adjournment is required by Applicable Law or necessary to ensure that any required supplement or amendment to the Proxy Statement is delivered to the holders of Company Common Stock for the amount of time required by Applicable Law in advance of the Company Stockholders’ Meeting; (B) as of the time for which the Company Stockholders’ Meeting is originally scheduled, as set forth in the definitive Proxy Statement (the “Original Date”) or any date that the Company Stockholders’ Meeting is scheduled to be held thereafter in accordance with the terms of this Section 6.3, the Company or Parent, respectively, reasonably believes there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or to obtain the Requisite Stockholder Approval; and (ii) the Company will recess or adjourn the Company Stockholders’ Meeting for up to ten (10) Business Days if, after the Company delivers a notice of an intent to make a Company Board Recommendation Change within four (4) Business Days prior to the Original Date or any date that the Company Stockholders’ Meeting is scheduled to be held thereafter in accordance with the terms of this Section 6.3, Parent directs the Company to do so; provided further, that in no event shall the Company Stockholders’ Meeting be recessed or adjourned more than ten (10) days in connection with any one recess or adjournment or more than an aggregate of twenty (20) days from the Original Date.

(c) Unless the Company has effected a Company Board Recommendation Change, the Company shall take all lawful action and use its reasonable best efforts to obtain the Requisite Stockholder Approval, including the solicitation of proxies therefor. The Company agrees that, unless this Agreement is terminated and transactions contemplated by this Agreement abandoned pursuant to Article VIII, its obligations to hold the Company Stockholders’ Meeting pursuant to this Section 6.1(c) shall not be affected.

(d) The Company agrees to use commercially reasonable efforts to (i) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports) and (ii) give written notice to Parent one day prior to the Company Stockholders’ Meeting and on the day of, but prior to the Company Stockholders’ Meeting, indicating whether as of such date, sufficient proxies representing the Requisite Stockholder Approval have been obtained.

(e) Unless this Agreement has been terminated in accordance with its terms, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company’s stockholders with respect to the Merger at the Company Stockholders’ Meeting.

(f) The notice of such Company Stockholders’ Meeting shall state that a resolution to adopt this Agreement, a non-binding, advisory resolution to approve the compensation that may become payable to the Company’s named executive officers in connection with the Merger, and a resolution to adjourn the Company Stockholders’ Meeting will be considered at the Company Stockholders’ Meeting and no other matters shall be considered or voted upon at the Company Stockholders’ Meeting without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

6.4 Proxy Statement.

(a) The Company, with the assistance of Parent as provided for in this Section 6.4 shall prepare and, assuming Parent has satisfied its obligations set forth in Section 6.6(a), file with the SEC, as promptly as practicable after the date of this Agreement, but in any event within 20 Business Days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Stockholders’ Meeting (such proxy statement, including, for the avoidance of doubt, any amendments or supplements thereto, the “Proxy

Statement”). Unless the Company Board shall have effected a Company Board Recommendation Change in accordance with the terms of Section 6.2, the Proxy Statement shall include the Company Board Recommendation.

(b) The Company shall, assuming Parent has satisfied its obligations set forth in Section 6.6(a), ensure that the Proxy Statement complies as to form and substance with the provisions of the Exchange Act and none of the information supplied by it or any of its Subsidiaries or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement shall, at the date of mailing to the Company’s stockholders, at the time of the Company Stockholders’ Meeting or of filing with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent, its Subsidiaries or its or their respective Representatives expressly for inclusion or incorporation by reference in the Proxy Statement, and Parent and Merger Sub assume no responsibility with respect to any information not supplied in writing by or on behalf of Parent, its Subsidiaries or its or their respective Representatives expressly for inclusion or incorporation by reference in the Proxy Statement.

(c) If at any time prior to the Company Stockholders’ Meeting, any information relating to the Company or Parent, or any of their respective Subsidiaries or its or their respective Representatives, should be discovered by the Company or Parent, which information should be set forth in an amendment or supplement to the Proxy Statement, so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable following such discovery notify the other party or parties (as the case may be) and after such notification the Company shall, as and to the extent required by Applicable Law, promptly (A) prepare (with the assistance of Parent as provided for in this Section 6.4) an amendment or supplement to the Proxy Statement and (B) thereafter, assuming Parent has satisfied its obligations set forth in Section 6.6(a), cause the Proxy Statement as so amended or supplemented to be filed with the SEC and, as applicable, to be disseminated to the Company’s stockholders.

(d) The Company shall (A) provide Parent, its outside legal counsel and its other Representatives with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Stockholders’ Meeting prior to filing, furnishing or delivering such documents with or such communications to the applicable Governmental Entity and dissemination of such documents or communications to the Company’s stockholders and (B) include in the Proxy Statement and such other documents and communications related to the Company Stockholders’ Meeting all comments reasonably proposed by Parent, its outside legal counsel and its other Representatives, and the Company agrees that all information relating to Parent and its Affiliates and its and their respective Representatives included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably.

(e) Without limiting the generality of the provisions of Section 6.7, the Company shall promptly notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information and shall as promptly as practicable following receipt thereof provide Parent, if applicable, copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement (or where no such copies are available, a reasonably detailed description thereof) and provide Parent, its outside legal counsel and its other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement). The Company, with the assistance of Parent as provided for in this Section 6.4, shall, subject to the requirements of Section 6.4(d) and assuming Parent has satisfied its obligations set forth in Section 6.6, (A) use its commercially reasonable efforts to promptly provide responses to the SEC with respect to any comments received on the Proxy Statement by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement or for additional information, and (B) cause the definitive Proxy Statement to be mailed as promptly as practicable after the date the SEC staff confirms that the SEC does not intend to review the preliminary Proxy Statement or advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement. Except as otherwise set forth in this Agreement, no amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(f) Each of the Company and Parent shall make any necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and shall use commercially reasonable efforts to ensure that such filings after the date of this Agreement and prior to the Closing Date (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) will not contain any untrue statement of a material fact or omit (or will have omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.5 Reasonable Best Efforts to Complete.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (including the Merger), including using reasonable best efforts to: (i) cause the conditions to the Merger set forth in Article VII hereof to be satisfied or fulfilled; (ii) defend against any Legal Proceeding challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement; (iii) obtain all necessary actions or non-actions, waivers, consents, approvals, Orders and authorizations from Governmental Entities, obtain the expiration or termination of any applicable waiting periods, make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), and take all steps as may be necessary to obtain any actions or non-actions, waivers, consents, approvals, Orders and authorizations from or expiration or termination of waiting periods, and to avoid an action or proceeding by, any Governmental Entity and any impediment to the consummation of the Merger under any applicable Laws (including Antitrust Laws), (iv) cooperate and coordinate with the other in obtaining any approvals from a Governmental Entity that is required to transfer from the Company and any of its Subsidiaries to Parent of any Export and Import Approvals, and (v) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In addition, at Parent’s request, the Company will seek to obtain consents, waivers and approvals to be contingent upon Closing under any Material Contracts, Leases or Company IP Agreements identified by Parent to the Company in writing after the date hereof; provided, that, if the counterparty to any Contract or the lessor or licensor under any Lease, conditions its grant of a consent upon, or otherwise requires in response to a notice or consent request regarding this Agreement, the payment of a consent fee, “profit sharing” payment or other consideration (including increased rent payments), or the provision of additional security (including a guaranty), the Company shall not make such payments or provide such additional security without Parent’s written consent; provided, further, each of Parent, Merger Sub and the Company acknowledges and agrees that obtaining any such consent, waiver or approval shall not be a condition to the Merger.

(b) Without limiting the generality of the foregoing provisions of Section 6.5(a), as soon as may be reasonably practicable following the execution and delivery of this Agreement, each of Parent and the Company shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby (including the Merger) as required by the HSR Act and in any event within ten (10) Business Days following the execution and delivery of this Agreement, unless Parent and the Company mutually agree to file such form at a later date, and shall promptly make all comparable pre-merger notification filings, forms and submissions required under such other Antitrust Laws as may be applicable. Each of Parent and the Company shall (i) cooperate and coordinate with the other in connection with such filings, (ii) supply the other with any information that may be required in order to effectuate such filings, and (iii) supply additional information that is required or reasonably requested by the FTC, the DOJ or the competition or merger control authorities of any other applicable jurisdiction relating to this Agreement and the transactions contemplated hereby (including the Merger). Parent shall pay all filing fees, administrative fees, costs and expenses to any Governmental Entity incurred in connection with filings made in connection with this Section 6.5(b). Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication with or from any Governmental Entity regarding any of the transactions contemplated by this Agreement (including the Merger), and shall promptly provide to the other party copies of any written communications to or from any Governmental Entity with respect to the transactions contemplated hereby (which materials may be restricted to outside antitrust counsel and may be redacted (A) as necessary to comply with contractual arrangements and (B) as necessary to avoid waiver of the attorney-client privilege or other privileges). If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement (including the Merger), then such party shall use reasonable best efforts to provide, or cause to be provided, as soon as reasonably practicable and after consultation with the other party, additional information that reasonably may be required or requested by such Governmental Entity and otherwise make an appropriate response to such request. Subject to Applicable Law, no filing of, or amendment or supplement to, or written correspondence with any Governmental Entity or its staff with respect to Antitrust Laws shall be made by the Company or Parent without providing the other party a reasonable opportunity to review and comment thereon. Subject to Applicable Law, each party shall consult with the other party in advance of any meeting, telephone or video call or conference with any Governmental Entity with respect to Antitrust Laws and, to the extent not prohibited by the Governmental Entity, give the other party or its counsel the opportunity to attend and participate in such meetings, telephone or video calls or conferences.

(c) Without limiting the generality of the foregoing provisions of Section 6.5(a), in the event that any Takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement (including the Merger), the Company, at the direction of the Company Board, shall use reasonable best efforts to ensure that the transactions contemplated by this Agreement (including the Merger) may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement, and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby (including the Merger).

(d) In furtherance and not in limitation of the foregoing, Parent shall, and shall cause its Affiliates to, use its reasonable best efforts to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or (y) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to close the contemplated transactions expeditiously. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that neither Parent nor Merger Sub shall be under any obligation to, or to cause any of their Affiliates to, make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (i) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its Affiliates or the Company or any of its Subsidiaries, other than any assets or categories of assets of the Company or any of its Subsidiaries which (x) would not be a material benefit of the transactions contemplated by this Agreement to Parent and (y) are not material to the Company, (ii) the imposition of any material limitation or regulation that would limit the ability of Parent or any of its Affiliates to freely conduct their business or own such assets in any material respect, or (iii) the holding separate of the shares of Company Common Stock or any limitation or regulation on the ability of Parent or any of its Affiliates to exercise full rights of ownership of the shares of Company Common Stock.

(e) Notwithstanding anything herein to the contrary, and for the avoidance of doubt, nothing in this Agreement shall prohibit or otherwise restrict Parent or any of its Affiliates from entering into any Contract for an acquisition (by stock purchase, merger, consolidation, amalgamation, purchase of assets, license or otherwise) of any ownership interest or assets of any Person, even if such transaction would likely prevent or materially delay the consummation of the Merger; provided, nothing in this Section 6.5(e) will be deemed to limit or modify Parent’s obligations under Section 8.3.

6.6 Information and Access.

(a) The Company and Parent each shall (and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause, its and their respective Representatives to), upon the reasonable request by the other, furnish to the other, as promptly as practicable, with all information concerning itself, its Representatives and such other matters as may be necessary or advisable in connection with the Proxy Statement and, with respect to the information supplied in writing by or on behalf of Parent, its Affiliates or its or their respective Representatives for inclusion in or incorporation by reference into the Proxy Statement, Parent acknowledges and agrees that such information will be correct and complete in all material respects at the time so supplied and may be included in the Proxy Statement.

(b) The Company, upon reasonable notice and subject to any limitations with any COVID-19 Measures, shall afford Parent and its and their Representatives reasonable access, during normal business hours, from the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, to the Company personnel, agents, properties, offices and other facilities, Contracts, books and records, and, during such period, the Company shall (and shall cause its Subsidiaries to), subject to Section 6.6(d) and Section 6.17, use commercially reasonable efforts to promptly provide Parent with all other information and documents concerning or regarding its businesses, properties and assets and personnel as may reasonably be requested by or on behalf of Parent; provided, however, that, subject to compliance with the obligations set forth in Section 6.6(c), neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information or documents to the extent doing so would, in the Company’s discretion, after consultation with the Company’s outside counsel, reasonably be expected to: (A) result in a violation of Applicable Law or Order; (B) result in the breach of any contractual confidentiality obligations in any Contract with a Third Party; (C) waive the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Legal Proceedings, in any material respect; or (D) contravene any written Contracts entered into between Parent and the Company.

(c) In the event that the Company determines not to provide information to Parent on the basis of subclause (A), (B), (C) or (D) the proviso of Section 6.6(b), the Company shall cooperate with Parent or its Representatives and use its commercially reasonable efforts to develop alternative methods of providing such information in a manner that would not result in any violation, default, prejudice or loss of privilege.

(d) Nothing in this Section 6.6 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. In addition, any investigation conducted pursuant to the access contemplated by this Section 6.6 will be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties, or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreements will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. All requests for access pursuant to this Section 6.6 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

(e) Without limiting the generality of the other provisions of this Section 6.6, the Company and Parent, as each deems advisable and necessary, after consultation with their respective outside legal counsel, may reasonably designate competitively sensitive information and documents as “Outside Counsel Only Information.” Such information and documents shall only be provided to the outside legal counsel of the Company or Parent (as the case may be), or subject to such other similar restrictions mutually agreed to by the Company and Parent, and subject to any amendment, supplement or other modification to the Confidentiality Agreement or additional confidentiality or joint defense agreement between or among the Company and Parent; provided, however, that, subject to any Applicable Laws relating to the exchange of information, the outside legal counsel receiving such information and documents may prepare one or more reports summarizing the results of any analysis of any such shared information and documents, and disclose such reports, other summaries or aggregated information derived from such shared information and documents to its respective client so long as such reports, other summaries or aggregated information do not disclose any competitively sensitive information.

6.7 Notification.

(a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall give prompt notice to Parent upon becoming aware (i) that any representation or warranty made by the Company in this Agreement has become untrue or inaccurate such that the condition set forth in Section 7.2(a) would not reasonably be expected to be satisfied by the Termination Date, (ii) of any failure of the Company or Parent, as applicable, to comply with any covenant or agreement to be complied with or satisfied by it under this Agreement such that the condition set forth in Section 7.2(b) would not reasonably be expected to be satisfied by the Termination Date or (iii) of any Legal Proceeding commenced after the date of this Agreement or, to the Knowledge of the Company, threatened, or any Order, in each case, that relates to the transactions contemplated by this Agreement (including the Merger); provided, however, the Company’s obligations, actions or inactions pursuant to this sentence shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.2(b) has been satisfied, unless such action or inaction is a willful and material breach; provided, further, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth herein or the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided pursuant to this Section 6.7(a).

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, each party shall give prompt notice to the other party of any notice or other communication received by it or any of its Subsidiaries from any third party, subsequent to the date of this Agreement and prior to the Effective Time, alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement (including the Merger); provided, however, each party’s obligations, actions or inactions pursuant to this sentence shall be deemed excluded for purposes of determining whether the conditions set forth in either Section 7.2(b) or Section 7.3(b) have been satisfied, unless such actions or inactions are a willful and material breach; provided, further, that no such notification shall affect or be deemed to modify any representation or warranty set forth herein or the conditions to the obligations of any party to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided pursuant to this Section 6.7(b).

(c) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall give prompt notice to the Company upon becoming aware that (i) any representation or warranty made by it or Merger Sub in this Agreement has become untrue or inaccurate such that the condition set forth in Section 7.3(a) would not be satisfied, (ii) of any failure of Parent or Merger Sub to comply with any covenant or agreement to be complied with or satisfied by it under this Agreement in such that the condition set forth in Section 7.3(b) would not be satisfied, or (iii) of any Legal Proceeding pending or, to the Knowledge of Parent, threatened, or any Order, that relates to the transactions contemplated by this Agreement (including the Merger); provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Parent set forth herein or the conditions to the obligations of the Company to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided pursuant to this Section 6.7(c).

6.8 Certain Litigation. The Company shall promptly advise Parent in writing after becoming aware of any Legal Proceeding commenced after the date hereof against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep Parent reasonably informed regarding any such Legal Proceeding. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation and shall consider Parent’s views with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned).

6.9 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated September 15, 2020 (as amended, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.

6.10 Public Disclosure. The initial press release with respect to the transactions contemplated by this Agreement shall be a joint press release. Thereafter, until the Closing, if completed, the Company and Parent shall consult with each other, provide each other with a reasonable opportunity for review and obtain each other’s prior written consent (such consent not to be unreasonably conditioned, withheld or delayed), prior to issuing any other press releases or otherwise making public statements, disclosures or communications with respect to the transactions contemplated by this Agreement except (a) as may be required or rendered impractical by Applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, interdealer quotation service or the NYSE, (b) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s responses thereto or (c) with respect to the parties’ disclosures or communications with any Governmental Entity regarding the Proxy Statement or the expiration of waiting periods or approval of Governmental Entities contemplated by Section 6.5, which shall be governed by the provisions of Section 6.5. In addition to the exceptions set forth in foregoing clauses (a) through (c) of the second sentence of this Section 6.10, each of the Company and Parent (and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are consistent in all material respects with previous public statements, disclosures or communications jointly made by the Company and Parent or to the extent that they have been reviewed and previously approved by both the Company and Parent. Notwithstanding anything else to the contrary set forth in this Agreement, the Company shall not be required to provide Parent with an opportunity to review, comment or consent to any statement, release or disclosure in response to or in connection with the receipt and existence of an Acquisition Proposal, its consideration of making or its making of a Company Board Recommendation Change or any matters related thereto.

6.11 Company Compensatory Awards; ESPP.

(a) Company Restricted Stock Units.

(i) At the Effective Time, any Company Restricted Stock Unit (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time (including any portion that vests as a result of the consummation of the transactions contemplated hereby) (each, a “Cancelled RSU”) shall, by virtue of the

Merger and at the direction of Parent (which is hereby given pursuant to this Agreement), be cancelled and terminated and converted into the right to receive the Merger Consideration with respect to each share of Company Common Stock underlying such Cancelled RSU (the “Cancelled RSU Consideration”). The holder of each Cancelled RSU shall, with respect to each share of Company Common Stock underlying such Cancelled RSU, receive at the Effective Time from the Company, or as soon as practicable thereafter (but in no event later than the Company’s second full payroll after the Effective Time) from the Surviving Corporation, the Cancelled RSU Consideration. The payment of the Cancelled RSU Consideration to the holder of a Cancelled RSU shall be reduced by any applicable tax withholding required under the Code, any Applicable Law or as otherwise agreed by the parties at the time the Cancelled RSU was granted.

(ii) At the Effective Time, each award of Company Restricted Stock Units (or portion thereof) that is outstanding and unvested as of immediately prior to the Effective Time (and does not vest as a result of the consummation of the transactions contemplated hereby) shall, by virtue of the Merger, be assumed by Parent (each, an “Assumed RSU”). Each Assumed RSU shall be subject to substantially the same terms and conditions as applied to the related award of Company Restricted Stock Units immediately prior to the Effective Time, including the same vesting schedule applicable thereto, except that the number of shares of Parent Common Stock subject to each Assumed RSU shall equal the product of (A) the number of shares of Company Common Stock underlying such unvested Company Restricted Stock Unit award as of immediately prior to the Effective Time multiplied by (B) the Equity Award Exchange Ratio (with the resulting number, rounded down to the nearest whole share).

(b) Company Performance Restricted Stock Units.

(i) At the Effective Time, any Company Performance Restricted Stock Unit (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time (including any portion that vests as a result of the consummation of the transactions contemplated hereby) (each, a “Cancelled PRSU”) shall, by virtue of the Merger and at the direction of Parent (which is hereby given pursuant to this Agreement), be cancelled and terminated and converted into the right to receive, the Merger Consideration with respect to each share of Company Common Stock underlying such Cancelled PRSU that would have been issued to the holder of such Cancelled PRSU pursuant to the terms of the applicable Company Performance Restricted Stock Unit agreement and the determination of the achievement of the applicable performance objectives was not yet determined as of the Effective Time (the “Cancelled PRSU Consideration”). The holder of each Cancelled PRSU shall, with respect to each share of Company Common Stock underlying such Cancelled PRSU determined in accordance with the previous sentence, receive at the Effective Time from the Company, or as soon as practicable thereafter (but in no event later than the Company’s second full payroll after the Effective Time) from the Surviving Corporation, the Cancelled PRSU Consideration. The payment of the Cancelled PRSU Consideration to the holder of a Cancelled PRSU shall be reduced by any applicable tax withholding required under the Code, any Applicable Law or as otherwise agreed by the parties at the time the Cancelled PRSU was granted.

(ii) At the Effective Time, any Company Performance Restricted Stock Unit (or portion thereof) that is outstanding and unvested as of immediately prior to the Effective Time (and does not vest as a result of the consummation of the transactions contemplated hereby) shall, by virtue of the Merger, be assumed by Parent (each, an “Assumed PRSU”). Each Assumed PRSU shall be subject to substantially the same terms and conditions as applied to the related award of Company Performance Restricted Stock Units immediately prior to the Effective Time, including the vesting schedule applicable thereto, except that the number of shares of Parent Common Stock subject to each Assumed PRSU shall equal the product of (A) the number of shares of Company Common Stock underlying such unvested Company Performance Restricted Stock Unit that are eligible to vest as determined pursuant to the terms of the applicable Company Performance Restricted Stock Unit agreement multiplied by (B) the Equity Award Exchange Ratio (with the resulting number, rounded down to the nearest whole share).

(c) Company Options.

(i) At the Effective Time, each Company Option (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time (or vests as a result of the consummation of the transactions contemplated hereby) (each, a “Cancelled Option”) shall, by virtue of the Merger and at the direction of Parent (which is hereby given pursuant to this Agreement), be cancelled and terminated and converted into the right to receive, with respect to each share of Company Common Stock underlying such Cancelled Option a cash payment equal to the excess (if any) of: (A) the Merger Consideration less (B) the exercise price per share of such Cancelled Option (the “Option Consideration”). The holder of each Cancelled Option shall receive at the Effective Time from the Company, or as soon as practicable thereafter (but in no event later than the Company’s second full payroll after the Effective Time) from the Surviving Corporation, the Option Consideration. If the exercise price per share of any such Cancelled Option is equal to or greater than the Merger Consideration, such Cancelled Option shall, by direction of Parent (which is hereby given pursuant to this Agreement), be cancelled without any payment being made in respect thereof. The payment of Option Consideration to the holder of a Cancelled Option shall be reduced by any applicable tax withholding required under the Code, any Applicable Law, or as otherwise agreed by the parties at the time the Company Option was granted.

(ii) At the Effective Time, each Company Option (or portion thereof) that is outstanding and unvested, as of immediately prior to the Effective Time (and does not vest as a result of the consummation of the transactions contemplated hereby) shall be assumed by Parent (each, an “Assumed Option”). Each such Assumed Option shall be subject to substantially the same terms and conditions as applied to the related Company Option immediately prior to the Effective Time, including the vesting schedule applicable thereto, except that (A) the number of shares of Parent Common Stock subject to each Assumed Option shall equal the product of (x) the number of shares of Company Common Stock underlying such unvested Assumed Option as of immediately prior to the Effective Time multiplied by (y) the Equity Award Exchange Ratio (with the resulting number rounded down to the nearest whole share), and (B) the per share exercise price of each Assumed Option shall be equal to the quotient determined by dividing (x) the exercise price per share at which such Assumed Option was exercisable immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio (with the resulting price per share rounded up to the nearest whole cent). Each Assumed Option so assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Assumed Option qualified as an incentive stock option prior to the Effective Time, and, further, that the assumption of Assumed Options pursuant to this Section shall be effected in a manner that satisfies the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder, and this Section 6.11(c)(ii) will be construed consistent with this intent.

(d) Company Stock Appreciation Units. At the Effective Time, each Company Stock Appreciation Unit (or portion thereof) that is outstanding as of immediately prior to the Effective Time (each, a “Cancelled SAU”) shall, by virtue of the Merger and at the direction of Parent (which is hereby given pursuant to this Agreement), be cancelled and terminated and converted into the right to receive, with respect to each share of Company Common Stock underlying such Cancelled SAU a cash payment equal to the excess of: (A) the Merger Consideration less (B) the exercise or base price per share of such Cancelled SAU (the “Stock Appreciation Unit Consideration”). The holder of each Cancelled SAU shall receive at the Effective Time from the Company, or as soon as practicable thereafter (but in no event later than the Company’s first full payroll after the Effective Time) from the Surviving Corporation, the Stock Appreciation Unit Consideration. The payment of Stock Appreciation Unit Consideration to the holder of a Cancelled SAU shall be reduced by any applicable tax withholding required under the Code or any Applicable Law or as otherwise agreed by the parties at the time the Company Stock Appreciation Unit was granted.

(e) Termination of Non-U.S. Company Compensatory Awards. Notwithstanding the provisions above, Parent may, prior to the Effective Time, determine reasonably and in good faith, subject to the consent of the Company, which shall not be unreasonably withheld (it being understood that withholding consent in reliance on advice of Company counsel shall not be deemed unreasonable) that any Company Compensatory Award that is subject to the Applicable Laws of a non-U.S. jurisdiction may be treated in a manner other than prescribed by

Section 6.11(a) through Section 6.11(d), as applicable, to the extent that (i) Parent reasonably and in good faith determines that (A) the manner in which such Company Compensatory Award would otherwise be treated pursuant to Section 6.11(a) through Section 6.11(d), as applicable, would result in a violation of Applicable Laws or a materially adverse tax consequence to the individual holding such Company Compensatory Award in the applicable non-U.S. jurisdiction and (B) such different treatment is necessary to comply with such Applicable Laws and (ii) such different treatment is, to the maximum extent practicable, consistent with Section 6.11(a) through Section 6.11(d), as applicable.

(f) Necessary Actions; Form S-8. The Company shall, at Parent’s direction (which is hereby given pursuant to this Agreement), take all actions reasonably necessary or advisable to effect the transactions contemplated by this Section 6.11 under all Company Plans and Company Compensatory Awards or any other plan or arrangement of the Company, including delivering all required notices, obtaining all necessary consents, and making any determinations and/or resolutions of the Company Board or a committee thereof. Promptly after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) relating to the shares of Parent Common Stock issuable with respect to assumed or converted Company Compensatory Awards under this Section 6.11.

(g) ESPP. As soon as practicable following the date hereof, the Company Board or a committee thereof shall adopt resolutions to provide that each individual participating in an Offering (as defined in the ESPP) in progress on the date hereof shall not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect as of the date hereof; (ii) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required by applicable law; or (iii) commence participating in any new Offering that begins following the date hereof. No individual who is not a current participant in the ESPP with respect to any current Offering as of the date hereof shall be allowed to commence participation in the ESPP following the date hereof. Prior to the Effective Time, the Company shall take all actions that may be necessary to, effective upon the consummation of the Merger, (A) cause any Offering that would otherwise be outstanding at the Effective Time to terminate no later than five days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Offering, but otherwise treat any shortened Offering as a fully effective and completed Offering for all purposes pursuant to the ESPP; (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP; and (D) provide that no further Offering or purchase period shall commence pursuant to the ESPP after the date hereof. On such exercise date, the Company shall apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Company Merger), the Company will terminate the ESPP.

6.12 Employee Matters.

(a) The Company shall terminate, effective as of the day immediately preceding the date the Company becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the “401(k) Termination Date”), any and all 401(k) plans maintained by the Company or any of its Subsidiaries, unless Parent provides written notice to the Company that such 401(k) plan(s) shall not be terminated at least (10) Business Days prior to the Closing Date. The Company shall provide Parent evidence that the 401(k) plan(s) of the Company and its Subsidiaries have been terminated pursuant to resolutions of the Company Board or the board of directors of its Subsidiaries, as applicable. The form and substance of such resolutions shall be subject to the reasonable review and approval of Parent, which shall not be unreasonably withheld or delayed. As soon as practicable following the 401(k) Termination Date, Parent shall permit all Continuing Employees who were eligible to participate in any 401(k) plan maintained by the Company or any of its Subsidiaries immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan, and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from any terminated 401(k) plan maintained by the Company or any of its Subsidiaries, including any outstanding participant loans from such 401(k) plans, to Parent’s 401(k) plan, except to the extent Parent determines that accepting such transfers could adversely affect the tax-qualified status of the Parent 401(k) plan, or as may be prohibited by Parent’s 401(k) plan.

(b) From the Effective Time until the first anniversary of the Closing Date, Parent shall provide, or shall cause the Surviving Corporation to provide, each Continuing Employee with: (i) a base salary (or base wages, as the case may be) and short-term cash incentive compensation opportunities that are no less favorable in the aggregate than the base salary (or base wages, as the case may be) and short-term cash incentive compensation opportunities that are provided to similarly situated employees of Parent, (ii) other employee benefits (excluding equity or equity based compensation or severance) that are no less favorable in the aggregate to the employee benefits (excluding equity or equity based compensation or severance) provided to similarly situated employees of Parent, and (iii) severance benefits not less favorable in amount or with regard to terms and conditions to receive such severance benefits than those provided to such Continuing Employee as of the date of this Agreement as disclosed on Section 6.12(b) of the Company Disclosure Letter and that were contained in Employee Plans made available; provided, that for the avoidance of doubt, whether an employee of Parent is similarly situated shall be determined on the basis of each employee’s duties and responsibilities and not title or other metric.

(c) As of the Effective Time, with respect to Continuing Employees, Parent shall cause the service of each such Continuing Employee with the Company and its Subsidiaries prior to the Effective Time to be recognized for purposes of levels of benefits under Parent’s and/or Surviving Corporation’s vacation, sick and/or PTO policies, and each Continuing Employee shall be given service credit for eligibility to participate, levels of benefits and vesting (but not for purposes of benefit accrual) under each other welfare benefit plan, program or arrangement of the Parent or the Surviving Corporation, as applicable, but in which any Continuing Employee is or becomes eligible to participate, but solely to the extent permitted by Applicable Law and to the extent such credit would not result in a duplication of benefits. From and after the Effective Time, Parent shall, to the extent permitted by Applicable Law and the terms of the applicable plans, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any U.S. group health plans of Parent or its Subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents and (ii) give each of the Continuing Employee in the U.S. credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out of pocket limits for expenses incurred prior to the Effective Time for which payment has been made.

(d) With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to and instruct its Affiliates to, as applicable (and without duplication of benefits), assume, as of the Effective Time, the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the Company on terms not less favorable to Continuing Employees than those in effect immediately prior to the Effective Time.

(e) Parent will, and will cause the Surviving Corporation, its Subsidiaries and their permitted successors and assigns, to honor and perform the individual severance arrangements and any plans, programs or arrangements required to be maintained by the Company or one of its Subsidiaries by Applicable Law, as disclosed on Section 6.12(e) of the Company Disclosure Letter.

(f) Nothing contained herein shall be construed as requiring Parent, the Company or any of their Affiliates to continue any specific benefit plan or program, or to continue the employment of any specific person. No provision of this Agreement shall be construed to create any right to any compensation or benefits on the part of any Continuing Employee or other future, present or former employee of Parent, the Company or their respective Affiliates. Sections 6.11 and 6.12 are intended to be for the sole benefit of the parties to this Agreement, and nothing in Sections 6.11 and 6.12 or elsewhere in this Agreement shall be deemed to confer upon any other person any rights or remedies hereunder or make any employee or other service provider of the parties or their respective Subsidiaries a third party beneficiary of this Agreement. No provision of this Agreement shall operate as an amendment to any benefit plan maintained by the Company or Parent or their respective Affiliates. Further, Parent, the Company and their respective Affiliates retain the right to amend or terminate their benefit plans at any time and from time to time, subject to the provisions of this Agreement and the terms of such plans.

6.13 Directors’ and Officers’ Indemnification and Insurance.

(a) For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor and fulfill in all respects the obligations of the Company under its certificate of incorporation and bylaws and its Subsidiaries under their respective certificates of incorporation and bylaws (and other similar organizational documents) and all agreements for indemnification, exculpation of liability or advancement of expenses, in effect as of the date hereof (and disclosed to Parent) between the Company or any of its Subsidiaries and any of their respective current or former directors or officers or any person who becomes a director or officer prior to the Effective Time (the “Indemnified Parties”), all of which agreements shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties. The foregoing notwithstanding, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the rights to indemnification and exculpation from liabilities and advancement of expenses referenced in the preceding sentence shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(b) For a period of six (6) years after the Effective Time, Parent and the Surviving Corporation shall maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of facts, events, acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance immediately prior to the Effective Time, on terms with respect to the coverage and amounts no less favorable to such insured persons than those of the D&O Insurance in effect on the date of this Agreement; provided, however, that the Surviving Corporation may, at its option, substitute therefor policies of Parent, the Surviving Corporation or any of their respective Subsidiaries containing terms with respect to coverage and amounts no less favorable to such persons than the D&O Insurance, provided further, however, that in satisfying its obligations under this Section 6.13(a), Parent and the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred fifty percent (350%) of the amount paid by the Company for coverage for its last full fiscal year (such three hundred fifty percent (350%) amount, the “Maximum Annual Premium”); provided further that if the annual premiums of such insurance coverage exceed such amount, Parent and the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six-year “tail” prepaid policy (the “Tail Policy”) on the D&O Insurance on terms and conditions no less favorable to the insured Persons, in the aggregate, than the D&O Insurance and for an amount not to exceed the Maximum Annual Premium. In the event that the Company does not purchase the Tail Policy, Parent may purchase a Tail Policy on the D&O Insurance on terms and conditions no less favorable to the insured Persons, in the aggregate, than the D&O Insurance. In the event that either the Company or Parent shall purchase such a Tail Policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such Tail Policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of Parent and the Surviving Corporation under the first sentence of this Section 6.13(a) for so long as such Tail Policy shall be maintained in full force and effect.

(c) Each of the Indemnified Parties (and each of their heirs and Representatives) or other persons who are beneficiaries under the D&O Insurance, the indemnification rights referred to in Section 6.13(a) or the Tail Policy referred to in Section 6.13(b) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.13, with full rights of enforcement as if a party thereto.

(d) In the event Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.13. The rights of the Indemnified Parties (and other persons who are beneficiaries under the D&O Insurance, the indemnification rights referred to in Section 6.13(a) or the Tail Policy referred to in Section 6.13(a) (and their heirs and representatives)) under this Section 6.13 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificate of incorporation, bylaws or other equivalent organizational documents and any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or Applicable Law (whether at law or in equity).

(e) The provisions of this Section 6.13 shall survive the consummation of the Merger and may not be amended, altered or repealed after the consummation of the Merger in a manner as to adversely affect the rights of any Indemnified Party or any of their heirs and Representatives without the prior written consent of the affected Indemnified Party or applicable heir or Representative.

6.14 Merger Sub.

(a) Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and payment of any amounts payable hereunder, upon the terms and subject to the conditions set forth in this Agreement.

(b) As promptly as practicable following the execution and delivery of this Agreement (and in any event within 24 hours), Parent shall execute and deliver, in accordance with Applicable Law and Merger Sub’s certificate of incorporation and bylaws, a written consent adopting this Agreement.

6.15 Director Resignations. Prior to the Closing Date, unless Parent instructs the Company otherwise, the Company shall use reasonable best efforts to obtain resignation letters (in customary form) of each individual serving as a director (or comparable position) of the Company and its Subsidiaries as of immediately prior to the Effective Time and effective upon the Effective Time. For the avoidance of doubt, such resignation letters shall not (a) prejudice in any manner any contractual rights such Person may have with the Company or any of its Subsidiaries, (b) constitute a termination of employment from the Company or its Subsidiaries or (c) cause such officer to forfeit or waive any rights or entitlements under any Employee Plan to which he/she would otherwise be entitled in his or her position as an officer.

6.16 Payoff Documentation and Release of Liens.

(a) The parties hereto agree that, upon the Closing, unless Parent provides written notice to the Company at least 10 Business Days prior to the Closing Date that any Indebtedness set forth on Section 6.16(a) of the Company Disclosure Letter (the “Repaid Indebtedness”) shall not be repaid at the Closing, the Repaid Indebtedness will be fully repaid by or on behalf of the Company or its Subsidiaries, as applicable, in accordance with this Section 6.16(a); provided that in no event shall this Section 6.16(a) (x) require the Company or any of its Subsidiaries to cause the payment of the Repaid Indebtedness unless the Closing has occurred or (y) require the Company or any of its Subsidiaries to pay any fees, incur or reimburse any costs or expenses, or otherwise provide any funds required to effect any or all of the payoff of the Repaid Indebtedness, in each case, that would be payable on or prior to the Closing Date. In order to facilitate such repayment, no less than three (3) Business Days prior to the Closing, the Company shall use reasonable best efforts to provide Parent with payoff letters for the Repaid Indebtedness (together with all related documents and instruments, including but not limited to lien and security release documentation, the “Payoff Documents”), which payoff letters shall be in a customary form for such indebtedness and, if applicable, shall indicate that such lenders have agreed to, upon receipt of the amounts indicated in such payoff letters, release all Liens (other than Permitted Liens) relating to the assets and properties of the Company and its Subsidiaries and return all possessory and original collateral in respect of the Repaid Indebtedness.

(b) Subject to the limitations set forth in Section 6.16(a), to the extent requested by Parent and to the extent applicable, the Company and its Subsidiaries shall use reasonable best efforts to (i) deliver notices of prepayment within the time periods required by the relevant Contract governing any Repaid Indebtedness and (ii) obtain customary Lien terminations and instruments of discharge to be delivered at the Closing with respect to any such Repaid Indebtedness.

(c) Concurrently with the Effective Time, Parent will repay and discharge (or provide the funds to the Company to repay and discharge, or direct the Company to use existing cash balances to repay and discharge in part or in whole (but only if such funds are in and of themselves sufficient to repay and discharge)) all Repaid Indebtedness in accordance with the terms of the Payoff Documents.

6.17 Financing Cooperation.

(a) Prior to the earlier of the termination of this Agreement and the Closing Date, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts, and shall use reasonable best efforts to cause its Representatives to, in each case to provide Parent and its Subsidiaries with all cooperation reasonably necessary and requested in writing by Parent to assist in obtaining and arranging any financing to be obtained by Parent or its Affiliates at or prior to the Closing (the “Financing”), including (without limiting the foregoing):

(i) using reasonable best efforts in connection with causing its management team, with appropriate seniority and expertise, to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies (it being understood that any such meetings, presentations, road shows and sessions may be via conference call or video conference);

(ii) using reasonable best efforts in connection with reasonably cooperating with the syndication or other marketing of the Financing, including assisting Parent and any Financing Sources with the preparation of (1) customary rating agency presentations, bank information memoranda, road show materials and offering memoranda, prospectuses or other customary marketing materials required in connection with the Financing; provided, any such documents in relation to securities shall not be issued by the Company or any of its Subsidiaries; provided, further, that any rating agency presentations, offering documents, bank information memoranda, private placement memoranda, prospectuses and similar documents required in connection with the Financing shall reflect the Surviving Corporation and/or their Subsidiaries (and not the Company or its Subsidiaries) as the obligors, and (2) pro forma financial statements and forecasts of the Surviving Corporation for one or more periods following the Closing Date (which, for the avoidance of doubt, will not include or be deemed to require the Company to prepare such pro forma financial statements or forecasts);

(iii) using reasonable best efforts in connection with assisting Parent in connection with the preparation and registration of any pledge and security documents, supplemental indentures, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested in writing by Parent or the Financing Sources (including using reasonable best efforts to facilitate obtaining from the Company’s auditors consents of such auditors for use of their reports in any materials relating to the Financing and comfort letters from such auditors, in each case as reasonably requested in writing by Parent or the Financing Sources), and otherwise reasonably facilitating the pledging of collateral, including using reasonable best efforts to arrange for the delivery of stock certificates, and the granting of security interests in respect of the Financing, it being understood that such documents will not take effect until the Closing Date;

(iv) to the extent required in connection with the Financing, furnishing Parent, any of its Subsidiaries and the Financing Sources, as promptly as practicable, following Parent’s request in writing, with (1) (y) audited consolidated balance and related statements of income, stockholders’ equity and cash flows of the

Company and its Subsidiaries for the fiscal year ended December 31, 2020 and any subsequent fiscal year of the Company, in each case, to the extent ended 90 days or more before the Closing Date and (z) unaudited consolidated balance sheets and related statements of income, and cash flows of the Company and its Subsidiaries for each fiscal quarter (other than the last fiscal quarter of a fiscal year) of the Company ended after December 31, 2020 and 45 days or more before the Closing Date; (2) all other historical financial statements, historical financial data and related audit reports for the Company and its Subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of securities (whether equity, equity-linked securities, or securities that are not equity-linked) of the Company and its Subsidiaries on Form S-3 or private placements of debt securities under Rule 144 promulgated under the Securities Act; (3) customary “flash” or “recent developments” data; (4) such other pertinent and customary information, in each case, to the extent reasonably available to the Company, regarding the Company and its Subsidiaries as may be reasonably requested by Parent in writing to the extent that such information is of the type and form customarily included in a prospectus, registration statement or offering memorandum for the issuance of securities (whether equity, equity-linked securities or securities that are not equity-linked) pursuant to a registration statement filed with the SEC, an offering pursuant to Rule 144A promulgated under the Securities Act or an offering pursuant to some other exemption under the Securities Act, including, without limitation, historical financial statements of the Company necessary to prepare pro forma financial statements for historical periods otherwise necessary to receive from the Company’s independent accountants (and any other accountants to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum or prospectus), customary “comfort” (including “negative assurance” comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver, subject to completion of customary procedures, upon the “pricing” of any securities (whether equity, equity-linked securities or securities that are not equity-linked), and the closing of the offering thereof with respect to the historical financial information of the Company and its Subsidiaries to be included in such prospectus, registration statement or offering memorandum; and (5) information customarily required in connection with a confidential information memorandum or bank presentation in respect of any Financing, in each case customarily used for the syndication of the such Financing;

(v) using reasonable best efforts in connection with cooperating with Parent or any of its Subsidiaries to (x) facilitate the pledging of collateral on the Closing Date and (y) obtain customary and corporate and facilities ratings, consents, landlord waivers, and other customary deliverables required by the Financing Sources in connection with the Financing;

(vi) prior to the Closing Date, using reasonable best efforts in connection with furnishing Parent and the Financing Sources with all documentation and other information required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations;

(vii) using reasonable best efforts in connection with the delivery of customary authorization letters that authorize the distribution of the confidential information memorandum to prospective lenders, which letters shall contain a customary “10b-5” representation by the Company with respect to the Company and its Subsidiaries and contain a representation that the public-side version does not include material non-public information about the Company and its Subsidiaries or their securities (provided that the Company shall be provided with a reasonable opportunity to review and comment on the disclosure with respect to the Company and its Subsidiaries contained in such confidential information memorandum); and

(viii) using reasonable best efforts in connection with taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent in writing and necessary and customary to permit the consummation of the Financing.

(b) Notwithstanding the provisions of Section 6.17(a) or any other provision of this Agreement, nothing in this Agreement will require the Company or any of its Subsidiaries to: (A) waive or amend any terms of this Agreement or agree to pay any fees, reimburse any expenses or incur any other liability in connection with the Financing prior to the Closing Date unless it has received prior reimbursement or is otherwise indemnified by Parent in accordance with Section 6.17(e) hereof; (B) require the Company or any of its Subsidiaries, or any director or manager on any of their respective boards of directors or managers (or equivalent bodies), to approve or authorize the Financing unless Parent shall have determined that such directors and managers (or members of equivalent bodies) are to remain as directors and managers (or members of equivalent bodies) of the Company or such Subsidiary on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing or enter into any definitive agreement, certificate, instrument or other document the effectiveness of which is not conditioned on the Closing Date (other than, for the avoidance of doubt, the customary authorization letters described in Section 6.17(a)(vii)) that is effective prior to the Effective Time, (C) give any indemnities that are effective prior to the Closing Date, (D) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of its business in any material respect or create an unreasonable risk of damage or destruction to any material property or assets of the Company or any of its Subsidiaries; (E) provide any information the disclosure of which is prohibited or restricted under applicable Law, is legally privileged or would result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any obligation of confidentiality (not created in contemplation hereof) binding on the Company or any of its Subsidiaries; (F) take any action that will conflict with or violate its organizational documents or any applicable Laws or would result in a violation or breach of, or default under, any material agreement to which the Company or any of its Subsidiaries is a party; (G) take any action that would cause any representation or warranty in this Agreement to be breached or become inaccurate (unless such breach or inaccuracy is waived by Parent); (H) cause any director, officer, employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability; (I) require the Company or any of its Subsidiaries or any of their Representatives to deliver any legal opinions or reliance letters (other than customary authorization letters required by Section 6.17(a)(vii) and customary “comfort” letters); (J) file or furnish any reports or information with the SEC in connection with the Financing, except, after consultation between Parent and the Company and their Representatives, the furnishing on Current Reports on Form 8-K by the Company of information included in documents with respect to such Financing to the extent required in order to satisfy the Company’s Regulation FD disclosure obligations; (K) prepare or provide directly or through any of their respective Representatives any (1) description of all or any portion of the Financing, including any “description of notes,” “plan of distribution” and information customarily provided by investment banks or their counsel or advisors in the preparation of a prospectus for registered offerings or an offering memorandum for private placements of non-convertible bonds pursuant to Rule 144A, as the case may be, (2) risk factors relating to, or any description of, all or any component of the financing contemplated thereby, (3) any compensation discussion and analysis or other information required by Item 10, Item 402 and Item 601 of Regulation S-K of the Securities Act; or any information regarding executive compensation or related persons related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (4) consolidating financial statements, separate Subsidiary financial statements, related party disclosures, or any segment information, in each case which are prepared on a basis not consistent with the Company’s reporting practices for the periods presented in the Financing, (5) financial statements or other financial data (including selected financial data) for any period earlier than the year ended December 31, 2018, or (6) information (including financial information) that is not available to the Company or its Affiliates without undue burden or expense; (L) prepare, or use reasonable best efforts to cause its Representatives to prepare, pro forma financial information or projections; or (M) change any fiscal period or accelerate the Company’s preparation of its SEC reports or financial statements to align with Parent’s fiscal periods. No person who is a director of the Company or any of its Subsidiaries at any time prior to the Closing (a “Pre-Closing Director”) shall be required to take any action to approve the Financing and neither the Company nor any of its Subsidiaries shall be obligated to take any action that requires action or approval by any Pre-Closing Director of the Financing.

(c) The Company consents to the use of all of its and its Subsidiaries’ logos in connection with any Financing; provided that such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, (ii) are used solely in connection with a description of the business of the Company and its Subsidiaries or the Merger and (iii) do not appear on the cover of any rating agency presentations, bank information memoranda and securities offering prospectuses or memoranda, road show presentations and similar documents used in connection with the Financing.

(d) All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information (i) as is legally required to be disclosed in any offering documents related to any debt financing or (ii) to any Financing Sources or prospective financing sources, ratings agencies and other financial institutions and investors that are or may become parties to such financing and to any underwriters, initial purchasers or placement agents in connection with such financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto and (ii) are subject to other confidentiality undertakings customary for financings of the same type as the Financing.

(e) Parent agrees to (i) indemnify, defend and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any loss, damages, claim, cost, liability, obligation or expense suffered or incurred in connection with providing the cooperation and support contemplated by Section 6.17(a) and any information provided in connection therewith except (A) information furnished in writing by or on behalf of the Company and its Subsidiaries for use therein and (B) to the extent arising from the willful misconduct, gross negligence, fraud or intentional misrepresentation of the Company or its Subsidiaries and (ii) promptly, upon request of the Company, reimburse the Company and its Subsidiaries for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in connection with providing the cooperation and support contemplated by Section 6.17(a). The provisions of this Section 6.16(c) shall survive termination of this Agreement.

(f) Anything in this Agreement to the contrary notwithstanding, the Company will be deemed to be in compliance with the provisions of Section 6.17(a) unless and until (A) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act which could be believed to be a breach of Section 6.17(a), (B) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which shall not require the Company to provide any cooperation that it would not otherwise be required to provide under Section 6.17(a)) and (C) the Company fails to take the actions specified on such Non-Cooperation Notice within five Business Days from receipt of such Non-Cooperation Notice.

6.18 Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or advisable to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act, to the extent permitted by applicable Law.

6.19 Delisting and Deregistration

. Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on its part under applicable Law, including, for the avoidance of doubt, the rules and policies of the NYSE, to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the NYSE and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time. In connection therewith, Parent shall use commercially reasonable efforts to (a) assist in enabling the Company or the NYSE to be in a position to promptly file and cause the Surviving Corporation or the NYSE to file with the SEC a Form 25 on the Closing Date and (b) cause the Surviving Corporation to file a Form 15 on the first Business Day that is at least ten days after the date the Form 25 is filed (such period between the Form 25 and the Form 15 filing dates, the “Delisting Period”). Upon Parent’s reasonable determination that the Surviving Corporation may be required to file any quarterly or annual reports pursuant to the Exchange Act during the Delisting Period, the Company shall deliver to Parent prior to Closing a draft of any such reports required to be filed during the Delisting Period, which is sufficiently developed such that it can be timely filed and when filed will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and comply in all material respects with the provisions of Applicable Law.

6.20 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time and (b) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

6.21 Parent Cash Advances.

(a) During the period from Financing Signing Date (as defined below) until the earlier of the Effective Time and termination of this Agreement, pursuant to the terms of this Article VI, upon the written request of the Company, Parent shall provide unsecured subordinated loans (the “Seller Loans”) to the Company from time to time in accordance with the terms and conditions set forth on Exhibit A (the “Financing Term Sheet”). As promptly as reasonably practicable following the date of this Agreement, the parties shall use reasonable best efforts to negotiate and enter into definitive documentation (the “Definitive Financing Documentation”) reflecting the terms and conditions applicable to the Seller Loans (which shall be consistent in all material respects with the Financing Term Sheet) and evidencing such Seller Loans (the date on which the Definitive Financing Documentation is executed and delivered being referred to herein as the “Financing Signing Date”). The Definitive Financing Documentation shall be reasonably acceptable to Parent, the Company, and Wells Fargo Bank (the aggregate amounts so advanced to the Company, the “Aggregate Cash Advance”); provided, for the avoidance of doubt, that Parent shall not have any obligation to make Seller Loans or any other advances or loans to the Company until the Financing Signing Date and then only in accordance with the Definitive Financing Documentation.

(b) In the event that the Company engages or participates in discussions or negotiations with a Third Party with respect to an Acquisition Proposal (in compliance with and as permitted by Section 6.1), then, at the request of the Company or its Representatives, Parent will, and will cause its Representatives to, use commercially reasonable efforts to cooperate with the Company and such Third Party negotiating the terms of a Termination Proposal or Assumption Proposal. In the event the Company is permitted to terminate this Agreement pursuant to Section 8.1(e)(ii) and seeks to validly terminate this Agreement pursuant to Section 8.1(e)(ii), Parent will, and will cause its Representatives to, use commercially reasonable efforts to, execute and deliver the customary assignment and assumption agreement or termination documents required by clause (C) of Section 8.1(e)(ii), in each case, to the extent on reasonable and customary terms.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions:

(a) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

(b) Antitrust and Other Required Governmental Approvals. All waiting periods (and extensions thereof) applicable to the transactions contemplated by this Agreement (including the Merger) under the HSR Act shall have expired or been terminated and the required consents or clearances from Governmental Entities set forth on Section 7.1(b) of the Parent Disclosure Letter shall have been obtained (or been deemed to have been obtained by virtue of the expiration or termination of any applicable waiting period) (the “Required Antitrust Regulatory Approvals”).

(c) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any Applicable Law that is in effect and has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any jurisdiction or (ii) issued or granted any Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any jurisdiction (a “Legal Restraint”).

7.2 Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions, any of which may be waived (in writing) exclusively by Parent and Merger Sub:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company set forth in this Agreement (other than the Specified Representations and the Capitalization Representation) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

(ii) each of the representations and warranties set forth in Section 3.1 (Organization and Standing); Section 3.3 (Authorization); Section 3.5(a)(i) (Non Contravention; Required Consents); Section 3.10(b) (Absence of Changes), Section 3.27 (Brokers; Fees and Expenses), Section 3.28 (Opinion of Financial Advisor), and Section 3.29 (State Anti-Takeover Statutes) (collectively, the “Specified Representations”) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date;

(iii) the representations and warranties set forth in Section 3.4(a) (Capitalization) (the “Capitalization Representation”) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on and as of such date, except for any de minimis inaccuracies; and

except in the case of each of the foregoing clauses (i)-(iii) inclusive, for those representations and warranties which address matters only as of a particular date (the accuracy of which shall be determined as of such particular date); and provided that, for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of Section 7.2(a)(i), (A) all “Company Material Adverse Effect” and materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded (it being understood and hereby agreed that (x) the phrase “similar phrases” as used in this proviso shall not be deemed to include any dollar thresholds contained in any such representations and warranties and (y) such qualifications shall not be disregarded pursuant to the terms of this proviso in the representation and warranty set forth in Section 3.10(b)) and (B) any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded.

(b) Covenants. The Company shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred or exist following the execution and delivery of this Agreement that is continuing.

(d) Closing Certificate. Parent shall have received a certificate signed by the chief executive officer and chief financial officer of the Company certifying as to the satisfaction of the matters set forth in paragraphs (a), (b) and (c) of this Section 7.2.

7.3 Additional Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions, any of which may be waived (in writing) exclusively by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than the representations and warranties set forth in Section 4.2 (Authorization) and Section 4.7 (Sufficient Funds)) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (provided that, for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement for purposes of this Section 7.3(a)(i), (A) all “Parent Material Adverse Effect” and materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded (it being understood and hereby agreed that the phrase “similar phrases” as used in this proviso shall not be deemed to include any dollar thresholds contained in any such representations and warranties) and (B) any update of or modification to the Parent Disclosure Letter made or purported to have been made after the date of this Agreement shall have been disregarded);

(ii) the representations and warranties set forth in Section 4.2 (Authorization) and Section 4.7 (Sufficient Funds) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date; and

except in the case of each of the foregoing clauses (i) and (ii), for those representations and warranties which address matters only as of a particular date (the accuracy of which shall be determined as of such particular date).

(b) Covenants and Agreements. Each of Parent and Merger Sub shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized officer of Parent and Merger Sub as to the satisfaction of the matters set forth in paragraphs (a), (b) and (c) of this Section 7.3.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Stockholder Approval (except as provided below), provided that the party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party or parties hereto, only as follows:

(a) by mutual written agreement of Parent and the Company; or

(b) by either Parent or the Company, if the Company Stockholders’ Meeting shall have been held and the Requisite Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof; or

(c) by either Parent or the Company if any Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to any of the transactions contemplated hereby (including the Merger) any Applicable Law that is in effect and has the effect of permanently making the consummation of the Merger illegal in any jurisdiction or which has the effect of permanently prohibiting or otherwise permanently preventing the consummation of the Merger in any jurisdiction or (ii) issued or granted any Order that is in effect and has the effect of permanently making Merger illegal in any jurisdiction or which has the effect of permanently prohibiting or otherwise permanently preventing the consummation of the Merger and such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in such Order (or such Order becoming final and nonappealable); or

(d) by either Parent or the Company, if the Effective Time shall not have occurred on or before August 3, 2022 (the “Termination Date”); provided, however, that if on the Termination Date all of the conditions to the Closing set forth in Article VII other than (i) those conditions that by their terms are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time, and (ii) any or all of the conditions set forth in Section 7.1(b) or Section 7.1(c) (but solely to the extent the matter giving rise to the failure of such condition is related to Antitrust Laws), have been satisfied or waived, then the Termination Date will automatically be extended to November 3, 2022 (the “First Antitrust Termination Date”); provided, further, that if on the First Antitrust Termination Date all of the conditions to the Closing set forth in Article VII other than (i) those conditions that by their terms are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time, and (ii) any or all of the conditions set forth in Section 7.1(b) or Section 7.1(c) (but solely to the extent the matter giving rise to the failure of such condition is related to Antitrust Laws), have been satisfied or waived, then the First Antitrust Termination Date will automatically be extended to February 3, 2023 (the “Second Antitrust Termination Date”); and provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Effective Time to have occurred on or before the Termination Date or the First Antitrust Termination Date or the Second Antitrust Termination Date, as applicable; or

(e) by the Company:

(i) in the event of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach by Parent or Merger Sub is curable, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e)(i) until thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e)(i) and the basis for such termination (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(e)(i) if such breach by Parent or Merger Sub is cured within such thirty (30) calendar day period), (y) the right of termination under this Section 8.1(e)(i) shall not be available if the Company is then in material breach of any representation, warranty or covenant under this Agreement, which breach would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b); or

(ii) prior to obtaining the Requisite Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal after a Company Board Recommendation Change, provided that (A) the Company has complied with the terms of Section 6.2(c)(i), (B) concurrently with, or immediately prior to, the termination of this Agreement, the Company enters into a definitive agreement to effect such Superior Proposal, (C) concurrently with, or immediately prior to the termination of this Agreement, the Third Party making such Superior Proposal (or its applicable Affiliate) either (x) enters into a customary assignment and assumption agreement, providing for the assumption of all of Parent’s and/or its Affiliates’ rights and obligations under the Definitive Financing Documentation, becomes a party to any intercreditor agreement in place between Parent and Wells Fargo Bank (or their respective Affiliates) (the “Intercreditor Agreement”) and pays to Parent an amount equal to the Aggregate Cash Advances, together with any accrued and unpaid interested thereon, as of the date of such termination (the “Outstanding Debt Amount”) or (y) pays to Parent an amount equal to the Outstanding Debt Amount, in which case the Definitive Financing Documentation shall terminate and be of no further force and effect (other than any terms or conditions that expressly survive termination of such documents) and all obligations thereunder shall be deemed satisfied and discharged in full (other than any terms or conditions that expressly survive termination of such documents) (it being agreed that in the case of (x) or (y), the payment of the Outstanding Debt Amount to Parent must be permitted under the Intercreditor Agreement without any attendant right of turnover or other payment obligation by Parent or its Affiliates in favor of Wells Fargo Bank or its Affiliates), and (D) concurrently with the termination of this Agreement, the Company pays to Parent the Company Termination Fee payable pursuant to and in accordance with Section 8.3(b)(ii).

(f) by Parent:

(i) in the event of a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach by the Company is curable, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(f)(i) until thirty (30) calendar days after delivery of written notice from Parent to the Company of such breach stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(f)(i) and the basis for such termination (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f)(i) if such breach by the Company is cured within such thirty (30) calendar day period) and (y) the right of termination under this Section 8.1(f)(i) shall not be available if Parent is then in material breach of any representation, warranty or covenant under this Agreement, which breach would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b); or

(ii) in the event that a Triggering Event shall have occurred prior to the receipt of the Requisite Stockholder Approval, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1 will expire at the time that the Requisite Stockholder Approval is obtained. For all purposes of and under this Agreement, a “Triggering Event” shall be deemed to have occurred if, prior to the Effective Time, any of the following shall have occurred: (A) the Company shall have breached the provisions of Section 6.1(a), Section 6.1(b) or Section 6.2 (or be deemed, pursuant to the terms thereof, to have breached such provisions) in any material respect (without regard to whether such breach results in an Acquisition Proposal), except in the case where (1) such breach is a result of an action by a Representative of the Company (other than a director, officer, or financial or legal adviser of the Company) and (2) Parent is not significantly harmed as a result thereof); (B) the Company Board or any committee thereof shall have for any reason effected a Company Board Recommendation Change; (C) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (D) the Company shall have entered into a letter of intent, memorandum of understanding or Contract (other than a confidentiality agreement contemplated by Section 6.1(b)) in respect of an Acquisition Transaction (whether or not a Superior Proposal) other than in accordance with this Agreement; or (E) the Company has failed to convene the Company Stockholders’ Meeting to consider and vote upon this Agreement three Business Days prior to the Termination Date.

8.2 Notice of Termination; Effect of Termination. Any proper termination of this Agreement pursuant to Section 8.1 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without Liability of any party or parties hereto, as applicable (or any stockholder, director, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of the last two sentences of Section 6.9, Section 6.10, Section 6.17(e), this Section 8.2, and Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party or parties hereto, as applicable, from Liability for any willful and material breach of, or fraud in connection with, this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in Section 6.5(b), Section 6.17(e), Section 8.3(b), and Section 8.3(c), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the Merger) shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

(b) Company Payments.

(i) In the event that this Agreement is terminated pursuant to Section 8.1(f)(ii), within two (2) Business Days after demand by Parent, the Company shall pay to Parent a fee equal to $27,500,000 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(ii) In the event that this Agreement is terminated pursuant to Section 8.1(e)(ii), concurrently with and as a condition to the effectiveness of such termination, the Company shall pay to Parent a fee equal to the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) The Company shall pay to Parent a fee equal to the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within three (3) Business Days after demand by Parent, in the event that (A) (1) this Agreement is terminated pursuant to Section 8.1(b), (2) this Agreement is terminated pursuant to Section 8.1(d) and the Termination Date was not extended to the First Antitrust Termination Date, or (3) this Agreement is terminated pursuant to Section 8.1(f)(i), (B) following the execution and delivery of this Agreement and prior to the Company Stockholders’ Meeting (in the case of any termination referred to in clause (A)(1) above) or prior to the termination of this Agreement (in the case of any termination referred to in clause (A)(2) above), or prior to the willful and material breach that forms the basis for the termination of this Agreement (in the case of any termination referred to in clause (A)(3) above), an Acquisition Proposal shall have been publicly announced or shall have become publicly known and not publicly withdrawn, or shall have been communicated to the Company and not withdrawn (solely in the case of any termination referred to in clause (A)(2) and (A)(3) above), or any Person shall have publicly announced an intention (whether or not conditional or not withdrawn) to make an Acquisition Proposal, and (C) within twelve (12) months following the termination of this Agreement, an Acquisition Transaction (whether or not the Acquisition Transaction referenced in the preceding clause (B)) is consummated or the Company enters into a definitive agreement providing for an Acquisition Transaction. For purposes of this Section 8.3(b)(iii), all references to “15%” and “85%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”

(c) Parent Payments. Parent shall pay to the Company a fee equal to:

(i) $55,100,000 (the “Base Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, if this Agreement is terminated as follows:

(1) by Parent or the Company pursuant to Section 8.1(c), if the Applicable Law is, or the applicable Order is pursuant to, or arising out of or from any Legal Proceeding involving, any Antitrust Laws;

(2) by the Company pursuant to Section 8.1(e)(i) based on a breach of Section 6.5(a) or Section 6.5(d) in each case as it relates to Antitrust Laws; or

(3) by Parent or the Company pursuant to Section 8.1(d), if, as of the time of such termination, the only conditions to Closing set forth in Article VII that have not been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied if the Closing Date from the date the notice of termination is delivered) are any of those set forth in (A) Section 7.1(b) or (B) Section 7.1(c) (but, with respect to Section 7.1(c), only if such Applicable Law, Legal Restraint or other restriction is pursuant to or arising out of or from an Antitrust Law); and

(ii) In the event that (A) the Base Parent Termination Fee is payable and (B) between the date of this Agreement and the termination of this Agreement, Parent or any of its Affiliates enters into any enters into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar agreement or other similar instrument for an acquisition (by stock purchase, merger, consolidation, amalgamation, purchase of assets, license or otherwise) of any ownership interest or assets of any Person that has caused a material delay in, or resulted in the failure of, the consummation of the Merger, then Parent shall pay to the Company an additional fee equal to $36,700,000 (the “Additional Parent Termination Fee” and, together with the Base Parent Termination Fee, the “Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by the Company;

in the case of clause (i) and (ii), such payment(s) to be made concurrently with such termination, in the case of a termination by Parent, or within two (2) Business Days following such termination, in the case of a termination by the Company.

(d) Enforcement. Each of the Company and Parent acknowledges and hereby agrees that the provisions of Section 8.3(b) and Section 8.3(c), respectively, are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the other party would not have entered into this Agreement. Accordingly, if either the Company or Parent shall fail to pay in a timely manner the amounts due pursuant to Section 8.3(b) or Section 8.3(c), respectively, and, in order to obtain such payment, Parent or the Company, respectively, makes a claim that results in a judgment against the Company or Parent, respectively, for payment of the Company Termination Fee or the Parent Termination Fee, respectively, then the Company or Parent, respectively, shall pay to the other party its reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the amounts set forth in Section 8.3(b) or Section 8.3(c), respectively, at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

(e) Limitation of Company Liability. Anything to the contrary in this Agreement notwithstanding, if the Company Termination Fee shall become due and payable in accordance with Section 8.3(b), from and after such termination and payment of the Company Termination Fee in full pursuant to and in accordance with Section 8.3(b), the Company and its Affiliates and Representatives shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, other than any Liability or damages resulting from fraud or willful and material breach. In no event shall Parent be entitled to more than one payment of the Company Termination Fee in connection with a termination of this Agreement pursuant to which such Company Termination Fee is payable. For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance in accordance with Section 9.9 and the payment of the Company Termination Fee under this Section 8.3, under no circumstances, shall Parent and Merger Sub be permitted or entitled to receive both a grant of specific performance and the Company Termination Fee (if entitled under this Section 8.3).

(f) Limitation of Parent Liability. Anything to the contrary in this Agreement notwithstanding, if the Parent Termination Fee shall become due and payable in accordance with Section 8.3(c), from and after such termination and payment of the Parent Termination Fee in full pursuant to and in accordance with Section 8.3(c), Parent and its Affiliates and Representatives shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, other than any Liability or damages resulting from fraud or willful and material breach (other than a breach of Section 6.5 in the case where the Additional Parent Termination Fee is paid in full). In no event shall the Company be entitled to more than one payment of the Parent Termination Fee (it being understood that under certain circumstances the Company may be entitled to payment of both the Base Parent Termination Fee and the Additional Parent Termination Fee) in connection with a termination of this Agreement pursuant to which such Parent Termination Fee is payable. For the avoidance of doubt, while the Company may pursue both a grant of specific performance in accordance with Section 9.9 and the payment of the Parent Termination Fee under this Section 8.3, under no circumstances, shall the Company be permitted or entitled to receive both a grant of specific performance and the Parent Termination Fee (if entitled under this Section 8.3).

(g) Reduction of Parent Termination Fee. Notwithstanding anything to the contrary in this Agreement, the amount of any Parent Termination Fee payable pursuant to Section 8.3(c) shall be automatically reduced by the amount of the Aggregate Cash Advance plus all accrued and unpaid interest (including, for the avoidance of doubt, any amounts paid in kind or compounded in prior periods). After giving effect to the reduction of the Parent Termination Fee as described in the immediately preceding sentence of this clause (g), the Definitive Financing Documentation shall terminate and be of no further force and effect (other than any terms or conditions that expressly survive termination of such documents) and all obligations thereunder shall be deemed satisfied and discharged in full.

8.4 Amendment. Subject to Applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that in the event that this Agreement has been approved by stockholders of the Company in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such stockholders of the Company without such approval. Notwithstanding anything to the contrary contained herein, Sections 9.5 , 9.6, 9.10, 9.11, 9.12 and this Section 8.4 (and any provision (including any defined term therein) of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any material respect to a Financing Source without the prior written consent of such Financing Source.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications given or made hereunder by one or more parties to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (California time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 9.2). Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 9.2):

(a) if to Parent or Merger Sub, to:

Lumentum Holdings Inc.

1001 Ridder Park Drive

San Jose, CA 95131

Attention: Judy Hamel

E-mail: lumentumlegal@lumentum.com

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attention: Robert T. Ishii and Rich Mullen

Email: rishii@wsgr.com; rich.mullen@wsgr.com

(b) if to the Company, to:

NeoPhotonics Corporation

3081 Zanker Road

San Jose, California 95134

Attention: Barbara Rogan

Email: barbara.rogan92@neophotonics.com

with copies (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA Attention: Steve Tonsfeldt and Ian Nussbaum

Email: stonsfeldt@cooley.com; inussbaum@cooley.com

9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 6.13, no party may assign any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other parties not seeking to assign any of their respective rights or interests or delegate any of their respective obligations, except as provided for in Section 9.13, and any attempted or purported assignment or delegation in violation of this Section 9.3 shall be null and void.

9.4 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Financing Term Sheet, Company Disclosure Letter, the Parent Disclosure Letter, and the Exhibits and Schedules hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties and their Affiliates with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms. In the event of any inconsistency between the terms of this Agreement and the Financing Term Sheet, the terms of this Agreement will prevail.

9.5 Financing Source Liability. No Financing Source shall have any liability for any obligations or liabilities of the parties hereto or for any claim (whether in tort, contract or otherwise), based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Notwithstanding any provision of this Agreement, in no event shall the Company or any of its stockholders, partners, members, Affiliates, directors, officers, employees, controlling persons and other Representatives (each, a “Company Related Party”), and the Company agrees not to and to cause its Company Related Parties not to, (i) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Financing Source or (ii) seek to enforce any commitment against, make any claims for breach of any financing commitment against, or seek to recover monetary damages from, or otherwise sue, the Financing Sources for any reason, including in connection with any Financing, any debt financing commitments, or the obligations of the Financing Sources thereunder.

9.6 Third Party Beneficiaries. Except (a) as set forth in or contemplated by the provisions of Section 6.13, which is intended to benefit the Indemnified Parties, (b) from and after the Effective Time, the rights of the holders of Company Common Stock to receive the Merger Consideration in accordance with Article II and the rights of the holders of Company Compensatory Awards to receive such amounts as provided for in Section 6.11, (c) for the Financing Sources, solely with respect to Sections 8.4, Section 9.5, 9.10, 9.11, 9.12 and this Section 9.6, (d) Section 8.3(e), which is intended to benefit the Affiliates and Representatives of the Company, and (e) Section 8.3(f), which is intended to benefit the Affiliates and Representatives of Parent, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek equitable relief without the requirement of posting a bond or other security, including to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.10 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise of, or relate to this Agreement, or the negotiation, execution or performance of this Agreement (the “Relevant Matters”) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Notwithstanding the foregoing, without limiting anything set forth in Section 9.5, each party hereto agrees that any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Financing or any of the transactions contemplated hereby or thereby, including but not limited to any dispute arising out of or relating in any way to any debt commitment letters or the performance thereof, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York (except as expressly specified in any debt commitment letter or in any definitive document related to any Financing).

9.11 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to any Relevant Matter, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 9.11 shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in the event any dispute or controversy arises out of any Relevant Matter, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with any Relevant Matter shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to any Relevant Matter in any court other than the aforesaid courts. Notwithstanding the foregoing or anything herein to the contrary, without limiting anything set forth in Section 9.5, each of the parties hereto agrees (a) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against a Financing Source in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (b) not to bring or permit any of its affiliates or representatives to bring or support anyone else in bringing any such action in any other court, (c) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (d) that the laws described in the last sentence of Section 9.10 shall govern any such action and (e) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

9.12 WAIVER OF JURY TRIAL. EACH OF PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER, INCLUDING ANY LITIGATION AGAINST ANY FINANCING SOURCES ARISING OUT OF THIS AGREEMENT FOR THE DEBT COMMITMENT LETTER.

9.13 Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary or Affiliate of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary or Affiliate to take such action. Whenever this Agreement requires a Subsidiary or Affiliate of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary or Affiliate to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary or Affiliate to take such action. Any obligation of one party to any other party under this Agreement, which obligation is performed, satisfied or properly fulfilled by a Subsidiary or an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

9.14 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Affiliate or any of past, present or future, direct or indirect, equityholders, controlling persons, directors, officers, employees, incorporators, members, managers, partners, stockholders, or Representatives of any party hereto or any of its Affiliates shall have any liability for any obligations or liabilities of the parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

9.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictoral appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

LUMENTUM HOLDINGS INC.

By:	/s/ Alan S. Lowe
Name: Alan S. Lowe
Title: President and Chief Executive Officer

NEPTUNE MERGER SUB, INC.

By:	/s/ Judy Hamel
Name: Judy Hamel
Title: Secretary

NEOPHOTONICS CORPORATION

By:	/s/ Timothy S. Jenks
Name: Timothy S. Jenks
Title: President and Chief Executive Officer

Exhibit A

NeoPhotonics Corporation

Subordinated Unsecured Delayed Draw Term Loan Facility

Summary of Principal Terms and Conditions

Set forth below is a summary of the principal terms and conditions (the “Term Sheet”) for the Credit Facility (as defined below). This Term Sheet is for indicative purposes only and does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation for the Credit Facility and is not intended to limit the scope of discussion and negotiation of any matters relating thereto but not expressly provided below.

Borrower:	NeoPhotonics Corporation, a Delaware corporation (the “Borrower”).

Guarantors:	All Subsidiaries of Borrower that at any time guarantee the Existing Wells Facility.

Lender:	Lumentum Holdings Inc. (the “Lender”).

Existing Credit Facility:	Amended and Restated Credit Agreement, dated as of June 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Wells Facility”), by and among the Borrower, the other Loan Parties (as defined therein) party thereto from time to time, the lenders set forth on the signature page thereto, Wells Fargo Bank, National Association (“Wells”), as agent for itself and the other Secured Parties (as defined therein) thereto.

Merger Agreement:	Agreement and Plan of Merger by and among the Lender, Neptune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Lender, and the Borrower, dated as of November 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings given ascribed thereto in the Merger Agreement.

Credit Facility:	Commitments to provide a subordinated unsecured delayed draw term loan facility (the “Credit Facility”) in an aggregate principal amount of up to $50,000,000 (the “Maximum Amount”) to be funded, at the option of the Borrower, in minimum amounts of $10,000,000 during the Availability Period.

Intercreditor Agreement	The Credit Facility shall be subordinated to the Existing Wells Facility in right of payment and otherwise pursuant to a subordination agreement (such agreement, the “Intercreditor Agreement”) in form and substance satisfactory to Wells and Lender and entered into between Wells, Borrower and the Lender.

The Intercreditor Agreement shall permit the payment of scheduled monthly interest payments so long as in the case of each monthly payment of interest (x) no “Default” or “Event of Default”, as each such term is defined in the Existing Wells Facility, has occurred and is then continuing or would occur as a result of such payment and (y) on a pro forma basis after giving effect to such payment the Borrower’s Liquidity (as defined in the Existing Wells Facility) shall not be less than $30,000,000, of which at least $6,250,000 shall be comprised of Excess Availability (as defined in the Existing Wells Facility as in effect on the Credit Facility Closing Date). To the extent that the Intercreditor Agreement at any time prohibits Borrower’s payment of interest in cash to Lender, Lender shall be permitted to receive payment of such interest in the form of PIK interest (i.e. by adding the amount of such interest payment to the principal amount of the Term Loans). The Intercreditor Agreement shall permit the assignment of Lender’s rights and obligations under the Credit Facility to, and the assumption of Lender’s rights and obligations under the Credit Facility by, any third party that has made a Superior Proposal that has been accepted by Borrower (such party, the “New Buyer”) and the payment of the New Buyer Repayment Amount (as defined below) by New Buyer to Lender in connection with any such assumption and assignment; provided that such New Buyer becomes a party to the Intercreditor Agreement and agrees to be bound by the terms thereof to the same extent as is the Lender.

The Intercreditor Agreement shall further provide that no principal payments shall be made with respect to the Credit Facility prior to the irrevocable payment in cash of the Existing Wells Facility and the termination of all commitments thereunder; provided that a New Buyer may pay the New Buyer Repayment Amount to Lender (1) in connection with the assumption of the Lender’s rights and obligations under the Credit Facility in accordance with the immediately preceding paragraph or (2) without assuming Lenders rights and obligations under the Credit Facility so long as (w) such New Buyer is unaffiliated with Borrower, (x) in connection with such payment of the New Buyer Repayment Amount, the Credit Facility shall terminate and be of no further force and effect (other than any terms or conditions that expressly survive termination of such documents) and all obligations thereunder (including any obligations that otherwise may be owing by Borrower to the New Buyer thereunder) shall be deemed satisfied and discharged in full, (y) all material terms and agreements related to such prepayment have been disclosed to Wells, and (z) (1) the Borrower does not require Wells’ consent under the Existing Wells Facility (as in effect on the date hereof) to sign the definitive documentation with respect to such New Buyer’s Acquisition Proposal, (2) the Company Board has determined that the New Buyer’s Acquisition Proposal constitutes a Superior Proposal, (3) the Borrower has not and will not agree to any commercial transaction (including discounts and trade payment terms) with the New Buyer that was not negotiated on an arms’-length basis without taking into account the repayment of the Credit Facility by the New Buyer and (4) the Borrower will not make any cash payment in respect of the termination of the Credit Facility, except that the Borrower may pay Lender the Company Termination Fee if required in accordance with the Merger Agreement (the payment permitted in accordance with this proviso, the “Permitted New Buyer Payment”); and provided, further that, in the event Lender is obligated to pay a Parent Termination Fee to the Borrower under the terms of the Merger Agreement, regardless of whether the Existing Wells Facility remains outstanding, Parent shall, in accordance with Section 8.3(g) of the Merger Agreement, be entitled to reduce the amount of such Parent Termination Fee by an amount equal to the outstanding principal amount of the Term Loans, together with any accrued and unpaid interest thereon so long as in connection with such reduction the Credit Facility shall terminate and be of no further force and effect (other than any terms or conditions that expressly survive termination of such documents) and all obligations thereunder shall be deemed satisfied and discharged in full as contemplated by Section 8.3(g) of the Merger Agreement (such reduction of the Parent Termination Fee and termination of the Credit Facility, the “Offset Repayment”).

It is understood that Wells’ consent to the Credit Facility and the loans to be advanced thereunder is required pursuant to the terms of the Existing Wells Facility. In connection with granting such consent, the Existing Wells Facility shall be amended to provide for a springing maturity date thereunder (and the termination of the commitment to advance new loans thereunder) to a date that is prior to (but no more than three months prior to) the Maturity Date (as defined below) of the Credit Facility unless the Credit Facility is to be satisfied in full on such Maturity Date solely by the Offset Repayment or the Permitted New Buyer Payment (such springing maturity provision referred to herein as the “Wells Mandatory Prepayment Right”).

The Intercreditor Agreement shall contain other terms and conditions to be mutually agreed, including without limitation, a 180-day standstill on the exercise of remedies by Lender, turnover provisions for payments not permitted to be received thereunder and limitations on amendments of the Credit Facility. The Intercreditor Agreement shall also prohibit Wells and Borrower from, without Lender consent, (a) increasing the amount of principal obligations that may be incurred by Borrower or its Affiliates under the Existing Wells Facility in excess of $75,000,000, or (b) amending the Wells Mandatory Prepayment Right. The Intercreditor Agreement shall provide that, in the event that Wells waives the Wells Mandatory Prepayment Right for any reason, Borrower shall be permitted to pay, and Lender shall be permitted to receive from Borrower, any payments required to be paid by Borrower to Lender under the Credit Facility.

For the avoidance of doubt, the Intercreditor Agreement shall not apply to, or in any way restrict, the payment of any obligations by Borrower to Lender other than the obligations evidenced by and/or incurred pursuant to the Credit Facility.

Use of Proceeds:	The proceeds of loans borrowed under the Credit Facility shall be used for working capital funding requirements and other general corporate purposes of the Borrower.

Availability:	The Credit Facility shall be available to the Borrower commencing on the closing date of the Credit Facility (the “Credit Facility Closing Date”) or such later date as agreed to by Lender and Borrower until the earlier of (i) the date the Merger Agreement is terminated for any reason without the closing of the Merger (such date, the “Merger Termination Date”) or (ii) the Closing Date; provided, that notwithstanding anything to the contrary herein, no loans or advances shall be made at any time during the period (1) commencing upon the date on which the Company Board determines in accordance with Section 6.1(c) to engage or participate in discussions or negotiations with any Third Party, its Representatives and its potential sources of financing regarding an Acquisition Proposal and (2) ending on the earlier of (w) the Merger Termination Date, (x) the Closing Date, and (y) the date that the Requisite Stockholder Approval is obtained or (z) the date that the Person making the Acquisition Proposal has irrevocably withdrawn its Acquisition Proposal and no determination has been made by the Company Board that such Acquisition Proposal constitutes a Superior Proposal (such period, the “Availability Period”). Subject to terms of the Intercreditor Agreement, all outstanding principal plus (without limiting anything in the section titled “Interest Rate” below) accrued and unpaid interest will be payable on the Maturity Date.

Repayment:	Subject to terms of the Intercreditor Agreement, the term loans made under the Credit Facility (the “Term Loans”) may be repaid, in whole, but not in part, at any time by the Borrower on no less than 30 days’ prior written notice to Lender and Wells; provided that, any such prepayment shall be accompanied by the termination of the commitments under the Credit Facility, and payment in full of all outstanding principal in respect of the Term Loans and all accrued and unpaid interest thereon on the specified repayment date.

Maturity Date/ Mandatory Prepayment:

Subject to terms of the Intercreditor Agreement, the Term Loans, together with all accrued and unpaid interest thereon, shall become due and payable on (i) if the Merger Agreement is terminated by either Lender or Borrower and the Parent Termination Fee is payable pursuant to the Merger Agreement, the Merger Termination Date (provided, that Borrower shall have the right to satisfy the outstanding obligations by way of the Offset Repayment), (ii) if the Merger Agreement is terminated by Borrower pursuant to Section 8.1(e)(ii) and the New Buyer effects the Assumption (as defined below), the date that is two years after the Credit Facility Closing Date, (iii) if the Merger Agreement is terminated by Borrower pursuant to Section 8.1(e)(ii) and the New Buyer does not effect the Assumption, the Merger Termination Date, and (iv) if the Merger Agreement is terminated (other than pursuant to Section 8.1(e)(ii)) and no Parent Termination Fee is payable, the date that is two years after the Credit Facility Closing Date (such applicable date of repayment under any of clauses (i)-(iv) above, the “Maturity Date”).

Subject to the Intercreditor Agreement, notwithstanding anything to the contrary herein, in the case of the termination of the Merger Agreement by Borrower pursuant to Section 8.1(e)(ii), the New Buyer shall have agreed to, and shall, on or prior to the Merger Termination Date, have paid to Lender, the New Buyer Repayment Amount in connection with an assignment and assumption of the Credit Facility as permitted in the Intercreditor Agreement or a Permitted New Buyer Payment. In the event that the New Buyer (a) agrees to assume all of Lender’s rights and obligations under the Credit Facility in accordance with Section 8.1(e)(ii)(x) of the Merger Agreement,

(b) becomes a party to the Intercreditor Agreement with Wells, and (c) pays to Lender an amount (the “New Buyer Repayment Amount”) equal to the outstanding principal amount of Term Loans, plus all accrued and unpaid interest thereon (collectively, (a)-(c), the “Assumption”), then (x) Lender will effect such assignment to New Buyer in accordance with Section 8.1(e)(ii) of the Merger Agreement and (y) Lender shall be released from any obligations under the Credit Facility and the Intercreditor Agreement.

In the event that the Lender is obligated to pay a Parent Termination Fee to the Borrower under the terms of the Merger Agreement, such Parent Termination Fee shall, in accordance with Section 8.3(g) of the Merger Agreement, be automatically applied as an Offset Repayment to satisfy the aggregate principal amount of Term Loans outstanding under the Credit Facility, together with all accrued and unpaid interest thereon.

Subject to terms of the Intercreditor Agreement, the Term Loans and all accrued and unpaid interest thereon shall become due and payable, at the election of Lender, upon the occurrence of an Event of Default.

Interest Rate:	Loans drawn under the Credit Facility will accrue interest at a rate equal to the Prime Rate in effect from time to time. Subject to terms of the Intercreditor Agreement, accrued and unpaid interest will be paid monthly in arrears and on the Maturity Date or any earlier date of repayment.

Loan Documentation:	Lender’s counsel shall prepare the loan documentation for the Credit Facility. The loan documentation shall be based on the Existing Wells Facility (it being agreed that such documentation shall be no more restrictive than the Existing Wells Facility, except (x) to the extent of any differences in margin, fees or other pricing or economic terms and (y) with respect to any terms that only apply following the maturity or termination of the Existing Wells Facility). The loan documentation shall not include (i) any provisions with respect to collateral that would not typically be found in a comparable unsecured credit facility, including any rights to inspection or audit, (ii) any provisions relating to the Borrowing Base (as defined in the Existing Wells Facility), or (iii) any competitively sensitive information. Borrower may draw down on additional advances of the Existing Wells Facility without any Lender consent. Notwithstanding anything to the contrary herein, the terms and documentation (including the subordination terms) for the Credit Facility shall be reasonably acceptable to Wells and Lender; provided, for the avoidance of doubt, that Lender shall not have any obligation to provide Term Loans on terms less favorable to Lender than those contained herein.

Conditions Precedent to Advance of Term Loans During the Availability Period:	Accuracy of representations and warranties, no material adverse effect, no default or Event of Default.

Events of Default:	Same as Existing Wells Facility with a 20% cushion for materiality levels where applicable; provided that the Credit Facility shall not have a cross-default to the Existing Wells Facility but an Event of Default shall occur under the Credit Facility if the maturity of the loans under the Existing Wells Facility are accelerated by Wells following an Event of Default under and as defined in the Existing Wells Facility. For the avoidance of doubt, Lender’s rights to exercise remedies following an Event of Default shall be subject to a 180-day standstill period and other restrictions to be mutually agreed and set forth in the Intercreditor Agreement.

Covenants:	Same as Existing Wells Facility with a 20% cushion for baskets and materiality levels where applicable. Borrower’s Liquidity (as defined in the Existing Wells Facility) shall not be less than $20,000,000; provided that if loans have been advanced under the Credit Facility, Borrower’s Liquidity (as defined in the Existing Wells Facility) shall not be less than $30,000,000.

Representations and Warranties:	Same as Existing Wells Facility with a 20% cushion for materiality levels where applicable.

Amendments and Waivers:	Except as otherwise set forth herein, amendments and waivers of the provisions of the documentation for the Credit Facility will require the prior written approval of the Borrower and the Lender and be subject to terms of the Intercreditor Agreement.

No Transfer of Control	Nothing contained herein shall give to the Lender, directly or indirectly, rights to control or direct the management of the Borrower or any of subsidiary of Borrower prior to the earlier to occur of the irrevocable payment in full in cash of the Existing Wells Facility (and termination of commitments thereunder) and closing of the Merger.

Governing Law:	New York.

Annex B

November 3, 2021

NeoPhotonics Corporation

3081 Zanker Road

San Jose, CA 95134

Members of the Board of Directors:

We understand that NeoPhotonics Corporation (the “Company”), Lumentum Holdings Inc. (the “Parent”) and Neptune Merger Sub, Inc., wholly owned subsidiary of the Parent (Neptune Merger Sub, Inc.), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated November 3, 2021 (the “Agreement”). The Agreement provides, among other things, that Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger” and, together with the other transactions contemplated by the Agreement, the “Transaction”). Pursuant to the Transaction, each share of common stock of the Company, par value $0.0025 per share (the “Company Common Stock”), outstanding immediately prior to the Effective Time (as defined in the Agreement), other than any such shares (i) owned by the Parent or the Company, or by any direct or indirect wholly owned subsidiary of the Parent or the Company, in each case immediately prior to the Effective Time, or (ii) held by a holder who has not voted in favor of adoption of the Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the Delaware General Corporation Law (collectively, the “Excluded Shares”), will be converted into the right to receive $16.00 in cash (the “Merger Consideration”), subject to the terms and conditions of the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

You have asked for our opinion as to, as of the date hereof, the fairness from a financial point of view to the holders of Company Common Stock (other than the holders of Excluded Shares) of the Merger Consideration proposed to be received by such holders pursuant to the Agreement.

In connection with rendering our opinion set forth herein, we have:

(i)	Reviewed the draft of the Agreement, which we assume is in substantially final form and the executed copy of which will not vary in any respect material to our analysis;

(ii)	Reviewed certain publicly available business and financial information of the Company;

(iii)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

(iv)	Reviewed certain financial projections and forecasts prepared by the management of the Company and approved for our use by the Company (collectively, the “Company Projections”);

(v)	Reviewed certain financial projections and forecasts prepared by Wall Street research analysts regarding the Company;

(vi)	Discussed the past and current operations and financial condition of the Company, as well as the prospects of the Company, with senior executives of the Company;

(vii)	Reviewed the reported prices and trading activity for the Company Common Stock;

(viii)	Compared the financial performance of the Company and trading activity of the Company Common Stock with that of certain other publicly traded companies comparable with the Company and its securities;

(ix)

Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions and compared the proposed financial terms of the Transaction with the financial terms of such comparable acquisition transactions;

(x)	Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors; and

(xi)	Performed such other analyses and considered such other factors as we have deemed appropriate.

For purposes of conducting our analysis of the fairness of the Transaction and rendering our opinion herein, we have assumed with your consent and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available, supplied or otherwise made available to, discussed with, or reviewed by us, and assume no liability therefor. We have further relied upon the assurances of the management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the Company Projections provided to us by management of the Company, for purposes of our opinion, we have assumed with your consent that such Company Projections (including any extrapolated financial assumptions) have been reasonably prepared on a basis reflecting the best currently available estimates and good faith judgment of the management of the Company as to the future competitive, operating and regulatory environments and related financial performance of the Company. We express no opinion with respect to such Company Projections or other financial forecasts or the assumptions on which they are based.

For purposes of rendering our opinion herein, we have also assumed, with your consent, that the representations and warranties of each party set forth in the Agreement are true and correct, that each party to the Agreement will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof, except, in each case, as would not be material to our analyses. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would, in any respect material to our analysis, have an adverse effect on the Parent, the Company or the consummation of the Transaction. We have assumed that any modification to the structure of the Transaction will not vary in any respect material to our analysis. We are not legal, regulatory, accounting or tax experts and have assumed, without independent verification and with your permission, the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Our opinion is necessarily based on economic, financial, market and other conditions as in effect on the date hereof, as well as the information publicly available, supplied or otherwise made available to us as of the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have not made, nor assumed any responsibility for making, any valuation or appraisal of any assets (including real estate) or liabilities (including the unsecured subordinated loans to be provided by Parent to the Company in conjunction with this Transaction) of the Company, and no such valuations or appraisals have been provided to us. We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date hereof, of the Merger Consideration to be received by the holders of Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Agreement. We express no opinion with respect to the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company, does not address the underlying business decision of the Company to engage in the Transaction, nor does it address how the Company or Parent’s stock prices will trade before or after announcement of this Transaction, and as such is not intended to be and does not constitute a recommendation to the Board of Directors of the Company (the “Board”) as to whether it should approve the Transaction or accept the Agreement.

We have acted as financial advisor to the Board with respect to the Transaction and will receive a fee from the Company for our services. The Company has agreed to reimburse our reasonable expenses and to indemnify us against certain liabilities arising out of our engagement in connection with the Transaction. We have acted as financial advisor to the Company in connection with its consideration of the Agreement and other matters pursuant to our engagement by the Company. We have provided certain financial advisory services to the Company and/or its affiliates from time to time and may receive compensation. During the two year period prior to the date hereof, we have not been engaged to provide financial advisory or other services to Parent (or any of its affiliates) and we have not received any compensation from Parent (or any of its affiliates) during such period. We may provide financial advisory or other services to the Company, Parent or any of their affiliates in the future, and in connection with any such services we may receive compensation.

In the ordinary course of business, we, our officers and employees and their affiliates may trade securities of the Parent or the Company for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter and the opinion set forth herein is for the information of the Board and the Board’s evaluation of the Transaction, and may not be used or relied upon by any other person or body or for any other purpose; provided, however, that the opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. Our opinion does not constitute a recommendation to any stockholder of the Company as to whether such stockholder should vote with respect to the Transaction or any other matter. Except as otherwise provided above, this opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent. This opinion has been approved by our fairness committee in accordance with our customary procedures.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders of Company Common Stock.

Very best regards,

UNION SQUARE ADVISORS LLC

Annex C

Section 262 of the General Corporate Law of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit 99.1

[Preliminary - Subject to Completion]

SPECIAL MEETING OF STOCKHOLDERS OF

NEOPHOTONICS CORPORATION

[Date]

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone up until 11:59 PM EST [Date].

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE SPECIAL MEETING - The company will be hosting the Special Meeting live via the Internet. To attend the Special Meeting via the Internet, please visit https://web.lumiagm.com/290418259 (password: neophotonics2022) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/16875/special
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

⬛

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, AND “FOR” PROPOSAL NO. 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends you vote FOR the following proposals:

1.   To adopt the Agreement and Plan of Merger, dated November 3, 2021 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) by and among NeoPhotonics Corporation (“NeoPhotonics”), Lumentum Holdings Inc. and Neptune Merger Sub, Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.   To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NeoPhotonics’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

☐	☐	☐

3.   To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

☐	☐	☐

NOTE: NeoPhotonics will transact no other business at the Special Meeting, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

[Preliminary - Subject to Completion]

⬛

NEOPHOTONICS CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS [DATE], [TIME] PACIFIC TIME

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Timothy S. Jenks and Elizabeth L. Eby or either of them, as proxies of the stockholders, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of NEOPHOTONICS CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [Time] Pacific Time on [Date], virtually at https://web.lumiagm.com/290418259 (password: neophotonics2022), and any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Proposal No. 1, “FOR” Proposal No. 2, and “FOR” Proposal No. 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY IS SIGNED BUT NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, AND “FOR” PROPOSAL NO. 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side)

⬛ 1.1	14475 ⬛